     As filed with the Securities and Exchange Commission on December 8, 1997.
                                                          Registration No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ---------------

                           FIRST SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                       6711                    87-6118148
  (State or other juris-     (Primary Standard Industrial    (I.R.S. Employer
 diction of incorporation   Classification Code Number)   Identification No.)
     organization)

                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                SCOTT C. ULBRICH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                ---------------

                                   Copies To:
           A. ROBERT THORUP, ESQ.            JEFFREY C. GERRISH, ESQ.
           RAY, QUINNEY & NEBEKER            GERRISH & MCCREARY, P.C.
           79 SOUTH MAIN STREET              700 COLONIAL ROAD, SUITE 200
           SALT LAKE CITY, UTAH 84111        MEMPHIS, TENNESSEE  38117
           (801) 532-1500                    (901) 767-0900
           (FAX) (801) 532-7543              (FAX) (901) 684-2339

                                ---------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Effective Time of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF         AMOUNT TO BE            PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF REGISTRATION
   SECURITIES TO BE                REGISTERED         OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE             FEE
      REGISTERED
------------------------------------------------------------------------------------------------------------------------------------
   COMMON STOCK ($1.25           2,900,000 shares(1)         $36.125(2)               $104,762,500(2)              $30,904.94
   PAR VALUE)
------------------------------------------------------------------------------------------------------------------------------------
   COMMON STOCK RIGHTS (3)       2,900,000 rights              None                       None                       None
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


   (1) Represents the maximum possible number of shares of the Registrant's Common Stock to be issued in connection with the Mergers described herein.
   (2) Calculated pursuant to Rule 457(f)(1) solely for the purpose of the registration fee based on the market value of the securities to be received by Registrant as determined on December 4, 1997.
   (3) One Right to purchase Junior Series B Preferred Stock of FSC is associated with each share of Common Stock. The Rights are not transferable separately from the Common Stock except in limited circumstances.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

   This Registration Statement consists of             consecutively numbered
                                           -----------
pages.
       The Exhibit Index is on consecutively numbered page               .
                                                           --------------

                           FIRST SECURITY CORPORATION

                              CROSS-REFERENCE SHEET

                                       FOR

       REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS / PROXY STATEMENT



1.  Forepart of Registration Statement   Facing Page and pages RS-2 and
    and Outside Front Cover Page of      RS-3 of Registration Statement;
    Prospectus                           Outside Front Cover Page of
                                         Prospectus / Proxy Statement


2.  Inside Front and Outside Back        Available Information; Information
    Cover Pages of Prospectus            About FSC -- Incorporation of Certain
                                         Documents by Reference; Table of
                                         Contents


3.  Risk Factors, Ratio of Earnings      Summary of Prospectus / Proxy
    to Fixed Charges and Other           Statement; GLOSSARY; Outside Front
    Information                          Cover Page of Prospectus / Proxy
                                         Statement; Selected Comparative
                                         Financial Data; The Merger;
                                         Information About FSC; Federal
                                         Income Tax Consequences; Information
                                         About Bancorp; Information About FNBDA.


4.  Terms of the Transaction             The Merger; Appendix A


5.  PRO FORMA Financial Information      Selected Historical, PRO FORMA and
                                         Equivalent PRO FORMA per Share Data;
                                         Selected Comparative Financial Data


6.  Material Contracts with the          The Merger -- Background of and Reasons
    Company Being Acquired               for the Merger; The Merger -- Interests
                                         of Certain Persons in the Merger


7.  Additional Information Required      Not Applicable
    for Reoffering by Persons and
    Parties Deemed to be Underwriters


8.  Interests of Named Experts and       Experts; Legal Matters
    Counsel


9.  Disclosure of Commission Position    Comparative Rights of Shareholders
    on Indemnification for Securities    -- Directors
    Act Liabilities


10. Information with Respect to S-3      Selected Comparative Financial Data;
    Registrants                          Information About FSC

11. Incorporation of Certain             Incorporation of Certain Information
    Information by Reference             by Reference


12. Information with Respect to S-2      Not Applicable
    or S-3 Registrants


13. Incorporation of Certain             Not Applicable
    Information by Reference


14. Information with Respect to          Not Applicable
    Registrants Other than
    S-2 or S-3 Registrants


15. Information with Respect to          Not Applicable
    S-3 Companies


16. Information with Respect to          Not Applicable
    S-2 or S-3 Companies


17. Information with Respect to          Information about Bancorp; Information
    Companies Other than S-2             about FNBDA; Selected Historical,
    or S-3 Companies                     PRO FORMA and Equivalent PRO FORMA
                                         per Share Data; Selected Comparative
                                         Financial Data


18. Information if Proxies, Consents     Summary of Prospectus / Proxy
    or Authorizations are to be          Statement; The Shareholders' Meeting;
    Solicited                            The Proposed Merger Agreement; Rights
                                         of Dissenting Shareholders;
                                         Information about FSC; Information
                                         About Bancorp; Information about
                                         FNBDA: Interests of Certain Persons
                                         in the Mergers


19. Information if Proxies, Consents     Not Applicable
    or Authorizations Are Not To Be
    Solicited, or in an Exchange
    Offer

                           PROSPECTUS/PROXY STATEMENT

                           FIRST SECURITY CORPORATION

RIO GRANDE BANCSHARES, INC.               FIRST NATIONAL BANK OF DONA ANA COUNTY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           This Prospectus/Proxy Statement is furnished by RIO GRANDE BANCSHARES, INC. ("Bancorp"), FIRST NATIONAL BANK OF DONA ANA COUNTY ("FNBDA"), and FIRST SECURITY CORPORATION ("FSC"), in connection with the meetings of Bancorp Shareholders and FNBDA Shareholders, both called for January 30, 1998 (where appropriate, the Bancorp Shareholders Meeting ("the Bancorp Meeting") and the FNBDA Shareholders Meeting ("the FNBDA Meeting") will be referenced together as "the Meetings"), where votes will be taken to approve the Agreement and Plan of Reorganization (the "Agreement") whereby Bancorp will merge with and into FSC (the "Bancorp Merger"), and whereby a special purpose subsidiary of FSC ("FSB") will merge with and into FNBDA (the "FNBDA Merger") (collectively both the Bancorp Merger and the FNBDA Merger may be referred to, where appropriate, as the "Mergers").

           This Prospectus/Proxy Statement is being mailed to Bancorp Shareholders and to FBNDA Shareholders (referenced together, when appropriate, as the "Shareholders") on or about December 28, 1997, together with the attached Appendices. This package constitutes FSC's Prospectus, which was filed with the Securities and Exchange Commission as part of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to up to 2,900,000 shares of FSC's Common Stock, $1.25 par value per share (the "FSC Common Stock"), to be issued to the Shareholders in the Mergers.

           FSC has supplied all the information contained herein with respect to itself. FSC's principal executive offices are located at 79 South Main Street, Salt Lake City, Utah 84111. FSC's information telephone number with respect to this transaction is (801) 246-5706 (Attn: Scott C. Ulbrich, Chief Financial Officer).

           Bancorp and FNBDA have supplied all the information contained in this Prospectus/Proxy Statement with respect to them and their affiliates. The principal executive offices of Bancorp and of FNBDA are located at 500 South Main Street, Las Cruces, New Mexico 88005. Bancorp's and FNBDA's information telephone number with respect to the Mergers is (505) 526-7000 (Attn: Ben H. Haines, President).

           Neither the delivery of this Prospectus/Proxy Statement nor any sale or exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or operations of FSC, Bancorp or FNBDA since the date hereof.

           This Prospectus/Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby within any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. No agent or officer of FSC, Bancorp or FNBDA, nor any other person has been authorized to give any information or to make any representations other than as contained herein; and, if given or made, such information or representations should not be relied upon as having been authorized by FSC, Bancorp or FNBDA.

                             --------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
           CRIMINAL OFFENSE.

                             --------------------

        THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS DECEMBER 28, 1997

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . .    1
GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
THE SHARERHOLDERS MEETINGS . . . . . . . . . . . . . . . . . . . . . . . .   15
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       Persons Entitled to Vote At the Shareholders' Meetings; Proxy
         Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       Votes Required. . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       Security Ownership of Certain Beneficial Owners and Management. . .   16
       Proxy Solicitation. . . . . . . . . . . . . . . . . . . . . . . . .   18
THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       Background. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       Reasons for the Agreement;  Recommendations of the Boards of
         Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . .   24
       Interests of Certain Persons in the Mergers . . . . . . . . . . . .   29
       Terms of the Merger Agreement . . . . . . . . . . . . . . . . . . .   30
       Consideration to Be Received by Bancorp Shareholders and FNBDA
         Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . .   32
       Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . .   33
       Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . .   33
       Conditions to the Mergers . . . . . . . . . . . . . . . . . . . . .   33
       Termination of the Agreement. . . . . . . . . . . . . . . . . . . .   34
       Operations of FNBDA and FNBCC After the Mergers . . . . . . . . . .   34
       Effect of the Mergers on Employee Benefit Plans . . . . . . . . . .   35
FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . .   35
RIGHTS OF DISSENTING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . .   38
RESALES OF FSC COMMON STOCK RECEIVED IN THE MERGERS. . . . . . . . . . . .   38
CAPITALIZATION AND PRO FORMA CAPITALIZATION
  OF FSC AND BANCORP . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SELECTED COMPARATIVE FINANCIAL DATA. . . . . . . . . . . . . . . . . . . .   39
SELECTED HISTORICAL, PRO FORMA AND
  EQUIVALENT PRO FORMA PER SHARE DATA. . . . . . . . . . . . . . . . . . .   42
INFORMATION ABOUT FSC. . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       Supervision and Regulation. . . . . . . . . . . . . . . . . . . . .   44
       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       Description of FSC's Capital Stock. . . . . . . . . . . . . . . . .   55
       Historical Prices and Dividends of FSC Common Stock . . . . . . . .   57
INFORMATION ABOUT BANCORP. . . . . . . . . . . . . . . . . . . . . . . . .   59
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       Regulation and Supervision. . . . . . . . . . . . . . . . . . . . .   60
       Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       Recent Legislation and Other Changes. . . . . . . . . . . . . . . .   61

                                      (i)

       Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .   64
       Market For Bancorp Common Stock . . . . . . . . . . . . . . . . . .   64
       Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       Executive Officers and Directors. . . . . . . . . . . . . . . . . .   66
       Transactions with Management. . . . . . . . . . . . . . . . . . . .   68
SELECTED BANCORP FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . .   69
BANCORP'S MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF 1996 RESULTS OF OPERATIONS AND FINANCIAL CONDITION. . . . . . . . . .   83

BANCORP'S MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF OPERATIONS AND FINANCIAL RESULTS FOR NINE MONTHS
  ENDED SEPTEMBER 30, 1997
INFORMATION ABOUT FNBDA. . . . . . . . . . . . . . . . . . . . . . . . . .   90
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .   64
       Market for FNBDA Common Stock . . . . . . . . . . . . . . . . . . .   64
       Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       Executive Officers and Directors. . . . . . . . . . . . . . . . . .   66
       Transactions with Management. . . . . . . . . . . . . . . . . . . .   68
FNBDA'S MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION
  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
SELECTED FNBDA FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . .   69
FNBDA'S MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF 1996 RESULTS OF OPERATIONS AND FINANCIAL CONDITION. . . . . . . . . .   83
INFORMATION ABOUT FSB. . . . . . . . . . . . . . . . . . . . . . . . . . .
COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .   91
       Authorized Capital Stock. . . . . . . . . . . . . . . . . . . . . .   91
       Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
       Repurchase and Redemption of Shares . . . . . . . . . . . . . . . .   94
       Payment of Dividends to Shareholders. . . . . . . . . . . . . . . .   94

                                     (ii)

       Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
       Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . .   95
       Amendments to Articles or Certificate of Incorporation. . . . . . .   95
       Amendments to Bylaws. . . . . . . . . . . . . . . . . . . . . . . .   95
       Shareholder Approval of Mergers and Other Business Combinations . .   96
       Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . .   97
       Annual Meetings of Shareholders . . . . . . . . . . . . . . . . . .   97
       Special Meetings of Shareholders. . . . . . . . . . . . . . . . . .   97
       Shareholder Consent to Action Without a Meeting . . . . . . . . . .   98
       Shareholder Inspection of Records . . . . . . . . . . . . . . . . .   98
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
DEADLINE FOR FSC SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . .   99

APPENDIX A -- AGREEMENT OF MERGER, AS AMENDED

APPENDIX B -- BANCORP'S AUDITED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996
                AND 1995 AND BANCORP'S UNAUDITED FINANCIAL
                STATEMENTS FOR THE QUARTER AND NINE MONTHS
                ENDED SEPTEMBER 30, 1997

APPENDIX C -- FNBDA'S AUDITED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996
                AND 1995 AND FNBDA'S UNAUDITED FINANCIAL
                STATEMENTS FOR THE QUARTER AND NINE MONTHS
                ENDED SEPTEMBER 30, 1997

APPENDIX D -- FAIRNESS OPINION OF SOUTHARD FINANCIAL

APPENDIX E -- STATUTES GOVERNING RIGHTS OF DISSENTING SHAREHOLDERS



                                     (iii)

                              AVAILABLE INFORMATION


          FSC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission ("Commission").
FSC's recent filings with the Commission can be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, FSC Common Stock is traded by means of the NASDAQ, and such reports, proxy statements and other information concerning FSC should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

          FSC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the FSC Common Stock offered hereby. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits thereto.

          Statements contained in this Prospectus/Proxy Statement or in any documents incorporated in this Prospectus/Proxy Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          There are incorporated herein by reference the following documents filed with the Commission by FSC (File No. 1-6906):

          (a) FSC's Annual Report on Form 10-K for the year ended December 31, 1996; and

          (b)  FSC's Proxy Statement dated March 15, 1997; and

          (c) FSC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

          (d) FSC's Current Reports on Form 8-K dated April 21, 1997 and October 22, 1997; and

          (e) Description of FSC Common Stock as included in FSC's Registration Statement on Form S-3, filed with the Commission on September 13, 1991, Commission File Number 33-42784.


          All documents filed by FSC, respectively, with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Proxy Statement and prior to the date of the Meetings are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

          THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH FSC DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS

PROSPECTUS/PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO FIRST SECURITY CORPORATION, ATTENTION: SCOTT C. ULBRICH, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SUITE 200, 79 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84111; TELEPHONE NUMBER (801) 246-5706. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE MEETINGS, ANY REQUEST SHOULD BE RECEIVED ON OR BEFORE JANUARY 10, 1998. COPIES OF SUCH DOCUMENTS WILL ALSO BE AVAILABLE UPON REQUEST THEREAFTER UNTIL THE EFFECTIVE TIME (AS DEFINED HEREINAFTER).

          No agent or officer of FSC, FSB, FNBDA or Bancorp, nor any other person has been authorized to give any information or to make any representations other than as contained herein and in the documents incorporated herein by reference; and, if given or made, such information or representations should not be relied upon as having been authorized by FSC, FSB, FNBDA or Bancorp. Neither the delivery of this Prospectus/Proxy Statement nor any sale or exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or operations of FSC, FSB, FNBDA or Bancorp since the date hereof, or that the information herein is correct as of any time subsequent to such date.

                                    GLOSSARY

          As used in this Prospectus/Proxy Statement, the following are the meanings for the terms set forth below:

          "BANCORP" means Rio Grande Bancshares, Inc. and all of its subsidiaries on a consolidated basis.

          "BANCORP COMMON STOCK" means shares of common stock, $10.00 par value, of Bancorp.

          "BANCORP MEETING" means the meeting of Bancorp Shareholders called for January 30, 1998 and otherwise described in this Prospectus/Proxy Statement.

          "BANCORP MERGER" means the merger of Bancorp with and into FSC.

          "BANCORP SHAREHOLDER(S)" means a holder of shares of Bancorp Common Stock as of the Record Date.

          "BHC ACT" means the Bank Holding Company Act of 1956, as amended.

          "CLOSING" means the closing of the transactions contemplated by the Agreement.

          "CLOSING DATE" means the date upon which Closing occurs.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "COMPTROLLER" means the Office of the Comptroller of the Currency.

          "CONVERSION RATIO" , when used in connection with the Bancorp Merger, means the number of shares of FSC Common Stock to be received by Bancorp Shareholders for each issued and outstanding share of Bancorp Common Stock at the Effective Time; when used in connection with the FNBDA-FSB Merger, means the number of shares of FSC Common Stock to be received by FNBDA Shareholders for each issued and outstanding share of FNBDA Common Stock at the Effective Time

          "DELAWARE STATUTE" means the Delaware General Corporation Law.

          "EFFECTIVE TIME" means later of the date on which the Bancorp Merger has become effective under Delaware and New Mexico law, and the date on which the FNBDA Merger has become effective under the laws of the United States.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "EXCHANGE AGENT" means the person designated by FSC to perform the duties of exchange agent provided for in the Agreement. This person's name and address will be provided to Shareholders at or about the Effective Time.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

          "FNBCC" means The First National Bank of Chaves County, a national bank wholly owned by Bancorp and which will become a wholly owned subsidiary of FSC at the Effective Time.

          "FNBDA" means The First National Bank of Dona Ana County.

          "FNBDA COMMON STOCK" means shares of common stock, $10.00 par value, of FNBDA.

          "FNBDA MEETING" means the meeting of FNBDA shareholders called for January 30, 1998 and otherwise described in this Prospectus / Proxy statement.

          "FNBDA MERGER" means the merger of FSB with and into FNBDA.

          "FNBDA MINORITY SHAREHOLDER(S)" means, when used, a FNBDA shareholder other than Bancorp.

          "FNBDA SHAREHOLDERS" means the holders of FNBDA Common Stock as of the Record Date.

          "FSB" means First Security Sub, the special purpose bank organized to merge with and into FNBDA.

          "FSC" means First Security Corporation.

          "FSC COMMON STOCK" (or sometimes "Common Stock" used alone) means shares of common stock, $1.25 par value per share, of FSC.

          "IRS" means Internal Revenue Service.

          "MEETINGS" or "SHAREHOLDERS MEETINGS" when used in the plural refer to the Bancorp Meeting and to FNBDA Meeting.

          "MERGER AGREEMENT" means the Agreement and Plan of Reorganization dated as of October 18, 1997, as amended, among FSC, Bancorp, FSB, FNBCC and FNBDA.

          "MERGERS" means the Bancorp Merger and the FNBDA Merger, when referred to together.

          "NASDAQ STOCK MARKET" means the National Market System of the National Association of Securities Dealers Automatic Quotation System.

          "NEW MEXICO STATUTE" means the New Mexico Business Corporations Act, consisting of Sections 53-11-1 ET SEQ. of the New Mexico Statutes Annotated, as amended.

          "NONPERFORMING ASSETS" means the total of nonaccruing and renegotiated loans plus Other Real Estate (ORE).

          "RECORD DATE" means the close of business on December 19, 1997, the date set by the Board of Directors of Bancorp to determine the Bancorp Shareholders who are entitled to notice of and to vote at the Bancorp Meeting. With respect to the FNBDA-FSB Merger, means the close of business on December 19, 1997, the date set by the Board of Directors of FNBDA to determine the FNBDA Shareholders who are entitled to notice of and to vote at the FNBDA Meeting.

          "REGISTRATION STATEMENT" means the registration statement of FSC on Form S-4 filed with the Securities and Exchange Commission under the Securities Act with respect to the shares of FSC Common Stock issuable pursuant to the Merger Agreement.

          "RIGHT" means right to acquire a new class of stock of FSC under certain circumstances involving the acquisition of certain amounts of FSC shares by a third party. (SEE "INFORMATION ABOUT FSC-- Description of FSC's Capital Stock.")

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "SHAREHOLDERS" when used without other identification to a particular entity, refers to both the Bancorp Shareholders and to the

          FNBDA Minority Shareholders.






                     [THIS SPACE LEFT BLANK INTENTIONALLY.]

                               PROSPECTUS SUMMARY


          The following is a summary of certain significant information contained in this Prospectus/Proxy Statement or in documents incorporated herein by reference. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement, the Appendices hereto, and the documents incorporated herein by reference. Shareholders are urged to read carefully this Prospectus/Proxy Statement and the attached Appendices in their entirety.

FSC FSC is a regional bank holding company headquartered in Salt Lake City, Utah. FSC owns and operates First Security Bank, N.A., First Security Bank of New Mexico, N.A., and First Security Bank of Nevada. Through these three banks, FSC provides full service banking operations in the six (6) Western States of Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming. FSC also owns and operates several other financial services companies, some having a national presence. Through its subsidiaries, FSC provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data
                   processing, leasing and securities brokerage services.   At
                   September 30, 1997, FSC and its consolidated subsidiaries had consolidated assets of $16.3 billion, consolidated deposits of $10.2 billion and shareholders' equity of $1.3 billion. FSC has paid a regular dividend on its Common Stock since its incorporation in 1928. (SEE "INFORMATION ABOUT FSC.")

                   FSC's principal executive offices are located at 79 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 246-6000.


BUSINESS OF FSB FSB is a special purpose bank to be created solely for the purpose of merging with and into FNBDA, which transaction will result in FNBDA becoming a wholly owned subsidiary of FSC.


BUSINESS OF        Bancorp is a New Mexico corporation and a Federal Reserve
BANCORP            Board-regulated bank holding company, is the holder of all of the outstanding stock of FNBCC, and is the owner of substantially all, but not all, of the outstanding common stock of FNBDA. Bancorp's sole business activity is serving as a bank holding company for FNBDA and FNBCC. At September
                   30, 1997, Bancorp had total consolidated assets of approximately $416 million.

                   FNBCC, Bancorp's wholly owned subsidiary, is a national banking association with assets of approximately $38 million as of September 30, 1997, doing business from its main office located at 1901 North Main Street, Roswell, New Mexico. FNBCC has no branch offices. The telephone number of the main office is (505) 624-1901.

BUSINESS OF        FNBDA, Bancorp's majority owned subsidiary, is a national
FNBDA              bank with assets of approximately $379 million at September
                   30, 1997, doing business from its head office located at 500 South Main, Las Cruces, New Mexico and its nine branch offices located throughout Dona Ana County, New Mexico. The telephone number of the main office is (505) 526-7000.


THE SHAREHOLDERS'  The Shareholders' Meetings will be held on January 30, 1998
MEETINGS at Bancorp's headquarters office located at 500 South Main Street, Las Cruces, New Mexico, for the purposes of asking the Shareholders to approve the Merger

                   Agreement. The Bancorp Shareholders' Meeting will be held at 1:45 p.m. local time and the FNBDA Shareholders' Meeting will be held at 2:00 p.m. local time. Bancorp owns in excess of 96% of the outstanding shares of FNBDA, and Bancorp has agreed to vote its shares of FNBDA in favor of the FNBDA-FSB Merger. Under applicable law, the shareholders of FSC are not entitled to vote on the Bancorp Merger. FSC, as the sole shareholder of FSB, has agreed to vote the shares of FSB in favor of the FNBDA-FSB Merger. (SEE "THE SHAREHOLDERS' MEETINGS--General.")

THE MERGER         By resolutions of their Boards of Directors, FSC, FSB,
AGREEMENT          Bancorp and FNBDA have agreed pursuant the Merger Agreement that FSB will merge with and into FNBDA (the FNBDA Merger);
                   and that Bancorp will merge with and into FSC (the Bancorp
                   Merger), if the Merger Agreement is approved by the Shareholders. As a result of the Mergers, all shares of Bancorp Common Stock, and those shares of FNBDA Common Stock owned by FNBDA Minority Shareholders, will be exchanged for shares of FSC Common Stock pursuant to Conversion Ratios provided in the Merger Agreement.


EFFECT OF THE      The Merger Agreement provides for conversion of each
MERGERS; THE       issued and outstanding share of Bancorp Common Stock into
CONVERSION RATIOS  25.2873 shares of FSC Common Stock; and the conversion of each issued and outstanding share of FNBDA Common Stock not owned by Bancorp into 17.8125 shares of FSC Common
                   Stock (each a "Conversion Ratio").  (SEE "THE MERGER
                   AGREEMENT".) There were 112,161 issued and outstanding shares of Bancorp Common Stock as of the Record Date.
                   There were 100,000 shares of FNBDA Common Stock issued and outstanding at the same date, of which 96,421 were owned by Bancorp.

                   The Conversion Ratios, and hence the number of shares of FSC Common Stock to be received by Bancorp Shareholders and FNBDA Minority Shareholders, are fixed. No adjustment to the Conversion Ratios will be made in response to intervening fluctuations in the market price for FSC Common Stock. The Conversion Ratios will be adjusted to reflect any stock dividends, subdivisions, split ups, reclassifications or combinations of FSC Common Stock prior to the Effective

                    Time. (SEE "THE MERGER AGREEMENT--Consideration to be Received by Shareholders.") Each share of FSC Common Stock issued in connection with the Mergers will have an attached Right, which Right is part of a shareholder-rights plan adopted by FSC in 1989. The Rights give holders the opportunity to purchase additional equity interests in FSC at a significant discount under certain circumstances. (SEE "INFORMATION ABOUT FSC--Description of FSC's Capital Stock.")

                    No fractional shares of FSC Common Stock will be issued; instead, a cash payment will be made for fractional shares determined by the average of the daily closing prices for a share of FSC Common Stock quoted on the NASDAQ Stock Market during the period of five (5) consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

                    The terms of the Mergers were negotiated at arm's length, and have been deemed to be fair by the Boards of Directors of the merging corporations. Bancorp retained Southard Financial ("Southard") as its independent financial adviser to render an opinion on the fairness of the Bancorp Merger to Bancorp Shareholders and to value the FNBDA Common Stock for purposes of determining the conversion ratio for the FNBDA Merger. The form of the Southard Opinion, without attachments, is attached to this Prospectus/Proxy Statement as Appendix C.

                    Shareholders will become holders of FSC Common Stock through the Mergers. The stockholder rights and laws governing the Shareholders will change once such Shareholders become holders of FSC Common Stock. (SEE "THE MERGER AGREEMENT--Consideration to Be Received by Shareholders," "INFORMATION ABOUT FSC--Description of FSC's Capital Stock"; and "COMPARATIVE RIGHTS OF SHAREHOLDERS.")


FSC COMMON          The shares of FSC Common Stock to be issued in connection
STOCK               with the Mergers will be entitled along with all other
                    outstanding shares of FSC Common Stock to receive dividends when, as and if declared by the Board of Directors of FSC.
                    Holders of FSC Common Stock are entitled to one vote for each share held. The holders of FSC Common Stock do not have any preemptive rights to subscribe for additional shares of FSC should FSC decide to issue additional shares in the future. (SEE "INFORMATION ABOUT FSC--Description of FSC's Capital Stock.")


RECOMMENDATION      THE BOARD OF DIRECTORS OF BANCORP AND THE BOARD OF
OF BANCORP'S AND    DIRECTORS OF FNBDA RECOMMEND THAT THE SHAREHOLDERS
FNBDA'S BOARDS      VOTE FOR THE MERGER AGREEMENT.
OF DIRECTORS

PERSONS ENTITLED    Bancorp Shareholders and FNBDA Shareholders as of the close
TO NOTICE           of business on  December 19, 1997 (the "Record Date") are
AND TO VOTE         entitled to notice of and to vote at the Meetings in
                    connection with the Merger Agreement.


REVOCABILITY OF     Shareholders may designate and instruct proxies to vote on
PROXIES             their behalf at the Meetings.  Delivered together with this
                    Prospectus/Proxy Statement is a proxy card which may be used to designate and instruct the proxy holders to vote at the Meetings, whether or not a Shareholder plans to attend his/her Meeting in person. Any Shareholder who has designated and given a proxy instruction may revoke it at any time prior to its exercise at the particular Meeting either by revoking it in writing sent to the Secretary of Bancorp prior to the Bancorp Meeting, for Bancorp
                    Shareholders, or to the Cashier of FNBDA prior to the FNBDA
                    Meeting, for FNBDA Minority Shareholders; by duly executing and delivering to Bancorp or FNBDA, as appropriate, a new and different proxy card bearing a later date; or by appearing at such Meeting and, by addressing the chair of the Meeting, (a) orally revoking such proxy and (b) voting in person when the call for voting on the Merger Agreement occurs at the Shareholders' Meeting. The mere presence at a Meeting of a person who has previously designated and instructed a proxy will not revoke such designation and instruction.


QUORUM The presence, either in person or by proxy, of the holders of more than fifty percent (50%) of the outstanding shares of Bancorp Common Stock entitled to vote at the Bancorp Shareholders' Meeting, and the same level of Shareholder presence at the FNBDA Shareholders' Meeting, is necessary to constitute a quorum at the Shareholders' Meetings.


VOTE REQUIRED       The affirmative vote of a majority of the issued and
                    outstanding shares of Bancorp Common Stock able to vote at the Bancorp Meeting is required to approve the Bancorp
                    Merger. The affirmative vote of the holders of at least two-thirds of the outstanding shares of FNBDA Common
                    Stock is required to approve the FNBDA Merger.  THE
                    HOLDERS OF 59% OF THE OUTSTANDING SHARES OF BANCORP
                    COMMON STOCK HAVE INDICATED THEIR INTENT TO VOTE IN FAVOR
                    OF THE MERGER AGREEMENT.  BANCORP OWNS OVER 96% OF THE
                    COMMON STOCK OF FNBDA AND HAS INDICATED THAT IT WILL VOTE
                    THOSE SHARES IN FAVOR OF THE MERGER AGREEMENT.
                    Therefore, the shareholder approvals of the Merger
                    Agreement are assured. FSC owns, or will own at the time of the Mergers, all of the outstanding common stock of FSB, and has indicated that it will vote those shares in favor of the Merger Agreement. Under Delaware law, the shareholders of FSC are not entitled to vote on the Merger Agreement.

CLOSING DATE AND    It is currently expected that Closing of the Merger
EFFECTIVE TIME;     Agreement will be on or before January 31, 1998, once
CONDITIONS TO THE   all of the necessary conditions precedent, including
MERGER AGREEMENT    but not limited to the following, occur:


                                (i)  the obtaining of the consent of
                         all government regulatory authorities whose consent is legally required to consummate the Mergers, and the expiration of all associated statutory waiting periods;

                               (ii)  the requisite Shareholder
                         approvals of the Merger Agreement;

                              (iii)  the delivery of required opinions
                         of counsel and required comfort letters from Bancorp's Certified Public Accountants; and

                               (iv)  the performance of certain
                         covenants agreed among the parties to the Merger Agreement, including but not limited to maintenance of agreed net worth levels and limitations on dividends and other corporate actions by FNBDA and Bancorp pending the vote on the Mergers (SEE Form of Merger Agreement, Appendix A).

                    The parties may agree on another date to close the Mergers (in any such case, the "Closing Date").

                    The Effective Time of the FNBDA Merger will be the close of business on the date the Comptroller deems the FNBDA Merger to be effective, or such later time as the parties may agree; and the Bancorp Merger will be effective upon the filing of the Articles of Merger with the appropriate Delaware and New Mexico government authorities. (SEE "THE MERGER AGREEMENT--Conditions to the Mergers.")


REGULATORY          The FNBDA Merger is subject to approval by the Comptroller.
APPROVALS           The Comptroller is reviewing the FNBDA Merger as of the
                    date of this Prospectus/Proxy Statement. Neither FSC nor Bancorp knows of any reason why the FNBDA Merger will not be approved by the Comptroller in time to effect the Closing; however, there can be no assurances as to when, if or with what conditions such approval will be granted.

                    The Bancorp Merger is subject to approval by the Federal Reserve Board and challenge by the U. S. Department of Justice. There also can be no assurance that Justice will not challenge the Mergers on antitrust grounds, or if such a challenge is made, as to the result thereof. Filings necessary to start the Justice Department review period were filed on or about December 8, 1997.

                    AN APPROVAL BY THE FEDERAL RESERVE BOARD REFLECTS ONLY THE VIEW THAT THE BANCORP MERGER DOES NOT CONTRAVENE APPLICABLE COMPETITIVE STANDARDS IMPOSED BY LAW, AND THAT THE BANCORP MERGER IS CONSISTENT WITH REGULATORY POLICIES RELATING TO SAFETY AND SOUNDNESS; AN APPROVAL BY THE FEDERAL RESERVE BOARD IS NOT AN OPINION BY THE FEDERAL RESERVE BOARD THAT THE BANCORP MERGER IS FAVORABLE TO THE SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OR THAT THE FEDERAL RESERVE BOARD HAS CONSIDERED THE ADEQUACY OF THE TERMS OF THE BANCORP MERGER; AND AN APPROVAL BY THE FEDERAL RESERVE BOARD IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE BANCORP MERGER.

                    AN APPROVAL BY THE COMPTROLLER REFLECTS ONLY THE VIEW THAT THE FNBDA MERGER DOES NOT CONTRAVENE APPLICABLE COMPETITIVE STANDARDS IMPOSED BY LAW, AND THAT THE FNBDA MERGER IS CONSISTENT WITH REGULATORY

                    POLICIES RELATING TO SAFETY AND SOUNDNESS; AN APPROVAL BY THE COMPTROLLER IS NOT AN OPINION BY THE COMPTROLLER THAT THE FNBDA MERGER IS FAVORABLE TO THE FNBDA MINORITY SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OR THAT THE COMPTROLLER HAS CONSIDERED THE ADEQUACY OF THE TERMS OF THE FNBDA MERGER; AND AN APPROVAL BY THE COMPTROLLER IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE FNBDA MERGER.

                    (SEE "THE MERGER AGREEMENT--Regulatory Approvals," "--Conditions to the Mergers," and "--Termination of the Merger Agreement.")


TERMINATION OR      The Merger Agreement may be amended after approvals by the
AMENDMENT OF THE    Shareholders only in nonmaterial ways by the Boards of
MERGER AGREEMENT    Directors of the parties.  "Nonmaterial" amendments would
                    not include changes to the Conversion Ratios, tax consequences, or methods of accounting for the Mergers.

                    The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties, OR by any of the parties at any time after July 18, 1998, if Closing has not yet occurred, OR at any time prior to Closing by any party if any warranty or covenant of the other party is breached and remains uncured for more than 30 days, OR by FSC if less than a majority of the shares of Bancorp Common Stock approve the Bancorp Merger or if the Mergers are not approved by any required governmental authority.


NO SOLICITATION  Bancorp has agreed in the Merger Agreement that neither it nor any of its agents or employees, directly or indirectly, will initiate, solicit or encourage any inquiries or the making of any proposal or offer for, furnish any confidential information relating to, or engage in any negotiations or discussions concerning, any acquisition or purchase of Bancorp or FNBDA.


MANAGEMENT OF    Following the Mergers, Bancorp will cease to exist.  All
BANCORP AND      decisions as to the future operation of FNBDA and FNBCC
FNBDA AFTER      following the Mergers, and all personnel action with regard to
THE MERGERS      current FNBDA or FNBCC employees will be in the sole
                 discretion of FSC under current management policies and employment programs of FSC.


INTERESTS OF        All of Bancorp's and FNBDA's Directors and Executive
CERTAIN PERSONS     Officers own shares of Bancorp Common Stock, all of which
IN THE MERGERS      will be converted into shares of FSC Common Stock under
                    the Merger Agreement on the same terms and conditions as apply to all other shares of Bancorp Common Stock and minority-held FNBDA Common Stock. None of these directors and executive officers have agreements for additional compensation or any other rights which become effective upon a change in control. However, Ben H. Haines, Jr. and John A. Papen III have interests in the Mergers (in addition to their interests as Bancorp Shareholders generally) in the form of employment agreements with post-Merger FNBDA.
                    (SEE "THE MERGER AGREEMENT--Interests of Certain Persons in the Mergers.")

                    Current retirement and health insurance plans available to employees of FNBDA and of FNBCC will terminate as of the Effective Time, if not before. Those employees of FNBDA and FNBCC who are retained following the Mergers will be subject to existing employee plans and plan requirements of FSC.
                    FSC has agreed to provide employees of FNBDA and FNBCC who are employed following the Effective Time with employee benefits on substantially the same basis and applying the same eligibility standards as other FSC subsidiary employees. (SEE "THE MERGER

                    AGREEMENT--Interests of Certain Persons in the Mergers"; "--Effect of Mergers on FNBDA and Bancorp Employee Benefit Plans.")


FEDERAL INCOME      The law firm of Ray Quinney & Nebeker has rendered an
TAX CONSEQUENCES    opinion with respect to certain federal income tax
                    consequences of the Mergers. In summary, the opinion is to the effect that, for federal income tax purposes, the Mergers will constitute nontaxable reorganizations and that no gain or loss will be recognized by Shareholders who exchange all of their Bancorp Common
                    Stock or FNBDA Common Stock solely for FSC Common Stock.
                    Gain or loss will be recognized to Shareholders who receive cash in lieu of fractional share interests pursuant to the Mergers. The amount of the gain or loss will be the difference between the cash received and the basis of the fractional share interests surrendered in exchange for the cash. The opinion is based on certain assumptions and representations. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN
                    TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGERS
                    IN LIGHT OF THEIR OWN TAX SITUATIONS.  (SEE "FEDERAL INCOME
                    TAX CONSEQUENCES.")


DISSENTERS' RIGHTS  Under the New Mexico Statute, holders of Bancorp Common
                    Stock outstanding and entitled to vote at the Bancorp Meeting who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures will have the right to dissent from the Merger and to be paid cash for the fair value of their shares of Bancorp Common Stock.

                    Similar Dissenters' Rights are provided to FNBDA Minority Shareholders under the National Bank Act with respect to their shares of FNBDA Common Stock.

                    Shareholders wishing to dissent from the Merger Agreement are urged to read carefully "RIGHTS OF DISSENTING SHAREHOLDERS" and Appendix E attached to this Prospectus/Proxy Statement, and then should consult with their own legal advisors.


MARKET PRICE        Shares of FSC Common Stock are traded on the NASDAQ National
COMPARISON          Market System.  The closing sale price of FSC Common Stock on the NASDAQ National Market System was $30.00 per share on
                    October 17, 1997, the last trading day prior to the public announcement of the execution of the Merger Agreement; and
                    $     per share on the Record Date.

                    Shares of Bancorp Common Stock and shares of FNBDA are not publicly traded, and sales of such shares are infrequent and privately negotiated. Bancorp is unaware of any sales of Bancorp Common Stock during the past 24 months.

                           THE SHAREHOLDERS' MEETINGS

GENERAL

               This Prospectus/Proxy Statement is being furnished to Shareholders in connection with the solicitation of proxies by the Board of Directors of Bancorp and by the Board of Directors of FNBDA for the shareholders' meetings to be held on Friday, January 30, 1998, and at any adjournments thereof. The Bancorp Meeting (the "Bancorp Meeting") will be held at 1:45 o'clock p.m. local time at Bancorp's office at 500 South Main (Fourth Floor), Las Cruces, New Mexico, and the FNBDA Meeting (the "FNBDA Meeting") will be held at 2:00 o'clock p.m., local time at the same place.

               Each Bancorp Shareholder is entitled to one vote for each share of Bancorp Common Stock held as of the Record Date. The purposes of the Bancorp Meeting are to consider and act upon the Merger Agreement and the transactions contemplated therein and such other matters as may properly be brought before the meeting. Bancorp does not have any knowledge of any other matters to be presented at the Bancorp Meeting.

               Each FNBDA Shareholder is entitled to one vote for each share of FNBDA Common Stock held as of the Record Date. The purposes of the FNBDA Special Meeting are to consider and act upon the Merger Agreement and the transactions contemplated therein and such other matters as may properly be brought before the meeting. FNBDA does not have any knowledge of any others to be presented at the FNBDA Meeting.

               The date on which this Prospectus/Proxy Statement is first being sent to Bancorp shareholders and FNBDA shareholders is on or about December 28, 1997.

PERSONS ENTITLED TO VOTE AT THE SHAREHOLDERS' MEETINGS; PROXY VOTING; BROKER NON-VOTES

               There were 112,161 shares of Bancorp Common Stock issued and outstanding on the Record Date, net of any Treasury shares. There were 100,000 shares of FNBDA Common Stock issued and outstanding on the Record Date. On any matters submitted to the vote of the Bancorp Shareholders, each holder of Bancorp Common Stock will be entitled to one vote, in person or by proxy, for each share of Bancorp Common Stock held of record as of the Record Date. On any matter submitted to the vote of the FNBDA Shareholders, each holder of FNBDA Common Stock will be entitled to one vote, in person or by proxy, for each share of FNBDA Common Stock held of record as of the Record Date. The effect of broker non-votes is that such votes are not counted as being voted; however, such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

               Shares represented at the Meetings by properly executed and completed proxy designations and instructions ("proxies") will, unless such proxies have been previously revoked, be voted in accordance with such instructions. If no instructions are indicated on signed and delivered proxies, such shares will be voted FOR the Merger Agreement. If any other matters are properly presented at the Meetings for action, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

               Any Shareholder who has designated and instructed a proxy may revoke it at any time prior to exercise at the respective Meeting either by filing an instrument revoking it with the Secretary of Bancorp or Secretary of FNBDA (as applicable) prior to the respective Meeting, by duly executing a new and different proxy bearing a later date; or by appearing in person at the Meeting and, by addressing the Chair of the meeting, (a) orally revoking an earlier proxy and (b) voting contrary to the earlier proxy in person at the time that votes on the proposed Merger Agreement are called for at the respective Meeting. The presence at the Meeting of a person who has designated and instructed a proxy will not revoke such designation and instruction.

QUORUM

               The presence, either in person or by properly designated and instructed proxy, of the holders of a majority (more than 50%) of the outstanding shares of Bancorp Common Stock entitled to vote at the Bancorp Meeting is necessary to constitute a quorum at the Meeting.

               The presence, either in person or by properly designated and instructed proxy, of the holders of a majority (more than 50%) of the outstanding shares of FNBDA Common Stock entitled to vote at the FNBDA Meeting is necessary to constitute a quorum at the Meeting.

VOTES REQUIRED

               The affirmative vote of the holders of at least a majority (more than 50%) of the outstanding shares of Bancorp Common Stock is required to approve the Merger Agreement. Each Bancorp Shareholder is entitled to one vote at the Bancorp Meeting for each share of Bancorp Common Stock held of record on the Record Date. Directors and officers of Bancorp and certain persons affiliated with them, and certain other Bancorp Shareholders, in the aggregate holding approximately 59% of the outstanding shares of Bancorp Common Stock, have indicated their intention to vote such shares FOR the Merger Agreement, thus assuring the needed approval of the Bancorp Shareholders.

               The affirmative vote of the holders of at least two-thirds of the outstanding shares of FNBDA Common Stock is required to approve the Merger Agreement. Bancorp owns over 96% of the outstanding shares of FNBDA Common Stock and has indicated that it will vote those shares FOR the Merger Agreement, thus assuring the needed approval of the FNBDA Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               Bancorp knows of no person who owns, beneficially or of record either individually or together with associates, 5% or more of the outstanding shares of Bancorp Common Stock except as set forth in the table below.

                               AMOUNT & NATURE OF
     BENEFICIAL OWNER         BENEFICIAL OWNERSHIP         PERCENT & CLASS
     ----------------         --------------------         ---------------

  Michele Papen-Daniel, Ph.D.       51,238(1)                  45.68%
  1907 Greenfield Avenue
  Los Angeles, California
  90025


               (1) Includes 37,585 shares over which Dr. Papen-Daniel has shared voting or investment power.

               FNBDA knows of no person who owns, beneficially or of record either individually or together with associates, 5% or more of the outstanding shares of FNBDA Common Stock except for Bancorp, which directly owns 96,421 shares (96.42%) of the outstanding shares of FNBDA Common Stock.

               The following table sets forth, as of November 30, 1997, the number and percentage of shares of Bancorp and/or FNBDA Common Stock beneficially owned, directly or indirectly, by each of Bancorp's and FNBDA's respective Directors and named Executive Officers and by the Directors and named Executive Officers of Bancorp and FNBDA, respectively, as a group. The shares "beneficially owned" are determined under applicable Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a Director, principal Shareholder or named Executive Officer has sole or shared voting or investment power and shares which such person has the right to acquire within sixty days of the Record Date. Unless otherwise indicated, the persons listed below have sole voting and investment powers. Bancorp is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp other than through the proposed Merger Agreement.

 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP


                                                                                             PERCENT                         PERCENT
 BENEFICIAL OWNER            TITLE                                            BANCORP        OF CLASS        FNBDA          OF CLASS
                                                                               SHARES                        SHARES
                                                                               ------                        ------

 Julie Chase-Daniel(1)       Director of Bancorp and FNBDA                      3,687(4)        3.29%             -             -

 Mary Garza                  Director of FNBDA                                     82           0.07              -             -

 Ben H. Haines, Jr.          Director of Bancorp and FNBDA; President           1,575           1.40              -             -
                             of FNBDA

 Charles N. Haner            Director of Bancorp                                2,785           2.48              -             -

 Kent F. Jacobs, M.D.        Director of Bancorp                                  206(5)        0.18              -             -

 Robert O. Johnson           Chief Financial Officer of Bancorp                   259(6)        0.23              -             -

 Arlyn A. Kriegel            Director of FNBDA                                    100           0.09              -             -

 Thomas M. Mobley            Senior Vice President of FNBDA                       524(5)        0.47              -             -

 John A. Papen III(3)        Director of Bancorp and FNBDA; Executive           7,980(8)        7.11              -             -
                             Vice President of FNBDA

 Michele Papen-Daniel,       Director of Bancorp and FNBDA; President          51,238(9)       45.68            141          0.14
 Ph.D(3)                     of Bancorp

 Earl A. Shepard             Director of FNBDA                                    200           0.18              -             -


                                      -16-


 Stan Smith                  Director of FNBDA                                     405(10)        0.36              -             -

 Claud Tharp                 Director of Bancorp                                   377           0.34              -             -

 William Tharp(2)            Director of Bancorp and FNBDA                       3,754(11)       3.35              -             -

 Alden Tombaugh              Senior Vice President of FNBDA                        524(5)        0.47              -             -
 All Directors and                                                              70,167          62.56            141          0.14
 Executive Officers as a
 Group (15 persons)

          1 Michele Papen-Daniel is the mother of Julie Chase-Daniel.

          2 Claud Tharp is the father of William Tharp.

          3 John A. Papen III and Michele Papen-Daniel are first cousins.

          4 Includes 264 shares held jointly with spouse and 3,258 shares over which Ms. Chase-Daniel has shared voting power.

          5 All shares are held jointly with spouse.

          6 Includes 125 shares held jointly with spouse and 134 shares held in an Individual Retirement Account.

          8 Includes 3,150 shares over which Mr. Papen has shared voting power.

          9 Includes 37,585 shares over which Dr. Papen-Daniel has shared voting power.

          10 Includes 210 shares held jointly with spouse and 195 shares held in an Individual Retirement Account.

          11 Includes 141 shares held jointly with spouse and 3,613 shares over which Mr. Tharp has shared voting power.

          12 All shares are held jointly with spouse.


PROXY SOLICITATION

               Proxies are being solicited by and on behalf of the Boards of Directors of Bancorp and FNBDA through the use of this Prospectus/Proxy Statement. Pursuant to the Merger Agreement, each party will bear its own costs in connection with preparing this Prospectus/Proxy Statement and mailing and Shareholders' Meeting expenses.

               In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Bancorp or FNBDA in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for such activities, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. As necessary, arrangements will be made with banks, custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to Shareholders, and in connection therewith such firms will be reimbursed for reasonable expenses in forwarding such materials.

               SHAREHOLDERS VOTING FOR THE MERGER AGREEMENT SHOULD NOT SEND THEIR BANCORP OR FNBDA STOCK CERTIFICATES WITH THEIR PROXIES.

                              THE MERGER AGREEMENT

BACKGROUND

               Frank O. Papen, the long-time Chairman, President and principal shareholder of Bancorp and FNBDA died in March, 1996. In the months following Mr. Papen's death, Mr. Papen's heirs began considering alternatives to their ownership of shares of Bancorp Common Stock. In early Summer, 1997, Mr. Papen's heirs earnestly began exploring with various bank experts viable alternatives to their ownership of Bancorp Common Stock, and they concluded that it would be in their best interests and that of the other Shareholders if Bancorp and FNBDA were sold.

               In July, 1997, Bancorp and FNBDA retained legal counsel to assist Bancorp and FNBDA in the sale of the organization. Negotiations commenced with FSC in August, 1997 because FSC already had a significant presence in New Mexico and was seen as an attractive potential acquiror. Bancorp and FSC exchanged information about each other, further negotiations ensued, and on October 18, 1997, the Merger Agreement was executed.

REASONS FOR THE MERGER AGREEMENT:  RECOMMENDATIONS OF BOARDS OF DIRECTORS

               Bancorp, FNBDA and FNBCC have grown into strong and viable financial services organizations in their markets. Their healthy deposit base and customer loyalty make the Merger Agreement an attractive means for the expansion of FSC's New Mexico banking operations. Under New Mexico law, banking organizations such as Bancorp and FNBDA can be acquired by other banks and bank holding companies located in New Mexico and in certain other states. In the current changing regulatory environment, several independent New Mexico banking organizations have been acquired by larger, often out-of-state banking organizations seeking to achieve an initial or improved market position in New Mexico. In 1993, FSC acquired what is now First Security Bank of New Mexico, N.A., the third largest bank in New Mexico and the second largest bank in the Albuquerque area. It is attractive to FSC to acquire Bancorp (and FNBCC) and FNBDA as a means of improving its competitive position in New Mexico, as well as a means to better compete with other multi-state institutions entering the New Mexico market.

               Today's financial marketplace imposes challenges and burdens. The squeeze on net interest margins, competition in general (including availability of new products and services from numerous nontraditional financial-service providers), the need for management succession and demands for additional capital to provide a fully competitive array of products and services were all considered by Bancorp's Board of Directors in determining that the Merger Agreement is in the best interests of Bancorp Shareholders and FNBDA Shareholders, the depositors and loan customers of FNBCC and FNBDA, and new customers in the marketplace.

               The Bancorp Board of Directors has unanimously concluded that the Merger Agreement is in the best interest of Bancorp Shareholders and unanimously recommends that Bancorp Shareholders approve the Merger Agreement at the Bancorp Meeting. Likewise, the Board of Directors of FNBDA, and Bancorp as the majority shareholder of FNBDA, recommend that the minority FNBDA Shareholders also approve the Merger Agreement at the FNBDA Meeting.
In reaching these determinations to approve the Merger Agreement, the Boards of Directors of Bancorp and FNBDA consulted with counsel, as well as management, and considered a number of factors, including, without limitation, the following:

               A. Each Board's familiarity with and review of FSC and FSB's business, operations, earnings and financial condition and future capital requirements;

               B. Each Board's belief that the terms of the Merger Agreement are attractive in that the Merger Agreement allows the Shareholders to become shareholders in FSC, an institution whose stock is traded on the NASDAQ Stock Market, and the recent earnings performance of FSC;

               C. FSC's wide range of banking products and services and its dividend payment history;

               D. Each Board's belief, based upon the analysis of the anticipated financial effects of the Merger, that upon consummation of the Merger, FSC and its banking subsidiaries would be well-capitalized institutions, the financial positions of which will be well in excess of all applicable regulatory requirements;

               E. The current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in Bancorp's market areas;

               F. Each Board's belief that in light of the reasons discussed above, FSC was the most attractive choice as a long term affiliation partner of Bancorp and FNBDA; and

               G. The expectation that the Merger would generally be a tax-free transaction to Bancorp, FNBDA and the Shareholders.

In reaching their determination to approve and recommend the principal terms of the Merger Agreement, the Boards of Directors of Bancorp and FNBDA did not assign relative or specific weights to the foregoing factors and individual directors may have assigned such factors differently.

FOR THE REASONS SET FORTH ABOVE, THE BOARDS OF DIRECTORS OF BANCORP AND FNBDA HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS IN THE BEST INTEREST OF THE SHAREHOLDERS AND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT AT THE SHAREHOLDERS' MEETINGS.

OPINION OF FINANCIAL ADVISOR

               Bancorp retained Southard Financial, a Memphis, Tennessee financial valuation consulting firm, to render its opinion as to the fairness, from a financial point of view, to the Bancorp Shareholders of the consideration to be paid in the Merger. In connection with this engagement, Southard Financial evaluated the financial terms of the Mergers. Southard Financial also was engaged to value the common stock of FNBDA for purposes of determining the appropriate exchange ratio between FSC and Bancorp and FNBDA's respective Common Stocks. Southard Financial did not otherwise assist in merger negotiations. Bancorp placed no limitations on the scope of Southard Financial's investigation or review. Southard Financial provided the Board of Directors of Bancorp with an opinion of the fair market value of FNBDA Common Stock to be used in determining appropriate Conversion Ratios for Bancorp and FNBDA Common Stock. Southard Financial also provided the Board of Directors of Bancorp with a fairness opinion letter and supporting documentation. The full text of the fairness opinion letter of Southard Financial, dated October 17, 1997, which sets forth certain assumptions made, matters considered, and limitations on the review, is attached as Appendix D attached to this Prospectus/Proxy Statement, and is incorporated herein by reference. The summary of the Southard Financial fairness opinion set forth below is qualified in its entirety by reference to the opinion, found at Appendix D attached to this Prospectus / Proxy Statement.

               In arriving at its opinion, Southard Financial conducted interviews with officers of FSC, Bancorp and FNBDA and reviewed the documents indicated in the fairness letter. Southard Financial did not independently verify the accuracy and/or the completeness of the financial or other information reviewed in rendering its opinion. Southard Financial did not, and was not requested to, solicit third party indications of interest in acquiring any or all the assets of Bancorp.

               In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors would create an incomplete view of the analyses and the processes underlying the opinion. In its analysis, Southard Financial made numerous assumptions, many of which are beyond the control of Bancorp and FSC. Any estimates contained in these analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analysis performed by
Southard Financial was assigned a greater significance than any other.   The
summary of Southard Financial's analysis set forth below is based on the Conversion Ratios of FSC Common Stock for shares of Bancorp Common Stock and FNBDA Common Stock contained in the Merger Agreement. Under the Merger Agreement, Bancorp Shareholders are to receive approximately 2,836,250 shares of FSC Common Stock and FNBDA shareholders are to receive 63,750 shares of FSC Common Stock. For purposes of Southard Financial's analysis and the summary below the market price of FSC's common stock is assumed to be $32.00. This price was comparable to trading prices of FSC Common Stock near the October 17, 1997 opinion date.

               DIVIDEND YIELD ANALYSIS. In evaluating the impact of the Bancorp Merger on the Bancorp Shareholders, Southard Financial reviewed the dividend paying histories of each of FSC, Bancorp and FNBDA. Based upon this review, it is reasonable to expect that the Bancorp Shareholders will receive a dividend yield after the Merger is completed above the level currently provided by Bancorp or FNBDA.

               EARNINGS YIELD ANALYSIS. In evaluating the impact of the proposed Merger on the Shareholders, Southard Financial determined that based upon the Conversion Ratio, Bancorp Shareholders would have had an increase of 4.72% in their share of earnings based upon 1996 earnings of FSC. Based upon consensus earnings forecasts for FSC for 1997 and anticipated earnings for Bancorp (adjusted for non-recurring items) had the Bancorp Merger been consummated prior to January 1, 1998, Bancorp Shareholders would be expected to see an increase of 7.38% in their share of earnings.

               BOOK VALUE ANALYSIS. In evaluating the impact of the Mergers on the Shareholders, Southard Financial determined that the Bancorp Shareholders would have experienced a decrease in the book value of their investment had the Merger been consummated prior to January 1, 1998. The book value of Bancorp at December 31, 1997 is expected to be $423.00 per share. The book value of FSC at December 31, 1997 is expected to be $11.50 per share. If the Merger is consummated at year-end 1997, each former share of Bancorp' Common Stock is expected to receive book value of $290.75, or 31.27% below Bancorp's book value.


               ANALYSIS OF MARKET TRANSACTIONS. Based upon the Conversion Ratio, Bancorp Shareholders will receive 191.3% of estimated December 31, 1997 book value per share and 21.6 times estimated 1997 earnings per share, adjusted for non-recurring expenses. The price/earnings ratio is comparable to market transactions. The price/book value multiple is below recent market multiples due to the significantly higher capital ratios of Bancorp.

               FUNDAMENTAL ANALYSIS. Southard Financial reviewed the financial characteristics of Bancorp and FSC with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard Financial compared Bancorp and FSC to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institution's Examination Council. Southard Financial found that the post-merger combined entity will have capital ratios and profitability ratios consistent with or near those of the public peer group.

               LIQUIDITY. Shares of FSC Common Stock to be received in the Merger will be registered with the SEC and FSC Common Stock is traded on the NASDAQ Stock Market. Except in the case of Executive Officers, Directors, and certain large Shareholders of Bancorp and FNBDA, FSC shares received will be freely tradeable with no restrictions. The restrictions placed on Executive Officers, Directors and significant Shareholders are not significant and are in line with the restrictions placed on similarly situated persons in other mergers of this type. Shares of Bancorp Common Stock and FNBDA Common Stock are not publicly traded and are relatively illiquid.


               Southard Financial is a financial valuation consulting firm, specializing in the valuation of closely held companies and financial institutions. Since its founding in 1987, Southard Financial has provided approximately 2,000 valuation opinions for clients in 43 states. Further, Southard Financial provides valuation services for approximately 100 financial institutions annually. For rendering its fairness opinion, Southard Financial received a fee of $15,000 plus reasonable out of pocket expenses. Southard Financial also received a fee of $3,000 for its work in valuing FNBDA for purposes of the FNBDA Conversion Ratio. Southard Financial has never been engaged previously by Bancorp, FNBDA or FSC. Neither Southard Financial nor its principals own an interest in the securities of Bancorp, FNBDA or FSC.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS; RELATED PARTY TRANSACTIONS

               All of Bancorp's and FNBDA's respective Directors own shares of Bancorp Common Stock or FNBDA Common Stock which will be converted into shares of FSC Common Stock through the Merger Agreement on the same terms and conditions as apply to all other Shareholders. As of the Record Date, the Directors of Bancorp, certain persons affiliated with them and certain other Shareholders, as a group, beneficially held approximately 62% of the outstanding shares of Bancorp Common Stock entitled to vote at the Bancorp Meeting and have indicated their intentions to vote in favor of the Merger Agreement.

               In considering the recommendations of the Boards of Directors of Bancorp and FNBDA with respect to the Merger Agreement, Shareholders should be aware that three Executive Officers of Bancorp and/or FNBDA have certain interests in the Merger Agreement being approved that are in addition to the interests of Shareholders generally. Prior to the consummation of the Mergers, Ben H. Haines, Jr., President and Chief Executive Officer of FNBDA, and John A. Papen III, Executive Vice President of FNBDA, are to enter into employment agreements with FNBDA that provide for their continued employment by FNBDA (or its successor) following the Mergers. Both agreements provide for each such person to receive a base salary no less than his current base salary at FNBDA. In addition, each such person will be entitled to participate in bonus and incentive compensation programs and other employee benefits as may be made available to similarly situated managers in the FSC system from time to time during such person's employment with FSC. Each agreement also provides for the payment of a severance payment in the event such person's employment with FNBDA is terminated for certain reasons at any time within two years (in the case of Mr. Papen) or three years (in the case of Mr. Haines) from the effective date of the Merger. Separately, Michelle Papen-Daniel, President of Bancorp, has been informed that she will be nominated for election to the Board of Directors of FSC following the Effective Time.

               During 1995 through 1997 Bancorp and FNBDA have had transactions in the ordinary course of business with some of their respective Directors, Executive Officers and principal Shareholders or their affiliates. Such transactions, including borrowings and loan commitments, are on substantially the same terms, including interest rates and collateral as applicable, as those prevailing at the time for comparable transactions with others, and, in the opinion of the respective managements of Bancorp and FNBDA, did not involve more than a normal risk of collectability, nor did they present significant unfavorable features.

TERMS OF THE MERGER AGREEMENT

               The detailed terms of and conditions to the Mergers are contained in the Merger Agreement, the form of which is attached to this Prospectus/Proxy Statement as Appendix A. The form of Merger Agreement is incorporated herein by reference. The description in this Prospectus/Proxy Statement of the terms of and conditions to the Merger Agreement is qualified by, and made subject to, the more complete information set forth in the text of the Merger Agreement.

               Subject to the terms and conditions of the Merger Agreement, FSB will merge with and into FNBDA, and Bancorp will be merged with and into FSC.
As a result, the separate existence of FNBDA will be preserved, but that of Bancorp will cease. Shareholders who do not exercise Dissenters' Rights will receive FSC Common Stock in exchange for their shares of Bancorp Common Stock or FNBDA Common Stock.

CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS

               The Merger Agreement provides for the conversion of each share of Bancorp Common Stock into shares of FSC Common Stock; and for the conversion of each share of FNBDA Common Stock held by FNBDA Minority Shareholders into shares of FSC Common Stock, both exchanges determined according to conversion ratios set out in the Merger Agreement (both a "Conversion Ratio").

               There were 112,161 shares of issued and outstanding Bancorp Common Stock, net of Treasury Shares, to be converted in the Bancorp Merger, as of the Record Date. Each share of Bancorp Common Stock will be converted into 25.2873 shares of FSC Common Stock. There were 3,579 shares of FNBDA Common Stock in the hands of FNBDA Minority Shareholders on the Record Date. Each share of FNBDA Common Stock held by Minority Shareholders will be converted into 17.8125 shares of FSC Common Stock. With the Conversion Ratios fixed as to the number of shares of FSC Common Stock to be received by Shareholders, the number of shares of FSC Common Stock to be received by Shareholders under the Merger Agreement will not fluctuate with market price changes in FSC Common Stock. The Conversion Ratios, and ultimately the number of shares of FSC Common Stock to be received by Bancorp Shareholders and FNBDA Minority Shareholders, may be adjusted to reflect any stock dividends, subdivisions, split ups, reclassifications or combinations of FSC Common Stock prior to the Effective Time.

               Each share of FSC Common Stock will have an attached Right, which Right is part of a shareholder-rights plan adopted by FSC in 1989. The Rights give holders the opportunity to purchase additional equity interests in FSC at a significant discount under certain circumstances. (SEE "INFORMATION ABOUT FSC-- Description of FSC's Capital Stock.")

               No certificates for fractional shares of FSC Common Stock will be issued in connection with the Mergers. Any Shareholder who would otherwise be entitled to receive a certificate for a fraction of a share of FSC Common Stock will receive, instead, an amount of cash, without interest, determined by the average of the daily closing sale prices for FSC Common Stock as reported on the NASDAQ National Market System for the five (5) consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

               The Conversion Ratios were determined by arm's length negotiations between representatives of Bancorp and representatives of FSC, with the FNBDA Conversion Ratio determined based upon a valuation by Southard and agreed to by FSC. In arriving at their opinion that such consideration is fair to Bancorp Shareholders and to FNBDA Minority Shareholders, Bancorp and FNBDA Directors reviewed and considered, among other things, the historical and current financial position and results of operations of Bancorp and FNBDA; the business prospects for Bancorp and FNBDA; the general economic, market, and financial conditions relating to Bancorp and FNBDA; the Southard Opinion; and other recent bank acquisition transactions.

EXCHANGE OF CERTIFICATES

               At the Effective Time, the Bancorp Shareholders and the FNBDA Minority Shareholders will cease to have any rights as Shareholders, and their sole rights will pertain to their right to receive shares of FSC Common Stock and any cash payment, if applicable, for fractional shares.

               As promptly as practicable after the Effective Time, the Exchange Agent will mail to all the Bancorp Shareholders and FNBDA Shareholders required to exchange their shares in the Mergers transmittal materials, including a Letter of Transmittal for use in exchanging certificates of Bancorp Common Stock and FNBDA Common Stock for certificates of FSC Common Stock. As soon as practicable after the Letter of Transmittal is properly completed and returned along with the certificates of Bancorp Common Stock and FNBDA Common Stock to the Exchange Agent, FSC will cause to be issued to the person specified in the Letter of Transmittal certificates for the number of shares of FSC Common Stock and, to the extent applicable, any cash in lieu of fractional shares of FSC Common Stock, to which such person is entitled under the Merger Agreement.

               The risk of loss of certificates mailed to the Exchange Agent will be on the tendering Bancorp Shareholder or FNBDA Minority Shareholder. Shareholders claiming rights based on stock certificates that are lost or stolen must provide the Exchange Agent with a bond or insurance undertaking sufficient to indemnify FSC in the event a third party also makes claim under the Merger Agreement based on the same certificates.

               If any certificate for shares of FSC Common Stock is to be issued in a name other than that in which the Bancorp or FNBDA share certificate surrendered in exchange therefor is registered, the Bancorp or FNBDA certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange must pay FSC any transfer or other taxes required by reason of the issuance of a certificate for shares of FSC Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of FSC that such tax has been paid or is not payable.

               Each share of FSC Common Stock issued in connection with the Mergers will be deemed to have been issued at the Effective Time. Accordingly, Bancorp Shareholders and FNBDA Minority Shareholders who receive FSC Common Stock in the Mergers will be entitled to receive any dividends or other distributions which may be payable to all holders of record of FSC Common Stock as of any date after the Effective Time. However, no Shareholder will be entitled to receive shares of FSC Common Stock or cash, and no dividends or other distributions will actually be paid with respect to any shares of FSC Common Stock, until the certificate or certificates formerly representing the shares of Bancorp Common Stock or FNBDA Common Stock have been surrendered in accordance with the procedures described above. At the time such surrender has been accomplished, a certificate representing the appropriate number of shares of FSC Common Stock will be issued and accrued dividends and other distributions on such shares of FSC Common Stock, if any, will be paid without interest and less taxes, if any, imposed thereon.

ACCOUNTING TREATMENT

               FSC expects that the Mergers will be accounted for under generally accepted accounting principles as a "purchase."

REGULATORY APPROVALS

               The Office of the Comptroller of the Currency must approve the FNBDA Merger, and the Federal Reserve Board must approve the Bancorp Merger.

               The Comptroller and the Federal Reserve Board are still reviewing the Merger Agreement transactions and their effects as of the date of this Prospectus/Proxy Statement. Neither FSC nor Bancorp knows of any reason why the Comptroller or the Federal Reserve Board will not approve the transactions contemplated in the Merger Agreement in a timely fashion, although there can be no guaranty that such approvals will be forthcoming in time for the Closing or at all. If approved by the Federal Reserve Board and the Comptroller, the U.S. Department of Justice will have 30 days within which to challenge the Merger Agreement on antitrust grounds. THERE IS NO ASSURANCE THAT THESE REGULATORY APPROVALS WILL BE RECEIVED TIMELY OR AT ALL.

               AN APPROVAL BY THE FEDERAL RESERVE BOARD REFLECTS ONLY ITS VIEW THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT DO NOT CONTRAVENE APPLICABLE COMPETITIVE STANDARDS IMPOSED BY LAW, AND THAT SUCH TRANSACTIONS ARE CONSISTENT WITH REGULATORY POLICIES RELATING TO SAFETY AND SOUNDNESS; AN APPROVAL BY THE FEDERAL RESERVE BOARD IS NOT AN OPINION BY THE FEDERAL RESERVE BOARD THAT THE MERGER TRANSACTIONS ARE FAVORABLE TO THE STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW OR THAT THE FEDERAL RESERVE BOARD HAS CONSIDERED THE ADEQUACY OF THE TERMS OF THE TRANSACTIONS; AND AN APPROVAL BY THE FEDERAL RESERVE BOARD IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE MERGER AGREEMENT.

               AN APPROVAL BY THE COMPTROLLER REFLECTS ONLY THE VIEW THAT THE FNBDA MERGER

DOES NOT CONTRAVENE APPLICABLE COMPETITIVE STANDARDS IMPOSED BY LAW, AND THAT THE FNBDA MERGER IS CONSISTENT WITH REGULATORY POLICIES RELATING TO SAFETY AND SOUNDNESS; AN APPROVAL BY THE COMPTROLLER IS NOT AN OPINION BY THE COMPTROLLER THAT THE FNBDA MERGER IS FAVORABLE TO THE FNBDA MINORITY SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OR THAT THE COMPTROLLER HAS CONSIDERED THE ADEQUACY OF THE TERMS OF THE FNBDA MERGER; AND AN APPROVAL BY THE COMPTROLLER IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE FNBDA MERGER.

CONDITIONS TO THE MERGERS

               The obligations of the parties to effect the Mergers are conditioned, among other things, on (i) approval by the Directors of FNBDA, Bancorp, FSC and FSB (all of which has occurred); (ii) approval by holders of at least a majority of Bancorp Common Stock and approval by at least two-thirds (2/3) of the outstanding shares of FNBDA Common Stock; (iii) certain Bancorp Shareholders having delivered letters concerning future sales of the FSC Common Stock received in the Bancorp-FSC Merger (SEE "RESALES OF FSC COMMON STOCK," below); (iv) the Registration Statement (covering the FSC Common Stock to be issued under the Merger Agreement) becoming effective and no stop order suspending its effectiveness being issued and continuing in effect; (v) receipt, in form and substance reasonably satisfactory to Bancorp and FSC, of all necessary orders, consents and approvals of regulatory authorities and expiration of all applicable statutory waiting periods; (vi) FSC shall have received required letters from Certified Public Accountants with respect to Bancorp's and FNBDA's financial condition; (vii) the receipt of an opinion of special tax counsel concerning the tax free nature of the Mergers; (viii) the maintenance of a net worth for Bancorp of $47,150,000.00 as of the Closing Date (exclusive of securities gains or losses pursuant to FASB 115 for the period from September 30, 1997 through the Closing Date and subject to certain adjustments set forth in the Merger Agreement); (ix) the assets, books, records and operations of Bancorp and FNBDA shall be in reasonably satisfactory condition and FSC having approved Bancorp's and FNBDA's loan portfolios based on its review and its direction of charge offs to occur prior to the Closing Date; (x) Ben H. Haines, Jr. and John A. Papen, III having executed and delivered to FSC employment agreements in a form acceptable to FSC; (xi) each of FNBDA, FNBCC and Bancorp having maintained normal business operations through the Closing Date; (xii) counsel for the parties having delivered satisfactory opinions; (xiii) the absence of any litigation, regulatory proceeding or other matter which challenges the legality or effectiveness of the transactions contemplated hereby or seeks an order, decree or injunction enjoining or prohibiting the consummation of the Mergers; and (xiv) the Southard fairness opinion shall have been updated just prior to the Closing Date, subject to certain limitations.

               The parties may agree to waive or modify certain of these conditions, although there is no present intention to do so.

TERMINATION OF THE MERGER AGREEMENT

               The Merger Agreement may be terminated at any time prior to the Effective Time by (i) mutual consent of the parties, (ii) any party at any time after July 18, 1998, if the Closing has not yet occurred, (iii) by any party if the other party's warranties or covenants are in breach and such breach is not cured within 30 days of notice, or (iv) by FSC if less than the required shares of Bancorp Common Stock and FNBDA Common Stock approve the Merger Agreement or if the Merger Agreement is not approved by any required governmental authority. Termination of the Merger Agreement will not relieve any party of any liability for default occuring prior to such termination.

OPERATIONS AFTER THE MERGERS

               As proposed, Bancorp will merge with and into FSC and FSB will merge with and into FNBDA. Bancorp will cease separate operations and separate existence, and FNBDA and FNBCC will continue their separate existances. No decision has yet been made as to when FNBDA and FNBCC will be renamed to identify them as part of the FSC system.

EFFECT OF THE MERGERS ON EMPLOYEE BENEFIT PLANS

               Until the Effective Time, all retirement and health insurance plans maintained by Bancorp, FNBCC or FNBDA for the benefit of employees will remain in effect without substantive change, except as may be required by applicable law in connection with the intended termination of these plans as part of the Mergers.

               On or before the Effective Time, Bancorp, FNBCC, FNBDA and FSC will determine whether it is in the best interests of the parties and the employees of Bancorp, FNBCC and FNBDA to terminate existing plans or to merge such plans into an FSC benefit plan to the extent of any employees retained following the Effective Time; provided, however, that no accounts will be permitted to roll-over to FSC's 401(k) plan without the express written consent of the trustee and sponsor of FSC's 401(k) plan to such roll-over, which approval shall not be given in any event without receipt of such documentation from Bancorp and FNBDA as may be requested by FSC, including, without limitation, an Internal Revenue Service ruling obtained by Bancorp approving the roll-over and ensuring the qualification of the FSC 401(k) plan if it accepts such roll-overs.

               As of the Effective Time the current Bancorp, FNBDA and FNBCC health insurance plans likely will terminate. Subject to applicable law, all employees retained by FSC after the Mergers will be eligible to participate in the FSC health insurance plan now in effect, in accordance with its terms.

                         FEDERAL INCOME TAX CONSEQUENCES

               This description of the material federal income tax consequences of the Merger Agreement is included solely for the information of Shareholders. No information is provided with respect to the consequences of any applicable state, local or foreign tax laws. Also, the specific tax consequences to a Shareholder may depend upon the individual situation of the Shareholder. Therefore, each Shareholder is urged to consult his or her own tax adviser concerning the specific tax consequences of the Merger Agreement to such Shareholder.

               Ray, Quinney & Nebeker, special tax counsel to FSC, has rendered its opinion addressing certain tax consequences of the Merger Agreement, which opinion is summarized below. The opinion is to the effect that if the transactions contemplated in the Merger Agreement take place as described therein, more likely than not:

              (i) The FNBDA Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

             (ii) The Bancorp Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

            (iii) No gain or loss will be recognized by the holders of Bancorp Common Stock or FNBDA Common Stock who exchange such stock for FSC Common Stock pursuant to the Merger Agreement (with the possible exception of gain recognized upon the receipt of FSC Rights or cash in lieu of fractional shares (see below)).

             (iv) The basis of the FSC Common Stock received by Shareholders will be the same as the basis of the Bancorp Common Stock or FNBDA Common Stock surrendered in exchange therefor, after appropriate reduction for the basis of fractional shares for which cash is received.

              (v) The holding period of the FSC Common Stock received by Shareholders under the Merger Agreement will include the holding period of the Bancorp Common Stock or FNBDA Common Stock surrendered in exchange therefor, provided that the Bancorp Common Stock or FNBDA Common Stock surrendered was held as a capital asset at the time of the exchange.

             (vi) Any cash received by Shareholders in lieu of a fractional share of FSC Common Stock will be treated as having been received in redemption of the shares so cashed out, and will result in taxable gain or loss. The amount of such gain or loss will be the difference between the cash received and the basis of the shares or the fractional share interest surrendered in exchange therefor. Provided the shares or the fractional share interest was held as a capital asset at the time of redemption, such gain or loss will constitute capital gain or loss.

            (vii) No gain or loss will be recognized by FNBDA as a result of the FNBDA Merger.

           (viii) No gain or loss will be recognized by Bancorp or FSC as a result of the Bancorp Merger.

             (ix) The holding period of Bancorp's assets in the hands of FSC will include the period during which such assets were held by Bancorp.

               An opinion of counsel is not binding upon the IRS or the courts. The tax opinion is based upon certain factual assumptions, and upon certain representations and assurances made by FNBDA, Bancorp and FSC. Counsel has expressed no opinion concerning the consequences of the Merger Agreement on the Shareholders under applicable state or local income tax laws.

               One of the requirements for tax-free reorganization treatment is that shareholders of the acquired corporation acquire a substantial and continuing interest in the acquiring corporation. The opinion of counsel is based on the assumption that Shareholders have no plan or intention to sell or otherwise dispose of an amount of FSC Common Stock to be received under the Merger Agreement that would reduce their aggregate ownership of FSC Common Stock to a number of shares having in the aggregate a value at the Effective Time of less than fifty percent (50%) of the total value of the Bancorp Common Stock and the minority FNBDA Common Stock outstanding immediately prior to the Effective Time. For purposes of such determination, Bancorp Common Stock or FNBDA Common Stock that is surrendered by dissenters, or exchanged for cash in lieu of the issuance of fractional shares of FSC Common Stock, will be treated as outstanding Bancorp Common Stock or FNBDA Common Stock immediately prior to the Effective Time.

               Shareholders should also be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, non-compete agreements, consulting arrangements and other transactions could be reviewed by the IRS and determined to constitute taxable income to specific parties to the Mergers or could be a basis for assertion that reorganization treatment is not appropriate to the Mergers. Furthermore, if the IRS were to establish as to some Shareholders that part of the FSC Common Stock received in the Mergers is severable from the Mergers, resulting in a proportionally increased equity interest being received in the Mergers by other Shareholders, the Shareholders whose equity interests were deemed to be constructively increased by the Mergers may be treated as having received a taxable stock dividend. Thus, notwithstanding the opinions of counsel, Shareholders should consult with their tax advisers as to the tax consequences of the Mergers.

               Under Section 3406 of the Code, Shareholders may be subject to "backup withholding" at the rate of 31% on "reportable payments" to be received by them if they fail to furnish their correct taxpayer identification numbers or for certain other reasons. FSC will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

               The Code also imposes an alternative minimum tax and excise taxes on certain types of transactions. Applicability of such taxes is usually controlled, in whole or part, by other matters unrelated to the Mergers or by the unique characteristics of the particular taxpayer. Accordingly, Shareholders are encouraged to consult their tax advisers if they are or might be subject to such taxes.

                        RIGHTS OF DISSENTING SHAREHOLDERS

BANCORP

               Bancorp Shareholders who vote against the Merger Agreement are entitled to dissenters' rights under the New Mexico Statutes. Section 53-15-4 of the New Mexico Statute provides that a Bancorp Shareholder may exercise his right to dissent by filing with Bancorp, prior to or at the Bancorp Meeting, a written objection to the Merger Agreement. If the Merger Agreement is approved, and the Shareholder has not voted in favor of the Merger Agreement, the Shareholder may, within ten days after the date on which the vote was taken, make written demand on Bancorp for payment of the fair value of the Shareholder's shares of Bancorp Common Stock. A Shareholder failing to make demand within the ten day period is bound by the terms of the Merger Agreement. Within ten days after the Effective Time, FSC will give written notice to each dissenting Bancorp Shareholder who has made demand according to the New Mexico Statute and will make a written offer to each such Shareholder to pay for such shares of Bancorp Common Stock at a specified price deemed by FSC to be the fair value thereof. The notice and offer shall be accompanied by specific financial information. If within the period of thirty (30) days a dissenting Bancorp Shareholder and FSC do not agree on the price, FSC may file a petition in any court of competent jurisdiction praying that the fair value of such shares be found and determined. If FSC fails to institute the proceeding, any dissenting Bancorp Shareholder may do so. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

               The foregoing summary of Section 215 of the National Bank Act is not intended to be complete. Reference should be made to the language of
Section 215 found in Appendix E.

               Any transferee of shares of Bancorp Common Stock previously held by a Shareholder who has properly made a Payment Demand with respect to such shares will acquire no rights in Bancorp other than those rights which the original dissenting Shareholder had after making such Payment Demand.

               The New Mexico Statute provides that a Shareholder who has a right under the New Mexico Statute to obtain payment for his shares will have no right at law or in equity to attack the validity of the Merger, nor to have the Merger set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining Shareholder or to Bancorp.

               The foregoing summary of the applicable provisions of the New Mexico Statute is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are attached hereto as Appendix E.

FNBDA

               FNBDA shareholders who vote against the Merger are entitled to dissenters' rights under the National Bank Act. Section 215 of the National Bank Act provides that a FNBDA Shareholder wishing to perfect his or her right to dissent from the Merger Agreement must either vote against the Merger Agreement or give notice in writing at or prior to the FNBDA Meeting to the presiding officer that he or she dissents from the Merger Agreement. Additionally, a dissenting FNBDA Shareholder must make written request upon FNBDA, for the value of his or her FNBDA Common Stock ("Payment Demand") at any time within thirty (30) days after the Effective Date. The written request must be accompanied by the surrender of such Shareholder's stock certificates. The statute provides that the value of the FNBDA shares of any dissenting FNBDA Shareholder as of the Effective Time will be determined by an appraisal made by a committee of three persons including (i) one person selected by the vote of the holders of the majority of FNBDA Common Stock, the owners of which are entitled to payment in cash (by reason of such request for appraisal), (ii) one person selected by the Directors of FNBDA, and (iii) one person selected by the two persons so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed is not satisfactory to any dissenting FNBDA Shareholder who has requested payment, that Shareholder may, within five (5) days after being notified of the appraised value of such shares as determined by the committee, appeal to the OCC, who shall then cause a reappraisal to be made, which will be final and binding as to the value of the FNBDA shares of such Shareholder. If within ninety (90) days from the Effective Time, for any reason, one or more of the appraisers is not selected as provided above or the appraisers fail to determine a value for such shares, the OCC will, upon written request of any interested party, cause an appraisal to be made which will be final and binding upon all parties.

               For a discussion of certain tax consequences in connection with Disssenters Rights, SEE "Certain Federal Income Tax Consequences", above.

                 ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS WITH RESPECT TO HIS OR HER SHARES IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF APPENDIX E INASMUCH AS DISSENTERS' RIGHTS MAY BE LOST IF THE REQUIREMENTS OF APPLICABLE LAW ARE NOT FULLY AND PRECISELY SATISFIED.



                           RESALES OF FSC COMMON STOCK

               The shares of FSC Common Stock to be issued to Shareholders in connection with the Merger Agreement will be registered with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 ("the Securities Act"). Based on recently enacted federal legislation preempting state registration requirements for NASDAQ Stock Market securities, no registration or qualification of such shares will be pursued in any state in which any Shareholder currently resides.

               Resales of the FSC Common Stock received in connection with the Merger Agreement will need to be in compliance with applicable state securities laws and regulations, and this compliance will be the responsibility of the selling or transferring Shareholder.

               FSC shares received by persons who are deemed to be "affiliates" of Bancorp or FNBDA for purposes of Rule 145 under the Securities Act, may be resold by them only in transactions permitted by such Rule, or as otherwise permitted under the Securities Act. Rule 145 applies certain of the requirements and provisions of Rule 144 (applicable to unregistered shares) to registered shares received by an affiliate of a party to a merger transaction. Rule 144, in turn, applies certain restrictions on method and amount of securities sales. As a condition to the Closing of the Merger Agreement, each person who is so identified is required to deliver to FSC at or prior to Closing a written agreement satisfactory to counsel for FSC that such person and his or her "associates" (as defined for purposes of Rule 145) shall not offer to sell or otherwise dispose of any shares of FSC Common Stock issued to such person or his or her associates pursuant to the Merger Agreement in violation of the Securities Act or the regulations thereunder.

                   CAPITALIZATION AND PRO FORMA CAPITALIZATION
                               OF FSC AND BANCORP

                 What follows is a summary financial description of the current capitalization of both FSC and Bancorp as of September 30, 1997. The information presented is drawn from the unaudited financial statements of the companies. Also shown is the PRO FORMA capitalization of the combined companies as a result of the Mergers:


 (IN THOUSANDS)            FSC               BANCORP        PRO FORMA COMBINED
                           ---               -------        ------------------
 COMMON EQUITY              $1,299,534       $47,692             $1,383,634(1)

 PREFERRED EQUITY                  510             0                    510

 LONG-TERM DEBT                954,463        11,279                967,742

 TOTAL LIABILITIES          15,012,934       368,525             15,374,566(1)


(1) Includes estimated purchase accounting adjustments to reflect estimated market value of FSC Shares and Bancorp Assets and Liabilities as of the Closing Date, and elimination of intercompany deposits.

                       SELECTED COMPARATIVE FINANCIAL DATA

                 The following selected historical financial information on FSC and Bancorp and FNBDA is derived from audited year-end and unaudited quarter-end consolidated financial statements of FSC, certain of which are incorporated herein by reference, and from the audited 1996, 1995, 1994, 1993 and 1992 year-end and unaudited September 30, 1997 consolidated financial statements of Bancorp. Quarterly information is taken from the unaudited quarter-end financial statements of FSC and of Bancorp. (Bancorp financial statements at December 31, 1996 and 1995, and September 30, 1997, as to balance sheet items, and for the years ended December 31, 1996, 1995 and 1994, and for the nine months ended September 30, 1997, are attached as Appendices B and C.) All FSC results have been previously restated to reflect FSC's pooling-of-interest acquisition of First National Financial Corp. in 1993, and to reflect in per share amounts the stock splits effected by means of 50% stock dividends on May 1, 1992, February 15, 1996 and May 15, 1997. In addition, FSC's results were previously restated to reflect adoption of SFAS No. 109, "Accounting for Income Taxes," retroactive to 1988. The average balance sheet data on Bancorp is presented on a yearly basis. This information should be read in conjunction with such financial statements and notes thereto, and the information hereinafter set forth under the captions "INFORMATION ABOUT FSC", and "INFORMATION ABOUT BANCORP" and "INFORMATION ABOUT FNBDA", below. (SEE "AVAILABLE INFORMATION," and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," above.)

FSC

                          NINE MONTHS ENDED
FOR THE PERIOD ENDING:      SEPTEMBER 30                              DECEMBER 31
                            ------------                              -----------
                           1997         1996          1996          1995          1994          1993          1992
                        ----------   ----------    ----------    ----------    ----------   -----------   ----------
                                                 (Dollars in thousands, except per share amounts)
INCOME

Interest Income......      840,815      724,411       987,808       934,859       773,517       644,732     656,448
Net Interest
  Income.............      428,336      378,678       516,576       474,991       458,102       403,938     375,949
Provision for
  Possible Loan
  Losses.............       41,593       28,751        40,300        21,082           825        11,684      30,277
Income
  Before Taxes.......      233,609      197,825       277,595       190,196       221,177       173,267     150,252
Net Income...........      150,610      126,614       177,843       120,005       140,134       114,056     100,343


PER COMMON SHARE
DATA

Net Income, fully             1.28         1.09          1.53          1.05          1.24         1.06         0.96
diluted..............
Cash Dividends                0.49         0.42          0.57          0.50          0.46         0.39         0.30
  Declared...........        11.22         9.64         10.04          9.14          7.97         7.66         7.03
Book Value...........

AVERAGE BALANCE
 SHEET DATA

Earning Assets.......   13,172,600   11,447,032    11,671,304    11,038,396    10,072,306    8,319,615    7,680,167
Total Assets.........   14,778,267   12,783,717    13,045,607    12,232,262    11,139,838    9,214,260    8,490,487
Total Deposits.......    9,434,261    8,787,804     8,884,443     8,391,856     7,699,627    6,956,114    6,567,776
Long-Term Debt.......      970,613      718,337       746,885       728,788       368,096      204,129      103,659
Total Stockholders'
  Equity.............    1,186,980    1,055,054     1,067,847       986,175       868,735      784,658      686,159


END OF PERIOD
 BALANCE SHEET
 DATA

Earning Assets.......   14,625,505   12,417,202    13,115,096    11,746,677    11,019,059    9,329,273    8,054,059
Total Assets.........   16,312,978   13,739,324    14,708,024    13,034,607    12,148,982   10,211,689    8,895,673
Total Deposits.......   10,223,196    9,088,404     9,439,263     8,773,642     8,053,344    7,503,707    6,868,453
Long-Term Debt.......      954,463      821,932       944,055       720,521       685,426      224,836      127,203
Total Stockholders'
  Equity.............    1,300,044    1,093,331     1,140,648     1,030,263       889,474      835,731      722,447

BANCORP

                          NINE MONTHS ENDED
FOR THE PERIOD ENDING:      SEPTEMBER 30                                      DECEMBER 31
                            ------------                                      -----------
                           1997         1996          1996          1995          1994        1993          1992
                        ----------   ----------    ----------    ----------    ----------  ----------    ----------
                                                 (Dollars in thousands, except per share amounts)
INCOME

Interest Income......       22,235       21,396        28,678        28,271       26,680       28,101        30,916
 Interest Expense.....       8,308        7,464        10,071        10,012        7,608        8,215        11,214
 Net Interest               13,927       13,932        18,607        18,259       19,072       19,886        19,702
   Income.............
 Provision for
   Loan Losses........         202          212          (128)            -           54        1,009         1,319
 Net Interest Income
   After Provision for
   Loan Losses........      13,725       13,720        18,735        18,259       19,018       18,877        18,383
 Non-Interest
   Income.............       2,700        2,622         3,650         3,193        3,044        3,651         3,129
 Non-Interest
   Expense............      12,211       11,740        16,411        14,970       15,133       15,272        15,540
 Income Before
   Taxes and Minority
   Interest...........       4,214        4,602         5,974         6,482        6,929        7,256         5,972
 Income Tax Expense...         937        1,287         1,659         1,953        2,071        2,215         1,754
 Minority Interest....         102          111           143           155          176          193           159
 Net Income...........       3,175        3,204         4,172         4,374        4,682        4,848         4,059


PER COMMON SHARE
 DATA

 Net Income...........       28.31        28.37         36.94         38.73        41.45        43.03         35.61
 Cash Dividends
  Declared............           -            -         10.00          8.00         6.00         3.00          2.00
 Book Value...........      426.00       390.00        396.00        369.00       309.00       355.00        284.00


AVERAGE BALANCE
 SHEET DATA

 Earning Assets.......     352,208      338,868       338,823       332,501       333,463     342,960       331,094
 Total Assets.........     399,644      379,409       381,230       370,089       370,946     379,250       369,035
 Total Deposits.......     335,073      322,622       323,977       317,421       325,204     338,655       331,665
 Total Stockholders
   Equity.............      45,795       42,855        43,320        38,802        34,771      32,262        28,508

END OF PERIOD
 BALANCE SHEET
 DATA

 Earning Assets.......     360,528      331,360       349,646       333,130       326,909     334,183       349,055
 Total Assets.........     416,217      378,077       407,188       376,144       370,680     378,674       397,318
 Total Deposits.......     347,671      320,071       345,098       317,271       310,733     334,350       356,537
 Total Stockholders'
  Equity..............      47,692       44,527        44,637        41,538        34,939      34,570        30,244

FNBDA

                          NINE MONTHS ENDED
FOR THE PERIOD ENDING:      SEPTEMBER 30                                      DECEMBER 31
                            ------------                                      -----------
                           1997         1996          1996          1995          1994        1993          1992
                        ----------   ----------    ----------    ----------    ----------  ----------    ----------
                                                 (Dollars in thousands, except per share amounts)
INCOME

 Interest Income......      19,930       19,246        25,743         25,659       24,151      25,209        27,502
 Interest Expense.....       7,384        6,570         8,879          8,847        6,631       7,071         9,613
 Net Interest
  Income..............      12,546       12,676        16,864         16,812       17,520      18,138        17,889
 Provision for
   Loan Losses........         187          159          (226)             -            -         265           601
 Interest Income After
   Loan Loss
   Provision..........      12,359       12,517        17,090         16,812       17,520      17,873        17,288
 Non-Interest Income..       2,459        2,372         3,337          2,881        2,761       3,176         2,713
 Non-Interest Expense.      11,269       10,842        15,167         13,674       13,625      13,542        14,191
 Income Before
   Income Tax
   Expense............       3,549        4,047         5,260          6,019        6,656       7,507         5,810
 Income Tax Expense...         699        1,036         1,375          1,728        1,952       2,304         1,665
 Net Income...........       2,850        3,011         3,885          4,291        4,704       5,203         4,145


PER COMMON SHARE
 DATA

 Net Income...........       28.50        30.11         38.85          42.91        47.04       52.03         41.45
 Cash Dividends
  Declared............        6.00         6.00         20.00          20.00        15.00       19.00         13.50
 Book Value..........       424.00       404.00        399.00         380.00       357.00      325.00        292.00

AVERAGE BALANCE
 SHEET DATA

 Earning Assets.......     326,912      310,944       309,957        305,686      305,307     312,128       298,287
 Total Assets.........     362,674      346,506       347,939        338,954      338,491     345,656       333,681
 Total Deposits.......     304,517      296,149       296,956        291,963      297,787     308,896       300,414
 Total Stockholders'
    Equity............      40,653       38,821        39,141         35,981       32,630      30,840        28,036


END OF PERIOD
 BALANCE SHEET
 DATA

 Earning Assets.......     360,586      331,420       349,223        332,883      326,912     334,186       349,059
 Total Assets.........     379,185      343,846       371,314        344,821      338,674     345,319       362,865
 Total Deposits.......     316,367      292,853       316,159        292,157      284,903     306,064       324,335
 Total
  Stockholders' Equity      42,311       40,085        39,828         37,907       32,591      32,549        29,166

                       SELECTED HISTORICAL, PRO FORMA AND
                       EQUIVALENT PRO FORMA PER SHARE DATA

     The following table, which shows comparative historical per Common Share data for FSC and Bancorp (separately and PRO FORMA combined), and equivalent PRO FORMA per share data for Bancorp, should be read in conjunction with the financial information appearing elsewhere in this Prospectus/Proxy Statement or as incorporated herein by reference to other documents. The PRO FORMA data in the table, presented as of September 30, 1997 and December 31, 1996, 1995 and 1994, are presented for comparative and illustrative purposes only and are not necessarily indicative of the combined financial position of FSC following the Bancorp Merger or FSC's results of operations in the future or what the combined financial position or results of operations would have been had the Merger Agreement been consummated during the periods or as of the dates for which the information in the table is presented:

                                           HISTORICAL                       PRO FORMA
                                     ---------------------            ---------------------
                                                                    FSC AND
PER COMMON SHARE                                                     BANCORP          BANCORP
                                                                    PRO-FORMA        EQUIVALENT
                                       FSC         BANCORP          COMBINED         PRO-FORMA(4)
                                     -------      ---------         --------        -------------
NET INCOME:(1)

 For the nine months ended
  September 30, 1997                 $ 1.28         $ 28.31          $ 1.28           $ 32.37
  September 30, 1996                   1.09           28.37

 For the year ended
  December 31, 1996                    1.53           36.94            1.53             38.69
  December 31, 1995                    1.05           38.73
  December 31, 1994                    1.24           41.45

CASH DIVIDENDS:(2)

 For the nine months ended
  September 30, 1997                   0.49               0            0.49             12.39
  September 30, 1996                   0.42               0

 For the year ended
  December 31, 1996                    0.57           10.00            0.57
  December 31, 1995                    0.50            8.00            0.50
  December 31, 1994                    0.46            6.00            0.46             14.41

BOOK VALUE:(3)
                                      11.22          426.33           11.35            287.01

As of September 30,  1997(5)

-----------------------

Note (1) Fully-diluted Net Income per Common Share is based on weighted average Common Shares outstanding and assumes conversion of preferred shares and convertible debt.

Note (2) PRO FORMA cash dividends represent historical cash dividends of FSC.

Note (3) Book value per Common Share is based on total period-end Shareholders' equity and, for FSC, less preferred equity of $510,000 (at September 30, 1997). 1996, 1995 and 1994
                period-end data are not shown because the pro forma effect is immaterial.

Note (4) PRO FORMA equivalent amounts are computed by multiplying the PRO FORMA combined amounts by the Conversion Ratio as of the dates shown. (SEE "THE MERGER AGREEMENT -- Consideration to be Received by Bancorp Shareholders.")

                              INFORMATION ABOUT FSC

GENERAL

     FSC is a regional bank holding company, headquartered in Salt Lake City, Utah. FSC owns and operates First Security Bank, N.A., First Security Bank of New Mexico, N.A., and First Security Bank of Nevada. Through these three banks, FSC provides full service banking operations in the six (6) Western States of Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming. FSC also owns and operates several other financial services companies, some having a national presence. Through its subsidiaries, FSC provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing and securities
brokerage services.   At September 30, 1997, FSC and its consolidated
subsidiaries had consolidated assets of $16.3 billion, consolidated deposits of $10.2 billion and shareholders' equity of $1.3 billion. FSC has paid a regular dividend on its Common Stock since its incorporation in 1928.

     FSC maintains its executive offices at 79 South Main Street, Salt Lake City, Utah 84111, telephone (801) 246-6000.

     The principal assets of FSC are the capital stock of First Security Bank, N.A. ("FSBNA") and First Security Bank of New Mexico, N.A. ("FSBNM"), both of which provide a broad range of banking, fiduciary, financial and other services. Based on deposits of approximately $7.3 billion at December 31, 1996, FSBNA was ranked the 74th largest commercial bank in the United States, and is the largest bank in the State of Utah and the second largest bank in the State of Idaho. It currently has 234 branch offices in the states of Utah, Idaho, Oregon and Wyoming. Based on deposits of nearly $1.2 billion at December 31, 1996, FSBNM was ranked 287th largest commercial bank in the United States, and the 3rd largest bank in the State of New Mexico. It currently has 29 branches in New Mexico.

     FSC also owns First Security Bank of Nevada, a Nevada state bank. Along with these banking organizations, FSC also directly or indirectly owns the stock of various nonbank companies engaged in businesses related to banking and finance, including management and services, securities brokerage, equipment leasing, insurance and investment management subsidiaries and a small business investment company.

     In addition to its equity investment in subsidiaries, FSC directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of FSC's annual income is typically derived from dividends directly from its bank and nonbank subsidiaries, and from interest on loans to FSC's nonbank subsidiaries.

COMPETITION

     As indicated above, as of December 31, 1996, FSBNA was the largest bank in Utah and the second largest bank in Idaho, and FSBNM was the third largest bank in New Mexico (second largest in Albuquerque). In Nevada, Oregon and Wyoming, FSC's bank operations are smaller, more localized competitors, with competition coming from a variety of larger banks and credit unions. FSBNA's operation in Oregon, at the last measurement date, was the 6th largest bank in Oregon. FSBNA's operation in Wyoming, at the most recent measurement date, was the 5th largest bank in Wyoming. First Security Bank of Nevada has a presence in the Clark County, Nevada, market of between 5% and 10% market share in deposits.

     The FSC Banks compete with other banking organizations in the states in which they operate on the basis of price, service and convenience. Other types of financial institutions, such as savings banks, savings and loan associations, and credit unions offer a wide range of deposit and loan services (including commercial loans) and, in some instances, fiduciary services. The FSC banks also compete with brokerage firms and mutual funds which provide the substantial equivalent of checking accounts, credit cards and similar devices which strongly resemble deposit products. Major retailers compete for loans by offering credit cards and retail installment contracts. It is anticipated that competition from nonbank organizations will continue to grow.

SUPERVISION AND REGULATION

      REFERENCES IN THIS SECTION TO APPLICABLE STATUTES AND REGULATIONS ARE BRIEF SUMMARIES ONLY, AND DO NOT

PURPORT TO BE COMPLETE. THE READER SHOULD CONSULT SUCH STATUTES AND REGULATIONS THEMSELVES FOR A FULL UNDERSTANDING OF THE DETAILS OF THEIR OPERATION.

     FSC is a bank holding company registered under the BHC Act, and is subject to supervision and regulation by the Federal Reserve Board. Federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violation of laws and policies.

     - ACTIVITIES "CLOSELY RELATED" TO BANKING. The BHC Act prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve Board, by order or regulation, to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. Some of the activities that have been determined by regulation to be closely related to banking are making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies, and providing securities brokerage services. Other activities approved by the Federal Reserve Board include consumer financial counseling, tax planning and tax preparation, futures and options advisory services, check guaranty services, collection agency and credit bureau services, and personal property appraisals. In approving acquisitions by FSC of companies engaged in banking-related activities, the Federal Reserve Board considers a number of factors, including the expected benefits to the public, such as greater convenience and increased competition or gains in efficiency, which are weighed against the risks of possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced DE NOVO and activities commenced through acquisition of a going concern.

     - SECURITIES ACTIVITIES. The Federal Reserve Board has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities (underwriting of municipal revenue bonds, commercial paper, consumer-receivable-related securities and one-to-four family mortgage-backed securities), provided that the affiliates would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. In very limited situations, holding companies have been permitted to underwrite and deal in corporate debt and equity securities through such subsidiaries. As of the date hereof, FSC is in the process of organizing a Section 20 subsidiary to expand its securities business opportunities. This Section 20 subsidiary will likely provide securities underwriting and dealing functions in and for all of the states and locations, including New Mexico, in which FSC has business operations.

     - SAFE AND SOUND BANKING PRACTICES. Bank holding companies are not permitted to engage in unsafe or unsound banking practices. The Federal Reserve Board may order a bank holding company to terminate an activity or control of a nonbank subsidiary if such activity or control constitutes a significant risk to the financial safety, soundness or stability of a subsidiary bank and is inconsistent with sound banking principles. Regulation Y also requires a holding company to give the Federal Reserve Board prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the company's consolidated net worth.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") expanded the Federal Reserve Board's authority to prohibit activities of bank holding companies and their nonbanking subsidiaries which represent unsafe and unsound banking practices or which constitute violations of laws or regulations. Notably, FIRREA increased the amount of civil money penalties which the Federal Reserve Board can assess for such practices or violations. The penalties can be as high as $1 million per day. FIRREA also expanded the scope of individuals and entities against which such penalties may be assessed.

     - ANTI-TYING RESTRICTIONS. Bank holding companies and their bank and nonbank affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

     - ANNUAL REPORTING; EXAMINATIONS. FSC is required to file an annual report with the Federal Reserve Board, and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board may examine a bank holding company or any of its subsidiaries, and charge the company for the cost of such an examination. FSC also will be subject to reporting and disclosure requirements under the state and federal securities laws subsequent to the offering contemplated by these materials.

     - BANK HOLDING COMPANY CAPITAL ADEQUACY REQUIREMENTS. The Federal Reserve Board monitors the capital adequacy of bank holding companies. The Federal Reserve Board uses a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy. The Federal Reserve Board has adopted a system using internationally consistent risk-based capital adequacy guidelines to evaluate the capital adequacy of bank holding companies. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common stockholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries less certain intangibles. "Tier 2" capital includes, with certain limitations, certain forms of perpetual preferred stock, as well as maturing capital instruments and the reserve for possible loan losses and specified levels of certain intangibles.

     In addition to the risk-based capital guidelines, the Federal Reserve Board has adopted the use of a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's "Tier 1" capital divided by its adjusted total assets. The leverage ratio adopted by the federal banking agencies requires a 3.0% "Tier 1" capital to adjusted total assets ratio for institutions with a CAMEL rating of 1. Institutions which are not CAMEL 1 rated will be expected to maintain a 100 to 200 basis point cushion; I.E., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%, and institutions planning acquisitions are expected to maintain higher ratios.

     The following table sets forth the current regulatory requirements for capital ratios of bank holding companies as compared with FSC's capital ratios at September 30, 1997:

                                              TIER 1               TOTAL
                                            CAPITAL TO          CAPITAL TO
                             LEVERAGE      RISK-WEIGHTED       RISK-WEIGHTED
                             RATIO(1)        ASSETS(2)           ASSETS (3)
                           ------------    -------------       -------------
REGULATORY MINIMUM         4.00-5.00%          4.00%               8.00%

FSC AT SEPTEMBER 30, 1997       7.90%         10.70%              13.60%


     (1)THE LEVERAGE RATIO IS DEFINED AS THE RATIO OF TIER 1 CAPITAL (USING FINAL 1992 RISK-BASED CAPITAL GUIDELINES TO DEFINE TIER 1 CAPITAL) TO AVERAGE ASSETS, NET OF GOODWILL. FEDERAL RESERVE BOARD GUIDELINES PROVIDE THAT ALL BANK HOLDING COMPANIES (OTHER THAN THOSE THAT MEET CERTAIN CRITERIA) MAINTAIN A MINIMUM LEVERAGE RATIO OF 3%, PLUS AN ADDITIONAL CUSHION OF 100 TO 200 BASIS POINTS. THE GUIDELINES ALSO STATE THAT BANKING ORGANIZATIONS EXPERIENCING INTERNAL GROWTH OR MAKING ACQUISITIONS WILL BE EXPECTED TO MAINTAIN "STRONG CAPITAL POSITIONS" SUBSTANTIALLY ABOVE THE MINIMUM SUPERVISORY LEVELS WITHOUT SIGNIFICANT RELIANCE ON INTANGIBLE ASSETS.

     (2)SHAREHOLDERS' EQUITY LESS GOODWILL (TIER 1 CAPITAL) DIVIDED BY RISK-WEIGHTED ASSETS.

     (3)TIER 1 CAPITAL PLUS RESERVE FOR POSSIBLE LOAN LOSSES (LIMITED TO 1.25% OF TOTAL RISK-WEIGHTED ASSETS) PLUS QUALIFIED SUBORDINATED AND CONVERTIBLE DEBT (TIER 2 CAPITAL) DIVIDED BY RISK-WEIGHTED ASSETS.

     Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However management is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

     - IMPOSITION OF LIABILITY FOR UNDERCAPITALIZED SUBSIDIARIES. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency to revise its risk-based capital standards within eighteen months of enactment of FDICIA to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. The new law also requires each federal banking agency to specify within nine months after the date of the enactment of the statute, by regulation, the levels at which an insured institution would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the regulations adopted by the banking agencies, all of FSC's subsidiary banks would be deemed to be "well capitalized."

     FDICIA requires bank regulators to take "prompt corrective action" to resolve problems associated with insured depository institutions. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. If an institution becomes "significantly undercapitalized" or "critically undercapitalized," additional and significant limitations are placed on the institution. The capital restoration plan of an undercapitalized institution will not be accepted by the regulators unless each company "having control of" the undercapitalized institution "guarantees" the subsidiary's compliance with the capital restoration plan until it becomes "adequately capitalized." FSC has control of all of its subsidiaries for purposes of this statute.

     Under FDICIA, the aggregate liability of all companies controlling a particular institution is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to bring the institution into compliance with applicable capital standards. FDICIA grants greater powers to the bank regulators in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends, or might be required to consent to a merger or to divest the troubled institution or other affiliates.

     Additionally, Federal Reserve Board policy discourages the payment of dividends by a bank holding company from borrowed funds as well as payments that would adversely affect capital adequacy. Failure to meet the capital guidelines may result in institution by the Federal Reserve Board of appropriate supervisory or enforcement actions.

     The "PROMPT CORRECTIVE ACTION" provisions of FDICIA reflect the same concerns which gave rise to a position adopted by the Federal Reserve Board known as the "source of strength doctrine," which is based on the Federal Reserve Board's Regulation Y. Regulation Y directs bank holding companies to "serve as a source of financial and managerial strength" to their subsidiary banks, and bars them from engaging in unsafe and unsound practices.

     - AUDIT REPORTS. Beginning January 1, 1994, FDICIA requires insured institutions with $500 million or more in total assets to submit annual audit reports prepared by independent auditors to federal and state regulators. In most cases, the audit report of the institution's holding company can be used to satisfy this requirement. The annual audit report shall include financial statements prepared in accordance with generally accepted accounting principles, statements concerning management's responsibility for the financial statements, internal controls and compliance with legal requirements designated by the FDIC, and an attestation by the auditor regarding the statements of management. FDICIA requires that independent audit committees be formed, consisting of outside directors only. The committees of institutions with assets of $3 billion or more must include members with experience in banking or financial management, must have access to outside counsel, and must not include representatives of large customers.

     - ACQUISITIONS BY BANK HOLDING COMPANIES. The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors. The Attorney General of the United States may, within 30 days after approval of an acquisition by the Federal Reserve Board, bring an action challenging such acquisition under the federal antitrust laws, in which case the effectiveness of such approval is stayed pending a final ruling by the courts.

     - INTERSTATE ACQUISITIONS. Under the federally enacted Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA"), individual states could "opt-out" of the federal law that would allow banks on an interstate basis to engage in interstate branching by merging out-of-state banks with host state banks after June 1, 1997. In addition under IBBEA, individual states could also "opt-in" and allow out-of-state banks to merge with host state banks prior to June 1, 1997. The host state is allowed under IBBEA to impose certain nondiscriminatory conditions on the resulting depository institution until June 1, 1997. New Mexico banking laws permit, in certain circumstances, out-of-state bank holding companies to acquire certain existing banks and bank holding companies in New Mexico.

     On September 29, 1994, IBBEA was enacted which has eliminated many of the current restrictions to interstate banking and branching. The IBBEA permits full nationwide interstate banking to adequately capitalized and adequately managed bank holding companies beginning September 29, 1995, without regard to whether such transaction is expressly prohibited under the laws of any state. The IBBEA's branching provisions permit full nationwide interstate bank merger transactions to adequately capitalized and adequately managed banks.

     The laws governing interstate banking and interstate bank mergers provide that transactions, which result in the bank holding company or bank controlling or holding in excess of ten percent of the total deposits nationwide or thirty percent of the total deposits statewide, will not be permitted except under certain specified conditions. However, any state may waive the thirty percent provision for such state. In addition, a state may impose a cap of less than thirty percent of the total amount of deposits held by a bank holding company or bank provided such cap is not discriminatory to out-of-state bank holding companies or banks.

     - DEPOSIT INSURANCE ASSESSMENTS. FDICIA required the FDIC to make effective, no later than January 1, 1994, regulations setting up a risk-based deposit insurance system. In addition, the FDIC can impose special assessments to cover the cost of borrowings from the U.S. Treasury, the Federal Financing Bank, and BIF member banks. The semiannual assessment must be based on: (1) the probability of a loss to the BIF; (2) the potential magnitude of the loss; and (3) the revenue and reserve needs of the fund.

     The Economic Growth and Regulatory Paperwork Reduction Act (the "1996 Act") as part of the Omnibus Appropriations Bill was enacted on September 30, 1996 and includes many banking related provisions. The most important banking provision is the recapitalization of the Savings Association Insurance Fund ("SAIF"). The 1996 Act provides for a one time assessment of approximately 65 basis points per $100 of deposits of SAIF insured deposits including Oakar deposits payable on November 30, 1996. For the years 1997 through 1999, the banking industry will assist in the payment of interest on FICO bonds that were issued to help pay for the cleanup of the savings and loan industry. Banks will pay approximately 1.3 cents per $100 of deposits for this special assessment, and after the year 2000, banks will pay approximately 2.4 cents per $100 of deposits until the FICO bonds mature in 2017. There is a three-year moratorium on conversions of SAIF deposits to Bank Insurance Fund ("BIF") deposits.

     - MERGERS OF BANKS AND THRIFTS. FDICIA has eased restrictions on cross-industry mergers. Members of the BIF and the Savings Association Insurance Fund are generally allowed to merge, assume each other's deposits, and transfer assets in exchange for an assumption of deposit liabilities. A formula applies to treat insurance assessments relating to acquired deposits as if they were still insured through the acquired institution's insurance fund. The transaction must be approved by the appropriate federal banking regulator. In considering such approval, the regulators take into account applicable capital requirements, certain interstate banking restrictions, and other factors.

     - BANK REGULATION. Two of FSC's bank subsidiaries are national banks, which are subject to regulation and supervision by the Comptroller. The other banks are a state-chartered savings bank in Oregon, which is regulated by the State of Oregon and by the FDIC; and a state-chartered bank in Nevada, subject to regulation and supervision by the State of Nevada and by the FDIC. Bank regulations on both the federal and state levels are broad in their scope and materially affect the business of FSC and its banks.

     All of FSC's subsidiary banks are subject to the requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the banks. In addition to the impact of regulation, commercial banks are affected significantly by actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     - PERMISSIBLE ACTIVITIES FOR STATE-CHARTERED INSTITUTIONS/EQUIVALENCE TO NATIONAL BANK POWERS. FDICIA provides that, effective December 19, 1992, no state bank or subsidiary thereof may engage as principal in any activity not permitted for national banks, unless the institution complies with applicable capital requirements and the FDIC determines that the activity poses no significant risk to the insurance fund. In general, statutory restrictions on the activities of banks are aimed at protecting the safety and soundness of depository institutions. Many of the statutory restrictions limit the participation of such institutions in the securities and insurance product markets. Each of the state-chartered banking subsidiaries of FSC are in compliance with the restrictions imposed by FDICIA.

     - EQUITY INVESTMENTS. In general, FDICIA prohibits state banks from directly or indirectly acquiring or retaining any equity investment of a type, or in an amount, not permitted for national banks. This prohibition does not apply to (1) investments in majority-owned subsidiaries; (2) qualified lower-income housing projects; (3) certain investments in shares listed on a national exchange or shares of a registered investment company;
(4) investments in providers of directors' and officers' liability insurance; and (5) shares of state-examined institutions engaging only in activities permissible for a national bank. Other restrictions may apply to such investments. Each of FSC's state-chartered subsidiary banks is presently in compliance with FDICIA's equity divestiture requirements.

     - RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES. One set of restrictions is found in Section 23A of the Federal Reserve Act, which affects loans to and investments in FSC and any of its subsidiaries. Section 23A imposes quantitative and qualitative limits on transactions between a bank and any affiliate, and also requires certain levels of collateral for such loans. It also limits the amount of advances to third parties which are collateralized by the securities or obligations of FSC or its subsidiaries.

     Another set of restrictions is found in Section 23B of the Federal Reserve Act. Among other things, Section 23B requires that certain transactions between FSC's subsidiary banks and their affiliates must be on terms substantially the same, or at least as favorable to FSC or its subsidiaries, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. In the absence of such comparable transactions, any transaction between FSC and its affiliates must be on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. FSC is also subject to certain prohibitions against advertising which suggests that FSC is responsible for the obligations of its affiliates.

     The restrictions on loans to insiders contained in the Federal Reserve Act and Regulation O now apply to all insured institutions and their subsidiaries and holding companies. The aggregate amount of an institution's loans to insiders is limited to the amount of its unimpaired capital and surplus, unless the FDIC determines that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions. Loans made prior to the enactment of FDICIA are not subject to the restrictions.

     - RESTRICTIONS ON SUBSIDIARY BANK DIVIDENDS. The Federal Reserve Board, the Comptroller and the FDIC have each issued policy statements to the effect that bank holding companies and member banks, national banks and state banks should generally only pay dividends out of current operating earnings. The prior approval of the Comptroller is required if the total of all dividends declared by the board of directors of a national bank in any calendar year will exceed the aggregate of the bank's net profits (as defined by regulatory authorities) for that year and its retained net profits for the preceding two years. Similar restrictions govern the other banking subsidiaries of FSC.
In addition, national banks can pay dividends only to the extent that retained net profits exceed "bad debts", which are generally defined to include the principal amount of loans that are in arrears as to interest by nine months or more and that are not secured and that are not in the process of collection. As of December 31, 1996, FSC's subsidiary banks could have declared additional dividends to FSC totalling approximately $272.25 million without regulatory approval or restriction. Federal banking regulators also may prohibit federally insured banks from paying dividends if the payment of such dividend would leave the bank "undercapitalized" as defined in FDICIA and the implementing regulations, or the payment of dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. Applicable Nevada laws place similar restrictions on the payment of dividends by banks organized under the laws of that state.

     - BRANCH CLOSING REQUIREMENTS. FDICIA requires FSC 's banks to notify the FDIC and branch customers 90 days prior to a branch closing, including a detailed statement regarding the reasons for the closing. Notice of the closing must be posted at the facility 30 days prior to the closing.

     - TRUTH IN SAVINGS DISCLOSURES. FDICIA subjects FSC's banks to information requirements concerning advertisements and solicitations for deposits. The FDIC requires such advertisements and solicitations to disclose the following: (1) annual percentage yield and the period for which it is in effect; (2) minimum balance and initial deposit requirements; (3) a statement that fees could reduce the yield; and (4) interest penalty for early withdrawal. Misleading advertisements are prohibited. Schedules of rates, fees, and other terms must be distributed to customers, and notice of any changes must be mailed 30 days before they go into effect. Violations of these restrictions are subject to enforcement actions by regulators, civil suits by depositors, and could result in the payment of penalties and attorneys' fees. FDICIA requires depository institutions to disclose fees, interest rates and other terms concerning deposit accounts to consumers before they open accounts. FDICIA requires depository institutions that provide periodic statements to consumers to include information about fees imposed, interest earned and the annual percentage yield on those statements. FDICIA imposes substantive limitations on the methods by which institutions determine the balance on which interest is calculated. Rules dealing with advertisements for deposit accounts are also included in the law.

     - EXAMINATIONS.   The FDIC periodically examines and evaluates insured
banks. Based upon such an evaluation, the FDIC may revalue the assets of an insured institution and require that it establish specific reserves to compensate for the difference between the FDIC-determined value and the book value of such assets. FDICIA requires that these on-site examinations be conducted every 12 months, except that certain well capitalized banks may be examined every 18 months. FDICIA authorizes the FDIC to assess the institution for its costs of conducting the examinations. The rules and regulations of the Comptroller, which regulates FSC's national banks, and the various state banking authorities regulating FSC's state-chartered banks, also provide for periodic examinations by those agencies.

               - STANDARDS FOR SAFETY AND SOUNDNESS. As part of FDICIA's efforts to promote the safety and soundness of depository institutions and their holding companies, the appropriate federal banking regulators were required to promulgate by December 1, 1993 regulations specifying operational and management standards (addressing internal controls, loan documentation, credit underwriting and interest rate risk) and asset quality, earnings and stock valuation standards (including a minimum ratio of market value to book value of the publicly traded shares of such depository institutions and holding companies). The Federal Reserve Board issued on April 19, 1993 proposed regulations on standards for safety and soundness, and revised guidelines were issued in 1995.

               - REAL ESTATE LENDING EVALUATIONS. FDICIA requires uniform standards for evaluations by the regulators of loans secured by real estate or made to finance improvements to real estate that take into consideration the risk posed to the insurance funds by real estate loans, the availability of credit, and the need for safe and sound operation of insured depository institutions. FDICIA also prohibits the regulators from adversely evaluating a real estate loan or investment solely on the grounds that the investment involves commercial, residential or industrial property, unless the safety and soundness of an institution may be affected.

               In order to implement these provisions, on December 31, 1992, the agencies adopted regulations establishing loan-to-value (LTV) ratio limitations on real estate lending by insured depository institutions. The Federal Reserve Board also established loan-to-value ratio limitations on real estate lending by bank holding companies and their nonbank subsidiaries. Certain transactions are excluded from the LTV ratio limitations. Specifically, these limits do not apply to: loans guaranteed or insured by the U.S. Government or an agency thereof, or backed by the full faith and credit of a state government; loans facilitating the sale of real estate acquired by the lending institution in the ordinary course of collecting a debt previously contracted; loans where real estate is taken as additional collateral solely through an abundance of caution by the lender; loans renewed, refinanced, or restructured by the original lender(s) to the same borrower(s), without the advancement of new funds; or loans originated prior to the effective date of the regulation.

               - BROKERED DEPOSIT RESTRICTIONS. FIRREA and FDICIA generally bar institutions which are not well capitalized from accepting brokered deposits. The FDIC has issued rules which prohibit undercapitalized institutions from soliciting or accepting such deposits. Adequately capitalized institutions would be allowed to solicit such deposits, but could only accept them if a waiver is obtained from the FDIC.

               - REAL ESTATE APPRAISAL REQUIREMENTS. The federal banking agencies have issued final regulations requiring, after December 31, 1992, insured institutions to obtain appraisals by certified or licensed appraisers for transactions having a value over $100,000.

               - FIRREA'S IMPACT. FIRREA's primary purpose was to restructure the statutory and regulatory framework applicable to savings associations, and establish a mechanism for resolving insolvent thrift institution cases. Certain provisions of FIRREA, however, affect the bank subsidiaries of holding companies, including FSC. Among the most significant of these provisions are those which: (1) clarify the powers and duties of the FDIC as receiver or conservator of a bank; (2) enhance the enforcement powers of the federal banking regulators; (3) establish new reporting requirements under the Home Mortgage Disclosure Act designed to prevent discriminatory lending practices; (4) require the federal banking agencies to make public a rating of a bank's performance under the Community Reinvestment Act; and (5) prohibit banks from entering into contracts with persons providing goods, products or services if the performance of such contracts would adversely affect the bank's safety and soundness. FIRREA's primary impact on commercial banks has been to increase the enforcement authority of federal regulators and to expand the scope of potential targets of enforcement actions.

               FIRREA also contains a "cross-guarantee" provision which makes commonly controlled insured depository institutions liable to the FDIC for any losses incurred in connection with the failure of an affiliated insured depository institution.


               - EXPANDING ENFORCEMENT AUTHORITY. One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board, Comptroller and FDIC are possessed of extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties of up to $1 million per day, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

               - INSTABILITY OF REGULATORY STRUCTURE. The laws and regulations affecting banks and bank holding companies are in a state of flux. The rules and the regulatory agencies in this area have changed significantly over recent years, and there is reason to expect that similar changes will continue in the future. It is difficult to predict the outcome of these changes.














                      [THIS SPACE LEFT BLANK INTENTIONALLY]

CAPITALIZATION

                    The following table sets forth the unaudited historical capitalization of FSC as of September 30, 1997 (dollars in thousands):

                                                               ($'s in Thousands)
LONG-TERM DEBT
Parent Company:
     Medium Term Notes due 1998-2003. . . . . . . . . . . . . .    $   28,750
     7.875% Senior Notes due 1999 . . . . . . . . . . . . . . .        98,962
     6.875% Senior Notes due 2006 . . . . . . . . . . . . . . .       150,000
     7.5% Subordinated Notes due 2002 . . . . . . . . . . . . .        75,000
     7.0% Subordinated Notes due 2005 . . . . . . . . . . . . .       125,000
     8.41% Junior Subordinated Debentures due 2026. . . . . . .       150,000
Subsidiaries:
     Bank Notes & FHLB Borrowings (1,2) . . . . . . . . . . . .       326,330
     Non-Bank . . . . . . . . . . . . . . . . . . . . . . . . .           421
          Total long-term debt. . . . . . . . . . . . . . . . .       954,463
STOCKHOLDERS' EQUITY
Series A, $3.15 Cumulative Convertible Preferred Stock:
     (9,724 shares outstanding). . . . . . . . . . . . . . . .           510
Common Stock (par value $1.25, authorized 300,000,000
     shares, issued and outstanding 116,679,620 shares)(3)(4). .      145,850
        Paid-in surplus(4). . . . . . . . . . . . . . . . . . .       140,970
        Retained earnings . . . . . . . . . . . . . . . . . . .     1,017,955
        Net unrealized gain on securities available for sale. .      ( 11,652)
     Subtotal . . . . . . . . . . . . . . . . . . . . . . . . .     1,316,427
     Less: common treasury stock at cost (841,397 shares) . . .      ( 16,893)
     Total common stockholders' equity. . . . . . . . . . . . .     1,299,534
        Total stockholders' equity. . . . . . . . . . . . . . .     1,300,044
        Total long-term debt and stockholders' equity . . . . .    $2,254,507

__________________

     (1) These obligations are direct obligations of subsidiaries of FSC, and as such, constitute claims against such subsidiaries ranking prior to FSC's equity therein.

     (2) Federal Home Loan Bank borrowings almost all mature in 1996-2000.

     (3) FSC is authorized to issue 300,000,000 shares of FSC Common Stock with a par value of $1.25 per share. As of September 30, 1997, there were outstanding 115,838,223 (net of Treasury Stock) shares of FSC Common Stock. At such date, there were 4,343,754 shares reserved for issuance under FSC's Comprehensive Management Incentive Plan as stock bonuses and other awards; 1,411,932 shares reserved for issuance under FSC's Dividend Reinvestment Plan; 265,830 shares reserved for issuance upon the conversion of FSC's Series A Preferred Stock, and 6,058,365 shares reserved for issuance upon exercise of outstanding stock options. Payment of dividends on the FSC Common Stock is also subject to the prior rights of FSC's outstanding Preferred Stock.

     (4) Restated for 50% stock dividend paid May 15, 1997 to stockholders of record May 12, 1997.

DESCRIPTION OF FSC'S CAPITAL STOCK

               The following statements are brief summaries of the material provisions relating to FSC's Preferred Stock and FSC Common Stock and are qualified in their entirety by the provisions of FSC's Certificate of Incorporation, which has been filed with the Commission.

               - PREFERRED STOCK. The Certificate of Incorporation authorizes the issuance of 400,000 shares of preferred stock with no par value. On September 30, 1997, there were 9,724 shares of $3.15 Cumulative Convertible Preferred Stock, Series "A" (the "Series A Preferred Stock") outstanding. Holders of Series A Preferred Stock have the right to receive semi-annual dividends at the annual rate of $3.15 per share. Such right is cumulative and such dividends are payable before dividends may be paid on the FSC Common Stock. The Series A Preferred Stock is convertible into the FSC Common Stock at a ratio of 27.3375 shares of FSC Common Stock for each share of Series A Preferred Stock. This conversion right is subject to adjustment in certain events to protect against dilution of the conversion rights attached to the Series A Preferred Stock. In the event of a liquidation, dissolution or winding up of FSC, the holders of Series A Preferred Stock are entitled to receive cash value of $52.50 per share plus unpaid accumulated preferred dividends before any distribution is made to holders of the FSC Common Stock. FSC may, at the option of the Board of Directors, redeem the whole or any part of the outstanding Series A Preferred Stock at the redemption price of $52.50 per share plus unpaid accumulated preferred dividends.

               Holders of FSC's Series A Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Voting for the election of directors is not cumulative. If at any time four or more semi-annual dividends on the Series A Preferred Stock are in default, in whole or in part, the holders of the Series A Preferred Stock as a class will be entitled to elect four directors and the holders of the FSC Common Stock will be entitled to elect the remaining directors. Holders of any additional Preferred Stock hereafter issued may have such full or limited voting rights as are provided by the Board of Directors.

               The Board of Directors of FSC is authorized by the Certificate of Incorporation to provide, without further shareholder action, for the issuance of one or more series of preferred stock. The Board of Directors has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Holders of preferred stock have no pre-emptive rights. The Series A Preferred Stock is not publicly traded.

               - FSC COMMON STOCK. FSC is authorized to issue 300,000,000 shares of FSC Common Stock with a par value of $1.25 per share. As of September 30, 1997, there were outstanding 115,838,223 (net of Treasury Stock) shares of FSC Common Stock. At such date, there were 4,343,754 shares reserved for issuance under FSC's Comprehensive Management Incentive Plan as stock bonuses and other awards; 1,411,932 shares reserved for issuance under FSC's Dividend Reinvestment Plan; 265,830 shares reserved for issuance upon the conversion of FSC's Series A Preferred Stock, and 6,058,365 shares reserved for issuance upon exercise of outstanding stock options. Payment of dividends on the FSC Common Stock is also subject to the prior rights of FSC's outstanding Preferred Stock.

               The holders of FSC Common Stock are entitled to voting rights for the election of directors and for other purposes, subject to the voting rights of the holders of Preferred Stock conferred by law and to the specific voting rights granted to each series of Preferred Stock and to voting rights which may in the future be granted to subsequently created series of Preferred Stock.

               Holders of FSC Common Stock are entitled to receive dividends when and if declared by the Board of Directors of FSC out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of FSC's Preferred Stock and any other series of Preferred Stock hereafter authorized, to receive PRO RATA the net assets of FSC. FSC Common Stock has no pre-emptive or conversion rights.

               As of August 28, 1989, FSC adopted a Shareholder Rights Agreement (the "Plan") and the Board of Directors of FSC on that date (a) declared a dividend of one "Right" for each share of FSC Common Stock held of record as of the close of business on September 8, 1989, and (b) authorized the issuance of one Right in respect of each share of FSC Common Stock issued after September 8, 1989 and prior to the occurrence of certain events described in the Plan, primarily involving the acquisition of target levels of FSC shares by persons not then holding such amounts. Each Right entitles the registered holder to purchase from FSC a unit consisting of one one-thousandth of a share of Junior Series B

Preferred Stock at a purchase price of $19.75 per unit. The Rights are attached to all shares of FSC Common Stock that were outstanding on September 8, 1989 or have been issued since that date, and no separate Rights Certificates have been or will be distributed until the occurrence of certain events described in the Rights Agreement. Until the occurrence of such events, no Right may be exercised or traded separately from the FSC Common Stock. Following separation, the Rights may, depending upon the occurrence of certain events described in the Rights Agreement, entitle the holders thereof to either purchase or receive additional shares of FSC Common Stock. The Rights will expire at the close of business on August 28, 1999, unless earlier redeemed by FSC, which may be done at $0.01 per Right, in accordance with the terms of the Plan.

               The Plan is designed to protect FSC's stockholders' interests in the event of an unsolicited attempt to acquire FSC, including a gradual accumulation of shares in the open market. FSC believes that the Plan provides protection against a partial or two-tier tender offer that does not treat all stockholders equally and against other coercive takeover tactics which could impair FSC's Board of Directors' ability to represent FSC's stockholders fully. Management believes that the Rights should also deter any attempt by a controlling stockholder to take advantage of FSC through self-dealing transactions. The Plan is not intended to prevent a takeover of FSC. Issuing the Rights has no dilutive effect, does not affect reported earnings per share, and does not change the way in which FSC's shares are traded. However, the exercise of Rights by some but not all of FSC's stockholders would have a dilutive effect on nonexercising stockholders. Moreover, some may argue that the Plan has the potential for "entrenching" current management by allowing current voting stockholders to increase their voting shares, thus making a tender offer more difficult and costly. Shares of FSC Common Stock do not have cumulative voting rights.

               FSC Common Stock is not subject to redemption by either FSC or a stockholder, and there is no restriction on the repurchase by FSC of shares of FSC Common Stock except for certain regulatory limits.

               FSC's Certificate of Incorporation provides that, in general, an affirmative vote of not less than 80% of the outstanding shares of FSC Common Stock is required to approve or authorize certain major corporate transactions involving FSC and holders of more than 15% of the FSC Common Stock (including certain mergers, substantial dispositions of assets, liquidation or dissolution, or recapitalization). The 80% vote is not required in some such circumstances, including certain transactions which have been approved in advance by a majority of the Board of Directors, or where holders of FSC Common Stock receive a price per share that satisfies the fairness criteria set forth in the Certificate of Incorporation.

HISTORICAL PRICES AND DIVIDENDS OF FSC COMMON STOCK

               FSC Common Stock is quoted on the NASDAQ National Market System under the symbol "FSCO."

               Future dividends will be determined by FSC's Board of Directors in light of circumstances existing at the time, including the earnings and financial condition of FSC, and there is no assurance that dividends will continue to be paid at current levels. No material restrictions have been imposed on FSC's ability to pay dividends from its earned surplus by bank regulations or applicable law.

               Payment of dividends on the FSC Common Stock is also subject to the prior rights of FSC's outstanding Preferred Stock.

               The following table sets forth by quarter the high and low sales price of FSC Common Stock as reported on the NASDAQ National Market System, and the cash dividends declared per share for the calendar periods indicated. The information presented below was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions. All stock prices and dividends per share reported below have been adjusted for 50% stock dividends effected by FSC on May 15, 1997 and February 15, 1996 which had the effect of 3-for-2 stock splits.

                                                              CASH DIVIDENDS
                                                               DECLARED PER
                               HIGH              LOW               SHARE
                               ----              ---          --------------
 1997

  Fourth Quarter
    (through 12/  /97)       $                $                  $ 0.17
   Third Quarter               32.00            26.38              0.17
   Second Quarter              28.50            21.67              0.17
   First Quarter               24.83            21.33              0.15

 1996

   Fourth Quarter              22.75            18.75              0.15
   Third Quarter               18.75            15.83              0.14
   Second Quarter              18.42            15.25              0.14
   First Quarter               18.50            15.44              0.14

 1995

   Fourth Quarter              16.89            13.55              0.12
   Third Quarter               14.78            12.22              0.12
   Second Quarter              12.72            10.22              0.12
   First Quarter               11.39             9.78              0.12

 1994

   Fourth Quarter              12.67             9.56              0.12
   Third Quarter               14.22            12.33              0.12
   Second Quarter              13.78            12.11              0.12
   First Quarter               12.89            11.44              0.12

 1993

   Fourth Quarter              13.33            10.67              0.10
   Third Quarter               12.67            11.78              0.10
   Second Quarter              13.33            11.33              0.10
   First Quarter               13.44            11.33              0.09

               The closing price of FSC Common Stock as reported on the NASDAQ National Market System on October 17, 1997, the last trading day prior to the
public announcement of the Merger Agreement was $30.00 per share.  On       ,
1997, the closing price for FSC Common Stock was $      per share.

               FSC has paid cash dividends on its common and preferred stock without reduction in amount for over 63 consecutive years. Since 1983, these dividends have been paid quarterly. Dividends on FSC's $3.15 Cumulative Preferred Stock are paid semi-annually and are current.

               Shareholders are advised to obtain current market quotations for FSC Common Stock. No assurances can be given concerning the market price of the FSC Common Stock before or after the date on which the Mergers are consummated. The market price of the FSC Common Stock will fluctuate between the date of this Prospectus/Proxy Statement and the Closing Date and thereafter. Although the Conversion Ratios themselves are not subject to change based on the market price of FSC Common Stock, because the Conversion Ratio is subject to the limited adjustment mechanisms described earlier in this Prospectus / Proxy Statement, and because the market price of the FSC Common Stock to be received by Shareholders in the Mergers is subject to fluctuation, the value of the shares of FSC Common Stock that Shareholders will receive under the Merger Agreement may increase or decrease prior to and following the Effective Time.

                            INFORMATION ABOUT BANCORP

GENERAL

       Bancorp was organized and incorporated under the laws of the State of New Mexico on June 3, 1981, for the purpose of becoming a bank holding company. Bancorp has two subsidiaries: FNBCC, a national banking association, headquartered in Roswell, New Mexico and FNBDA, a national banking association, headquartered in Las Cruces, New Mexico. Bancorp has no other subsidiaries. Bancorp is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bancorp's banks are both chartered by the Office of the Comptroller of the Currency and are insured banks under the Federal Deposit Insurance Act, with deposits insured up to the applicable limits thereof.

       Bancorp's banks provide a wide range of retail banking services, including checking and savings accounts; certificates of deposit; individual retirement accounts; commercial, real estate, and consumer loans; safe deposit boxes; and trust services. There is no individual customer or group of customers the loss of which will have a material adverse effect on the operations of its banks. Except for loans to finance mobile home purchases, no significant portion of Bancorp's bank loans is concentrated within a single industry or group of related industries.

REGULATION AND SUPERVISION

       Bancorp is a bank holding company regulated in the same manner and to the same extent as is FSC. Bancorp's two banking subsidiaries are national banks which are regulated in the same manner and to the same extent as FSC's national bank subsidiaries. Therefore a repitition of the supervisory and regulatory discussion found in INFORMATION ABOUT FSC, above, will not take place here. Readers are asked to review the material information set out in INFORMATION ABOUT FSC -- Regulation and Supervision for an understanding the regulatory and supervisory regime within which Bancorp and its subsidiaries operate.

       - BANK HOLDING COMPANY CAPITAL ADEQUACY REQUIREMENTS. The Federal Reserve Board monitors the capital adequacy of bank holding companies. The Federal Reserve Board uses a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy. The Federal Reserve Board has adopted a system using internationally consistent risk-based capital adequacy guidelines to evaluate the capital adequacy of bank holding companies. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common stockholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries less certain intangibles.
"Tier 2" capital includes, with certain limitations, certain forms of perpetual preferred stock, as well as maturing capital instruments and the reserve for possible loan losses and specified levels of certain intangibles.

       In addition to the risk-based capital guidelines, the Federal Reserve Board has adopted the use of a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's "Tier 1" capital divided by its adjusted total assets. The leverage ratio adopted by the federal banking agencies requires a 3.0%
"Tier 1" capital to adjusted total assets ratio for institutions with a CAMEL rating of 1. Institutions which are not CAMEL 1 rated will be expected to maintain a 100 to 200 basis point cushion; i.e., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%, and institutions planning acquisitions are expected to maintain higher ratios.

       The following table sets forth the current regulatory requirements for capital ratios of bank holding companies as compared with Bancorp's capital ratios at September 30, 1997:

                              --------------------------------------------------
                                                TIER 1               TOTAL
                                              CAPITAL TO          CAPITAL TO
                                LEVERAGE     RISK-WEIGHTED       RISK-WEIGHTED
                                 RATIO(1)        ASSETS(2)          ASSETS(3)
--------------------------------------------------------------------------------
REGULATORY MINIMUM             4.00-5.00%        4.00%                8.00%
--------------------------------------------------------------------------------
BANCORP AT SEPTEMBER 30, 1997    12.05%         20.40%               21.50%
--------------------------------------------------------------------------------

     (1)THE LEVERAGE RATIO IS DEFINED AS THE RATIO OF TIER 1 CAPITAL (USING FINAL 1992 RISK-BASED CAPITAL GUIDELINES TO DEFINE TIER 1 CAPITAL) TO AVERAGE ASSETS, NET OF GOODWILL. FEDERAL RESERVE BOARD GUIDELINES PROVIDE THAT ALL BANK HOLDING COMPANIES (OTHER THAN THOSE THAT MEET CERTAIN CRITERIA) MAINTAIN A MINIMUM LEVERAGE RATIO OF 3%, PLUS AN ADDITIONAL CUSHION OF 100 TO 200 BASIS POINTS. THE GUIDELINES ALSO STATE THAT BANKING ORGANIZATIONS EXPERIENCING INTERNAL GROWTH OR MAKING ACQUISITIONS WILL BE EXPECTED TO MAINTAIN "STRONG CAPITAL POSITIONS" SUBSTANTIALLY ABOVE THE MINIMUM SUPERVISORY LEVELS WITHOUT SIGNIFICANT RELIANCE ON INTANGIBLE ASSETS.

     (2)SHAREHOLDERS' EQUITY LESS GOODWILL (TIER 1 CAPITAL) DIVIDED BY RISK-WEIGHTED ASSETS.

     (3)TIER 1 CAPITAL PLUS RESERVE FOR POSSIBLE LOAN LOSSES (LIMITED TO 1.25% OF TOTAL RISK-WEIGHTED ASSETS) PLUS QUALIFIED SUBORDINATED AND CONVERTIBLE DEBT (TIER 2 CAPITAL) DIVIDED BY RISK-WEIGHTED ASSETS.

       Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However management is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

       - REGULATORY ACTION INVOLVING FNBDA On January 23, 1997, FNBDA entered into a settlement agreement with the United States Department of Justice (the "Department") arising out of the Department's allegations that FNBDA had violated the Federal Fair Housing and Equal Credit Opportunity Acts by engaging in practices that discriminated on the basis of national origin in its mobile home mortgage lending business. FNBDA adamantly denies the allegations. However, to avoid costs of protracted litigation and to enable management to refocus its attention on the normal business of banking, FNBDA agreed to a settlement which commits them, among other things, to continue the types of lending programs, promotional activities and training that are designed to increase the level of banking services available to Hispanics.
In addition to compensating identified aggrieved individuals $485,000 (which was accrued in December 31, 1996 statements as other liabilities), FNBDA has agreed to (i) develop and implement uniform underwriting guidelines including utilization of a second review committee (ii) provide a written customer assistance program and conduct outreach programs to the Hispanic community including home buyers educational seminars (iii) provide training to officers, directors and certain employees and (iv) establish a $750,000 fund for below-market mortgage loans to qualified applicants. FNBDA views the efforts in (i) through (iii) above as continuations of their existing lending programs.

PROPERTIES

       Bancorp has no properties in use in its business other than those used by its subsidiary banks. FNBDA currently operates out of its main office located in Las Cruces, New Mexico. It also operates nine branches in the Las Cruces/Dona Ana County area. FNBCC currently operates out of its main office located in Roswell, New Mexico and operates no branches. Each of the properties on which branches or offices of Bancorp's banks are located are owned by such banks or operated under market rate and termed leases with unaffiliated third parties.

COMPETITION

       Bancorp's banks accept checking and savings deposits and make commercial, real estate, and consumer loans. Each institution also offers many customary services, including but not limited to cashier's checks, bank by mail, automated check deposit and travelers checks. The banking business in New Mexico and in the markets served by Bancorp and its subsidiaries is highly competitive. Bancorp's banks compete for loans and deposits with other commercial banks, savings banks, finance companies, credit unions and other financial institutions. In addition, other entities (both governmental and private industry) seeking to raise capital through the issuance and sale of debt or equity securities, mutual funds or tax deferred annuities also provide competition for each of the entities in the acquisition of deposits. Larger commercial banks have greater lending limits than do Bancorp's banks and may perform certain other functions which Bancorp's banks do not or cannot currently offer.

       In order to compete with other financial institutions in its primary service area, Bancorp's banks rely primarily upon local promotional activities, customer referrals, personal contact by its officers, directors, employees and shareholders, and specialized services. While there are many other commercial banks and lending institutions in the primary service areas of Bancorp's banks, Bancorp believes its emphasis on customer service and personal contact set it apart from its competitors.

RECENT LEGISLATION AND OTHER CHANGES

       From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or extending permissible activities or effecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the New Mexico legislature and before various bank regulatory agencies. The likelihood of any major changes and the impact such changes might have on Bancorp and its subsidiaries are impossible to predict.

       Effective June 1, 1996, New Mexico allowed interstate banking by merger or acquisition, but prohibits DE NOVO entry and the acquisition of individual branches. Additionally, the State of New Mexico places a five year minimum age requirement on interstate bank acquisitions. It is likely that other bills affecting the business of banks may be introduced in the future by the United States Congress or the New Mexico Legislature.

EMPLOYEES

       Bancorp, together with its subsidiaries, has 276 full time or equivalent employees as of September 30, 1997. Of this number, 240 are employed by FNBDA.

LEGAL PROCEEDINGS

       No material legal proceedings are pending against Bancorp or its subsidiaries other than ordinary, routine litigation incidental to the business of Bancorp and its subsidiaries.

DIVIDENDS

       Through November 30, Bancorp has paid no cash dividends in 1997 on the outstanding shares of Bancorp common stock. In 1996, 1995 and 1994, Bancorp paid cash dividends (per share) to stockholders of $10.00, $8.00 and $6.00, respectively.

       At this time, Bancorp intends to make an additional cash dividend payment to Shareholders on or before January 2, 1998 in the amount of $12.00 per share to be declared during the fourth quarter of 1997.

       It is the policy of Bancorp, as well as that of its subsidiary banks, to pay cash dividends to Shareholders only when it is prudent to do so and when Bancorp's performance justifies such action. Accordingly, no assurance can be given of any future cash dividend payments.

       The National Bank Act restricts the payment of dividends by Bancorp's banks. Section 60 of the National Bank Act provides that banks may not pay dividends on their stock from their capital stock and surplus accounts. All dividends must be paid out of net profits after making deductions for expenses, including losses and provisions for loan losses. The payment of dividends out of net profits is further restricted by additional provisions which limit a national bank from declaring dividends on its stock until the bank's capital surplus equals the amount of capital stock or, if the surplus fund does not equal the amount of the capital stock, by requiring a portion of the bank's net profits to be transferred to the surplus account each time dividends are declared. The National Bank Act further restricts dividends by placing a recent earnings limitation on the payment of dividends by requiring prior approval of the OCC of a dividend if the total of all dividends declared by the bank in any year exceeds the total of its net profits of that year combined with the net profits of two preceding years, less any required transfers to surplus. As of September 30, 1997, Bancorp's banks could declare and pay up to approximately $7.3 million in dividends to Bancorp if so declared by the Boards of Directors of these two banks.

       Through November 30, 1997, FNBDA has paid a total of cash dividends in 1997 of $6.00 per share on all outstanding shares of FNBDA Common Stock. In 1996, 1995 and 1994, FNBDA paid cash dividends (per share) on its Common Stock of $20.00, $20.00 and $15.00, respectively. FNBDA does not intend to declare or pay any additional dividends in 1997 or prior to the Effective Time.

       The New Mexico General Corporation Law further restricts the payment of dividends from Bancorp to its Shareholders. Section 53-11-44 of the New Mexico Statutes provides that no dividends may be made if, after giving effects of dividend, Bancorp would be unable to pay its debts as they become due in the usual course of business or Bancorp's total assets would be less than the sum of its total liabilities and the maximum amount that would be payable, in any liquidation, in respect of all outstanding shares having preferential rights.

EXECUTIVE OFFICERS AND DIRECTORS

       The following table sets forth certain information concerning Bancorp's Directors and Executive Officers as of November 30, 1997:

                                                         POSITION AND
                                                     PRINCIPAL OCCUPATION
 NAME                              AGE                 FOR PAST 5 YEARS
 ----                              ---                 ----------------

 Charles N. Haner                  73          Chairman of the Board of
                                               Bancorp; Retired Banker

 Michele Papen-Daniel, Ph D.       55          President and Director; Clinical
                                               Psychologist

 Ben H. Haines, Jr.                57          Vice President and Director;
                                               President and Chief Executive
                                               Officer of FNBDA

 John A. Papen, III                55          Secretary and Director; Executive
                                               Vice President of FNBDA

 Julie Chase-Daniel                33          Treasurer and Director; Director
                                               of Research and Development,
                                               Karen Kennett and Hyatt

 Robert O. Johnson, CPA            42          Chief Financial Officer

Claud Tharp                        92          Director; Chairman of Rountree
                                               Cotton Company

William Tharp                      59          Director; President of Rountree
                                               Cotton Company

TRANSACTIONS WITH MANAGEMENT

       Directors and Executive Officers of Bancorp and its subsidiaries, including their associates and members of their immediate families, were customers of and had transactions including loans and commitments to lend in the ordinary course of business. All such loans and commitments were made by Bancorp or its subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. On September 30, 1997, the aggregate of these related party loans was approximately $7.1 million or approximately 3.0% of total consolidated loans of Bancorp.


SELECTED COMPARATIVE FINANCIAL DATA

       The following selected historical financial information on Bancorp is derived from the audited consolidated 1996, 1995, 1994, 1993 and 1992 year-end financial statements and September 30, 1997 and 1996 unaudited consolidated financial statements of Bancorp. Reference should also be made to the financial information for Bancorp found at "SELECTED COMPARATIVE FINANCIAL DATA," above. (Bancorp audited consolidated December 31, 1996 and 1995, and unaudited consolidated September 30, 1997, as to balance sheet items, and for each of the three years in the period ended December 31, 1996, and for the nine months ended September 30, 1997 and 1996, as to income statement are found at Appendix B to this Prospectus/Proxy Statement.)

       The average balance sheet data on Bancorp is presented on a yearly basis. This information should be read in conjunction with the Bancorp financial statements and notes thereto found at Appendix B, and the information hereinafter set forth under the caption "INFORMATION ABOUT BANCORP".

                                                                         1996 (IN THOUSANDS)

                                                               AVERAGE          INTEREST          %YIELD/
                                                               BALANCE                             RATE(1)
 ASSETS

 Loans(2)(3)                                                   $210,893         $ 21,136             10.02
 Investment Securities(4):
   U.S. Treasury, Government and Agency Securities               96,380            5,819              6.04
   State and Municipal Securities                                17,641              994              5.63
   Other Securities                                               2,703              148              5.48
 Federal Funds Sold                                              11,206              581              5.18
                                                               --------         --------
 Total Interest Earning Assets                                  338,823           28,678              8.46
                                                               --------         --------
 Cash & Due From Banks                                           24,034
 Land, Building and Equipment, net                                8,085
 Other Assets                                                    10,288
 Total Non-Interest Earning Assets                               42,407
                                                               --------
 Total Assets                                                  $381,230
                                                               --------
                                                               --------
 LIABILITIES & STOCKHOLDERS' EQUITY

 Deposits                                                      $241,406            9,365              3.88
 Federal Funds Purchased                                          1,131               49              4.33
 Borrowed Funds                                                   9,894              657              6.64
                                                               --------         --------
 Total Interest Bearing Liabilities                             252,431           10,071              3.99
                                                               --------         --------
 Total Non-Interest Bearing Liabilities                          84,031
                                                               --------
 Minority Interest                                                1,448
 Stockholders' Equity                                            43,320
                                                               --------
 Total Liabilities & Stockholders'Equity                       $381,230
                                                               --------
                                                               --------
 Net Interest Earned                                                            $ 18,607
                                                                                --------
                                                                                --------

 Net Yield on Interest Earning Assets                                                                 5.49
                                                                                                      ----
                                                                                                      ----

(1) The yield/rate is calculated by dividing interest earned/paid by the average balance. The presentation is not on a tax equivalent basis.
(2) Loan fees are included in the interest yield calculation. Loan fees for the year ended December 31, 1996 are approximately $1,657,000. The interest yield excluding fees is 9.24%.
(3) Non-interest bearing loans are included in other assets. The daily average of non-interest bearing loans for 1996 is approximately $1,351,000.
(4) Yield is calculated by dividing the interest earned by the average historical cost (not market value) of the securities.

                                                                                                   1995 (IN THOUSANDS)
                                                                                      AVERAGE BALANCE    INTEREST       % YIELD/
                                                                                                                         RATE(1)
ASSETS

Loans(2)(3)                                                                                $197,889      $ 20,472         10.35
Investment Securities(4):
  U.S. Treasury, Government and Agency Securities                                           105,782         6,216          5.88
  State and Municipal Securities                                                             18,638         1,068          5.73
  Other Investment Securities                                                                 2,895           103          3.56
Federal Funds Sold                                                                            7,297           412          5.65
                                                                                           --------       -------
Total Interest Earning Assets                                                               332,501        28,271          8.50
                                                                                           --------       -------
Cash & Due From Banks                                                                        21,261
Land, Building and Equipment, Net                                                             7,375
Other Assets                                                                                  8,952
Total Non-Interest Earning Assets                                                            37,588
                                                                                           --------
Total Assets                                                                               $370,089
                                                                                           --------
                                                                                           --------
LIABILITIES & STOCKHOLDERS' EQUITY

Deposits                                                                                   $239,722         9,283          3.87
Federal Funds Purchased                                                                       3,512           194          5.52
Borrowed Funds                                                                                7,600           535          7.04
                                                                                           --------       -------
Total Interest Bearing Liabilities                                                          250,834        10,012          3.99
                                                                                           --------       -------
Total Non-Interest Bearing Liabilities                                                       79,107
                                                                                           --------
Minority Interest                                                                             1,346
Stockholders' Equity                                                                         38,802
                                                                                           --------
Total Liabilities & Stockholders' Equity                                                   $370,089
                                                                                           --------
                                                                                           --------
Net Interest Earned                                                                                       $18,259
                                                                                                          -------
                                                                                                          -------
Net Yield on Interest Earning Assets                                                                                       5.49
                                                                                                                           ----
                                                                                                                           ----

(1) The yield/rate is calculated by dividing interest earned/paid by the average balance. The presentation is not on a tax equivalent basis.
(2) Loan fees are included in the interest yield calculation. Loan fees for the year ended December 31, 1995 are approximately $1,555,000. The interest yield excluding fees is 9.56%.
(3) Non-interest bearing loans are included in other assets. The daily average of non-interest bearing loans for 1995 is approximately $1,239,000.
(4) Yield is calculated by dividing the interest earned by the average historical cost (not market value) of the securities.

                                                                                1994 (IN THOUSANDS)
                                                                  AVERAGE BALANCE    INTEREST       % YIELD/
                                                                                                    RATE(1)
ASSETS

Loans(2)(3)                                                          $183,374        $ 18,760        10.23
Investment Securities(4):
  U.S. Treasury, Government and Agency Securities                     123,997           6,580         5.31
  State and Municipal Securities                                       18,719           1,132         6.05
  Other Investment Securities                                           3,369              77         2.29
Federal Funds Sold                                                      4,004             131         3.27
                                                                     --------        --------
Total Interest Earning Assets                                         333,463          26,680         8.00
                                                                     --------        --------
Cash & Due From Banks                                                  20,147
Land, Building and Equipment, Net                                       6,880
Other Assets                                                           10,456
Total Non-Interest Earning Assets                                      37,483
                                                                     ---------
Total Assets                                                         $370,946
                                                                     ---------

LIABILITIES & STOCKHOLDERS' EQUITY

Deposits                                                              247,989           7,207         2.91
Federal Funds Purchased                                                 3,904             166         4.25
Borrowed Funds                                                          4,355             235         5.40
                                                                                     --------
Total Interest Bearing Liabilities                                    256,248           7,608         2.97
                                                                                     --------
Total Non-Interest Bearing Liabilities                                 78,714
                                                                     --------
Minority Interest                                                       1,213
Stockholders' Equity                                                   34,771
                                                                     --------
Total Liabilities & Stockholders' Equity                             $370,946
                                                                     --------
                                                                     --------
Net Interest Earned                                                                  $ 19,072
                                                                                     --------
                                                                                     --------
Net Yield on Interest Earning Assets                                                                  5.72

(1) The yield/rate is calculated by dividing interest earned/paid by the average balance. The presentation is not on a tax equivalent basis.
(2) Loan fees are included in the interest yield calculation. Loan fees for the year ended December 31, 1994 are approximately $1,502,000. The interest yield excluding fees is 9.41%.
(3) Non-interest bearing loans are included in other assets. The daily average of non-interest bearing loans for 1994 is approximately $1,996,000.
(4) Yield is calculated by dividing the interest earned by the average historical cost (not market value) of the securities.

INTEREST DIFFERENTIAL (IN 000'S)                                             1996 COMPARED TO 1995
                                                                   TOTAL CHANGE       VOLUME      YIELD/RATE
                                                                                     VARIANCE      VARIANCE
ASSETS

Loans                                                                 $   664         $ 1,303      $  (639)
Investment Securities:
  U.S. Treasury, Government and Agency Securities                        (397)           (568)         171
  State and Muncipal Securities                                           (74)            (56)         (18)
  Other Investment Securities                                              45             (11)          56
Federal Funds Sold                                                        169             203          (34)
                                                                      -------------------------------------
Total Interest Earning Assets                                         $   407         $   871      $  (464)
                                                                      -------------------------------------
                                                                      -------------------------------------
LIABILITIES

Deposits                                                              $    82         $    65      $    17
Federal Funds Purchased                                                  (145)           (103)         (42)
Borrowed Funds                                                            122             152          (30)
                                                                      -------------------------------------
Total Interest Bearing Liabilities                                    $    59         $   114       $  (55)
                                                                      -------------------------------------
                                                                      -------------------------------------

                                                                           1995 COMPARED TO 1994
                                                                   TOTAL CHANGE       VOLUME      YIELD/RATE
                                                                                     VARIANCE      VARIANCE
ASSETS

Loans                                                                 $ 1,712        $  1,502        $   210
Investment Securities:
  U.S. Treasury, Government and Agency Securities                        (364)         (1,070)           706
  State and Muncipal Securities                                           (64)             (5)           (59)
  Other Investment Securities                                              26             (17)            43
Federal Funds Sold                                                        281             186             95
                                                                      --------------------------------------
Total Interest Earning Assets                                         $ 1,591        $    596        $   995
                                                                      --------------------------------------
                                                                      --------------------------------------
LIABILITIES

Deposits                                                              $ 2,076        $   (320)        $2,396
Federal Funds Purchased                                                    28             (22)            50
Borrowed Funds                                                            300             228             72
                                                                      --------------------------------------
Total Interest Bearing Liabilities                                    $ 2,404        $   (114)        $2,518
                                                                      --------------------------------------
                                                                      --------------------------------------

The following table shows the contractual maturity distribution by carrying amount and weighted average yield to maturity of Bancorp's investment portfolio at December 31, 1996.

SECURITIES AVAILABLE FOR SALE
                         LESS THAN ONE YEAR      ONE THROUGH FIVE YEARS   FIVE THROUGH TEN YEARS       OVER TEN YEARS        TOTAL
                         AMOUNT      % YIELD       AMOUNT     % YIELD      AMOUNT     % YIELD        AMOUNT      % YIELD     AMOUNT
US Treasury and
Other Agencies and
Corporations            $24,041         5.37      $18,546        5.95          --          --            --           --    $42,587

State and Municipal
Securities                   25         4.53          947        4.34     $ 4,272        4.80       $ 1,524         5.42      6,768

U.S. Gov't Agency
Mortgage Backed
Securities                1,368         5.30          462        5.88      14,090        6.47        33,759         6.30     49,679
                        -------                   -------                 -------                   -------                 -------
Total                   $25,434                   $19,955                 $18,362                   $35,283                 $99,034
                        -------                   -------                 -------                   -------                 -------
                        -------                   -------                 -------                   -------                 -------

SECURITIES HELD TO MATURITY

                         LESS THAN ONE YEAR      ONE THROUGH FIVE YEARS   FIVE THROUGH TEN YEARS       OVER TEN YEARS        TOTAL
                         AMOUNT      % YIELD       AMOUNT     % YIELD      AMOUNT     % YIELD        AMOUNT      % YIELD     AMOUNT

US Treasury and
Other Agencies and
Corporations                 --           --      $   472        4.14          --           --           --           --    $   472

State and
Municipal
Securities              $ 1,500         5.93        5,991        6.03     $ 4,071         5.79      $   511         6.70     12,073

U.S. Gov't Agency
Mortgage Backed
Securities                  218         8.89            4        8.74       1,427         8.85        1,795         9.42      3,444

Other Investment
Securities                    1           --                       --                       --           --           --          1
                        -------                   -------                 -------                   -------                 -------
Total                   $ 1,719                   $ 6,467                 $ 5,498                   $ 2,306                 $15,990
                        -------                   -------                 -------                   -------                 -------
                        -------                   -------                 -------                   -------                 -------

Maturities may differ from contractual maturities in mortgage backed securities because the mortgages underlying the securities may be called or repaid without penalties. Yields on tax exempt securities are not calculated on a tax equivalent basis.

The following table shows the carrying amount of the Bancorp's investment portfolio at December 31, 1995 and 1994:


                                                                             DECEMBER 31,                    DECEMBER 31,
                                                                         1995           1994             1995             1994
                                                                          AVAILABLE FOR SALE               HELD TO MATURITY

U.S. Government Agency and Mortgage Backed Securities                  $ 62,842       $ 74,233         $  5,032         $  5,905

State and Municipal Securities                                            3,527             --           13,996           19,557

U.S. Treasury and Other Agencies and Corporations                        25,163         38,880               --               --

Other Investment Securities                                                  --             --                1               --
                                                                       ---------------------------------------------------------
Total                                                                  $ 91,532       $113,113         $ 19,029         $ 25,462
                                                                       ---------------------------------------------------------
                                                                       ---------------------------------------------------------


BANCORP'S LOAN PORTFOLIO


The composition of Bancorp's loan portfolio, at year-end for the periods indicated, is as follows:


                                                                       DECEMBER 31,
                                           1996              1995                1994                1993                 1992
Commercial Loans and Financing          $ 96,103           $ 83,930            $ 76,176             $ 81,523            $ 82,600
Leases 1

Mortgage                                  38,540             30,043              24,287               25,252              27,900

Installment and Other                     94,240            102,400              95,623               86,556              92,306

                                        ----------------------------------------------------------------------------------------
  Subtotal                               228,883            216,373             196,086              193,331             202,806

Less: Unearned net loan fees               3,734              5,268               3,926                2,586               4,587

  Allowance for loan losses                2,809              2,950               3,259                3,387               3,668

                                        ----------------------------------------------------------------------------------------
Total Loans, net                        $222,340           $208,155            $188,901             $187,358            $194,551
                                        ----------------------------------------------------------------------------------------
                                        ----------------------------------------------------------------------------------------


MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

The following table shows the balances of commercial, mortgage and installment and other loans outstanding as of December 31, 1996 by maturities, based on remaining scheduled repayments of principal. Also shown are the balance of loans due after one year, classified according to sensitivity to changes in interest rates.

     MATURITY


                         ONE YEAR OR   ONE THROUGH    AFTER FIVE        TOTAL
                             LESS       FIVE YEARS       YEARS

Commercial                  $ 51,517      $ 34,044       $ 10,542       $ 96,103

Mortgage                       2,660         4,218         31,662         38,540

Installment and Other         15,848        56,853         21,539         94,240
                            ----------------------------------------------------
Total                       $ 70,025      $ 95,115       $ 63,743       $228,883
                            ----------------------------------------------------
                            ----------------------------------------------------


The maturity of certain loans may vary due to Bancorp's rollover policy. Bancorp will consider extending the maturity of a loan upon receipt of current financial information and evaluation of the loan performance, the financial performance of the business, and overall economic conditions. Loans with maturities so affected have been revised as appropriate in the above table.

     INTEREST SENSITIVITY

At December 31, 1996, the total amount of gross loans due after one year, which have predetermined interest rate, are $143,468,387.

RISK ELEMENTS

The table below shows the aggregate amount of loans accounted for on a non-accrual basis, accruing loans which are contractually past due 90 days or more as to principal or interest and loans which are "troubled debt restructurings" as defined in Statement of Financial Accounting Standard No. 15, "Accounting for Debtors and Creditors for Troubled Debt Restructurings" as of year end for the past five years.


                               NON-ACCRUAL    PAST DUE 90   TROUBLED DEBT
                                 AMOUNT      DAYS OR MORE   RESTRUCTURING
DECEMBER 31,
       1996                        $ 1,243      $ 1,207                --
       1995                          1,053          436                --
       1994                            908          344                --
       1993                          2,168          304                --
       1992                          3,269          369                --


Loans are placed on non-accrual status when they go over 90 days delinquent, or when circumstances indicate that timely collection of interest is doubtful. Loans over 90 days delinquent may be left on accrual status if a repayment plan has been negotiated and it appears likely that all interest will be paid. If interest on non-accrual loans had been accrued, interest income would have increased by approximately $162,000 for 1996.

POTENTIAL PROBLEM LOANS

As of December 31, 1996 there are no loans outstanding (excluding those discussed in the preceding section) which cause management to have serious doubts as to the ability of the borrower to comply with the loan repayment terms.

FOREIGN OUTSTANDINGS

Bancorp did not have any foreign loans outstanding for the years ended December 31, 1996, 1995, or 1994.

OTHER INTEREST BEARING ASSETS

As of December 31,1996, Bancorp had no other interest bearing assets that would be required to be disclosed if such assets were loans.

SUMMARY OF LOAN LOSS EXPERIENCE

     ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

The following table details the amount of loans charged to reserve and the additions to the allowance for loan losses for the past five years.


                                                                       1996        1995        1994          1993         1992
Allowance for Loan Losses, January 1                                  $2,950      $3,259       $3,387        $3,668       $3,681

Deduct:
  Loans Charged Off During the Year                                     (648)       (655)        (702)       (2,046)      (1,761)

  Less Recoveries of Losses Previously Charged Off                       635         346          520           757          430
                                                                      ----------------------------------------------------------

  Net Loans Charged-Off                                                  (13)       (309)        (182)       (1,289)      (1,331)

  Allowance Prior to Additions                                         2,937       2,950        3,205         2,379        2,350

Additions to Allowance Charged to Operating Expense                     (128)        --            54         1,008        1,318
                                                                      ----------------------------------------------------------

Allowance for Loan Losses, December 31                                $2,809      $2,950       $3,259        $3,387       $3,668
                                                                      ----------------------------------------------------------
                                                                      ----------------------------------------------------------

Ratio of Net Charge-Offs to Average Loans Outstanding                   0.01%       0.16%        0.10%         0.69%        0.65%



The schedule below shows the major categories of loan charge-offs and recoveries for the past five years.


NET CHARGE-OFFS                               1996               1995              1994                1993                1992
Charge-offs:
  Commercial                                $   76             $  120            $  227               $1,397              $1,075

  Mortgage                                      --                 --                 7                   --                  --

  Installment and Other                        572                535               468                  649                 686
                                            ------------------------------------------------------------------------------------

Total                                          648                655               702                2,046               1,761
                                            ------------------------------------------------------------------------------------

Less Recoveries:
  Commercial                                   384                 85               244                  463                 170

  Mortgage                                       3                  2                 2                   --                  --

  Installment and Other                        248                259               274                  294                 260
                                            ------------------------------------------------------------------------------------

Total                                          635                346               520                  757                 430
                                            ------------------------------------------------------------------------------------

Net Charge-Offs                             $   13             $  309            $  182               $1,289              $1,331
                                            ------------------------------------------------------------------------------------
                                            ------------------------------------------------------------------------------------


ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES:

                                                       1996 REPORTED PERIOD
     BALANCE AT END OF PERIOD APPLICABLE TO:     AMOUNT           % OF LOANS IN EACH
                                                                CATEGORY TO TOTAL LOANS
Commercial                                       $   814                   42%
Mortgage                                              --                   17%
Installment and Other                              1,995                   41%
                                                 -------
Total                                            $ 2,809                  100%
                                                 -------
                                                 -------

                                                       1995 REPORTED PERIOD
     BALANCE AT END OF PERIOD APPLICABLE TO:     AMOUNT           % OF LOANS IN EACH
                                                                CATEGORY TO TOTAL LOANS
Commercial                                       $   805                   39%
Mortgage                                              00                   14%
Installment and Other                              2,145                   47%
                                                 -------
Total                                            $ 2,950                  100%
                                                 -------
                                                 -------

                                                       1994 REPORTED PERIOD
     BALANCE AT END OF PERIOD APPLICABLE TO:     AMOUNT           % OF LOANS IN EACH
                                                                CATEGORY TO TOTAL LOANS
Commercial                                       $ 1,346                   39%
Mortgage                                              00                   12%
Installment and Other                              1,913                   49%
                                                 -------
Total                                            $ 3,259                  100%
                                                 -------
                                                 -------

                                                       1993 REPORTED PERIOD
     BALANCE AT END OF PERIOD APPLICABLE TO:     AMOUNT           % OF LOANS IN EACH
                                                                CATEGORY TO TOTAL LOANS
Commercial                                       $ 1,905                   42%
Mortgage                                              --                   13%
Installment and Other                              1,482                   45%
                                                 -------
Total                                            $ 3,387                  100%
                                                 -------
                                                 -------

                                                       1992 REPORTED PERIOD
     BALANCE AT END OF PERIOD APPLICABLE TO:     AMOUNT           % OF LOANS IN EACH
                                                                CATEGORY TO TOTAL LOANS
Commercial                                       $ 2,454                   41%
Mortgage                                              --                   14%
Installment and Other                              1,214                   45%
                                                 -------
Total                                            $ 3,668                  100%
                                                 -------
                                                 -------

DEPOSITS

The table below shows the average daily balance of deposits by type for the years ended December 31, 1996, 1995, and 1994.

(IN THOUSANDS)                                     1996 AVERAGE    AVERAGE RATE
                                                     BALANCE           PAID
Non-Interest Bearing Demand Deposits                    $ 82,571         0.00%
Interest Bearing Demand Deposits                         112,173         3.10%
Time Deposits                                             83,163         5.31%
Savings Deposits                                          46,070         3.27%
                                                   -------------

Total                                                   $323,977
                                                   -------------
                                                   -------------
                                                   1995 AVERAGE    AVERAGE RATE
                                                     BALANCE           PAID
Non-Interest Bearing Demand Deposits                    $ 77,699         0.00%
Interest Bearing Demand Deposits                         120,954         3.31%
Time Deposits                                             73,229         5.06%
Savings Deposits                                          45,539         3.46%
                                                   -------------

Total                                                   $317,421
                                                   -------------
                                                   -------------
                                                   1994 AVERAGE    AVERAGE RATE
                                                     BALANCE           PAID
Non-Interest Bearing Demand Deposits                    $ 77,215         0.00%
Interest Bearing Demand Deposits                         126,528         2.48%
Time Deposits                                             73,685         3.66%
Savings Deposits                                          47,776         2.81%
                                                   -------------

Total                                                   $325,204
                                                   -------------
                                                   -------------

Maturities of time certificates of deposit of $100,000 or more at December 31, 1996 are as follows:

     MATURITY                                                     1996

3 Months or Less                                              $ 15,085
3 to 6 Months                                                    8,277
6 to 12 Months                                                   5,037
Over 12 Months                                                   3,013
                                                              --------

     Total                                                    $ 31,412
                                                              --------
                                                              --------

RETURN ON EQUITY AND ASSETS

The table below shows various key ratios including return on equity and return on assets.

                                                1996        1995       1994

Return on Assets                                1.09%       1.18%      1.26%
(Net Income Divided by Average Total
  Assets)
Return on Equity                                9.63%      11.27%     13.47%
(Net Income Divided by Average
  Stockholders' Equity)
Cash Dividend Payout Ratio                     27.07%      20.66%     14.48%
(Dividends declared per share divided by
  net income per share)
Equity to Assets Ratio                         11.36%      10.48%      9.37%
(Average Stockholders' Equity Divided by
  Average Total Assets)



SHORT-TERM BORROWINGS

At December 31, 1996, 1995 and 1994, short-term borrowings were in the form of federal funds purchased, Treasury tax and loan payable and Federal Home Loan Bank borrowings. Dollars in thousands.

                  BALANCE DECEMBER  AVERAGE BALANCE FOR    WEIGHTED-AVERAGE
                         31,               YEAR         INTEREST RATE FOR YEAR

1996                   $12,061            $ 4,914               5.39%
1995                    13,085              8,298               5.80%
1994                    20,992              7,181               4.04%

The maximum amount of total outstanding borrowings at any month-end during the years ended December 31, 1996, 1995 and 1994 is as follows:


                       MONTH                    AMOUNT
1996                   January                  $ 14,909
1995                   January                    24,474
1994                   January                    23,617


Bancorp's Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 1996


     The following discussion and analysis should be read in conjunction with the consolidated financial statements of Bancorp. The consolidated financial statements include Bancorp and the accounts of its subsidiary banks. Bancorp currently owns 96.421% of FNBDA and 100% of FNBCC. The following discussion is as of December 31, 1996. To the extent necessary, this discussion is amended and qualified by the Management's Discussion and Analysis for the nine month period ended September 30, 1997, which follows.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

     Adequate liquidity and maintenance of an appropriate balance between rate sensitive earning assets and liabilities are the principal functions of asset/liability management of a banking organization. Liquidity management involves the ability to meet the cash flow requirements of customers who are depositors desiring to withdraw funds and borrowers requiring assurance that sufficient funds will be available to meet their credit needs. The measures of solid liquidity practices such as total deposits to total assets and loans to deposit ratios are constantly monitored for any adverse trends. At December 31, 1996, the net loan to deposit ratio was approximately 64%. Bancorp's primary sources of liquidity are total cash and due from banks, other interest bearing accounts, federal funds sold, and its available-for-sale securities.

     Management seeks to avoid fluctuating net interest margins and enhance consistent growth of net interest income during periods of changing interest rates. Effective asset/liability management enables Bancorp to maintain desired levels of liquidity and capital while protecting against the possible negative impact of interest rate volatility. Bancorp avoids the use of highly sensitive short-term funds such as brokered deposits and believes its deposits represent funding sources with safety in respect to both liquidity and earnings and permits the maintenance of an appropriate relationship between the cost and maturity of liabilities and the yield and maturity of assets. Net cash flow from operations continues to remain positive primarily due to favorable interest rate yields and growth in the loan portfolio. As loan growth continues, the loan to deposit ratio may rise, but there is substantial room to increase the loan portfolio without impeding the liquidity ratio. The increase in deposits provides the major funding from financing activities. It is anticipated that deposits will continue to steadily increase as the local economy continues its growth.

CAPITAL RESOURCES

     Capital increases will continue to be provided by earnings. Capital growth, exclusive of net unrealized gains/losses on available-for-sale securities, for the year ended December 31, 1996 was 7.30% compared to 9.07% for the same period of 1995. While there are no definite plans to issue additional common stock, shareholders approved $10 and $6 per share common stock dividends during 1996 and 1995, respectively.

     Stockholders' equity, exclusive of net unrealized gains/losses on available-for-sale securities, of Bancorp as a percentage of total assets at December 31, 1996, stood at 10.99%. At December 31, 1995, the ratio was 11.08%. Risk-based capital guidelines require banks to maintain an underlying capital base of 8.00% of "risk-weighted" assets. At December 31, 1996, Bancorp was well above the minimum requirement with a capital base of 20%.

     On November 15, 1995, the Financial Accounting Standards Board ("FASB") released a Special Report entitled "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" (the Guide). The Guide permitted a one-time reassessment (allowed during the period from November to December 1995) of the appropriateness of the classifications of all investments in debt and equity securities without causing questions about the Company's intent or ability to hold securities classified as held-to-maturity, to their maturity. As permitted by the Guide, during 1995, FNBDA transferred securities from held-to-maturity to available-for-sale with an amortized cost totaling $3,595,000. As of December 31, 1996, the capital accounts were decreased by $107,605 representing the after tax effect of the available-for-sale portfolio's decrease in fair value.

ASSET GROWTH

     Bancorp experienced an increase in total assets during 1996 of $31,043,936 or 8.25% and in 1995 of $5,463,676 or 1.47%. Stronger loan demand resulted in a $14,184,840 or 6.81% increase in loans in 1996. Accompanying the increase in loans was an increase of $7,504,526 or 8.20% in available-for-sale securities.

     The increase in total assets was primarily funded by increases in the deposit base of Bancorp of $27,827,283 or 8.77%.

     During 1996, Bancorp adopted a non-qualified defined benefit retirement plan and an incentive plan for certain key executive officers and members of the Board of Directors. To establish the plans, Bancorp purchased single premium life insurance policies having a total face value of $17,962,000 on the lives of the participants. A death benefit for each executive has also been provided by a dollar amount as specified in each individual agreement. Benefits under the retirement benefit plan are accrued as defined in each individual agreement based on age. Benefits are accrued under the incentive plan based on Bancorp's return on assets for each fiscal year, as specified in the plan document. Net cash value of life insurance on the accompanying consolidated balance sheet is the initial premium, decreased by the policy load fees and mortality costs and increased by policy earnings. The net cash value of life insurance outstanding at December 31, 1996 is $6,947,012.

INTEREST INCOME

     Total interest income for 1996 totaled $28,678,015 as compared to $28,271,262 for 1995. This increase of $406,753 or 1.44% followed the 1995 increase over 1994 of $1,591,403 or 5.96%.

     The increase in interest income reflects the change in the yield and volume of earning assets when comparing one year to another. Average earning assets increased by approximately $6,322,000 to $338,823,000 while the average yield for those assets decreased to 8.46% from 8.50% in 1995.
Average earning assets in 1995 were $962,000 below 1994's level of $333,463,000. The 1994 yield was 8.00%. Management anticipates continued growth in earning assets. The individual components comprising total interest income are interest and fees on loans, interest on investment securities and interest on federal funds sold. The yields and related volumes of these components changed individually as follows:

     Interest and Fees on Loans: Income generated by Bancorp's loan portfolio increased $663,903 or 3.24% for the year ended December 31, 1996. This increase is the result of an increase in net loans, including finance leases, of $14,184,840 or 6.81% slightly offset by a decrease in yield from 10.35% to 10.02%. During the year ended December 31, 1995, interest and fees on loans increased $1,712,602 or 9.13%. This increase is attributable to an increase in net loans of $19,253,897 or 10.19%, coupled with an increase in the yield of 0.12%.

     Interest on Securities: Total income from the securities portfolio decreased $426,427 or 5.77% for the year ended December 31, 1996 following a decrease of $401,313 or 5.15% during 1995. The nominal decrease in investment income for the current year is the result of a decrease in the average volume of $10,591,000 or 8.32% offset by an increase in the yield to 5.89% in 1996 from 5.70% in 1995. The decline in the 1996 yield is attributable to an overall decrease in interest rates. The average volume of investment securities decreased by 12.85% for the year ended December 31, 1995. Management attempts to maximize the benefit from tax-free municipal bonds and will continue to do so. It is anticipated that any purchases of investment securities in 1997 will have short-term maturities with yields comparable to those currently maturing.

     Interest on Federal Funds Sold: Total interest on federal funds sold increased $169,277 or 41.15% in 1996 following a $280,114 or 213.43% increase in 1995. The average volume increased $3,909,000 or 53.56% during the year ended December 31, 1996 which was offset by a decrease in the yield to 5.18% from 5.65% in 1995. The increase for the year ended December 31, 1995 was a result of an increase in the average volume of $3,293,000 or 82.24% coupled with an increase in the yield of 2.38%.

INTEREST EXPENSE

     The major components of interest expense are interest on deposits, federal funds purchased, and borrowed funds. The average cost of funds stayed flat at 3.99% in 1996 from 1995. The average cost of funds was 2.97% in 1994. The cost of funds and related volumes of these individual components were as follows:

     Interest on Deposits: Total interest on deposits increased $81,415 or 0.88% in 1996. In 1995 interest on deposits increased $2,076,163 or 28.81%. The average volume for interest bearing deposits increased $1,684,000 or .70% during 1996 following a decrease of $8,267,000 in 1995. The average rate increased to 3.88% in 1996. The average rate was 3.87% in 1995 and 2.91% in 1994.

     Interest on Federal Funds Purchased: Interest on federal funds purchased decreased $144,777 or 74.72% during 1996 following an increase of $27,475 or 16.52% in 1995.

     Interest on Borrowed Funds: Interest on borrowed funds increased $206,607 or 46.66% during 1996, following an increase of $300,603 or 127.96%
in 1995.

INTEREST RATE RISK

     Management attempts to protect earnings from wide shifts in interest rates by employing the following strategies:

     Loans: Approximately 15% of Bancorp's loan portfolio is written on an adjustable basis that floats with Bancorp's base rate. Thus, approximately $32,539,000 reprices immediately upon a change in the base rate.

     Securities: Total
securities represent approximately 29% of total assets at December 31, 1996. In administering the securities portfolio, management adheres to Bancorp's Investment and Asset/Liability Policies. The actual average life of the portfolio at December 31, 1996 was approximately 2.19 years. This strategy of maintaining short maturities provides maximum flexibility in managing fluctuating interest rates. Additionally, the majority of the securities portfolio consists of fixed rates. This enables management to provide an underlying level of income, irrespective of changes in interest rates. Diversification for all areas of investments is a key element in interest rate risk. Management monitors the securities portfolio to ensure that an appropriate balance is maintained in terms of both maturity and type of security instrument. Monitoring is aided by the use of a computer program, specializing in Asset/Liability Management and Interest Rate Risk.

     Deposits: The deposit structure of Bancorp is allocated between demand and time deposits. All noninterest bearing demand deposits represent approximately 30% of total deposits and 45% of demand deposits. Interest bearing demand deposits represent about 20% of total deposits and 35% of demand deposits with the balance of demand deposits belonging to public entities.

     Time deposits represent about 40% of all deposits while savings deposits account for almost 40% of all time deposits with the balance being certificates of deposits. The majority of all time deposits belong to individuals in the form of savings accounts or certificates of deposits.

     The above factors provide management the opportunity to maintain favorable net interest margins under most normal interest rate scenarios.

ALLOWANCE FOR LOAN LOSSES

     The purpose of the allowance for loan losses is to maintain reserves at a level sufficient to cover estimated future loan losses. Management exercises its judgment in establishing loan loss reserves for existing loans which may become uncollectible in the future. Bancorp's current allowance for loan losses reflects an ongoing evaluation of the known risks in the loan portfolio and current economic conditions.

     The allowance for loan losses was 4.77% lower at December 31, 1996, than at December 31, 1995. Expenses for the provision of loan losses reflect a reduction in the provision account of $128,378 in 1996 and no addition to the provision was made in 1995. At December 31, 1995, the allowance for loan losses was 9.50% lower than at December 31, 1994.

     Net charged off loans in 1996 were $12,221 compared to $309,800 in 1995 and $182,264 in 1994. Net loan losses decreased $297,579 or 96.06% in 1996 and increased $127,536 or 69.97% in 1995. Net loans, including financing leases, at year end were $222,340,448 in 1996 and $208,155,608 in 1995. The allowance for loan losses at year end 1996 was 1.26% and in 1995 was 1.41% of loans outstanding. The allocated portion of the allowance consists of three categories: substandard, doubtful and loss. Ongoing evaluation of the loan portfolio and new loan products are determining factors in maintaining the allocated allowance for loan losses. The allocated allowance at December 31, 1996 was $2,809,252 as compared to $2,949,851 at December 31, 1995.

     Bancorp adopted FAS No. 114, "Accounting by Creditors for Impairment of a Loan," and FAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," as of January 1, 1995. These statements require that certain impaired loans be measured based on the present value of future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance. Bancorp had previously measured the allowance for loan losses using methods similar to those prescribed in FAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required even though certain loans were identified as impaired.

     Loans are placed on non-accrual status when they go over 90 days delinquent, or when circumstances indicate that timely collection of interest is doubtful. Loans over 90 days delinquent may be left on accrual status if a repayment plan has been negotiated and it appears likely that all interest will be paid. At December 31, 1996, there are no other loans outstanding which cause management serious doubts as to the ability of the borrower to comply with the loan repayment terms.

     Bancorp had $386,042 of net other real estate owned ("OREO") at December 31, 1996. This property consists of a 3.67 acre commercial tract acquired in 1990 and a 180.86 acre tract located in Lincoln County also acquired in 1990. Both tracts are currently for sale. Additionally, a small property is carried in OREO until sufficient payments are received to classify it as a loan.

     The loan portfolio is concentrated in the Roswell and Las Cruces, New Mexico market areas. Of total loan commitments, 42% are commercial, including financing leases, 17% are mortgage loans, and 41% are classified as installment and other.

     Management reviews concentrations in the loan portfolio quarterly. Management also performs an analysis of the allowance for loan losses quarterly and appraisal reviews are performed to support the values at which loans are carried in the portfolio. Risk percentages are assigned to all classified loans to ensure that the reserve is adequate. The OCC, as an integral part of their examination process, periodically reviews Bancorp's allowance for loan losses, and may require Bancorp to make additions to the allowance based on their judgment about information available to them at the time of their examination. Management feels that the allowance for loan losses of $2,809,252 at December 31, 1996 is adequate for Bancorp to meet all anticipated loan losses.

NONINTEREST INCOME

     Total noninterest income increased $456,613 or 14.30% for the year ended December 31, 1996 and increased $149,147 or 4.90% during 1995. The main component of the 1996 increase is net realized gains recorded on the sale of loans of $377,277 compared with a realized gain of $20,803 during 1995.

NONINTEREST EXPENSE

     Noninterest expenses are comprised of five major categories: salaries, pension and other employee benefits, equipment, occupancy and all other expenses. Total non-interest expense increased by $1,441,380 or 9.63% in 1996 and decreased by $162,139 or 1.07% in 1995.

     The 1996 increase is primarily driven by increased salaries and pension and other employee benefits expense of $489,106 or 5.09% and an increase in other expenses of $721,752. The increase in salaries and pension and other employee benefits is primarily the result of normal salary and benefit increases. The increase in other expenses is primarily the result of a litigation settlement with the Department of Justice.

DIVIDEND DECLARATION

     The Board of Directors declared $10.00 and $8.00 per share common stock dividends in 1996 and 1995, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1996, Bancorp adopted FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to these assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. There was no material effect on the consolidated financial statements relating to this adoption.

     Emerging Issues Task Force (EITF) Issue No. 96-12 RECOGNITION OF INTEREST INCOME AND BALANCE SHEET CLASIFICATION OF STRUCTURED NOTES, requires the use of the retrospective interest method of recognizing income on certain structured note securities. The application of this consensus applies prospectively to new securities acquired after November 14, 1996. Management does not believe the application of this consensus will materially affect Bancorp's financial position or results of operations.

     The FASB issued Statement No. 128 EARNINGS PER SHARE which establishes standards for computing and presenting earnings per share (EPS). The Statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, EARNINGS PER SHARE, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.








                      [THIS SPACE LEFT BLANK INTENTIONALLY]

BANCORP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     The following is Management's discussion and analysis of certain significant factors which have affected Bancorp's financial position and operating results during the period in the accompanying condensed consolidated financial statements.

ASSET GROWTH

     Total assets increased $9,029,170 or 2.22% during the first nine months of 1997. Net loans, including finance leases, increased $11,415,243 or 5.13% primarily driven by an increase in mortgage and installment loans slightly offset by a decrease in commercial loans. Federal funds sold increased $8,150,000 or 58%. This is normal volatility as federal funds sold fluctuate as necessary for liquidity requirements. These increases were offset by a decrease in available-for-sale securities of $9,870,606 or 9.97%. Additionally, Bancorp recorded an unrealized loss adjustment of approximately $126,035 (net of tax) due to current market conditions.

INTEREST INCOME

     Total interest income increased $839,074 or 3.92% during the nine-month period ended September 30, 1997 as compared to the same period in 1996. It is anticipated that interest income will continue to grow through the remainder of the year based upon the continued growth of Bancorp's loan portfolio. Total interest income is composed of the following categories:

     Interest and fees on loans and leases: Interest and fee income increased $927,493 or 5.92% during the third quarter of 1997 compared to the same period of the prior year. This increase is comprised of an increase in interest income of $874,000 and an increase in lease income of $114,000 coupled with a decrease in fee income of approximately $61,000.

The increase in interest income is due primarily to an increase in the average loan volume of approximately $14,374,000 or 6.48% offset by a decrease in the average yield from 9.67% in 1996 to 9.25% in 1997. The interest differential resulting from the fluctuations in volume and yield is approximately $1,390,000 and ($872,000), respectively. The decrease in fee income is attributable to the decrease in mortgage loan servicing fees.

     Interest and dividends on securities: Interest and Dividends on Securities increased $1,620 or 0.03% during the nine month period ended September 30, 1997 compared with the nine month period ended September 30, 1996. At September 30, 1997, the portfolio had an average maturity of approximately 2.18 years. Management continually monitors current market conditions and liquidity needs when evaluating investment strategies.

     Interest on Federal Funds sold: Interest earned on federal funds sold decreased $90,039 or 17.80% during the first nine months of 1997 compared to the same period of 1996. This decrease is the result of a decrease in the average volume of approximately $2,173,000 coupled with a decrease in the average yield to 3.98% in 1997 from 4.01% in 1996.

     Total interest expense increased $843,719 or 11.30% during the first nine months of 1997 as compared to the first nine months of 1996. Total interest expense is comprised of the following major categories:

     Interest on Deposits: Interest on deposits increased $624,741 or 8.95% during the first three quarters of 1997 compared to the first three quarters of 1996. This increase is the result of an increase in the average volume of interest bearing deposits of approximately $10,441,000 or 4.28%. The increase in average volume was offset by a decrease in the average rate to 4.07% in 1997 from 3.88% in 1996.

     Interest on Borrowed Funds: Interest on borrowed funds increased $206,607 or 46.66% during the first three quarters of 1997 compared to the first three quarters of 1996. This increase is the result of matched funding of mortgage loans with Federal Home Loan Bank borrowings.

INTEREST RATE RISK

     Management attempts to protect earnings from wide shifts in interest rates by employing the following strategies:

     Loans: Approximately 13% of Bancorp's loan portfolio is written on an adjustable basis that floats with Bancorp's base rate. Thus, approximately $29,421,000 reprices immediately upon a change in the base rate.

     Investments: The majority of the investment portfolio of Bancorp consists of fixed rate instruments. This enables management to provide an underlying level of income irrespective of changes in rates. Additionally, the average maturity of the portfolio is approximately 2.18 years. This strategy of maintaining short maturities provides maximum flexibility in dealing with fluctuating interest rates.

     Deposits: The deposit structure of Bancorp is allocated between demand and time deposits. All non-interest bearing demand deposit represents approximately 30% of total deposits and 45% of demand deposits. Interest bearing demand deposits represent about 20% of total deposits and 35% of demand deposits with the balance of demand deposits belonging to public entities.

     Time deposits represent about 40% of all deposits while savings deposits account for almost 40% of all time deposits with the balance being certificates of deposits. The majority of all time deposits belong to individuals in the form of savings accounts or certificates of deposits.

     The above factors, taken into consideration together with the fact that Bancorp's non-interest bearing customer deposits are approximately 26% of total deposits, provide management the opportunity to maintain favorable net interest margins under most normal interest rate scenarios.

LOANS

     The composition of Bancorp's loan portfolio is as follows:

                                        SEPTEMBER 30, 1997     DECEMBER 31, 1996

Commercial Loans and Financing
  Leases                                   $ 92,019,189           $ 96,103,602
Mortgage                                     46,537,821             38,540,026
Installment and Other                       100,806,284             94,240,076
                                          -------------           ------------
                                            239,363,294            228,883,704
Less: Unearned net loan fees                  3,051,400              3,734,004
   Allowance for loan losses                  2,556,203              2,809,252
                                          -------------           ------------
Net Loans                                  $233,755,691           $222,340,448
                                          -------------           ------------
                                          -------------           ------------

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

     The following table shows balances for commercial (including financing leases), mortgage and installment and other loans as of September 30, 1997, by maturities, based on remaining scheduled repayments of principal.

                                                                 INSTALLMENT AND
MATURING OR REPRICING WITHIN:         COMMERCIAL      MORTGAGE       OTHER

One year or less                     $44,545,000     $2,592,000     $17,543,000
One through 5 years                   36,286,000      5,232,000      59,741,000
Greater than 5 years                  11,188,000     38,714,000      23,522,000
                                     ------------------------------------------

Total                                $92,019,000    $46,538,000    $100,806,000
                                     ------------------------------------------
                                     ------------------------------------------

     The maturity of certain loans may vary due to Bancorp's rollover policy. Bancorp will consider extending the maturity of a loan upon receipt of current financial information and evaluation of the loan performance, the financial performance of the business, and overall economic conditions.

PROVISION FOR LOAN LOSSES

     The provision for loan losses was $202,497 for the nine-month period ended September 30, 1997, compared to $211,621 for the nine month period ended September 30, 1996. The allowance for loan losses stands at 1.07% of gross loans at September 30, 1997 compared to 1.23% at December 31, 1996.
Management believes the current allowance is adequate to satisfy any unanticipated loan losses based upon the historical performance of the loan portfolio.

     Net charged off loans were $452,765 and ($80,608) for the nine months ended September 30, 1997 and 1996 respectively. At September 30, 1997, loans totaling $860,770 were accounted for on a non-accrual basis. Additionally, loans totaling $646,301 were contractually past due 90 days or more as to principal or interest. No loans were accounted for as "troubled debt restructurings" as defined in SFAS No. 15. Loans are placed on non-accrual status when they go over 90 days delinquent or when circumstances indicate that timely collection of interest is doubtful. Loans over 90 days may be left on accrual status if a repayment plan has been negotiated and it appears likely that all interest will be paid. All significant impaired loans have been evaluated in accordance with FASB Statement No. 114 as amended by FASB Statement No. 118.

     As of September 30, 1997, there are no loans outstanding, excluding those identified above, which cause management to have serious doubts as to the ability of the borrower to comply with the loan repayment terms.

     Management reviews portfolio concentration levels on a regular basis and appraisal reviews are performed to support the values at which loans are carried in the portfolio.

     Management reviews the loan loss analysis on a quarterly basis. A percentage of the allowance is allocated to substandard, doubtful and loss loans. Management believes the current allowance of $2,556,203 is adequate and there is sufficient unallocated allowance to handle unexpected problems within the portfolio.

     The table below details changes in the allowance for loan losses for the nine-month period ended September 30, 1997 and 1996 (in thousands):



                                                  1997                  1996
BALANCE, JANUARY 1                               $2,809                $2,950
Provision charged to operating expense              202                   211
Recoveries of amounts charged off                   230                   565
Less amounts charged off                            685                   484
                                               -------------------------------
Balance, September 30                            $2,556                $3,242
                                               -------------------------------
                                               -------------------------------

     The schedule below shows the major categories of loan charge-offs and recoveries for the nine-month period ended September 30, 1997 and 1996 (in thousands):


                                                   1997                  1996
CHARGE-OFFS:
   Commercial                                      $292                   $67
   Mortgage                                          --                    --
   Installment & Other                              393                   417
                                               -------------------------------
Total Charge-Offs                                   685                   484
                                               -------------------------------
Less Recoveries:
   Commercial                                        76                   375
   Mortgage                                          --                     2
   Installment & Other                              154                   188
                                               -------------------------------
Total Recoveries                                    230                   565
                                               -------------------------------
Net Charge-Offs (Recoveries)                       $455                  $(81)
                                               -------------------------------
                                               -------------------------------

     The table below details the allocation by loan type of the allowance for loan losses at September 30, 1997:

                                              DOLLARS (IN 000'S)           %
ALLOWANCE FOR LOAN LOSSES:
   Commercial                                    $   693                  27%
   Mortgage                                           --                   0%
   Installment & Other                             1,863                  73%
                                              ----------------
Total                                            $ 2,556                 100%
                                              ----------------
                                              ----------------

NONINTEREST INCOME

     Total noninterest income for the first nine months of 1997 increased $77,350 or 2.96%, over the same period of 1996. This increase is due primarily to an increase in dividends of life insurance. This increase was slightly offset by a decrease in service charges, fees & commissions.

NONINTEREST EXPENSE

     Total noninterest expense, including income tax expense, increased $119,358 or 0.92%, during the first nine months of 1997 as compared to the first nine months of 1996. This increase is mainly attributable to increased salaries, wages and employee benefits offset by decreases in occupancy, equipment and income tax expense.

LIQUIDITY

     Management of Bancorp strives to obtain the highest possible earnings while maintaining a sound liquidity position. Bancorp's primary sources of liquidity are its cash and due from banks, other interest bearing accounts, federal funds sold, and its investment portfolio. Bancorp's investment portfolio had a balance of $105,558,159 at September 30, 1997. The average maturity of the portfolio is 2.18 years at September 30, 1997. Federal funds sold had a balance of $22,200,000 at the nine-month period ended September 30, 1997. Bancorp avoids the use of highly sensitive short-term funds such as brokered deposits and believes its deposits represent funding sources with safety in respect to both liquidity and earnings. Bancorp continues to meet the cash flow requirements of customers who are depositors desiring to withdraw funds and of borrowers requiring assurance that sufficient funds will be available to meet their credit needs. The measures of solid liquidity practices such as Total Deposits to Total Assets and Loans to Deposits are monitored constantly for any adverse trends.

     At September 30, 1997, the net loan to deposit ratio was approximately 67%. Management continuously monitors outstanding loan commitments and letters of credit for funding needs. At September 30, 1997, outstanding loan commitments and letters of credit were approximately $26,639,000 and $2,585,000, respectively.

     Cash flows from operations remain positive primarily due to favorable interest rate yields and continued growth in the loan portfolio. Management expects this trend to continue. Cash flows used in investing activities for the nine-month period ended September 30, 1997 primarily due to an increase in loans to customers, coupled with purchases of securities. Cash flows from financing activities for the nine month period ended September 30, 1997 from a decrease in deposits of approximately $2,572,000 and borrowed funds of $4,057,000.

CAPITAL RESOURCES

     Stockholders' equity (exclusive of the net unrealized gain/loss of securities available for sale) as a percentage of total assets was approximately 11.49% at September 30, 1997 as compared to 10.99% at December 31, 1996.

     At September 30, 1997, Bancorp's Tier 1 Core Capital to risk weighted assets was 20.40%. Total Capital to risk weighted assets was 21.50% and the leverage ratio was 12.05%. All ratios are above the current minimum guidelines of 4%, 8% and 4%, respectively, as established and defined by regulatory authorities.

     In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) defined five levels of capital for financial institutions:
Well capitalized, Adequately capitalized, Undercapitalized, Significantly undercapitalized and Critically undercapitalized. A bank falls into one of these levels based on its risk-based ratio and leverage ratio. At September 30, 1997, Bancorp falls in the Well capitalized category.

                             INFORMATION ABOUT FNBDA

BUSINESS OF FNBDA

     FNBDA is a national banking association with assets of approximately $379 million as of September 30, 1997, doing business from its main office located at 500 South Main, Las Cruces, New Mexico and its nine branch offices. The telephone number of the main office is (505) 526-7000.

     Information with respect to national bank regulation and FNBDA's competitive position and customer base is incorporated here from the discussion of these topics in INFORMATION ABOUT BANCORP, above.

MANAGEMENT OF FNBDA

     The following table sets forth certain information concerning FNBDA's executive officers as of November 30, 1997:

                                                        POSITION AND
 NAME                                AGE            PRINCIPAL OCCUPATION
 ----                                ---              FOR PAST 5 YEARS
                                                    --------------------

 William Tharp                       59     Chairman of the Board; President,
                                            Rountree Cotton Company

 Michele Papen-Daniel, Ph.D.         55     Vice Chairman of the Board;
                                            Clinical Psychologist

 Ben H. Haines, Jr.                  57     President and Chief Executive
                                            Officer

 John A. Papen, III                  55     Executive Vice President, Lending

 Alden C. Tombaugh                   52     Senior Vice President, Lending

 Thomas M. Mobley, Jr.               60     Senior Vice President and Trust
                                            Officer


SELECTED COMPARATIVE FNBDA FINANCIAL DATA

     The following selected historical financial information of First National Bank of Dona Ana County (FNBDA) is derived from audited 1996, 1995, 1994, 1993 and 1992 year-end and unaudited September 30, 1997 and 1996 financial statements of the FNBDA. Reference should also be made to the financial information about FNBDA found at "SELECTED COMPARATIVE FINANCIAL DATA", above. FNDBA financial statements at December 31, 1996 and 1995, and for the three years in the period ending December 31, 1996, and as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996, are attached as Appendix C to this Prospectus/Proxy Statement.)

The average balance sheet data on the FNBDA is presented on a yearly basis. This information should be read in conjunction with such financial statements and notes thereto, and the information hereinafter set forth under the captions "INFORMATION ABOUT THE FNBDA," below.

                                                       1996 (IN THOUSANDS)
                                                    AVERAGE  INTEREST % YIELD/
                                                    BALANCE            RATE (1)

ASSETS

Loans(2)(3)                                         $185,994  $ 18,441     9.91
Investment Securities:(4)
  U.S. Treasury, Government and Agency Securities     91,345     5,510     6.03
  State and Municipal Securities                      17,405       981     5.64
  Other Investment Securities                          4,135       228     5.51
Federal Funds Sold                                    11,078       583     5.26
                                                               ---------
Total Interest Earning Assets                        309,957    25,743     8.31
                                                               ---------
Cash & Due From FNBDAs                                22,743
Land, Building and Equipment, Net                      6,679
Other Assets                                           8,560
Total Non-Interest Earning Assets                     37,982
                                                   ----------
Total Assets                                        $347,939
                                                   ----------
                                                   ----------

LIABILITIES & STOCKHOLDERS' EQUITY

Deposits                                            $217,614     8,229     3.78
Federal Funds Purchased                                1,664        86     5.17
Borrowed Funds                                         9,121       564     6.18
                                                              ----------
Total Interest Bearing Liabilitie                    228,399     8,879     3.89
                                                              ----------
Total Non-Interest Bearing Liabilities                80,399
Stockholders' Equity                                  39,141
                                                   ----------
Total Liabilities & Stockholders' Equity            $347,939
                                                   ----------
                                                   ----------
Net Interest Earned                                            $16,864
                                                              ----------
                                                              ----------
Net Yield on Interest Earning Assets                                        5.44
                                                                            ----
                                                                            ----


(1) The yield/rate is calculated by dividing interest earned/paid by the average balance. The presentation is not on a tax equivalent basis.
(2) Loan fees are included in the interest yield calculation. Loan fees for the year ended December 31, 1996 are $1,444,000. The interest yield excluding fees is 9.14%.
(3) Non-interest bearing loans are included in other assets. The daily average of non-interest bearing loans for 1996 is $1,248,000.
(4) Yield is calculated by dividing the interest earned by the average historical cost (not market value) of the securities.

                                                       1995 (IN THOUSANDS)
                                                    AVERAGE  INTEREST % YIELD/
                                                    BALANCE            RATE (1)

ASSETS

Loans(2)(3)                                         $177,499  $ 18,192    10.25
                                                    --------
Investment Securities:(4)                           --------
  U.S. Treasury, Government and Agency Securities     98,755     5,816     5.89
  State and Municipal Securities                      18,398     1,055     5.73
  Other Investment Securities                          3,327       160     4.81
Federal Funds Sold                                     7,757       436     5.62
                                                              ----------
Total Interest Earning Assets                        305,686    25,659     8.39
                                                              ----------
Cash & Due From FNBDAs                                20,085
Land, Building and Equipment, Net                      5,992
Other Assets                                           7,191
Total Non-Interest Earning Assets                     33,268
                                                   ----------
Total Assets                                        $338,954
                                                   ----------
                                                   ----------
LIABILITIES & STOCKHOLDERS' EQUITY

Deposits                                            $216,971     8,250     3.80
Federal Funds Purchased                                3,909       239     6.11
Borrowed Funds                                         6,070       358     5.90
                                                              ----------
Total Interest Bearing Liabilities                   226,950     8,847     3.90
                                                              ----------
Total Non-Interest Bearing Liabilities                76,023
Stockholders' Equity                                  35,981
                                                   ----------
Total Liabilities & Stockholders' Equity            $338,954
                                                   ----------
                                                   ----------
Net Interest Earned                                           $ 16,812
                                                              ----------
                                                              ----------
Net Yield on Interest Earning Assets                                       5.50



(1) The yield/rate is calculated by dividing interest earned/paid by the average balance. The presentation is not on a tax equivalent basis.
(2) Loan fees are included in the interest yield calculation. Loan fees for the year ended December 31, 1995 are $1,323,000. The interest yield excluding fees is 9.51%.
(3) Non-interest bearing loans are included in other assets. The daily average of non-interest bearing loans for 1995 is $1,067,000.
(4) Yield is calculated by dividing the interest earned by the average historical cost (not market value) of the securities.

                                                       1994 (IN THOUSANDS)
                                                    AVERAGE  INTEREST % YIELD/
                                                    BALANCE            RATE (1)

ASSETS

Loans(2)(3)                                         $164,511   $16,718    10.16
                                                   ----------
                                                   ----------
Investment Securities:(4)
  U.S. Treasury, Government and Agency Securities    114,754     6,126     5.34
  State and Municipal Securities                      18,563     1,088     5.86
  Other Investment Securities                          3,301        73     2.21
Federal Funds Sold                                     4,178       146     3.49
                                                               ----------
Total Interest Earning Assets                        305,307    24,151     7.91
                                                               ----------
Cash & Due From Banks                                 19,441
Land, Building and Equipment, Net                      5,503
Other Assets                                           8,240
Total Non-Interest Earning Assets                     33,184
                                                   ----------
Total Assets                                        $338,491
                                                   ----------
                                                   ----------

LIABILITIES & STOCKHOLDERS' EQUITY

Deposits                                            $223,127     6,351     2.85
Federal Funds Purchased                                4,324       199     4.60
Borrowed Funds                                         2,579        81     3.10
                                                              ----------
Total Interest Bearing Liabilities                   230,030     6,631     2.88
                                                              ----------
Total Non-Interest Bearing Liabilities                75,831
Stockholders' Equity                                  32,630
                                                   ----------
Total Liabilities & Stockholders' Equity            $338,491
                                                   ----------
                                                   ----------
Net Interest Earned                                           $ 17,520
                                                              ----------
                                                              ----------
Net Yield on Interest Earning Assets                                       5.74



(1) The yield/rate is calculated by dividing interest earned/paid by the average balance. The presentation is not on a tax equivalent basis.
(2) Loan fees are included in the interest yield calculation. Loan fees for the year ended December 31, 1994 are $1,358,000. The interest yield excluding fees is 9.33%.
(3) Non-interest bearing loans are included in other assets. The daily average of non-interest bearing loans for 1994 is $1,469,000.
(4) Yield is calculated by dividing the interest earned by the average historical cost (not market value) of the securities.

INTEREST DIFFERENTIAL (IN 000'S)                       1996 COMPARED TO 1995
                                                     TOTAL   VOLUME  YIELD/RATE
                                                    CHANGE  VARIANCE  VARIANCE
ASSETS
Loans                                               $   249   $   847 $  (598)
Investment Securities:
  U.S. Treasury, Government and Agency Securities      (306)     (447)    141
  State and Muncipal Securities                         (74)      (56)    (18)
  Other Investment Securities                            68        45      23
Federal Funds Sold                                      147       175     (28)
                                                   ----------------------------
Total Interest Earning Assets                       $    84   $   564 $  (480)
                                                   ----------------------------
                                                   ----------------------------
LIABILITIES
Deposits                                                (21)       24     (45)
Federal Funds Purchased                                (153)     (116)    (37)
Borrowed Funds                                          206       189      17
                                                   ----------------------------
Total Interest Bearing Liabilities                  $    32   $    97  $  (65)
                                                   ----------------------------
                                                   ----------------------------



                                                      1995 COMPARED TO 1994
                                                     TOTAL   VOLUME  YIELD/RATE
                                                    CHANGE  VARIANCE   VARIANCE

  ASSETS
Loans                                                $ 1,474   $ 1,326  $   148
Investment Securities:
  U.S. Treasury, Government and Agency Securities       (310)     (942)     632
  State and Muncipal Securities                          (33)       (9)     (24)
  Other Investment Securities                             87         1       86
Federal Funds Sold                                       290       201       89
                                                   ----------------------------
Total Interest Earning Assets                        $ 1,508   $   577  $   931
                                                   ----------------------------
                                                   ----------------------------

  LIABILITIES
Deposits                                             $ 1,899    $ (234) $ 2,133
Federal Funds Purchased                                   40       (25)      65
Borrowed Funds                                           277       205       72
                                                   ----------------------------
Total Interest Bearing Liabilities                   $ 2,216    $  (54) $ 2,270
                                                   ----------------------------
                                                   ----------------------------

INVESTMENT PORTFOLIO

     The following table shows the contractual maturity distribution by carrying amount and weighted average yield to maturity of the FNBDA's investment portfolio at December 31, 1996. Dollars in 000's.


AVAILABLE FOR SALE
                   LESS THAN ONE YEAR   ONE THROUGH FIVE YEARS   FIVE THROUGH TEN YEARS     OVER TEN YEARS        TOTAL
                   AMOUNT    % YIELD      AMOUNT       % YIELD      AMOUNT      % YIELD     AMOUNT    % YIELD     AMOUNT
US Treasury
and Other
Agencies
and
Corporations        $ 22,842     5.36      $ 17,097        5.98           -           -          -           -    $ 39,939
State and
Municipal
Securities                25     4.53           948        4.34    $  4,272        4.80    $  1,524       5.42       6,769
U.S. Gov't
Agency
Mortgage
Backed
Securities             1,331     5.15             -           -      13,591        6.46      31,598       6.22      46,520
                    --------               --------                --------                --------               --------
Total               $ 24,198               $ 18,045                $ 17,863                $ 33,122               $ 93,228
                    --------               --------                --------                --------               --------
                    --------               --------                --------                --------               --------


HELD TO MATURITY
                  LESS THAN ONE YEAR   ONE THROUGH FIVE YEARS   FIVE THROUGH TEN YEARS      OVER TEN YEARS       TOTAL
                     AMOUNT    % YIELD     AMOUNT    % YIELD       AMOUNT      % YIELD     AMOUNT   % YIELD      AMOUNT
State and
Municipal
Securities        $  1,500       5.93      $ 5,992      6.03       $  3,838     5.80        $   511    6.70    $ 11,841
U.S. Gov't Agency
Mortgage Backed
Securities             218       8.89            4      8.74          1,427     8.85          1,796    9.42       3,445
Other Investment

Securities               1          -           -          -              -        -              -       -           1
                  --------                -------                  --------                --------            --------
Total             $  1,719                 $ 5,996                 $  5,265                 $ 2,307            $ 15,287
                  --------                -------                  --------                --------            --------
                  --------                -------                  --------                --------            --------


     Maturities may differ from contractual maturities in mortgage backed securities because the mortgages underlying the securities may be called or repaid without penalties. Yields on tax exempt securities are not calculated on a tax equivalent basis.

     The following table shows the carrying amount of the FNBDA's investment portfolio at December 31, 1995 and 1994: Dollars in thousands.


                                         AVAILABLE FOR SALE   HELD TO MATURITY
                                         ------------------   ----------------
                                         ------------------   ----------------
                                            DECEMBER 31,        DECEMBER 31,
                                           1995        1994      1995      1994

U.S. Government Agency and Mortgage $ 59,274 $ 70,333 $ 4,095 $ 5,006 Backed Securities
State and Municipal Securities              3,527         -    13,759    19,316
U.S. Treasury and Other Agencies and       24,164    35,369         -         -
Corporations
Other Investment Securities                     -         -         1         -
                                         --------------------------------------

Total                                    $ 86,965  $105,702  $ 17,855  $ 24,322
                                         --------------------------------------
                                         --------------------------------------

LOAN PORTFOLIO

     The composition of the FNBDA's loan portfolio, at year-end for the periods indicated, is as follows (dollars in thousands):

                                          DECEMBER 31,
                          1996       1995        1994         1993        1992

Commercial loans and   $ 89,530   $ 78,517    $ 72,188     $ 76,213    $ 75,098
financing leases
Mortgage                 38,540     30,043      24,288       25,252      27,900
Installment and
  Other                  73,990     83,207      79,034       69,538      73,462
                      ---------------------------------------------------------

  SUBTOTAL              202,060    191,767     175,510      171,003     176,460
Less: Unearned net
loan fees                 2,466      3,918       3,004        1,623       3,290
  Allowance for loan
losses                    2,299      2,416       2,580        2,569       3,080
                      ---------------------------------------------------------

Total Loans, net       $197,295   $185,433    $169,926     $166,811    $170,090
                      ---------------------------------------------------------
                      ---------------------------------------------------------


     MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

     The following table shows the balances of commercial, mortgage and installment and other loans outstanding as of December 31, 1996 by maturities, based on remaining scheduled repayments of principal. Also shown are the balance of loans due after one year, classified according to sensitivity to changes in interest rates.


     MATURITY (DOLLARS IN THOUSANDS)

                      ONE YEAR OR   ONE THROUGH   AFTER FIVE      TOTAL
                          LESS      FIVE YEARS      YEARS

Commercial loans and    $ 48,312     $ 31,691     $  9,527      $ 89,530
financing leases        --------     --------     --------      --------
                        --------     --------     --------      --------
Mortgage                   2,660        4,218       31,662        38,540
Installment and Other     14,648       39,991       19,351        73,990
                        --------------------------------------------------

Total                   $ 65,620     $ 75,900     $ 60,540      $202,060
                        --------------------------------------------------
                        --------------------------------------------------


     The maturity of certain loans may vary due to the Bank's rollover policy. FNBDA will consider extending the maturity of a loan upon receipt of current financial information and evaluation of the loan performance, the financial performance of the business, and overall economic conditions. Loans with maturities so affected have been revised as appropriate in the above table.

     INTEREST SENSITIVITY

     At December 31, 1996, the total amount of gross loans due after one year, which have predetermined interest rate, are $121,149,422.

     RISK ELEMENTS

     The table below shows the aggregate amount of loans accounted for on a non-accrual basis, accruing loans which are contractually past due 90 days or more as to principal or interest and loans which are "troubled debt restructurings" as defined in Statement of Financial Accounting Standard No. 15, "Accounting for Debtors and Creditors for Troubled Debt Restructurings" as of year end for the past five years. Dollars in thousands.


                                  NONACCRUAL   PAST DUE 90 DAYS  TROUBLED DEBT
                                    AMOUNT         OR MORE       RESTRUCTURING
DECEMBER 31,
     1996                            $ 1,163         $ 1,015                -

     1995                                891             352                -

     1994                                740             228                -

     1993                              1,478             236                -

     1992                              2,910             252                -


     Loans are placed on non-accrual status when they go over 90 days delinquent, or when circumstances indicate that timely collection of interest is doubtful. Loans over 90 days delinquent may be left on accrual status if a repayment plan has been negotiated and it appears likely that all interest will be paid. If interest on non-accrual loans had been accrued, interest income would have increased by approximately $162,000 for 1996.

     POTENTIAL PROBLEM LOANS

     As of December 31, 1996 there are no loans outstanding (excluding those discussed in the preceding section) which cause management to have serious doubts as to the ability of the borrower to comply with the loan repayment terms.

     FOREIGN OUTSTANDINGS

     FNBDA did not have any foreign loans outstanding for the years ended December 31, 1996, 1995, or 1994.

     OTHER INTEREST BEARING ASSETS

     As of December 31, 1996, FNBDA had no other interest bearing assets that would be required to be disclosed if such assets were loans.

                      SUMMARY OF FNBDA LOAN LOSS EXPERIENCE

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     The following table details the amount of loans charged to reserve and the additions to the allowance for loan losses for the past five years. Dollars in thousands.

                                                              1996        1995         1994          1993          1992

Allowance for Loan Losses, January 1                      $ 2,416     $ 2,580      $ 2,569       $ 3,080      $ 3,305
Deduct:
  Loans Charged Off During the Year                          (440)       (457)        (344)       (1,489)      (1,234)
  Less Recoveries of Losses Previously Charged Off            549         293          355           713          409
                                                          ---------------------------------------------------------------
  Net Loans Charged-Off                                       109        (164)          11          (776)        (825)
Allowance Prior to Additions                                2,525       2,416        2,580         2,304        2,480
Additions to Allowance Charged to Operating Expense          (226)         -            -            265          600
                                                          ---------------------------------------------------------------
Allowance for Loan Losses, December 31                    $ 2,299     $ 2,416      $ 2,580       $ 2,569      $ 3,080
                                                          ---------------------------------------------------------------
                                                          ---------------------------------------------------------------

Ratio of Net Charge-Offs to Average Loans Outstanding        0.06%      0.09%       (0.01)%        0.47%         0.46%




The schedule below shows the major categories of loan charge-offs and recoveries for the past five years. Dollars in thousands.


Net Charge-Offs                            1996               1995              1994                1993               1992

Charge-offs:
  Commercial                            $    56            $    62           $    86             $ 1,048            $   655
  Mortgage                                   -                  -                  7                   -                  -
  Installment and Other                     384                395               251                 441                579
                                     ---------------------------------------------------------------------------------------

Total                                       440                457               344               1,489              1,234
                                     ---------------------------------------------------------------------------------------


Less Recoveries:
  Commercial                                342                 68               156                 453                168
  Mortgage                                    2                  2                 2                   -                  -
  Installment and Other                     205                223               197                 260                241
Total                                       549                293               355                 713                409

                                     ---------------------------------------------------------------------------------------

Net Charge-Offs (Recoveries)            $  (109)           $   164           $   (11)            $   776            $   825
                                     ---------------------------------------------------------------------------------------
                                     ---------------------------------------------------------------------------------------

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES




                                                    1996 REPORTED PERIOD
Balance at End of Period Applicable to:                          % OF LOANS IN EACH
                                              AMOUNT         CATEGORY TO TOTAL LOANS
Commercial                                       $   980                  44%
Mortgage                                              --                  19%
Installment and Other                              1,319                  37%
                                                ---------
Total                                            $ 2,299                 100%
                                                ---------
                                                ---------

                                                    1995 REPORTED PERIOD
Balance at End of Period Applicable to:                        % OF LOANS IN EACH
                                              AMOUNT         CATEGORY TO TOTAL LOANS
Commercial                                     $   769                      41%
Mortgage                                            --                      16%
Installment and Other                            1,647                      43%
                                                ------
Total                                            2,416                     100%
                                                ------
                                                ------

                                                    1994 REPORTED PERIOD
Balance at End of Period Applicable to:                       % OF LOANS IN EACH
                                              AMOUNT        CATEGORY TO TOTAL LOANS
Commercial                                     $ 1,432                      41%
Mortgage                                            --                      14%
Installment and Other                            1,148                      45%
                                                ------
Total                                          $ 2,580                     100%
                                                ------
                                                ------

                                                    1993 REPORTED PERIOD
Balance at End of Period Applicable to:                       % OF LOANS IN EACH
                                              AMOUNT        CATEGORY TO TOTAL LOANS
Commercial                                     $ 1,508                     45%
Mortgage                                            --                     15%
Installment and Other                            1,061                     40%
                                                ------
Total                                          $ 2,569                    100%
                                                ------
                                                ------


                                                    1992 REPORTED PERIOD
Balance at End of Period Applicable to:                        % OF LOANS IN EACH
                                               AMOUNT        CATEGORY TO TOTAL LOANS
Commercial                                      $ 2,059                    42%
Mortgage                                             --                    16%
Installment and Other                             1,021                    42%
                                                -------
Total                                           $ 3,080                   100%
                                                -------
                                                -------

DEPOSITS

     The table below shows the average daily balance of deposits by type for the years ended December 31, 1996, 1995, and 1994.


(IN THOUSANDS)                                        1996 AVERAGE      AVERAGE RATE
                                                         BALANCE            PAID
Noninterest Bearing Demand Deposits                      $ 79,342            0.00%
Interest Bearing Demand Deposits                          106,301            3.07%
Time Deposits                                              67,303            5.26%
Savings Deposits                                           44,010            3.26%
                                                         --------

Total                                                    $296,956
                                                         --------
                                                         --------
                                                      1995 AVERAGE      AVERAGE RATE
                                                         BALANCE            PAID

Noninterest Bearing Demand Deposits                      $ 74,992            0.00%
Interest Bearing Demand Deposits                          113,901            3.31%
Time Deposits                                              59,625            4.99%
Savings Deposits                                           43,445            3.46%
                                                         --------

Total                                                    $291,963
                                                         --------
                                                         --------

                                                      1994 AVERAGE      AVERAGE RATE
                                                         BALANCE            PAID

Noninterest Bearing Demand Deposits                      $ 74,660            0.00%
Interest Bearing Demand Deposits                          118,288            2.50%
Time Deposits                                              59,553            3.57%
Savings Deposits                                           45,286            2.81%
                                                         --------

Total                                                    $297,787
                                                         --------
                                                         --------

     Maturities of time certificates of deposit of $100,000 or more at December 31, 1996 are as follows. Dollars in thousands:


     MATURITY                      1996
3 MONTHS OR LESS                   $ 12,393
3 TO 6 MONTHS                         5,764
6 TO 12 MONTHS                        5,026
OVER 12 MONTHS                        1,807
                                   --------
     Total                         $ 24,990
                                   --------
                                   --------

RETURN ON EQUITY AND ASSETS

     The table below shows various key ratios including return on equity and return on assets.


                                                 1996        1995       1994
Return on Assets                                 1.12%       1.27%      1.39%
(Net Income Divided by Average Total
Assets)
Return on Equity                                 9.93%      11.93%     14.92%
(Net Income Divided by Average
Stockholders' Equity)
Cash Dividend Payout Ratio                      51.48%      46.61%     31.89%
(Dividends per share divided by Net Income
per share)
Equity to Assets Ratio                          11.25%      10.62%      9.64%
(Average Stockholders' Equity Divided by
Average Total Assets)


SHORT-TERM BORROWINGS

     At December 31, 1996, 1995 and 1994, short-term borrowings were in the form of federal funds purchased, Treasury, tax and loan payable and Federal Home
Loan Bank borrowings.  Dollars in thousands:


                    BALANCE DECEMBER 31,   AVERAGE BALANCE   WEIGHTED-AVERAGE
                                               FOR YEAR      INTEREST RATE FOR
                                                                   YEAR
1996                           $ 13,162           $  4,874             5.39%
1995                             13,033              7,883             5.80%
1994                             19,763              6,903             4.04%


     The maximum amount of total outstanding borrowings at any month-end during the years ended December 31, 1996, 1995 and 1994, in thousands, is as follows:


          YEAR                    MONTH                   AMOUNT
          1996                    December                $13,160
          1995                    April                    21,238
          1994                    August                   20,590


FNBDA MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


          The following is Management's discussion and analysis of certain significant factors which have affected FNBDA's financial position and operating results during the period in the accompanying condensed consolidated financial statements.

ASSET GROWTH

          Total assets increased $7,831,014 or 2.11% during the first nine months of 1997. Net loans, including finance leasing, increased $10,275,791 or 5.21% primarily driven by an increase in mortgage and installment loans offset by a decrease in commercial loans. Federal funds sold increased $8,150,000 or 58%. This is normal volatility as federal funds sold fluctuate as necessary for liquidity requirements. These increases were offset by a decrease in available-for-sale securities of $10,702,380 or 11.48. Additionally, FNBDA recorded an unrealized loss adjustment of $131,242 (net of tax) due to current market conditions.

INTEREST INCOME

          Total interest income increased $684,721 or 3.56% during the nine-month period ended September 30, 1997 as compared to the same period in 1996. This increase is due to the increase in FNBDA's loan portfolio. Total interest income is composed of the following categories:

          Interest and Fees on Loans and Leases: Interest and fee income increased $889,115 or 6.49% during the period ended September 30, 1997 as compared to the same period in 1996. This increase is comprised of an increase in interest income of approximately $835,000 and an increase in lease income of $115,000 coupled with a decrease in fee income of approximately $61,000. The increase in interest income is due primarily to an increase in the average loan volume of approximately $16,947,000 or 9.03% offset by a decrease in the average yield from 9.62% in 1996 to 9.16% in 1997. The interest differential resulting from the fluctuations in volume and yield is approximately $1,663,000 and ($828,000), respectively. The decrease in fee income is attributable to the decrease in mortgage loan service fees.

          Interest and Dividends on Securities: Interest and dividends on securities decreased $113,633 or 2.25% during the nine-month period ended September 30, 1997 compared with the nine month period ended September 30, 1996. At September 30, 1997, the portfolio had an average maturity of approximately 2.14 years. Management continually monitors current market conditions and liquidity needs when evaluating investment strategies.

          Interest on Federal Funds Sold: Interest earned on federal funds sold decreased $90,761 or 17.86% during the first nine months of 1997 compared to the same period of 1996. This decrease is the result of a decrease in the average volume of approximately $2,187,000 coupled with a decrease in the average yield to 5.32% in 1997 from 5.36% in 1996.

INTEREST EXPENSE

          Total interest expense increased $814,671 or 12.40% during the first nine months of 1997 as compared to the first nine months of 1996. Total interest expense is comprised of the following categories:

     Interest on Deposits: Interest on deposits increased $510,468 or 8.31% during the first three quarters of 1997 compared to the first three quarters of 1996. This increase is the result of an increase in the average volume of interest bearing deposits of approximately $7,252,000 or 3.33%. The average rate increased 3.97% in 1997 from 3.77% in 1996.

     Interest on Federal Funds Purchased: Interest on federal funds purchased increased $37,000 or 66.00% during the first three quarters of 1997 compared to the first three quarters of 1996. This increase is the result of increased loan demand.

     Interest on Borrowed Funds: Interest on borrowed funds increased $267,226 or 71.95% during the first nine months of 1997 compared to the first nine months of 1996.

INTEREST RATE RISK

     Management attempts to protect earnings from wide shifts in interest rates by employing the following strategies:

     Loans: Approximately 13% of FNBDA's loan portfolio is written on an adjustable basis that floats with FNBDA's base rate. Thus, approximately $26,892,000 reprices immediately upon a change in base.

     Investments: The majority of the investment portfolio of FNBDA is of a fixed rate nature. This enables management to provide an underlying level of income irrespective of changes in rates. Additionally, the average maturity of the portfolio is approximately 2.14 years. This strategy of maintaining short maturities provides maximum flexibility in dealing with fluctuating interest rates.

     Deposits: The deposit structure of FNBDA is allocated between demand and time deposits. All non-interest bearing demand deposits represent approximately 30% of total deposits and 45% of demand deposits. Interest bearing demand deposits represent about 20% of total deposits and 35% of demand deposits with the balance of demand deposits belonging to public entities.

     Time deposits represent about 40% of all deposits while savings deposits account for almost 40% of all time deposits with the balance being certificates of deposits. The majority of all time deposits belong to individuals in the form of savings accounts or certificates of deposits.

     The above factors, taken into consideration together with the fact that FNBDA's non-interest bearing customer deposits are approximately 27% of total deposits, provide management the opportunity to maintain favorable net interest margins under most normal interest rate scenarios.

LOANS

     The composition of FNBDA's loan portfolio is as follows:


                                     SEPTEMBER 30, 1997       DECEMBER 31, 1996
 Commercial                                $ 84,842,266            $ 89,530,313
 Mortgage                                    46,537,821              38,540,026
 Installment and other                       80,349,782              73,989,507
                                           ------------------------------------
        Sub total                           211,729,869             202,059,846
 Less:  Unearned net loan fees                2,035,961               2,466,245
          Allowance for loan losses           2,123,471               2,298,955
                                           ------------------------------------
 Total Loans, net                          $207,570,437            $197,294,646
                                           ------------------------------------
                                           ------------------------------------

     MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

The following table shows balances for commercial (including leases), mortgage and installment and other loans as of September 30, 1997, by maturities, based on remaining scheduled repayments of principal.

                                                                    INSTALLMENT AND
 MATURING OR REPRICING          COMMERCIAL         MORTGAGE           OTHER
     WITHIN:
 One year or less                 $40,882,000      $ 2,592,000      $17,099,000
 One through 5 years               33,820,000        5,232,000       42,046,000
 After 5 years                     10,140,000       38,714,000       21,205,000
                                  ---------------------------------------------

 Total                            $84,842,000      $46,538,000      $80,350,000
                                  ---------------------------------------------
                                  ---------------------------------------------

     The maturity of certain loans may vary due to FNBDA's rollover policy. FNBDA will consider extending the maturity of a loan upon receipt of current financial information and evaluation of the loan performance, the financial performance of the business and overall economic conditions.

     PROVISION FOR LOAN LOSSES

     The provision for loan losses was $187,497 for the nine-month period ended September 30, 1997, compared to $158,621 for the nine-month period ended September 30, 1996. The allowance for loan losses stands at 1.0% of gross loans at September 30, 1997 as compared to 1.14% at December 31, 1996. Management believes the current allowance is adequate to satisfy any unanticipated loan losses based upon the historical performance of the loan portfolio.

     Net charged off loans were $360,201 and ($156,514) for the nine months ended September 30, 1997 and 1996 respectively. At September 30, 1997, loans totaling $806,168 were accounted for on a non-accrual basis. Additionally, loans totaling $509,495 were contractually past due 90 days or more as to principal or interest. No loans were accounted for as "troubled debt restructurings" as defined in SFAS No. 15. Loans are placed on non-accrual status when they go over 90 days delinquent or when circumstances indicate that timely collection of interest is doubtful. Loans over 90 days may be left on accrual status if a repayment plan has been negotiated and it appears likely that all interest will be paid. All significant impaired loans have been evaluated in accordance with SFAS No. 114 as amended by SFAS No. 118.

     As of September 30, 1997, there are no loans outstanding, excluding those identified above, which cause management to have serious doubts as to the ability of the borrower to comply with the loan repayment terms.

     Management reviews portfolio concentration levels on a regular basis and appraisal reviews are performed to support the values at which loans are carried in the portfolio. Lending for larger, speculative homes is tightly limited to financially sound borrowers.

     Management reviews the loan loss analysis on a quarterly basis. A percentage of the allowance is allocated to substandard, doubtful and loss. Management believes the current allowance of $2,123,471 is adequate and there is sufficient unallocated allowance to handle unexpected problems within the portfolio.

     The table below details changes in the allowance for loan losses for the nine-month period ended September 30, 1997 and 1996.


                                                     1997                  1996
 Balance, January 1                                $2,299                $2,416
   Provision charged to expense                       187                   159
   Recoveries of amounts charged-off                  180                   497
   Less amounts charged-off                          (540)                 (341)
                                                   ----------------------------

 Balance, September 30                             $2,126                $2,731
                                                   ----------------------------
                                                   ----------------------------

     The schedule below shows the major categories of loan charge-offs and recoveries for the nine-month period ended September 30, 1997 and 1996:


                                                     1997                  1996
 Charge-Offs:
      Commercial                                     $273                  $ 53
      Mortgage                                         --                    --
      Installment & Other                             267                   288
                                                   ----------------------------
 Total Charge-Offs                                    540                   341
                                                   ----------------------------
 Less Recoveries:
      Commercial                                       58                   335
      Mortgage                                         --                     2
      Installment & Other                             122                   160
                                                   ----------------------------
 Total Recoveries                                     180                   497
                                                   ----------------------------

 Net Charge-Offs (Recoveries)                        $360                 $(156)
                                                   ----------------------------
                                                   ----------------------------


     The table below details the allocation by loan type of the allowance for loan losses at September 30, 1997:


                                              DOLLARS             %
 Allowance for Loan
 Losses:
      Commercial                               $  659            31%
      Mortgage                                     --             0%
      Installment & Other                       1,467            69%
                                               ------

 Total                                         $2,126           100%
                                               ------
                                               ------


NONINTEREST INCOME

     Total noninterest income for the first nine months of 1997 increased $362,578 or 17.77%, over the same period of 1996. This increase is due primarily to an increase in dividends on life insurance. This increase was offset by a decrease in service charges, fees & commissions.

NONINTEREST EXPENSE

     Total noninterest expense, including income tax expense, increased $426,789 or 3.94%, during the first nine months of 1997 as compared to the first nine months of 1996. This increase is mainly attributable to increased salaries, wages and employee benefits as well as increases in professional fees, litigation settlement charges and legal fees offset by decreases in occupancy, equipment and income tax expense.

LIQUIDITY

     Management of FNBDA strives to obtain the highest possible earnings while maintaining a sound liquidity position. The Company's primary sources of liquidity are its cash and due from banks, other interest bearing accounts, federal funds sold, and its investment portfolio. FNBDA's investment portfolio had a balance of $99,845,913 at September 30, 1997. The average maturity of the portfolio is 2.14 years at September 30, 1997. Federal funds sold had a balance of $22,200,000 at the nine-month period ended September 30, 1997. FNBDA avoids the use of highly sensitive short-term funds such as brokered deposits and believes its deposits represent funding sources with safety in respect to both liquidity and earnings. The Company continues to meet the cash flow requirements of customers who are depositors desiring to withdraw funds and of borrowers requiring assurance that sufficient funds will be available to meet their credit needs. The measures of solid liquidity practices such as total deposits to total assets and loans to deposits are monitored constantly for any adverse trends.

     At September 30, 1997, the net loan to deposit ratio was approximately 66% The liquidity ratio, which is comprised of cash and cash equivalents, federal funds sold and unpledged securities as a percent of total demand deposits stood at approximately 13.70% at September 30, 1997. Management continuously monitors outstanding loan commitments and letters of credit for funding needs. At September 30, 1997, outstanding loan commitments and letters of credit were approximately $25,447,000 and $2,569,000, respectively.

     Cash flows from operations remains positive primarily due to favorable interest rate yields and continued growth in the loan portfolio. Management expects this trend to continue. Cash flows from investing activities were positive for the nine month period ended September 30, 1997 primarily due to an increase in loans to customers, coupled with purchases of securities. Cash flows from financing activities were positive for the nine month period ended September 30, 1997.

CAPITAL RESOURCES

     Stockholders' equity (exclusive of the net unrealized gain/loss of securities available for sale) as a percentage of total assets was approximately 11.15% at September 30, 1997 as compared to 10.70% at December 31, 1996.

     At September 30, 1997, FNBDA's Tier 1 Core Capital to risk weighted assets was 20.41%. Total Capital to risk weighted assets was 21.45% and the leverage ratio was 11.35%, all above the current minimum guidelines of 4%, 8% and 4%, respectively, as established and defined by regulatory authorities.

     In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) defined five levels of capital for financial institutions:
Well Capitalized, Adequately Capitalized, Undercapitalized, Significantly Undercapitalized and Critically Undercapitalized. A bank falls into one of these levels based on its risk-based ratio and leverage ratio. At September 30, 1997, FNBDA falls in the Well Capitalized category.

FNBDA MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996

          The following discussion and analysis should be read in conjunction with the financial statements of FNBDA. The following discussion is as of December 31, 1996. To the extent necessary, this discussion is amended and qualified by the Management's Discussion and Analysis section of FNBDA for the nine month period ended September 30, 1997.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

          Adequate liquidity and maintenance of an appropriate balance between rate sensitive earning assets and liabilities are the principal functions of asset/liability management of a banking organization. Liquidity management involves the ability to meet the cash flow requirements of customers who are depositors desiring to withdraw funds and borrowers requiring assurance that sufficient funds will be available to meet their credit needs. The measures of solid liquidity practices such as total deposits to total assets and loans to deposit ratios are constantly monitored for any adverse trends. At December 31, 1996, the net loan to deposit ratio was approximately 62%. FNBDA's primary sources of liquidity are total cash and due from banks, other interest bearing accounts, federal funds sold, and its available-for-sale securities. The liquidity ratio, which is comprised of total cash and cash equivalents and unpledged securities as a percent of total demand deposits, stood at approximately 13.85% at December 31, 1996 and 12.35% at December 31, 1995.

          Management seeks to avoid fluctuating net interest margins and enhance consistent growth of net interest income during periods of changing interest rates. Effective asset/liability management enabled FNBDA to maintain desired levels of liquidity and capital while protecting against the possible negative impact of interest rate volatility. FNBDA avoids the use of highly sensitive short-term funds such as brokered deposits and believes its deposits represent funding sources with safety in respect to both liquidity and earnings, and permits the maintenance of an appropriate relationship between the cost and maturity of liabilities and the yield and maturity of assets. Net cash flow from operations continues to remain positive primarily due to favorable interest rate yields and growth in the loan portfolio. As loan growth continues, the loan to deposit ratio may rise but there is substantial room to increase the loan portfolio without impeding the liquidity ratio. The increase in deposits provide the major funding from financing activities. It is anticipated that deposits will continue to steadily increase as the local economy continues its growth.

CAPITAL RESOURCES

          Capital increases will continue to be provided by earnings. Capital growth, exclusive of net unrealized gains/losses on available-for-sale securities, for the year ended December 31, 1996 was 4.96% compared to 6.41% for the same period of 1995. While there are no definite plans to issue additional common stock, shareholders approved $20 common stock dividends in both 1996 and 1995.

          Stockholders' equity, exclusive of net unrealized gains/losses on available-for-sale securities, of FNBDA as a percentage of total assets at December 31, 1996 stood at 10.75%. At December 31, 1995 the ratio was 11.03%. Risk-based capital guidelines require banks to maintain an underlying capital base of 8.00% of "risk-weighted" assets. At December 31, 1996, FNBDA was well above the minimum requirement with a capital base of 20% (Tier 1).

          On November 15, 1995, the Financial Accounting Standards Board ("FASB") released a Special Report entitled "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" (the Guide). The Guide permitted a one-time reassessment (allowed during the period from November to December, 1995) of the appropriateness of the classifications of all investments in debt and equity securities without causing questions about the FNBDA's intent or ability to hold securities classified as held-to-maturity, to their maturity. As permitted by the Guide, during 1995, FNBDA transferred securities from held-to-maturity to available-for-sale at amortized cost totaling $3,595,000. As of December 31, 1996, the capital accounts were decreased by $101,224 representing the after tax effect of the available-for-sale portfolio's decrease in fair value.

ASSET GROWTH

          FNBDA experienced an increase in total assets during 1996 of $26,492,569 or 7.68% and in 1995 of $6,147,274 or 1.82%. Stronger loan demand resulted in a $11,861,636 or 6.40% increase in loans in 1996. Accompanying the increase in loans was an increase of $6,262,643 or 7.20% in available-for-sale securities.

          During 1996, FNBDA adopted a non-qualified defined benefit retirement plan and an incentive plan for certain key executive officers and members of the Board of Directors. To establish the plans, FNBDA purchased single premium life insurance policies having a total face value of $17,962,000 on the lives of the participants. A death benefit for each executive has also been provided by a dollar amount as specified in each individual agreement. Benefits under the retirement benefit plan are accrued as defined in each individual agreement based on age. Benefits are accrued under the incentive plan based on FNBDA's return on assets for each fiscal year, as specified in the plan document. Net cash value of life insurance on the accompanying consolidated balance sheet is the initial premium, decreased by the policy load fees and mortality costs and increased by policy earnings. The net cash value of life insurance outstanding at December 31, 1996 is $6,353,152.

          The increase in total assets was primarily funded by increases in the deposit base of FNBDA of $24,002,007 or 8.22%.

INTEREST INCOME

          Total interest income for 1996 totaled $25,742,983 as compared to $25,658,968 for 1995. This increase of $84,016 or 0.33% followed the 1995 increase over 1994 of $1,508,442 or 6.25%.

          The increase in interest income reflects the change in the yield and volume of earning assets when comparing one year to another. Average earning assets increased by approximately $4,271,000 to $309,957,000 while the average yield for those assets decreased to 8.31% from 8.39% in 1995. Average earning assets in 1995 were $379,000 above 1994's level of $305,307,000. The 1994 yield was 7.91%. Management anticipates continued growth in earning assets. The individual components comprising total interest income are interest and fees on loans, interest on investment securities and interest on federal funds sold.
The yields and related volumes of these components changed individually as follows:

          Interest and Fees on Loans: Income generated by FNBDA's loan portfolio increased $249,051 or 1.37% for the year ended December 31, 1996. This increase is the result of an increase in net loans, including finance leases, of $11,861,636 or 6.40% slightly offset by a decrease in yield from 10.25% to 9.91%. During the year ended December 31, 1995, interest and fees on loans increased $1,473,629 or 8.81%. This increase is attributable to an increase in net loans of $15,506,756 or 9.13% coupled with an increase in the yield of 0.09%.

          Interest on Securities: Total income from the securities portfolio decreased $311,306 or 4.43% for the year ended December 31, 1996 following a decrease of $256,296 or 3.52% during 1995. The nominal decrease in investment income for the current year is the result of a decrease in the average volume of $7,595,000 or 6.30% offset by an increase in the yield to 5.88% in 1996 from 5.71% in 1995. The decline in the 1996 yield is attributable to an overall decrease in interest rates. The average volume of investment securities decreased by

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

11.81% for the year ended December 31, 1995. Management attempts to maximize the benefit from tax-free municipal bonds and will continue to do so. It is anticipated that any purchases of investment securities in 1997 will have short-term maturities with yields comparable to those currently maturing.

          Interest on Federal Funds Sold: Total interest on federal funds sold increased $146,270 or 33.51% in 1996 following a $291,109 or 200.21% increase in 1995. The average volume increased $3,321,000 or 42.81% during the year ended December 31, 1996, which was offset by a decrease in the yield to 5.26% from 5.62% in 1995. The increase for the year ended December 31, 1995 was a result of an increase in the average volume of $3,579,000 or 85.66% coupled with an increase in the yield of 2.13%.

INTEREST EXPENSE

          The major components of interest expense are interest on deposits, federal funds purchased, and borrowed funds. The average cost of funds decreased to 3.89% in 1996 from 3.90% in 1995. The average cost of funds was 2.88% in 1994. The cost of funds and related volumes of these individual components were as follows:

          Interest on Deposits: Total interest on deposits decreased $21,916 or 0.27% in 1996. In 1995 interest on deposits increased $1,899,749 or 29.91%. The average volume for interest bearing deposits increased $643,000 or 0.30% during 1996 following a decrease of $6,156,000 in 1995. The average rate decreased to 3.78% in 1996. The average rate was 3.80% in 1995 and 2.85% in 1994.

          Interest on Federal Funds Purchased: Interest on federal funds purchased decreased $153,295 or 64.07% during 1996 following an increase of $39,926 or 20.03% in 1995.

          Interest on Borrowed Funds: Interest on borrowed funds purchased increased $206,877 or 57.87% during 1996 following an increase of 277,060 or 344.61%.

INTEREST RATE RISK

          Management attempts to protect earnings from wide shifts in interest rates by employing the following strategies:

          Loans: Approximately 15% of FNBDA's loan portfolio is written on an adjustable basis that floats with FNBDA's base rate. Thus, approximately $30,160,000 reprices immediately upon a change in the base rate.

          Securities: Total securities represent approximately 30% of total assets at December 31, 1996. In administering the securities portfolio, management adheres to FNBDA's Investment Portfolio and Asset/Liability Policies. The actual average life of the portfolio at December 31, 1996 was approximately
2.10 years. This strategy of maintaining short maturities provides maximum flexibility in managing fluctuating interest rates. Additionally, the majority of the securities portfolio consists of fixed rates. This enables management to provide an underlying level of income, irrespective of changes in interest rates. Diversification for all areas of investments is a key element in interest rate risk. Management monitors the securities portfolio to ensure that an appropriate balance is maintained in terms of both maturity and type of security instrument. Monitoring is aided by the use of a computer program, specializing in Asset/Liability Management and Interest Rate Risk.

          Deposits: The deposit structure of FNBDA is allocated between demand and time deposits. All non-interest bearing demand deposits represent approximately 30% of total deposits and 45% of demand deposits. Interest bearing demand deposits represent about 20% of total deposits and 35% of demand deposits with the balance of demand deposits belonging to public entities.

          Time deposits represent about 40% of all deposits while savings deposits account for almost 40% of all time deposits with the balance being certificates of deposits. The majority of all time deposits belong to individuals in the form of savings accounts or certificates of deposits.

          The above factors provide management the opportunity to maintain favorable net interest margins under most normal interest rate scenarios.

ALLOWANCE FOR LOAN LOSSES

          The purpose of the allowance for loan losses is to maintain reserves at a level sufficient to cover estimated future loan losses. Management exercises its judgment in establishing loan loss reserves for existing loans which may become uncollectible in the future. FNBDA's current allowance for loan losses reflects an ongoing evaluation of the known risks in the loan portfolio and current economic conditions. The allowance for loan losses was 4.86% lower at December 31, 1996, than at December 31, 1995. Expenses for the provision of loan losses reflects a reduction in the provision account of $226,378 in 1996, and no addition to the provision was made in 1995. At December 31, 1995, the allowance for loan losses was 6.33% lower than at December 31, 1994.

          Net charged off loans in 1996 were $(108,921) compared to $163,388 in 1995 and $(10,800) in 1994. Net loan losses decreased $272,309 in 1996 and increased $174,188 in 1995. Net loans at year end were $197,294,646 in 1996 and $185,433,010 in 1995. The allowance for loan losses at year end 1996 was 1.14% and in 1995 was 1.26% of loans outstanding. The allocated portion of the allowance consists of three categories: substandard, doubtful and loss. Ongoing evaluation of the loan portfolio and new loan products are determining factors in maintaining the allocated allowance for loan losses. The allocated allowance at December 31, 1996 was $2,298,955 as compared to $2,416,412 at December 31, 1995.

          FNBDA adopted FAS No. 114, "Accounting by Creditors for Impairment of a Loan," and FAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," as of January 1, 1995. These statements require that certain impaired loans be measured based on the present value of future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance. FNBDA had previously measured the allowance for loan losses using methods similar to those prescribed in FAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required even though certain loans were identified as impaired.

          Loans are placed on non-accrual status when they go over 90 days delinquent, or when circumstances indicate that timely collection of interest is doubtful. Loans over 90 days delinquent may be left on accrual status if a repayment plan has been negotiated and it appears likely that all interest will be paid. At December 31, 1996, there are no other loans outstanding which cause management serious doubts as to the ability of the borrower to comply with the loan repayment terms.

          FNBDA had $386,042 of net other real estate owned ("OREO") at December 31, 1996. This property consists of a 3.67 acre commercial tract acquired in 1990 and a 180.86 acre tract located in Lincoln County also acquired in 1990. Both tracts are currently for sale. Additionally, a small property is carried in OREO until sufficient payments are received to classify it as a loan.

          The loan portfolio is concentrated in the Las Cruces, New Mexico market area. Of total loan commitments, 44% are commercial, including financing leases, 15% are mortgage loans, and 41% are classified as installment and other.

          Management reviews concentrations in the loan portfolio quarterly. Management also performs an analysis of the allowance for loan losses quarterly and appraisal reviews are performed to support the values at which loans are carried in the portfolio. Risk percentages are assigned to all classified loans to ensure that the reserve is adequate. The OCC, as an integral part of their examination process, periodically reviews FNBDA's allowance for loan losses, and may require FNBDA to make additions to the allowance based on their judgment about information available to them at the time of their examination.
Management feels that the allowance for loan losses of $2,298,955 at December 31, 1996 is adequate for FNBDA to meet all anticipated loan losses.

NONINTEREST INCOME

          Total noninterest income increased $455,823 or 15.82% for the year ended December 31, 1996 and increased $119,965 or 4.34% during 1995. The main component of the 1996 increase is net realized gains recorded on the sale of loans of $377,277 compared with a realized gain of $20,803 during 1995

NONINTEREST EXPENSE

          Noninterest expenses are comprised of five major categories:
salaries, pension and other employee benefits, equipment, occupancy and all other expenses. Total non-interest expense increased by $1,492,573 or 10.91% in 1996 and increased by $49,219 or 0.36% in 1995.

          The 1996 increase is primarily driven by increased salaries and pension and other employee benefits expense of $532,920 or 6.62% and by increased other expenses of $630,175. The increase in salaries and pension and other employee benefits is primarily the result of normal salary and benefit increases. The increase in other expenses is primarily the result of a litigation settlement with the Department of Justice.

          On January 23, 1997, FNBDA entered into a settlement agreement with the United States Department of Justice (the "Department") arising out of the Department's allegations that FNBDA had violated the Federal Fair Housing and Equal Credit Opportunity Acts by engaging in practices that discriminated on the basis of national origin in its mobile home mortgage lending business. FNBDA adamantly denies the allegations. However, to avoid costs of protracted litigation and to enable management to refocus its attention on the normal business of banking, FNBDA agreed to a settlement which commits them, among other things, to continue the types of lending programs, promotional activities and training that are designed to increase the level of banking services available to Hispanics. In addition to compensating identified aggrieved individuals $485,000 (which has been accrued in the accompanying December 31, 1996 financial statements as other liabilities), FNBDA has agreed to (i) develop and implement uniform underwriting guidelines including utilization of a second review committee (ii) provide a written customer assistance program and conduct outreach programs to the Hispanic community including home buyers educational seminars (iii) provide training to officers, directors and certain employees and
(iv) establish a $750,000 fund for below-market mortgage loans to qualified applicants. FNBDA views the efforts in (i) through (iii) above as continuations of their existing lending programs.

DIVIDEND DECLARATION

          The Board of Directors declared $20.00 per share common stock dividends in 1996 and 1995.

NEW ACCOUNTING PRONOUNCEMENTS

          Effective January 1, 1996, FNBDA adopted FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to these assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. There was no material effect on the consolidated financial statements relating to this adoption.

          Emerging Issues Task Force (EITF) Issue No. 96-12 RECOGNITION OF INTEREST INCOME AND BALANCE SHEET CLASSIFICATION OF STRUCTURED NOTES, requires the use of the retrospective interest method of recognizing income on certain structured note securities. The application of this consensus applies prospectively to new securities acquired after November 14, 1996. Management does not believe the application of this consensus will materially affect FNBDA's financial position or results of operations.

          The FASB issued Statement No. 128 EARNINGS PER SHARE which establishes standards for computing and presenting earnings per share (EPS). The Statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, EARNINGS PER SHARE, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

          The current rights of Bancorp shareholders are governed by the New Mexico Statutes and the Articles of Incorporation and Bylaws of Bancorp. The current rights of FNBDA shareholders are governed by the National Bank Act and the Articles of Association and Bylaws of FNBDA. Upon consummation of the Merger, all stockholders of Bancorp and FNBDA will become stockholders of FSC, a Delaware corporation. As stockholders of FSC, their rights will be governed by the Delaware General Corporation Law (the "Delaware Statute") and by FSC's Certificate of Incorporation and Bylaws. The New Mexico Statutes, National Bank Act and the Articles of Incorporation or Association and Bylaws of Bancorp and FNBDA differ from the Delaware Statute and the Certificate of Incorporation and Bylaws of FSC in certain respects. Although it is not practical to compare all such differences, the following is a summary of certain of the more significant differences.

AUTHORIZED CAPITAL STOCK

BANCORP. Under Bancorp's Articles of Incorporation, the aggregate number of common shares which is authorized is 200,000 shares of common stock, $10.00 par
value and 40,000 shares of preferred stock, $55.10 par value.   As of September
30, 1997, there were 112,161 shares of Bancorp Common stock outstanding and no shares of preferred stock outstanding. All shares of Bancorp common stock are identical in rights and each share has one vote.

FNBDA. Under FNBDA's Articles of Association, the aggregate number of shares which is authorized is 100,000 shares of FNBDA Common Stock, $10.00 par value. On September 30, 1997, 100,000 shares of FNBDA Common Stock were outstanding. All shares of FNBDA Common Stock are identical in rights and each share has one vote.

FSC. Under FSC's Certificate of Incorporation, FSC is authorized to issue 300,000,000 shares of common stock and 400,000 shares of preferred stock. All shares of FSC Common Stock are identical in rights and have one vote. All shares of preferred stock also have one vote.

          The FSC Common Stock to be issued in the Merger will be shares newly issued from authorized and unissued FSC Common Stock and/or shares of FSC Common Stock repurchased in the market and held as Treasury Shares. The FSC Common Stock, when delivered pursuant to the Merger Agreement, will be duly authorized and validly issued, fully paid and non-assessable, which status will be supported by an opinion of FSC's counsel.

          FSC's Certificate of Incorporation provides that its Board of Directors can issue preferred stock in one or more series and with such terms and at such times and for such consideration as the FSC Board of Directors may determine. The authority of the FSC Board of Directors includes the determination or fixing of the following with respect to shares of any series thereof: (a) the number of shares and designation or title thereof; (b) rights as to dividends; (c) whether and upon what terms the shares are to be redeemable; (d) rights and preferences of the holders upon the liquidation, dissolution or winding up of FSC; (e) whether the shares are to be subject to a retirement or sinking fund; (f) whether and upon what terms the shares are convertible; (g) the voting rights, if any; (h) whether the issuance of any additional shares of a series shall be subject to restrictions as to issuance or as to the powers, preferences or rights of any other series; and (i) any other preferences, privileges, powers or relative rights specified by the Board of Directors. FSC has designated 18,052 shares of its preferred stock as Series A Cumulative Convertible Preferred Stock, of which 9,724 were issued and outstanding as of September 30, 1997, and all of the currently outstanding shares of which have voting rights, and are convertible at the option of the holders into 27.3375 shares of FSC Common Stock, for each share of Cumulative Convertible Preferred Stock.

          On August 28, 1989, FSC's Board of Directors adopted a Shareholder Rights Plan whereby each FSC shareholder is issued rights to acquire a new class of junior preferred stock, which rights could also be expanded by the FSC Board of Directors to allow the purchase of additional shares of FSC under certain circumstances involving the acquisition of certain amounts of FSC stock by a third party. (See "INFORMATION ABOUT FSC--Description of FSC's Capital Stock-- Common Stock.").

DIRECTORS

NUMBER. Bancorp's Bylaws provide that the number of directors shall be one or more, as determined from time to time by the Board. Currently, Bancorp has seven (7) directors. FNBDA's Bylaws provide that the number of directors shall not be less than five (5), nor more than twenty-five (25) with the exact number of directors to be fixed from time to time by the Board of Directors. Currently, FNBDA has ten (10) directors. FSC's Bylaws provide that the number of its directors shall not be less than 6, nor more than 30 with the exact number to be established from time to time by Resolution of the Board of Directors. Currently, FSC has 18 directors.

ELECTION. The Delaware Statute provides that members of the Board of Directors are elected by a plurality vote of the shareholders with each share being entitled to one vote, unless the Articles or Certificate of Incorporation
provide otherwise.   The Bylaws of Bancorp and FNBDA each provide that directors shall be elected by a majority vote. Neither Bancorp nor FSC allows cumulative voting with respect to the election of directors. FNBDA does permit cumulative voting in the election of directors.

REMOVAL. The Bylaws of Bancorp provide that any director or the entire Board of Directors may be removed, with or without cause, at any meeting of the shareholders called expressly for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of directors. The Bylaws of FNBDA are silent as to the procedure to remove directors.

Under the Delaware Statute, any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The Delaware Statute also provides additional requirements for the removal of a member of a Board which is classified as to term or elected by a single class or elected by classes possessing cumulative voting rights. However, these additional requirements do not apply to FSC, as the Board of Directors of FSC is not classified and none of FSC's shares of capital stock possess cumulative voting rights.

INDEMNIFICATION. The Delaware Statutes provide that a director, employee, officer or agent of a corporation may be indemnified against liability (other than in an action by or in the right of the corporation) and other costs incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe the conduct was unlawful for actions or suits brought by or in the name of the corporation, the Delaware Statutes provide that a director, employee, officer or agent of a corporation may be indemnified against expenses incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or at least not opposed to the best interests of the corporation, except that if such person is adjudged to be liable to the corporation, such person can be indemnified if and only to the extent that a court determines that despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. On the other hand, if he or she prevails, indemnification is mandatory.

          The Delaware Statutes provide that the determination of whether an officer or director is entitled to indemnification (that is whether or not the person has met the statutory standard of conduct required for indemnification) is to be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding in question, or (2) if such a quorum is not obtainable or if a quorum of disinterested directors so directs, by independent legal counsel and a written opinion, or (3) by the stockholders. FSC's Articles of Incorporation, as amended, provide for indemnification of such persons to the full extent allowable by applicable law.

          The Articles of Incorporation of Bancorp provide that the corporation shall indemnify any and all persons who may serve or who have served at any time as directors, officers or agents of the corporation, or who may serve or who have served at any time at the request of the corporation as a director, officer, agent, employee, partner or trustee of any corporation or of a partnership, joint venture, trust or other enterprise, and the respective heirs, personal or legal representatives and other successor in interest of any such persons, against any and all expenses, including but not limited to amounts paid in settlement approved by counsel for the corporation (before or after the suit is commenced) actually and necessarily incurred by such persons in connection with the defense of any claim, action, suit or proceeding in which they, or any of them are made parties or a party or which may be asserted against them or any of them, by reason of having served in any of the above described capacities, except in relation to matters as to which any such person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or intentional misconduct in the performance of duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.

          The corporation may pay in advance any expenses (including attorneys fees) which may become subject to indemnification under the provisions of this Article, if the Board of Directors authorizes the specific payment and if the person receiving the payment undertakes in writing to repay if it is ultimately determined that he is not entitled to indemnification by the corporation under the provisions of this Article or any other applicable laws or agreements.

          The corporation may purchase and maintain insurance on behalf of any person serving in any of the capacities described in this Article against any liability incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, and if the corporation purchases and maintains insurance on behalf of any director of this corporation, it shall purchase and maintain like insurance on behalf of all directors of the corporation.

          The Articles and Bylaws of FNBDA provide for no specific indemnification for directors and officers of FNBDA.

DIRECTORS' AND OFFICERS' LIABILITY. The Delaware Statutes each allow a corporation to include, in its Certificate of Incorporation, a provision that limits or eliminates the personal liability of a director to the corporation and its stockholders for monetary damages for such person's breach of fiduciary duty, provided that such provision does not limit a director's liability (1) for a breach of his or her duty of loyalty to the corporation, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends, certain stock repurchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. These provisions have the effect of protecting a corporation's directors against personal liability from breaches of their duty of care.

          The New Mexico Statutes provide that in addition to other liabilities, a director who votes for or assents to any distribution contrary to other provisions of the New Mexico Statutes or provisions of the company's Articles of Incorporation shall, unless the director complies with the standards for the performance of duties of directors, be liable to the corporation for the amount of the dividend which is paid or the value of the distribution in excess of the amount of the distribution which would have been made without a violation of the provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE 1933 ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF FSC, FSC HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY FSC OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN A SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, FSC WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY A CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

TRANSACTIONS INVOLVING INTERESTED DIRECTORS. The Delaware Statute states that a transaction involving an interested director of a Delaware corporation is not void or voidable if (a) the director's interest in the transaction is disclosed to the Board and a majority of the disinterested directors approve it; (b) the interest is disclosed to the stockholders and the transaction is approved by a majority of the stockholders; or (c) the transaction is fair to the corporation. The Articles of Incorporation of Bancorp provide that no contract or other transaction between the corporation and any of its directors, officers or security holders, or in a corporation or firm in which they or any of them are directly or indirectly interested shall be invalid solely because of the relationship or because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction or his participation or vote in the meeting or authorization. However, those provisions of the Articles of Incorporation only apply if the material facts of the relationship or interest of each such director, officer or security holder are known or disclosed to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by majority of the directors present, (each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote) or to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present (each such interested person to be counted for quorum and voting purposes) and the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the directors or the shareholders.

REPURCHASE OF SHARES

          The Delaware Statute permits a corporation to redeem or repurchase any of its shares for cash, or other property for a promissory note except when the capital of the corporation is impaired, or when such repurchase or redemption would impair any capital of the corporation. The New Mexico Statute is essentially the same as the Delaware Statute but the National Bank Act generally prohibits FNBDA from repurchasing or redeeming its own shares.

PAYMENT OF DIVIDENDS TO SHAREHOLDERS

          Holders of Bancorp Common Stock are entitled to share ratably in such cash dividends as may be declared from time to time by Bancorp's Board of Directors out of funds legally available therefore, subject to standard solvency tests. The National Bank Act provides that FNBDA may make dividend payments to its shareholders provided that except until the surplus fund of such association shall equal its common capital, no dividends shall be declared unless there has been carried to the surplus fund not less than one-tenth part of the association's net income of the preceding half year in the case of quarterly or semi-annual dividends, or one-tenth part of the net income of the preceding two consecutive years in the case of annual dividends. The National Bank Act further provides that the approval of the Comptroller of the Currency is required if the total of all dividends declared in any calendar year exceeds the total of the entities' net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus.

          The Delaware Statute allows a corporation, subject to any restrictions in its Certificate of Incorporation, to declare and pay dividends upon its shares of capital stock either out of its surplus (as determined under the Statute) or, in the event there is no such surplus out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further restrictions on dividends apply in the event a corporation is issued shares possessing a preference upon the distribution of assets. The ability of a Delaware corporation to pay dividends on or to make repurchases or redemptions of its shares is dependent upon the financial status of the corporation standing alone and not on a consolidated basis. FSC's Restated Certificate of Incorporation grants to the Board of Directors the power to declare dividends on its common stock, subject to any dividend or sinking fund requirements pertaining to its preferred stock. FSC is also subject to restrictions on its dividend paying ability under banking laws.

ASSESSMENTS

          All outstanding shares of Bancorp, FNBDA and FSC are fully paid and non-assessable except for assessability as may be permitted under 12 U.S.C.
Section 55 with regard to shares of FNBDA common stock.

PREEMPTIVE RIGHTS

          The shareholders of Bancorp and FSC are not subject to preemptive rights to acquire unissued shares, treasury shares or securities convertible into shares. The shareholders of FNBDA have preemptive rights to acquire unissued shares.

AMENDMENTS TO ARTICLES OR CERTIFICATE OF INCORPORATION OR ASSOCIATION

          The Delaware Statute permits the Board of Directors of a Delaware corporation to adopt a resolution of its own volition setting for the proposed amendment to the corporation's Certificate of Incorporation and directing that such proposed amendments be submitted to a vote at a meeting of shareholders. Upon the written request of the holders of not less than 10% of the shares entitled to vote upon a proposed amendment, the Board of Directors is required to adopt a resolution setting forth the requested amendment and directing that the amendment be submitted to a vote at a meeting of stockholders. The New Mexico Statutes permit the Board of Directors of a New Mexico corporation to adopt a resolution proposing changes to the corporation's Articles of Incorporation and directing that such proposed amendment be submitted to a vote of stockholders. The National Bank Act provides that the Articles of Association may only be amended by the stockholders.

          The voting requirements for shareholder approval of proposed amendments under the New Mexico

Statute, the National Bank Act and the Delaware Statute all generally require a majority vote of the shares entitled to vote on such amendments.

AMENDMENTS TO BYLAWS

          The Delaware Statute provides that stockholders may amend the Bylaws of a corporation provided that the corporation may in its Articles of Incorporation also confer such power upon the Board of Directors. FSC's Certificate of Incorporation expressly authorizes the Board of Directors to amend its Bylaws.

          The New Mexico Statutes provide that, unless the power to amend a corporation's Bylaws is reserved to the shareholders by its Articles of Incorporation, the Bylaws may be amended by the Board of Directors. The Articles of Incorporation of Bancorp do not reserve the power to the shareholders. The Bylaws of FNBDA provide that such Bylaws may be amended by the directors.

SHAREHOLDER APPROVAL OF MERGERS AND OTHER BUSINESS COMBINATIONS

          The Delaware Statute provides that a merger, consolidation, sale, lease or exchange of all or substantially all of the assets of a corporation may be effected upon a vote of the holders of a majority of a corporation's outstanding shares. Delaware law does not require a stockholder vote of the surviving corporation in a merger if (a) the merger does not amend the existing Certificate of Incorporation; (b) each outstanding share of the surviving corporation before the merger is unchanged or becomes treasury shares of the surviving corporation; and (c) the number of shares to be issued by the surviving corporation in a merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

          In February 1988, the Delaware Statute was amended to prohibit certain business combinations (generally, mergers, consolidations and sales of 10% or more of a corporation's assets) between Delaware corporations and "interested stockholders". As defined under the Delaware statute, interested stockholders are persons who alone, or together with their affiliates, beneficially own 15% or more of the outstanding stock of a corporation. The Delaware statute bars business combinations between an interested stockholder and a corporation for a period of three years after any such person or group has become an interested stockholder. The Delaware statute contains exceptions to the prohibition which allows such combinations if, as a result of the transaction which causes a person to be an interested stockholder, such person owns 85% or more of the outstanding voting stock (with certain exceptions). Another provision exempts from the coverage of the Delaware statute any transaction approved by the corporation's Board of Directors and two-thirds of the outstanding voting stock not held by the interested stockholder. FSC's Certificate of Incorporation provides for supermajority voting requirements in certain cases of non-consensual merger votes.

          The New Mexico Statutes provide that merger transactions be approved by a majority of the outstanding shares of Bancorp. The National Bank Act provides that merger transactions be approved by at least two-thirds of the outstanding shares of FNBDA.

RIGHTS OF DISSENTING SHAREHOLDERS

          The Delaware Statute provides appraisal rights only in the case of a statutory merger, consolidation or sale of substantially all the assets of a corporation, except that such rights are not available in cases in which the corporation is to be the surviving corporation and no vote of its stockholders is required for such transaction or, unless otherwise provided in the Certificate of Incorporation, in cases in which the consideration for such transaction is shares of stock listed on a National Securities Exchange or held of record by more than 2,000 stockholders, unless such stockholders are required by the terms of the merger, consolidation or sale to accept anything other than shares of stock of the surviving corporation, shares of stock of another corporation which are all listed are held by such number of record holders, cash in lieu of fractional shares of such stock or any combination thereof. The Certificate of Incorporation of FSC does not provide for greater appraisal rights than those set forth in the Delaware Statute. FSC shareholders are not entitled to dissent from or vote on the mergers.

          Bancorp shareholders who vote against the Merger Agreement are entitled to dissenters rights under the New Mexico Statutes. Pursuant to
Section 53-15-4 of the New Mexico Statutes, a shareholder of Bancorp may exercise his right to dissent by filing with the corporation, prior to or at the meeting of shareholders to approve the Merger, a written objection to the proposed corporate action. If the Merger is approved, and the shareholder has not voted in favor of the Merger, the shareholder may, within ten days after the date on which the vote was taken, make written demand on the corporation for payment of the fair value of the shares. A shareholder failing to make demand within the ten day period is bound by the terms of the Merger. Within ten days after the Merger is effected, the surviving corporation shall given written notice to each dissenting shareholder who has made demand according to the statutes and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by specific financial information. If within the period of thirty (30) days a dissenting shareholder and Bancorp do not agree on the price, the corporation may file a petition in any court of competent jurisdiction praying that the fair value of such shares be found and determined. If Bancorp fails to institute the proceeding, any dissenting shareholder may do so in the name of the corporation. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

          FNBDA shareholders who vote against the Merger Agreement shall be entitled to dissenters' rights as provided under the National Bank Act.
Pursuant to Section 215 of the National Bank Act, a shareholder of the Bank wishing to perfect his or her right to dissent from the Merger must either vote against the Merger or give notice in writing at or prior to the Shareholders' Meeting to the presiding officer that he or she dissents from the Merger. Additionally, a dissenting shareholder of the Bank must make written request upon FNBDA, for the value of his or her common stock at any time within thirty
(30) days after the Effective Date of the Merger. The written request must be accompanied by the surrender of such shareholder's stock certificates. The statute provides that the value of the shares of any dissenting shareholder of FNBDA as of the Effective Date of the Merger, will be determined by an appraisal made by a committee of three persons including (i) one person selected by the vote of the holders of the majority of FNBDA common stock, the owners of which are entitled to payment in cash (by reason of such request for appraisal), (ii) one person selected by the directors of FNBDA, and (iii) one person selected by the two persons so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of such shares as determined by the committee, appeal to the OCC, who shall then cause a reappraisal to be made, which will be final and binding as to the value of the shares of such shareholder. If within ninety (90) days from the Effective Date of the Merger, for any reason, one or more of the appraisers is not selected as provided above or the appraisers fail to determine a value for such shares, the OCC will, upon written request of any interested party, cause an appraisal to be made which will be final and binding upon all parties.

ANNUAL MEETING OF SHAREHOLDERS

          The Delaware Statute authorizes the Delaware Chancery Court to order a Delaware corporation to hold an election of directors upon an application by any stockholder or director if an annual meeting of the stockholders has not been held for 13 months. The New Mexico Statute authorizes the district court to make such order.

SPECIAL MEETINGS OF SHAREHOLDERS

          Under the Delaware Statute, special meetings of shareholders may be called by the Board of Directors or by such persons as are authorized by the corporation's Certificate of Incorporation or Bylaws. FSC's Bylaws provide that such meetings may be called by the president and shall be called by the president or the secretary at the written request of stockholders holding not less than a majority of all shares issued and outstanding and entitled to vote on any proposal to be submitted to the meeting.

          The Bylaws of Bancorp provide that special meetings of shareholders, for any purpose of purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

SHAREHOLDER CONSENT TO ACTION WITHOUT A MEETING

          The Delaware Statute provides that, unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any meeting of stockholders may be taken without a meeting, prior notice or a vote if written consent setting forth the action taken are signed by the holders of outstanding stock not less than the minimum number of votes that would be necessary to take such action if the action were taken at a meeting. FSC's Certificate of Incorporation does not prohibit such actions by written consent.

          The New Mexico Statutes provide that any action which may be taken at a meeting of shareholders may be taken without a meeting and a vote if a written consent stating the action is signed by all of the shareholders entitled to vote
with respect to the subject matter thereof.   Bancorp's Articles of
Incorporation do not restrict this right.

SHAREHOLDER INSPECTION OF RECORDS

          The Delaware Statute grants every stockholder the right to inspect a Delaware corporation's stockholder register and other books and records. The New Mexico Statutes and the National Bank Act similarly provide for this right of inspection by stockholders.


                                  LEGAL MATTERS

          The legality of the FSC Common Stock offered hereby and certain other matters with respect to the Mergers will be passed upon for FSC and FSB by Ray, Quinney & Nebeker, P.C., Salt Lake City, Utah. As of the Record Date, attorneys at Ray, Quinney & Nebeker, as a group, were beneficial owners of no more than 4% of the total outstanding FSC common stock and held no shares of Bancorp Common Stock. A shareholder of Ray, Quinney & Nebeker is the daughter of the Chairman and Chief Executive Officer of FSC. Another shareholder acts as Assistant Secretary of FSC.

          The law firm of Gerrish & McCreary, P.C., Memphis, Tennessee will pass upon certain matters in connection with the Mergers for Bancorp and for FNBDA. As of the Record Date, attorneys at Gerrish & McCreary beneficially held no shares of Bancorp Common Stock or FNBDA Common Stock. In addition to legal fees and expenses to be paid to Gerrish & McCreary, P.C. by Bancorp in connection with the Mergers, the firm will also be paid a fee based on the total value of the Mergers at Closing, which fee is capped at $425,000.

                                     EXPERTS

          The consolidated financial statements as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus/Proxy Statement by reference from FSC's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The audited consolidated financial statements of Bancorp and the financial statements of FNBDA as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 included in Appendices B and C to this Prospectus/Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                     DEADLINE FOR FSC SHAREHOLDER PROPOSALS

          Any FSC shareholder who wishes to present a proposal for action at the APRIL 1998 ANNUAL MEETING of the FSC shareholders, must submit his proposal in writing by Certified Mail -- Return Receipt Requested, to First Security Corporation, Attention: Secretary of the Corporation, 79 South Main Street, Salt Lake City, Utah 84111, on or before December 31, 1997.

                                   APPENDIX A

                               AGREEMENT OF MERGER

                                   AMENDMENT TO
                       AGREEMENT AND PLAN OF REORGANIZATION


     This AMENDMENT (this "AMENDMENT") to the October 18, 1997 Agreement and Plan of Reorganization (the "AGREEMENT") is made and entered into this ____ day of November, 1997 by and among FIRST SECURITY CORPORATION, a Delaware corporation ("FSC"), RIO GRANDE BANCHARES, INC., a New Mexico corporation ("BANCORP"), FIRST NATIONAL BANK OF DONA ANA COUNTY, a national bank ("FNBDA"), and FIRST NATIONAL BANK OF CHAVES COUNTY, a national bank ("FNBC"; FSC, Bancorp, FNBDA and FNBC sometimes collectively referred to as the "PARTIES").


                                 R E C I T A L S:

       A. FSC is a corporation duly organized and existing under the laws of the State of Delaware, with its principal place of business located at 79 South Main Street, Salt Lake City, Utah 84111.

       B. Bancorp is a corporation duly organized and existing under the laws of the State of New Mexico, with its principal office located at 500 South Main Street, Las Cruces, New Mexico 88005.

       C. FNBDA is a bank duly organized under the laws of the United States of America, with its principal place of business located at 500 South Main Street, Las Cruces, New Mexico 88005.

       D. FNBC is a bank incorporated under the laws of the United States of America, having its principal place of business located at 1901 North Main Street, Roswell, New Mexico 88201.

       E. Bancorp owns all of the issued and outstanding capital stock of FNBC and 96.42% of the outstanding capital stock of FNBDA.

       F. On October 18, 1997, the Parties executed the Agreement which provides for (i) the merger of Bancorp with and into FSC, with FSC being the surviving corporation (the "MERGER"), resulting in the indirect acquisition by FSC of 100% of FNBC and 96.42% of FNBDA, and (ii) the (essentially simultaneous) merger of an interim national bank, wholly-owned by FSC, into FNBDA (the "BANK MERGER"), pursuant to which the holders of FNBDA common stock, other than Bancorp, will have their shares in FNBDA converted to shares of FSC common stock to effect 100% control of FNBDA by FSC.

       G. The Agreement provides that the Bank Merger will occur immediately prior to the Merger, with Bancorp to retain its shares in FNBDA and the remaining shareholders to be converted to FSC common stock.

       H. The Parties desire to amend the Agreement solely to provide that the Bank Merger will occur immediately after the Merger.


                                 A G R E E M E N T:

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions set forth herein, the parties hereto covenant and agree as follows:

     1. RECITAL F. The parties hereby amend Recital F of the Agreement to provide that the Bank Merger will occur immediately after (rather than immediately prior to) the Merger by deleting the words "prior to" in line three of Recital F and replacing them with the word "after". Recital F shall thereafter read as follows:

          Recital F. The parties intend that the shareholders of FNBDA other than Bancorp who collectively own 3.58% of the capital Stock of FNBDA (the "MINORITY INTERESTS") shall have their FNBDA shares converted to FSC Common Stock immediately after, but essentially simultaneously with, the Merger by means of the merger of an interim national bank subsidiary to be organized by FSC ("FSC SUB") with and into FNBDA (the "BANK MERGER") pursuant to this Agreement and that certain Plan and Agreement of Bank Merger attached hereto as Exhibit B (the "BANK MERGER AGREEMENT").

     2. SECTION 1.1 ("THE BANK MERGER"). The parties hereby amend Section 1.1 of the Agreement to provide that the Bank Merger will occur immediately after (rather than immediately prior to) the Merger by deleting the words "prior to" in line four of Section 1.1 and replacing them with the word "after". Section
1.1 shall thereafter read as follows:

          Section 1.1 THE BANK MERGER. Pursuant to the laws of the United States of America and the State of New Mexico, as applicable, and subject to the terms and conditions of this Agreement and the Bank Merger Agreement, FSC Sub shall be merged with and into FNBDA, which shall be the surviving bank, immediately after but essentially concurrently with the Merger.

     3.  SECTION 1.3.2  ("FNBDA COMMON STOCK").  The parties hereby amend
Section 1.3.2 of the Agreement by inserting the words "FSC as successor to" before the word "Bancorp" in line two of Section 1.3.2.

     4.  SECTION 1.4 ("EXCHANGE OF CERTIFICATES").  The parties hereby amend
Section 1.4 of the Agreement by inserting the words "FSC as successor to" before the word "Bancorp" in line three of Section 1.4.

     5. SECTION 2.1 ("THE MERGER"). The parties hereby amend Section 2.1 of the Agreement to provide that the Bank Merger will occur immediately after (rather than immediately prior to) the Merger by deleting the word "after" in line one of Section 2.1 and replacing it with the words "prior to". Section
2.1 shall thereafter read as follows:

          Section 2.1 THE MERGER. Immediately prior to, but essentially concurrently with, the Bank Merger, and pursuant to the laws of the States of Delaware and New Mexico and subject to the terms and conditions of this Agreement and the Plan of Merger, Bancorp shall be merged with and into FSC, which shall be the surviving corporation.

     6. SECTION 8.1 ("CLOSING"). The parties hereby amend Section 8.1 of the Agreement to conform Section 8.1 with the above amendments by deleting Section
8.1 in its entirety and replacing it with the following:

          Section 8.1 CLOSING. Unless this Agreement is earlier terminated in accordance with Article IX, Bancorp shall be merged with and into FSC, with FSC being the surviving corporation, and immediately thereafter FSC Sub shall be merged with and into FNBDA, with FNBDA being the surviving entity, all as contemplated by this Agreement, the Plan of Merger and the Bank Merger Agreement, at a closing (the "CLOSING") to be held at the offices of First Security Bank of New Mexico, N.A., Third & Tijeras NW, Albuquerque, New Mexico, at 9:00 A.M., local time, on a date (the "CLOSING DATE") mutually agreed upon by the parties as soon as practicable after satisfaction of the conditions precedent set forth in Article VII and the expiration of the required waiting period following approval of FSC's application to the OCC relating to the Bank Merger, and FSC's application to the Federal Reserve Board relating to the Merger, but in no event later than thirty (30) days after the expiration of such periods. The parties hereto shall use their best efforts to consummate the Merger and Bank Merger on or before January 31, 1998.

     7. SECTION 8.2.1 ("BANK MERGER"). The parties hereby amend Section 8.2.1 of the Agreement to conform Section 8.2.1. with the above amendments by deleting Section 8.2.1 in its entirety and replacing it with the following:

          Section 8.2.1 BANK MERGER. FNBDA and FSC Sub shall execute and file such merger documents with the OCC (and the New Mexico Secretary of State's office, if applicable) on or before the Closing Date as are required to cause the Bank Merger to be certified by the OCC, under rules and regulations governing such office, effective as of immediately following the Merger.

     8. SECTION 8.2.2. The parties hereby amend Section 8.2.2 of the Agreement to conform Section 8.2.2. with the above amendments by deleting
Section 8.2.2 in its entirety and replacing it with the following:

          Section 8.2.2 MERGER. Following receipt of approval of the Plan of Merger from the shareholders of Bancorp, the respective secretaries or assistant secretaries of FSC and Bancorp shall provide such certifications to Certificate of Merger or Articles of Merger (or Plan of Merger) as are required by the Delaware General Corporation Law and Bancorp and FSC shall cause the Certificate of Merger or Articles of Merger (or Plan of Merger) as so certified to be filed with the Delaware Secretary of State and with the county clerk of the appropriate Delaware county. FSC and Bancorp shall also execute articles of merger in substantially the form attached to the Plan of Merger and shall cause such articles of merger, together with a copy of the Certificate of Merger or Articles of Merger (Plan of Merger) certified by the Secretary of State of the State of Delaware, to be filed with the New Mexico Secretary of State's office. The time when the Merger shall become effective is herein called the "EFFECTIVE TIME." FSC and Bancorp shall request that the OCC certify consummation of the Bank Merger as soon as practicable following the consummation and effectiveness of the Merger. In no event shall FSC and Bancorp consummate the Bank Merger unless and until the Merger shall have first been consummated. Further, once the Merger has been consummated, FSC and Bancorp shall in all events consummate the Bank Merger, and any failure to consummate the Bank Merger shall constitute a condition subsequent to the Merger entitling the parties to rescind and unbind the Merger.

     9. ENTIRE AGREEMENT. Except as specifically modified by this Amendment, the Agreement shall remain unchanged and in full force and effect, and the Parties hereby reaffirm all of the terms and conditions of the Agreement as amended by this Amendment and agree to be bound by the same. The Agreement as amended by this Amendment sets forth the entire agreement between the Parties with respect to the subject matter contained herein and therein, and there are no covenants, terms, conditions, express or implied, other than as set forth or referred to herein or therein. The Parties may not amend, modify or cancel the Agreement or this Amendment except by a written agreement signed by all parties to the Agreement.

     10. COUNTERPARTS. Any number of counterparts of this Amendment may be signed and delivered and each shall be considered an original and together they shall constitute one Amendment.




             [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first set forth above.

                              FIRST SECURITY CORPORATION



                              By
                                -----------------------------------------------
                                L. Scott Nelson, Executive Vice President



                              RIO GRANDE BANCSHARES, INC.



                              By
                                -----------------------------------------------
                                Michele Papen-Daniel, President



                              FIRST NATIONAL BANK OF DONA ANA
                              COUNTY



                              By
                                -----------------------------------------------
                                Ben H. Haines, Jr., President and Chief
                                Executive Officer



                              FIRST NATIONAL BANK OF CHAVES COUNTY



                              By
                                -----------------------------------------------
                                Larry Stoerner, President and Chief
                                Executive Officer

SHAREHOLDERS OF
RIO GRANDE BANCSHARES, INC.

                                      -----------------------------------------

--------------------------------      -----------------------------------------
          [Name]                             [Address]



                                      -----------------------------------------

--------------------------------      -----------------------------------------
          [Name]                             [Address]



                                      -----------------------------------------

--------------------------------      -----------------------------------------
          [Name]                             [Address]



                                      -----------------------------------------

--------------------------------      -----------------------------------------
          [Name]                             [Address]



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                                      7

                         AGREEMENT AND PLAN OF REORGANIZATION

                                DATED OCTOBER 18, 1997



                                     BY AND AMONG
                             FIRST SECURITY CORPORATION,

                             RIO GRANDE BANCSHARES, INC.,

                        FIRST NATIONAL BANK OF DONA ANA COUNTY

                                         AND

                         FIRST NATIONAL BANK OF CHAVES COUNTY

                                  TABLE OF CONTENTS

ARTICLE I THE BANK MERGER. . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.1  The Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.2  Effect of the Bank Merger . . . . . . . . . . . . . . . . . . . . .   3
              (a)  Articles of Association and Bylaws. . . . . . . . . . . .   4
              (b)  Directors and Officers of FNBDA . . . . . . . . . . . . .   4
    1.3  Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . .   4
         1.3.1     FSC Sub Common Stock. . . . . . . . . . . . . . . . . . .   4
         1.3.2     FNBDA Common Stock. . . . . . . . . . . . . . . . . . . .   4
              (a)  Adjustments for FSC Dilution. . . . . . . . . . . . . . .   4
    1.4  Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . .   5
    1.5  Shares of Dissenting Holders. . . . . . . . . . . . . . . . . . . .   5

ARTICLE II THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.2  Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . .   6
              (a)  Certificate of Incorporation; Bylaws. . . . . . . . . . .   7
              (b)  Directors and Officers. . . . . . . . . . . . . . . . . .   7
    2.3  Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . .   7
         2.3.1     FSC Common Stock. . . . . . . . . . . . . . . . . . . . .   7
         2.3.2     Conversion of Bancorp Common Stock. . . . . . . . . . . .   7
              (a)  Adjustments for FSC Dilution. . . . . . . . . . . . . . .   7
         2.3.3     Exchange of Certificates. . . . . . . . . . . . . . . . .   8
              (a)  Exchange Agent. . . . . . . . . . . . . . . . . . . . . .   8
              (b)  Exchange Procedures . . . . . . . . . . . . . . . . . . .   8
              (c)  No Further Ownership Rights in Bancorp Common Stock or
                   FNBDA Common Stock. . . . . . . . . . . . . . . . . . . .  10
              (d)  No Fractional Shares. . . . . . . . . . . . . . . . . . .  10
    2.4  Shares of Dissenting Holders. . . . . . . . . . . . . . . . . . . .  11
    2.5  Subsequent Actions. . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE III COVENANTS OF BANCORP AND THE BANKS . . . . . . . . . . . . . . .  12
    3.1  Covenants of Bancorp and the Banks. . . . . . . . . . . . . . . . .  12
         3.1.1     Change in Capital Stock; Issuance of Shares . . . . . . .  13
         3.1.2     Options, Warrants, and Rights . . . . . . . . . . . . . .  13
         3.1.3     Dividends . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.1.4     Purchase of Shares. . . . . . . . . . . . . . . . . . . .  13
         3.1.5     Benefit Plans . . . . . . . . . . . . . . . . . . . . . .  14
         3.1.6     Conduct of Business . . . . . . . . . . . . . . . . . . .  14
         3.1.7     Acquisitions and Mergers. . . . . . . . . . . . . . . . .  14
         3.1.8     Liens; Indebtedness; Increase in Compensation, etc. . . .  14

         3.1.9     Amendments to Charter, etc. . . . . . . . . . . . . . . . 15
    3.2  Preservation of Business, Employees . . . . . . . . . . . . . . . . 15
    3.3  Investigation; Access . . . . . . . . . . . . . . . . . . . . . . . 15
    3.4  Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . 16
    3.5  Notification of Actions . . . . . . . . . . . . . . . . . . . . . . 17
    3.6  Termination of Employee Benefit Plans . . . . . . . . . . . . . . . 17
    3.7  Information for Proxy Statement . . . . . . . . . . . . . . . . . . 18
    3.8  Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . 18
    3.9  Employee Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE IV COVENANTS, REPRESENTATIONS AND WARRANTIES OF
    BANCORP AND BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    4.1  Covenants, Representations and Warranties of Bancorp and the
         Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         4.1.1  Organization, Conduct of Business, etc . . . . . . . . . . . 20
         4.1.2  Options, SARs, Warrants, etc . . . . . . . . . . . . . . . . 20
         4.1.3  Authorization of Capital Stock . . . . . . . . . . . . . . . 21
         4.1.4  Authorization; Validity of Agreement . . . . . . . . . . . . 21
         4.1.5  Bancorp and the Banks Reports. . . . . . . . . . . . . . . . 21
         4.1.6  Bancorp and Bank Financial Statements and Tax Returns. . . . 22
         4.1.7  Other Liabilities;  Environmental Matters. . . . . . . . . . 24
         4.1.8  Loan Loss Reserves . . . . . . . . . . . . . . . . . . . . . 26
         4.1.9  Title to Properties  . . . . . . . . . . . . . . . . . . . . 26
         4.1.10 Absence of Defaults  . . . . . . . . . . . . . . . . . . . . 27
         4.1.11 Absence of Material Adverse Changes  . . . . . . . . . . . . 28
         4.1.12 Actions, Proceedings and Investigations. . . . . . . . . . . 28
         4.1.13 Absence of Brokerage Commissions, etc. . . . . . . . . . . . 28
         4.1.14 Material Contracts . . . . . . . . . . . . . . . . . . . . . 29
         4.1.15 Compliance With Laws; Documentation  . . . . . . . . . . . . 29
         4.1.16 Bancorp's Employee Benefits  . . . . . . . . . . . . . . . . 32
         4.1.17 Repurchase Agreements  . . . . . . . . . . . . . . . . . . . 35
         4.1.18 Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         4.1.19 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE V COVENANTS, REPRESENTATIONS AND WARRANTIES OF FSC . . . . . . . . . 37
    5.1  Covenants, Representations and Warranties of FSC. . . . . . . . . . 37
         5.1.1     Organization, Conduct of Business, etc. . . . . . . . . . 37
         5.1.2     Authorization and Validity of Agreement . . . . . . . . . 37
         5.1.3     FSC Reports . . . . . . . . . . . . . . . . . . . . . . . 38
         5.1.4     FSC Financial Statements; Tax Returns . . . . . . . . . . 38
         5.1.5     Absence of Material Adverse Changes . . . . . . . . . . . 39
         5.1.6     Absence of Defaults Under Agreements. . . . . . . . . . . 39
         5.1.7     Actions, Proceedings, and Investigations. . . . . . . . . 40
         5.1.8     Regulatory Approvals. . . . . . . . . . . . . . . . . . . 40
         5.1.9     FSC Common Stock. . . . . . . . . . . . . . . . . . . . . 41

         5.1.10 Registration of Shares . . . . . . . . . . . . . . . . . . . 41
         5.1.11 Notification of Actions. . . . . . . . . . . . . . . . . . . 41
         5.1.12 FSC Board Position . . . . . . . . . . . . . . . . . . . . . 41
         5.1.13 Indemnification. . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE VI PROXY STATEMENTS; SHAREHOLDER MEETINGS. . . . . . . . . . . . . . 43
    6.1  Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    6.2  Bancorp and Bank Meetings . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE VII CONDITIONS OF CLOSING. . . . . . . . . . . . . . . . . . . . . . 45
    7.1  Conditions of Closing . . . . . . . . . . . . . . . . . . . . . . . 45
         7.1.1     Conditions of Closing For All Parties . . . . . . . . . . 45
              (a)  Regulatory Approval . . . . . . . . . . . . . . . . . . . 45
              (b)  Registration Statement, etc.. . . . . . . . . . . . . . . 45
              (c)  No Injunction, etc. . . . . . . . . . . . . . . . . . . . 45
         7.1.2     Conditions of Closing For FSC . . . . . . . . . . . . . . 46
              (a)  Shareholder Approval. . . . . . . . . . . . . . . . . . . 46
              (b)  Bancorp and Bank Resolutions; Corporate Documents . . . . 46
              (c)  Bancorp and Bank Representations and Warranties . . . . . 47
              (d)  Comfort Letters . . . . . . . . . . . . . . . . . . . . . 47
              (e)  Opinion of Bancorp Counsel. . . . . . . . . . . . . . . . 47
              (f)  Affiliates Letter . . . . . . . . . . . . . . . . . . . . 48
              (g)  Condition of the Banks. . . . . . . . . . . . . . . . . . 48
              (h)  Employment Agreements . . . . . . . . . . . . . . . . . . 50
              (i)  Condition of Properties . . . . . . . . . . . . . . . . . 50
              (j)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . 51
              (k)  Pooling of Interests. . . . . . . . . . . . . . . . . . . 51
         7.1.3     Conditions of Closing For Bancorp and the Banks . . . . . 51
              (a)  Shareholder Approval. . . . . . . . . . . . . . . . . . . 51
              (b)  FSC Resolutions; Corporate Documents. . . . . . . . . . . 51
              (c)  FSC Representations and Warranties. . . . . . . . . . . . 52
              (d)  Opinion of FSC Counsel. . . . . . . . . . . . . . . . . . 52
              (e)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . 52
              (f)  Updated Fairness Opinion. . . . . . . . . . . . . . . . . 53

ARTICLE VIII CLOSING OF THE MERGER . . . . . . . . . . . . . . . . . . . . . 53
    8.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
    8.2  Filing of Articles of Merger and Plan of Merger . . . . . . . . . . 54
         8.2.1     Bank Merger . . . . . . . . . . . . . . . . . . . . . . . 54
         8.2.2     Merger. . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE IX TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    9.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    9.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE X ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . 57
    10.1  Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
    10.2  Instruments of Transfer, etc. . . . . . . . . . . . . . . . . . . . 57
    10.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
    10.4  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
    10.5  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.6  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.7  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.8  Exclusive Merger Agreement. . . . . . . . . . . . . . . . . . . . . 60
    10.9  Public Statements . . . . . . . . . . . . . . . . . . . . . . . . . 61
    10.10 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    10.11 Nonsurvival of Representations, Warranties and Agreements . . . . . 62



SCHEDULES
    3.9    Employee Matters
    4.1.2  Options, SARs, Warrants, etc.
    4.1.3  Authorization of Capital Stock
    4.1.5  Bancorp and the Banks Reports
    4.1.6  Bancorp and Bank Financial Statements and Tax Returns
    4.1.7  Other Liabilities;  Environmental Matters
    4.1.11 Absence of Material Adverse Changes
    4.1.12 Actions, Proceedings and Investigations
    4.1.13 Absence of Brokerage Commissions, etc.
    4.1.14 Material Contracts
    4.1.15 Compliance With Laws; Documentation
    4.1.16 Bancorp's Employee Benefits
    4.1.18 Licenses
    7.1.2 (d)  Comfort Letters
    7.1.2 (e)  Opinion of Bancorp Counsel
    7.1.2 (f)  Affiliates Letter
    7.1.2 (h)  Employment Agreements
    7.1.3 (d)  Opinion of FSC Counsel


EXHIBITS
    A  Plan of Merger
    B  Bank Merger Agreement
    C  Directors and Officers of FNBDA

                         AGREEMENT AND PLAN OF REORGANIZATION

    This Agreement and Plan of Reorganization, dated as of the 18th day of

October, 1997 (this "AGREEMENT"), is made and entered into by and among FIRST

SECURITY CORPORATION, a Delaware corporation ("FSC"), RIO GRANDE BANCSHARES,

INC., a New Mexico corporation ("BANCORP"), FIRST NATIONAL BANK OF DONA ANA

COUNTY, a national banking association ("FNBDA"), FIRST NATIONAL BANK OF CHAVES

COUNTY, a national banking association ("FNBC;" FNBC and FNBDA collectively, the

"BANKS"), and the shareholders of Bancorp listed on the signature pages of this

Agreement (the "SHAREHOLDERS").


                                   R E C I T A L S:

    A.  FSC is a corporation duly organized and existing under the laws of the

State of Delaware, with its principal place of business located at 79 South Main

Street, Salt Lake City, Utah.  FSC is authorized by its Articles of

Incorporation to issue (i) 400,000 shares of preferred stock, each of no par value ("FSC PREFERRED STOCK"), 18,052 of which are designated as Class A

Preferred Stock, of which 9,724 were issued and outstanding on September 30,

1997, and (ii) 300,000,000 shares of common stock, each of $1.25 par value ("FSC

COMMON STOCK"), of which as of September 30, 1997, there were 115,838,223 (net of Treasury) shares issued and outstanding.

    B.  Bancorp is a corporation duly organized and existing under the laws of the State of New Mexico, with its principal office located at 500 South Main

Street, Las Cruces, New Mexico.  Bancorp is authorized by its Articles of

Incorporation to issue (i) 40,000 shares of preferred stock, each of $55.10 par value, of which as of the date of this

Agreement there were no preferred shares issued or outstanding, and (ii)

200,000 shares of common stock, each of $10.00 par value ("BANCORP COMMON

STOCK"), of which as of the date of this Agreement there were 113,748 shares issued and 112,161 shares outstanding (net of Treasury).

    C.  FNBDA is a national banking association duly organized under the laws of the United States of America, having its principal place of business located at 500 South Main Street, Las Cruces, New Mexico.  FNBDA is authorized by its

Articles of Association to issue 100,000 shares of common stock, each of $10.00 par value ("FNBDA COMMON STOCK"), of which as of the date of this Agreement there were 100,000 shares issued and outstanding.  Bancorp owns beneficially and of record 96,421 shares, or 96.42%, of the issued and outstanding shares of

FNBDA Common Stock.

    D.  FNBC is a national banking association duly organized under the laws of the United States of America, having its principal place of business located at 1901 North Main Street, Roswell, New Mexico.  FNBC is authorized by its

Articles of Association to issue 95,000 shares of common stock, each of $10.00 par value, of which as of the date of this Agreement there were 95,000 shares issued and outstanding.  Bancorp owns beneficially and of record all of the issued and outstanding shares of common stock of FNBC.

    E.  The parties hereto desire that Bancorp be merged with and into FSC

(the "MERGER") pursuant to this Agreement and that certain Plan and Agreement of

Merger in the form attached hereto as Exhibit A (the "PLAN OF MERGER").

    F.  The parties intend that the shareholders of FNBDA other than Bancorp who collectively own 3.58% of the capital stock of FNBDA (the "MINORITY

INTERESTS") shall have  their FNBDA shares converted to FSC Common Stock immediately prior to, but essentially
simultaneously with, the Merger by means of the merger of an interim national bank subsidiary to be organized by FSC ("FSC SUB") with and into FNBDA (the

"BANK MERGER") pursuant to this Agreement and that certain Plan and Agreement of Bank Merger attached hereto as Exhibit B (the "BANK MERGER AGREEMENT").

                                  A G R E E M E N T:

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions set forth herein, the parties hereto covenant and agree as follows:


                                      ARTICLE I

                                   THE BANK MERGER

    1.1  THE BANK MERGER.  Pursuant to the laws of the United States of

America and the State of New Mexico, as applicable, and subject to the terms and conditions of this Agreement and the Bank Merger Agreement, FSC Sub shall be merged with and into FNBDA, which shall be the surviving bank, immediately prior to but essentially concurrently with the Merger.

    1.2  EFFECT OF THE BANK MERGER.  At the effective time, FSC Sub shall be merged with and into FNBDA in the manner and with the effect provided by the laws of the United States of America and the State of New Mexico, if applicable,

and the separate legal existence of FSC Sub shall cease except to the extent provided by the laws of the United States of America in the case of a bank after its merger into another bank, and thereupon FSC Sub and FNBDA (sometimes referred to as the "MERGING BANKS") shall be a single bank. FNBDA, as the surviving bank, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and shall be subject to all restrictions, disabilities and duties of the Merging Banks; and all the rights, privileges, powers and franchises of the Merging Banks on whatever account, subscriptions for shares and all other things in action or belonging to the Merging Banks shall be taken and deemed to be vested in FNBDA without further act or deed.

    The outstanding shares of capital stock of the Merging Banks shall be converted on the basis, terms, and conditions described in Section 1.3.

              (a)  ARTICLES OF ASSOCIATION AND BYLAWS.  The Articles of

Association and Bylaws of FNBDA in effect immediately prior to the Bank Merger shall govern FNBDA after the Bank Merger without amendment.

              (b)  DIRECTORS AND OFFICERS OF FNBDA.  The directors and officers of FNBDA shall be those individuals set forth on Exhibit C attached hereto.

    1.3  CONVERSION OF SHARES.  The manner and basis of converting the shares of the Merging Banks shall be as follows:

         1.3.1     FSC SUB COMMON STOCK.  Each share of FSC Sub common stock

which is outstanding immediately prior to the Bank Merger shall, at the effective time of the Bank Merger, be cancelled.

         1.3.2     FNBDA COMMON STOCK.  At the effective time of the Bank

Merger, the issued and outstanding shares of FNBDA Common Stock held by Bancorp shall retain their present rights and shall be unchanged by the Bank Merger.

Each other share of FNBDA Common Stock which is outstanding immediately prior to the Bank Merger (of
which there shall be no more than 3,579 shares), other than

shares as to which dissenters' rights are perfected, and all rights in respect thereof, shall be converted IPSO FACTO, and without any action on the part of the holder thereof, at the effective time of the Bank Merger into the right to receive 17.8125 shares of FSC Common Stock (the "BANK CONVERSION RATIO") subject to adjustment as specified in Subsection (a) below, if applicable.

              (a)  ADJUSTMENTS FOR FSC DILUTION.  If FSC shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the

FSC Common Stock, or declare a dividend, or make a distribution on the FSC

Common Stock in any security convertible into FSC Common Stock, as of a record date prior the effective time of the Bank Merger, appropriate adjustment or adjustments (rounded to four digits to the right of the decimal point) will be made to the Bank Conversion Ratio and the total number of shares of FSC Common

Stock to be issued in the Bank Merger so as to maintain the proportional interest in FSC Common Stock which the shareholders of Bank would otherwise have received.

    1.4  EXCHANGE OF CERTIFICATES.  After the effective time of the Bank

Merger, each holder of shares of FNBDA Common Stock outstanding immediately prior to the Bank Merger, other than shares held by Bancorp or shares as to which dissenters' rights are perfected, and all rights in respect thereof,

shall, upon surrender for cancellation of a certificate or certificates representing such shares to FSC, be entitled to receive a certificate or certificates representing the number of shares of FSC Common Stock into which such shares of FNBDA Common Stock shall have been converted pursuant to the procedures set forth in Sections 2.3.3 (b), (c), and (d), below.

    1.5 SHARES OF DISSENTING HOLDERS. If holders of FNBDA Common Stock dissent from the Bank Merger and demand the value of their shares, any issued and outstanding shares of FNBDA Common Stock held by a dissenting holder shall not be converted as described in Section 1.3, but shall from and after the effective time of the Bank Merger represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to federal law.

                                      ARTICLE II
                                      THE MERGER

    2.1 THE MERGER. Immediately after but essentially concurrently with the Bank Merger, and pursuant to the laws of the States of Delaware and New Mexico and subject to the terms and conditions of this Agreement and the Plan of Merger, Bancorp shall be merged with and into FSC, which shall be the surviving corporation.

    2.2 EFFECT OF THE MERGER. At the Effective Time, Bancorp shall be merged with and into FSC in the manner and with the effect provided by the laws of Delaware and New Mexico and the separate legal existence of Bancorp shall cease except to the extent provided by the laws of the State of New Mexico in the case of a corporation after its merger into another corporation and thereupon FSC and Bancorp (sometimes referred to as the "MERGING ENTITIES") shall be a single corporation. FSC, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and shall be subject to all restrictions, disabilities and duties of the Merging Entities; and all property, real, personal and mixed and all debts due to the Merging Entities on whatever account, including subscriptions for shares and all other things in action or belonging to the Merging Entities shall be taken and deemed to be vested in FSC without further act or deed. FSC shall thenceforth be responsible for all the debts, liabilities and duties of each of the Merging Entities and may be prosecuted to judgment as if the Merger had not taken place, or FSC may be substituted in place of the Merging Entities and neither the rights of creditors nor any liens upon any property of either shall be impaired by the Merger.

    The outstanding shares of capital stock of Bancorp shall be converted on the basis, terms, and conditions described in Section 2.3.

              (a) CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation and Bylaws of FSC in effect immediately prior to the Merger shall govern FSC after the Merger without amendment.

              (b) DIRECTORS AND OFFICERS. The directors and officers of FSC shall be the directors and officers of FSC holding such positions immediately prior to the Merger.

    2.3 CONVERSION OF SHARES. The manner and basis of converting the shares of the Merging Entities shall be as follows:

         2.3.1 FSC COMMON STOCK. All shares of FSC Common Stock which are outstanding immediately prior to the Effective Time of the Merger (as defined in Section 8.2.2. below) shall continue to be outstanding immediately after the Effective Time.

         2.3.2 CONVERSION OF BANCORP COMMON STOCK. Each share of Bancorp Common Stock which is outstanding immediately prior to the Effective Time (of which there shall be no more than 112,161 shares), other than shares as to which dissenters' rights have been perfected, and all rights in respect thereof, shall be converted IPSO FACTO, and without any action on the part of the holder thereof, at the Effective Time, into the right to receive 25.2873 shares of FSC Common Stock (the "BANCORP CONVERSION RATIO"), subject to adjustment as specified in Subsection (a) below, if applicable.

              (a) ADJUSTMENTS FOR FSC DILUTION. If prior to the Effective Time, FSC shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the FSC Common Stock, or declare a dividend, or make a distribution on the FSC Common Stock in any security convertible into FSC Common Stock, as of a record date prior the Effective Time, appropriate adjustment or adjustments (rounded to four digits to the right of the decimal point) will be made to the Bancorp Conversion Ratio and the total number of shares of FSC Common Stock to be issued in the transaction so as to maintain the proportional interest in FSC Common Stock which the shareholders of Bancorp would otherwise have received.

         2.3.3     EXCHANGE OF CERTIFICATES.

              (a) EXCHANGE AGENT. As of the Effective Time, FSC shall deposit with First Security Bank, N.A. (the "EXCHANGE AGENT") 2,900,000 shares of FSC Common Stock for the benefit of the holders of shares of Bancorp Common Stock and FNBDA Common Stock held by the Minority Interests, for exchange in accordance with Sections 2.3 and 1.3, respectively, certificates representing the shares of FSC Common Stock (such shares of FSC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Sections 2.2 and 1.2 in exchange for shares of Bancorp Common Stock and FNBDA Common Stock held by the Minority Interests, respectively, outstanding immediately prior to the Effective Time.

              (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Bancorp shareholder of record and each Minority Interest holder of record (other than holders of shares of Bancorp Common Stock or FNBDA Common Stock as to which dissenters' rights are perfected) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Bancorp or FNBDA certificates to the Exchange Agent, and shall be in such form and have such other provisions as FSC and Bancorp may reasonably specify), and (ii) instructions for use in effecting the surrender of the Bancorp of FNBDA certificates in exchange for certificates representing shares of FSC Common Stock. Upon surrender of a Bancorp or FNBDA certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Bancorp or FNBDA certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FSC Common Stock which such holder has the right to receive pursuant to the provisions of Sections 2.3 or 1.3 hereof, as applicable, and the certificate so surrendered shall forthwith be canceled. Until so surrendered, the certificates which prior to the Merger represented shares of Bancorp Common Stock or FNBDA Common Stock shall be deemed for all corporate purposes to evidence ownership of the shares of FSC Common Stock into which such shares of Bancorp Common Stock or FNBDA Common Stock shall have been converted; provided, however, that no dividends or other distributions declared or made after the Effective Time with respect to FSC Common Stock with a record date after the Effective Time shall be paid until the holder shall have surrendered certificates therefore, at which time the holder shall be paid the amount of dividends, if any, without interest, which shall theretofore have become payable with respect to the shares of FSC Common Stock into which such shares shall have been converted.

    If any certificate for shares of FSC Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange pay to the Exchange Agent for such purposes any applicable transfer or other taxes required by reason of the issuance of a certificate for shares of FSC Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.3, each Bancorp or FNBDA certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of FSC Common Stock and cash in lieu of any fractional shares of FSC Common Stock as contemplated by this Section 2.3 or by Section 1.3, above.

              (c) NO FURTHER OWNERSHIP RIGHTS IN BANCORP COMMON STOCK OR FNBDA COMMON STOCK. All shares of FSC Common Stock issued upon the surrender for exchange of shares of Bancorp Common Stock or FNBDA Common Stock in accordance with the terms hereof (including any cash paid pursuant to Subsection (d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bancorp Common Stock or FNBDA Common Stock, and there shall be no further registration of transfers on the stock transfer books of FSC of the shares of Bancorp Common Stock or

FNBDA Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to FSC for any reason, they shall be canceled and exchanged as provided in this Agreement.

              (d) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, neither certificates nor script representing fractional shares of FSC Common Stock shall be issued in the Merger or the Bank Merger, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of FSC. In lieu of any such fractional shares, each holder of shares of Bancorp Common Stock or FNBDA Common Stock who would otherwise have been entitled to a fraction of a share of FSC Common Stock upon surrender of certificates as provided in this Section 2.3 or
Section 1.4, above, shall upon such surrender be paid an amount of cash (without interest) determined by multiplying (a) the fractional share interest to which such holder would otherwise be entitled, by (b) the Average Closing Price (as such term is hereafter defined) of a share of FSC Common Stock. From time to time, at the request of the Exchange Agent, after the determination of amounts of cash to be paid to holders of Bancorp Common Stock or FNBDA Common Stock in lieu of any fractional share interests, FSC shall make available such amounts to the Exchange Agent. The "AVERAGE CLOSING PRICE" shall be the average of the daily closing prices of a share of FSC Common Stock as reported on the NASDAQ Market during the period of five (5) consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

    2.4 SHARES OF DISSENTING HOLDERS. If holders of Bancorp Common Stock dissent from the Merger and demand appraisal of their shares, any issued and outstanding shares of

Bancorp Common Stock held by a dissenting holder shall not be converted as described in Section 2.3, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to Sections 53-15-3 and 4 of the New Mexico Statutes Annotated; provided, however, that each share of Bancorp Common Stock outstanding immediately prior to the Effective Time, and held by a dissenting holder who shall, after the Effective Time, lose his or her right of appraisal shall be deemed to be converted, as of the Effective Time, into FSC Common Stock in accordance with Section 2.3 and the certificates representing such Bancorp Common Stock shall be surrendered in accordance with Section 2.3.

    2.5 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, FSC shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record of otherwise in FSC its right, title, or interest in, to, or under any of the rights, properties, or assets of Bancorp acquired or to be acquired by FSC as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of FSC shall be authorized to execute and deliver, in the name and on behalf of Bancorp or otherwise, all such deeds, bills of sale, assignments, and assurances, and to make and do, in the name and on behalf of Bancorp or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any right, title, and interest in, to, and under such rights, properties, or assets in FSC or otherwise to carry out this Agreement.

                                     ARTICLE III

                          COVENANTS OF BANCORP AND THE BANKS

    3.1 COVENANTS OF BANCORP AND THE BANKS. Except as otherwise contemplated hereby, between the date hereof and the Effective Time (as defined in paragraph 8.2.2, below) or the time when this Agreement terminates as provided herein, neither Bancorp nor the Banks shall, without the prior written authorization of the Chairman or President of First Security Bank, N.A. ("FSB"):

         3.1.1 CHANGE IN CAPITAL STOCK; ISSUANCE OF SHARES. Make any change in their authorized capital stock, or issue, agree to issue or permit Bancorp or the Banks to become obligated to issue any shares of their capital stock, or securities convertible into their capital stock;

         3.1.2 OPTIONS, WARRANTS, AND RIGHTS. Except for the awards identified on Schedule 4.1.14 granted under the Executive Deferred Incentive Plans and the Director Deferred Incentive Plans, grant or issue any options, warrants or other rights, including stock appreciation rights, of any kind relating to the purchase of shares of their capital stock, or securities convertible into their capital stock (Bancorp and the Banks each hereby represent and warrant that no options, warrants, stock appreciation rights or other rights to purchase shares of their capital stock are outstanding on the date hereof);

         3.1.3 DIVIDENDS. Declare or pay any dividends or other distributions on any shares of their capital stock except that (i) Bancorp shall be permitted to pay a Twelve Dollar ($12.00) per share cash dividend on or prior to January 2, 1998, and (ii) if the Merger shall not have been consummated by the record date of FSC's first quarter 1998 dividend or any subsequent dividend record date, Bancorp shall be permitted to pay quarterly and prior to the Closing Date of the Merger normalized cash dividends at one-fourth of its current annual rate plus the historical adjusted increase.
The Banks may declare dividends to Bancorp in accordance with normal practices and to cover expenses associated with the transactions hereunder;

         3.1.4 PURCHASE OF SHARES. Purchase or otherwise acquire, or agree to acquire, any shares of their stock, other than in a fiduciary capacity;

         3.1.5 BENEFIT PLANS. Except as required by law and for the executive employment agreements to be entered into by Ben Haines and John Papen, enter into or amend any pension, retirement, stock option, stock appreciation, profit sharing, deferred compensation, consultant, bonus, group insurance or similar benefit plan in respect of any of their directors, officers or other employees;

         3.1.6 CONDUCT OF BUSINESS. Except as contemplated by this Agreement, take or omit to take any action which (i) causes Bancorp or the Banks not to conduct their businesses in a manner consistent with normal business practices, including with respect to the securities or asset portfolios of the Banks, (ii) has a material and adverse effect on the financial condition (present or prospective), businesses, properties, assets or operations of Bancorp or the Banks (the parties hereto recognize that the operation of Bancorp and the Banks until the Effective Time is the responsibility of Bancorp, the Banks, and the respective Boards of Directors and officers of such corporations; nevertheless, Bancorp and the Banks shall keep FSB advised of all important changes in the financial condition (present or prospective), businesses, properties, assets or operations of Bancorp and the Banks);

         3.1.7 ACQUISITIONS AND MERGERS. Acquire or merge with any other company or acquire any branch or other significant part of the assets of any other company;

         3.1.8 LIENS; INDEBTEDNESS; INCREASE IN COMPENSATION, ETC. Except in the ordinary course of business, (i) mortgage, pledge or subject to a lien or any other encumbrance any of their assets, dispose of any of their assets, incur or cancel any indebtedness or claims, purchase or lease any assets having a purchase price or lease cost, in the aggregate, of more than $10,000.00, or (ii) increase any compensation or benefits payable to their officers or employees, except to pay routine merit increases in accordance with past practices.

         3.1.9 AMENDMENTS TO CHARTER, ETC. Amend their respective Articles of Incorporation or Articles of Association or make any material amendments to their respective Bylaws which would interfere in any manner with the transactions contemplated by this Agreement;

    3.2 PRESERVATION OF BUSINESS, EMPLOYEES. Bancorp and the Banks shall use their best efforts to retain for the benefit of FSC the continuing services of the present officers and employees of Bancorp and the Banks, to preserve the goodwill of customers and others having business relations with the Banks, to preserve the deposit levels of the Banks, to preserve the benefits of all contractual relationships with others and to keep in force at least at their present limits all policies of insurance currently in effect;

    3.3 INVESTIGATION; ACCESS. Bancorp and the Banks shall diligently endeavor to (i) take or cause to be taken all action required under this Agreement on their part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date and cooperate fully with FSC to that end, including, without limitation, providing to FSC, and its employees, accountants and counsel, access to Bancorp's and the Banks' books, records, reports, tax returns and facilities and to their employees, accountants, and counsel; provided, however, that such investigation to be conducted by FSC shall be performed in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of Bancorp and the Banks, and shall be in accordance with procedures established by the parties having due regard for the foregoing, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals and permissions of regulatory authorities referred to in Article VII.

    To facilitate the investigations of Bancorp and the Banks to be conducted by FSC, Bancorp and the Banks shall deliver to FSC, as soon as reasonably possible, (i) a list setting forth all of the classified, criticized and nonperforming assets of the Banks ("CLASSIFIED ASSETS") as identified by the Banks or by the most recent examination by the Banks' federal or state bank examiner, along with an explanation of management's response for dealing with such assets, (ii) a list of all loans which are more than thirty (30) days past due ("PAST DUE LOANS"), and (iii) the Banks' management's analysis of expected losses to be incurred with respect to the loans (assets) identified in items (i) and (ii).

    From execution of the Agreement until Closing, Bancorp and the Banks shall deliver to FSC (i) monthly reports which summarize the loan and lease and the deposit activity of the Banks for the previous month, and (ii) a report detailing any changes to the Classified Assets or Past Due Loans.

    3.4 REGULATORY APPROVALS. Bancorp and the Banks and the Shareholders shall (i) use their best efforts in good faith to assist FSC in obtaining all necessary regulatory approvals and to take or cause to be taken all other action required under this Agreement on its or their part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date, and cooperate fully with FSC to that end, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals, and permissions of regulatory authorities referred to in Article VII (the understanding being that FSC shall prepare and file all required regulatory applications). Bancorp and the Banks shall have the right to review all applications to such regulatory authorities before the filing thereof and to comment upon the form of such applications and the information contained therein.

    3.5 NOTIFICATION OF ACTIONS. Bancorp and the Banks covenant and agree to immediately notify FSC in the event of any action which materially affects any of the covenants set forth in this Article III.

    3.6 TERMINATION OF EMPLOYEE BENEFIT PLANS. On or before the Effective Time, Bancorp and FSC shall determine whether it is in the best interests of the parties hereto and the employees of Bancorp and the Banks to terminate the employee benefit plans (as described in Section 4.1.16) or to merge such plans into an appropriate FSC benefit plan. FSC will cooperate in such determination to enable the plan participants to "roll-over" any benefits of said plans into any existing benefit plan maintained by FSC as to which such benefits may be transferred without cost to FSC, or necessity of material amendment to, or adverse effect on qualification of, such FSC plan; provided, however, that no accounts shall

    3.7 INFORMATION FOR PROXY STATEMENT. Upon request by FSC, Bancorp shall timely prepare and deliver to FSC, in such form required by rules and regulations of the United States Securities and Exchange Commission (the "SEC"), all information, descriptions, accounting reports and schedules (including audited financial statements in the form required by Regulation S-X of the SEC, as may be required) and other materials required for preparation and filing of the Registration Statement contemplated by Section 5.1.10 of this Agreement.

    3.8 ENVIRONMENTAL REPORTS. Within twenty (20) days of execution of this Agreement, Bancorp and the Banks shall cause to be prepared, by firms reasonably acceptable to FSC, Phase I Environmental Reports with respect to real property owned by Bancorp and the Banks, including each Bank's branch facilities and assets held by each Bank as other assets, other real estate owned or as insubstance foreclosure. In the event a Phase I report indicates that Bancorp and/or the Banks may be a potentially liable party for remedial action under any environmental laws (as such term is defined in Section 4.1.7 below), then Bancorp and the Banks, as the case may be, shall cause Phase II Environmental Reports to be prepared detailing any possible exposure under such laws. The cost of said Phases I and

II Environmental Reports and the cost of any remedial action determined to be necessary by such reports shall be borne by Bancorp and/or the Banks, as applicable. The Banks shall make available to FSC any Phase I Environmental Reports which either Bank has obtained on real property secured loans. In the event this Agreement is terminated by FSC pursuant to Article IX for reasons other than (1) subparagraphs (b), (d), or (e) of Section 9.1, or (2) the results of any such Phase I or Phase II Reports, FSC shall share reimburse Bancorp for up to fifty percent (50%) of the costs of the Phase I and Phase II Environmental Reports.

    3.9 EMPLOYEE MATTERS. Within twenty-one (21) days prior to the Closing, Bancorp shall identify, on Schedule 3.9, all employees of Bancorp and the Banks who will continue as employees of FSB after the Bank Merger and who have accepted such employment with FSB. The employment of all employees of Bancorp and the Banks not identified on Schedule 3.9 and all employment agreements in place for such employees, if any, shall be terminated and all severance benefits due to such terminations (including without limitation all amounts that may come due under any employment agreements and nonaccrued payments due under any salary continuation agreements) shall be paid by, or set into reserve by, Bancorp and/or the Banks prior to the Closing Date, but in no event shall such payments and reserve, in the aggregate, exceed the minimum amounts payable under existing employment or other agreements relating to the termination of employees. The reserve shall be in an amount sufficient to cover the costs of extending severance benefits to any employees who may be involuntarily terminated, either before or after the Closing Date, because their positions are eliminated as a result of the Merger.

                                      ARTICLE IV
                     COVENANTS, REPRESENTATIONS AND WARRANTIES OF
                                   BANCORP AND BANK

    4.1 COVENANTS, REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANKS. Bancorp and each of the Banks jointly and severally covenant, represent and warrant to and agree with FSC and FSB as of the date of this Agreement and as of the Closing Date (as defined in paragraph 8.1, below) as follows:

         4.1.1 ORGANIZATION, CONDUCT OF BUSINESS, ETC. Bancorp and the Banks (i) are each duly organized and validly existing and in good standing under the laws of the State of New Mexico, (in the case of Bancorp) and the United States of America (in the case of the Banks), (ii) have all requisite power and authority (corporate and other) to own their respective properties and conduct their respective businesses as now being conducted, (iii) are each duly qualified to do business and are in good standing in each jurisdiction in which the character of the properties owned or leased by them therein or in which the transaction of their respective businesses makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on Bancorp or the Banks or their respective businesses, operations, properties, assets or condition (financial or otherwise), and (iv) are not transacting business, or operating any properties owned or leased by any of them, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Bancorp or the Banks or their respective businesses, operations, properties, assets or condition (financial or otherwise).

         4.1.2 OPTIONS, SARS, WARRANTS, ETC. Except for those certain executive and director deferred incentive agreements identified on and included in Schedule 4.1.2, there are no outstanding stock appreciation rights or options, warrants, calls, units or commitments of any kind relating to the issuance, sale, purchase or redemption of, or securities convertible into, capital stock of Bancorp or the Banks.

         4.1.3 AUTHORIZATION OF CAPITAL STOCK. All of the outstanding shares of capital stock of Bancorp and the Banks have been duly authorized and are validly issued, fully paid and nonassessable except for the effect of 12 USC
Section 55 with regard to assessability on shares of stock of national banking associations. As of the date hereof, Bancorp owns all of the issued and outstanding capital stock of FNBC and 96.42% of the issued and outstanding capital stock of FNBDA free and clear of any liens, encumbrances or claims and, at or prior to the Closing, Bancorp will own such shares of both of the Banks free and clear of any liens, encumbrances or claims. The outstanding shares of the capital stock of Bancorp and FNBDA and the holders of record thereof are
identified on Schedule 4.1.3 hereto.    Except for the Banks, and as set forth
in Schedule 4.1.3, Bancorp does not own any equity interest in any other business organization.

         4.1.4 AUTHORIZATION; VALIDITY OF AGREEMENT. Bancorp and the Banks each have the corporate power and authority to execute and deliver this Agreement. This Agreement has been duly and validly approved by the Board of Directors of each of Bancorp and the Banks, has been duly executed and delivered on Bancorp's and each of the Bank's behalf, and, subject to approval by the shareholders of each of Bancorp and the Banks and the receipt of all required regulatory approvals, constitutes a valid and binding agreement of each such corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.1.5 BANCORP AND THE BANKS REPORTS. Since January 1, 1995, each of Bancorp and the Banks has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), (ii) the Office of the Comptroller of the Currency (the "OCC"); (iii) the Federal Deposit Insurance Corporation (the "FDIC"), and (iv) the New Mexico Regulation and Licensing Department, Financial Institutions Division (the "DIVISION"). (All such reports and statements filed by the Banks or Bancorp with the Federal Reserve Board, the OCC, the FDIC, the Division, and other applicable state securities or banking authorities are collectively referred to herein as the "BANCORP REPORTS".) As of their respective dates, to the best knowledge of the officers of Bancorp or the Banks, as appropriate, the Bancorp Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not and as of the date hereof do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except as set forth on Schedule 4.1.5, since January 1, 1995, no regulatory agency, including the Federal Reserve Board, the OCC, the FDIC, or the Division, has criticized the management or operation of Bancorp or the Banks, cited Bancorp or the Banks for a violation of law, or imposed any mandatory action by Bancorp or the Banks to bring such party in compliance with applicable rules and regulations.

         4.1.6 BANCORP AND BANK FINANCIAL STATEMENTS AND TAX RETURNS. Bancorp has delivered (or will deliver within five (5) days of execution of this Agreement) to FSC Bancorp's Consolidated Balance Sheets as of December 31, 1995 and December 31, 1996, and its Consolidated Statements of Income and Consolidated Statements of Cash Flow for the years ended December 31, 1995 and December 31, 1996, and Bancorp's unaudited interim Balance Sheet and Income Statement for the period ended September 30, 1997, (hereinafter the "FINANCIAL STATEMENTS"), which Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied (except for such interim statement which requires year-end adjustments) and present fairly Bancorp's and the Banks' financial condition, results of operations and changes in cash flow as of such dates.

         Bancorp has delivered (or will deliver within five (5) days of execution of this Agreement) true and correct copies of all tax returns filed for the years ending 1993, 1994 1995, and 1996. Bancorp and the Banks have filed all federal, state and local tax returns and forms (including but not limited to forms 1099), which are required by law to be filed or delivered as of the date hereof and have paid all taxes which have become due. Except as set forth in Schedule 4.1.6, to the best knowledge of Bancorp and the Banks, after due inquiry, Bancorp and the Banks: have timely filed all currency transaction reports required by the Bank Secrecy Act, as amended; have timely filed all information returns required by Sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Internal Revenue Code of 1986, as amended (the "CODE"); and have exercised due diligence in obtaining certified taxpayer identification numbers as required pursuant to Treasury Regulation 35a.9999. Where payment of such taxes is not required to be made as of the date hereof, Bancorp or each of the Banks (as the case may be) has set up an adequate reserve or accrual for the payment of all taxes required to be paid in respect of the periods covered by such returns.

         Bancorp will provide to FSB from time to time prior to the Effective Time all interim financial statements relating to Bancorp and/or the Banks customarily prepared by Bancorp or the Banks.

         4.1.7 OTHER LIABILITIES; ENVIRONMENTAL MATTERS. Except as and to the extent stated in the Financial Statements delivered or to be delivered pursuant to Section 4.1.6 and in Schedule 4.1.7, and except for those liabilities incurred in the normal course of the Bank's business, neither Bancorp nor the Banks has any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), and whether due or to become due, including but not limited to liabilities on account of taxes, other governmental charges or lawsuits subsequently brought. Except as set forth on Schedule 4.1.7, there are no suits, actions or proceedings pending or, to the knowledge of Bancorp or the Banks or any of its directors or officers, threatened, or any contingent liability which would give rise to any right of indemnification on the part of any director or officer of Bancorp or the Banks or his or her heirs, executors or administrators, as against Bancorp or the Banks or any successor to the business of Bancorp or Bank.

         For purposes of this Section 4.1.7, the term "environmental laws" shall include all federal, state and local laws, rules, regulations and standards designed to protect human health or the environment, as amended from time to time, and all regulations promulgated thereunder, including, without limitation, the Clean Air Act, 42 U.S.C.A. Sections 7401, ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Sections 9601, ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C.A. Sections 1251, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C.A. Sections 6901, ET SEQ., and the Toxic Substances Control Act, 15 U.S.C.A. Sections 2601, ET SEQ., and any similar federal or state law, as amended from time to time, and all regulations promulgated thereunder. "Hazardous substance" shall include all petroleum products as well as any toxic or hazardous material, hazardous waste or other hazardous or regulated substance defined in or regulated by any environmental law.

         Except as set forth in Schedule 4.1.7, to the best knowledge of Bancorp and the Banks after due inquiry, neither Bancorp nor the Banks, nor any property of Bancorp or the Banks, is subject to any pending or potential claim, liability or obligation to any person arising under any environmental law.

         With respect to the real property owned or leased by Bancorp or the Banks (including other real estate), to the best knowledge of Bancorp and the Banks after due inquiry:

              (a) No such property is presently contaminated by, and no such property has ever been used or is presently being used by any person to generate, manufacture, refine, transport, treat, store, handle or dispose of, any hazardous substance in any regulated form or quantity.

              (b) No such property has ever contained or presently contains, or has been used or is being used by any person for storage of, asbestos, ureaformaldehyde foam insulation, PCB's, dioxins, mercury, lead or uranium (or other heavy metal) products or tailings, or any other hazardous substance in any regulated form or quantity, whether contained in construction or fill materials or used or stored thereon or therein.

              (c) Neither Bancorp nor the Banks, nor, to the best of Bancorp's and the Banks' knowledge, any other tenant or occupant of any such property, has received a summons, citation, directive, letter, notice of violation, request for information or other communication, written or oral, from any local, state or federal agency concerning any possible intentional or unintentional action or omission on the part of any person which has resulted in the possible release of any hazardous substance affecting such property or concerning any other possible violation of any environmental law affecting the property.

              (d) To the extent any permit, approval or registration is or has been required to be obtained or maintained under any environmental law with respect to any such property, any improvement of or on any such property or any activity occurring on any such property, each such permit, approval or registration has been obtained and is in good standing. In addition, all such permits, approvals and registrations have been disclosed to FSC in writing.

              (e) No such property contains or has ever contained any storage tank used or intended for use to store any hazardous substance.

         4.1.8 LOAN LOSS RESERVES. The Allowance for Possible Loan Losses and Net Loan Charge-Offs of the Banks as established from time to time by each Bank are adequate as determined by the standards applied to such Bank by the applicable bank regulatory agencies and pursuant to generally accepted accounting principles.

         4.1.9 TITLE TO PROPERTIES. Except as reflected in the Financial Statements delivered or to be delivered pursuant to Section 4.1.6, Bancorp and the Banks own, free and clear of any liens, claims, charges, options, or other encumbrances, all of the property, real, personal or mixed, reflected in the Financial Statements of Bancorp and all property acquired since such date. In Bancorp's and Banks' opinion, all such properties which are material to the business or operations of Bancorp and the Banks are in a good state of maintenance and repair and are adequate for its current uses and purposes. During each of the past three calendar years, the Banks and their respective properties have been insured for customary risks with customary limits, deductibles, and exclusions, including but not limited to Bankers Blanket Bond, and such insurance protection continues in effect as of the date hereof.
Bancorp and each of the Banks, as appropriate, has delivered (or will deliver within five (5) days of execution of this Agreement) to FSC true and correct copies of all deeds, title insurance policies and surveys it has with respect to the real property owned by them and copies of all leases with respect to real property leased by them.

         4.1.10 ABSENCE OF DEFAULTS. The execution of this Agreement, the Bank Merger Agreement and the Plan of Merger does not and performance of the transactions contemplated by them will not (assuming Bancorp and FNBDA shareholder approvals and applicable regulatory approval) (a) violate the provisions of the Articles of Incorporation or Bylaws of Bancorp or the Articles of Association or Bylaws of the Banks, or (b) violate the provisions of or place Bancorp or either of the Banks in default under any agreement, indenture, mortgage, lien, lease, contract, instrument, order, judgment, decree, ordinance, statute, or regulation to which Bancorp or either of the Banks is subject, to which any property of Bancorp or either of the Banks is subject, or to which Bancorp or either of the Banks is a party, which violations or defaults would in the aggregate have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of Bancorp or the Banks.

         4.1.11 ABSENCE OF MATERIAL ADVERSE CHANGES.  Except as set forth on
Schedule 4.1.11, since December 31, 1996, there has been no material adverse change, and no development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition (present or prospective), businesses, properties, assets or operations (present or prospective) of Bancorp or the Banks.

         4.1.12 ACTIONS, PROCEEDINGS AND INVESTIGATIONS.  Set forth on
Schedule 4.1.12 hereto is a complete and accurate listing of all litigation, administrative or other proceeding to which Bancorp or either of the Banks is a party, except for such proceedings in which the Bancorp or either of the Banks is seeking to collect on a loan or lease transaction and no counterclaim or similar claim has been filed against Bancorp or the Banks. There are no actions, proceedings or investigations pending, or, to the knowledge of the executive officers of each of Bancorp and the Banks, threatened or contemplated against or relating to Bancorp or the Banks or any of their respective properties or assets (and said officers are not aware of any facts that would give rise to any such claim), which would materially and adversely affect the financial condition (present or prospective), businesses, properties, assets or operations (present or prospective) of Bancorp or the Banks, or the ability of the Banks or Bancorp to consummate the Bank Merger or the Merger contemplated hereby.

         4.1.13 ABSENCE OF BROKERAGE COMMISSIONS, ETC. Except as described in Schedule 4.1.13, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Bancorp and the Banks directly with FSC and FSB without the participation or intervention of any other person, firm or corporation employed or engaged by or on behalf of Bancorp or the Banks in such a manner as to give rise to any valid claim against Bancorp, the Banks, FSC or FSB for a brokerage commission, finder's fee or like payment.

         4.1.14 MATERIAL CONTRACTS.  Except for those documents listed on
Schedule 4.1.14 hereto, copies of which documents have been provided by Bancorp and the Banks to FSC, neither Bancorp nor the Banks are parties to any contract or agreement, including but not limited to any lease, service contract, employment agreement or any pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plan, which (i) provides for a remaining term in excess of two (2) years from and after the date hereof, or (ii) provides for a total payment thereunder in excess of $25,000.00.

         4.1.15 COMPLIANCE WITH LAWS; DOCUMENTATION.

              (a) Except as set forth on Schedule 4.1.15, to the best knowledge of Bancorp and the Banks, after due inquiry: the conduct by Bancorp and the Banks of their respective business does not violate or infringe any domestic or foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Bancorp or the Banks; and Bancorp and the Banks have each complied in all material respects with every local, state or federal law or ordinance, and every regulation or order issued thereunder, now in effect and applicable to the Banks governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Consumer Credit Protection Act, Truth-in-Lending Law, and in particular Regulation Z promulgated by the Federal Reserve Board, and the Real Estate Settlement Procedures Act of 1974.

              (b) All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of the Banks as held in their respective portfolios, or as sold into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, each is based on a valid, binding and enforceable contract(s) or commitment(s), each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to the Banks, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the Federal Reserve Board, laws and regulations providing for non-discriminatory practices in the granting of loans or credit, applicable usury laws, laws imposing lending limits, and each has been administered in full compliance with all applicable federal, state or local laws or regulations. To the best knowledge of Bancorp and the Banks, except as set forth on Schedule 4.1.15, all

Uniform Commercial Code filings, or filings of trust deeds, or of lien or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

              (c) To the best knowledge of Bancorp and the Banks, all loan files of the Banks are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

              (d) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by the Banks in full formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against the Banks, has been or will be suffered or incurred by the Banks.

              (e) To the best knowledge of Bancorp and the Banks, the Banks are not in violation of any applicable servicer or other requirement of the FHA, VA, FNMA, GNMA, FHLMC or any private mortgage insurer which insures any loans owned by the Banks or as to which the Banks have sold to other investors, the effect of which violation would materially and adversely affect the business, operations, properties, assets or condition (financial or other) of such Bank, and with respect to such mortgage loans the Banks have not done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any private mortgage insurance or commitment of any private mortgage insurer to insure, (iv) any title insurance policy, (v) any hazard insurance policy, or (vi) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, to the material detriment of the Banks.

              (f) The Banks are not knowingly engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

         4.1.16 BANCORP'S EMPLOYEE BENEFITS.

              (a) Schedule 4.1.16 contains a true and complete list of each employee benefit, compensation or welfare benefit plan, program or agreement, including director and officer indemnification agreements, if any, maintained or contributed to or required to be contributed to by Bancorp or the Banks (the "PLANS"). Neither Bancorp nor the Banks has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of Bancorp or the Banks.

              (b) Except as set forth in Schedule 4.1.16, there are no employment agreements entered into by Bancorp or the Banks and no other deferred compensation agreements or commitments maintained or agreed to by Bancorp or the Banks.

              (c) With respect to each of the Plans, Bancorp and/or the Banks has heretofore delivered to FSC and FSB true and complete copies of each of the following documents: (i) each Plan and related trust, if any, (including all amendments thereto); (ii) annual report and actuarial report, if required to be filed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the last two (2) years and the latest financial statement, if any, for each such Plan; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Code; and (v) information which identifies (A) all asserted or unasserted claims arising under any Plan, (B) all claims presently outstanding against any Plan, and (C) a description of any future compliance action required with respect to any Plan under ERISA, or federal or state law.

              (d) All required contributions have been, or will be, made with respect to each Plan on or prior to the date of this Agreement and have been properly recorded on the Financial Statements. Each trust associated with the Plans, if any, is fully funded as of the date of this Agreement. Schedule
4.1.16 sets forth the amount of monthly payments due and owing for each month that the Plans are continued and the amount of liability for claims if Bancorp or the Banks were to terminate the Plans and the costs involved in any such termination. There are no other material liabilities that would be incurred in connection with the termination of the Plans.

              (e) Each of the Plans has been operated and administered since inception in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Plans are legally valid and binding and in full force and effect.

              (f) All amendments required under the Code have been made by Bancorp or the Banks and approved by the IRS with respect to each Plan on or prior to the date of this Agreement.

              (g) Except as set forth in Schedule 4.1.16, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of Bancorp or the Banks, or (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

              (h) There are no pending or, to Bancorp's or the Banks' knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

              (i) Except as set forth in Schedule 4.1.16, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) (A) entitle any current or former employee of Bancorp or the Banks to severance pay, employment compensation or any other payment, benefit or award, or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

              (j) Neither Bancorp nor the Banks has ever had liabilities to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by Bancorp or the Banks or other trade or business under "common control" with Bancorp or the Banks (as determined under section 414(c) of the Code) ("COMMON CONTROL ENTITY") on account of any termination of a Plan subject to title IV of ERISA. On and after September 7, 1974, no filing has been made by Bancorp or the Banks (or any Common Control Entity) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Plan subject to Title IV of ERISA maintained, or wholly or partially funded, by Bancorp or the Banks (or any Common Control Entity). Neither Bancorp nor the Banks nor any Common Control Entity, has (i) ceased operations at a facility so as to become subject to the provisions of section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of section 4063 of ERISA, (iii) ceased making contributions on or before the Closing Date to any Plan subject to section 4064(a) of ERISA to which Bancorp or the Banks (or any Common Control Entity) made contributions during the five years prior to the Closing Date, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in section 3(37) of ERISA) so as to incur withdrawal liability as defined in section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under section 4207 or 4208 of ERISA).

         4.1.17 REPURCHASE AGREEMENTS. Each Bank has, as of the date hereof, and as of the Closing Date will have, valid and perfected first position security interests in all government securities subject to repurchase agreements, and, to the knowledge of the Banks, as of the date hereof, the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         4.1.18 LICENSES. All licenses, permits, and other governmental authorizations that are required in connection with the business of Bancorp and the Banks have been obtained, are in full force and effect as of the date hereof, and will be in full force and effect on the Effective Date. Such licenses, permits, and authorizations are valid and sufficient for all business presently carried on by them, and no consents or waivers thereunder are required to be obtained in connection with the transactions contemplated hereby, except for the approval of required regulatory authorities. Schedule
4.1.18 contains a list of all such licenses, permits and authorizations and all applications therefor.

         4.1.19 DISCLOSURE. No representation or warranty by Bancorp or the Banks contained in this agreement, nor any statement or certificate furnished or to be furnished by Bancorp or the Banks to FSC or their representatives in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the business of Bancorp and the Banks with adequate information as to Bancorp and the Banks and their condition (financial and otherwise), properties, assets, liabilities, business and prospects, and

Bancorp and the Banks have disclosed to FSC in writing all material adverse facts known to them relating to the same.


                                      ARTICLE V

                   COVENANTS, REPRESENTATIONS AND WARRANTIES OF FSC

    5.1 COVENANTS, REPRESENTATIONS AND WARRANTIES OF FSC. FSC covenants, represents and warrants to and agrees with Bancorp and the Banks as of the date of this Agreement and as of the Closing Date as follows:

         5.1.1 ORGANIZATION, CONDUCT OF BUSINESS, ETC. FSC (i) is duly organized and validly existing and in good standing under the laws of Delaware, (ii) has all requisite power and authority (corporate and other) to own its properties and conduct its business as now being conducted, (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except when failure to so qualify would not have a material adverse effect on FSC and its consolidated subsidiaries, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on FSC and its consolidated subsidiaries.

         5.1.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. FSC has the corporate power and authority to execute and deliver this Agreement. This Agreement has been, or will be within ten (10) days of the execution of this Agreement, duly and validly approved by the Board of Directors of FSC, and has been, or when so approved shall have been, duly executed and delivered on its behalf, constituting a valid and binding agreement of FSC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         5.1.3 FSC REPORTS. Since January 1, 1995, FSC and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC including, but not limited to, Form 10-K, Form 10-Q, Form 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the Office of the Comptroller of the Currency,
(iv) the FDIC, (v) the Division, and (vi) other applicable state securities or banking authorities. All such reports and statements filed with the SEC, the Federal Reserve Board, the FDIC, the Division, and other applicable state securities or banking authorities are collectively referred to herein as the "FSC REPORTS." As of their respective dates, to the best knowledge of the officers of FSC or FSB, as appropriate, the FSC Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.1.4 FSC FINANCIAL STATEMENTS; TAX RETURNS. FSC's Consolidated Balance Sheets as of December 31, 1995 and December 31, 1996, and its Consolidated Statements of

Income and Consolidated Statements of Cash Flow for the years then ended, heretofore delivered to Bancorp and the Banks, were prepared in accordance with generally accepted accounting principles consistently applied and present fairly its consolidated financial condition, results of operations and changes in financial position as of such dates and for such periods. FSC and FSB have filed all federal, state and local tax returns and forms (including but not limited to forms 1099), which are required by law to be filed or delivered as of the date hereof and have paid all taxes which have become due. Where payment of such taxes is not required to be made as of the date hereof, FSC or FSB (as the case may be) has set up an adequate reserve or accrual for the payment of all taxes required to be paid in respect of the periods covered by such returns.

         Except as and to the extent stated in the FSC Financial Statements provided by FSC to Bancorp and the Banks and except for those liabilities incurred in the normal course of FSC's or any of its subsidiaries' respective business, FSC and its consolidated subsidiaries do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise).

         5.1.5 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1996, there has been no material adverse change, and no development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition (present or prospective), businesses, properties or operations of FSC and its consolidated subsidiaries.

         5.1.6 ABSENCE OF DEFAULTS UNDER AGREEMENTS. The execution of this Agreement, the Bank Merger Agreement (by FSC Sub) and the Plan of Merger does not and performance of the transactions contemplated by them will not (assuming
Bancorp and FNBDA shareholder approvals and applicable regulatory approval)
(a) violate the provisions of FSC's Certificate of Incorporation or Bylaws, or (b) violate the provisions of or place FSC in default under any agreement, indenture, mortgage, lien, lease, contract, instrument, order, judgment, decree, ordinance, statute, or regulation to which FSC is subject to which any property of FSC is subject, or to which FSC is a party, which violations or defaults would in the aggregate have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of FSC.

         5.1.7 ACTIONS, PROCEEDINGS, AND INVESTIGATIONS. Except as set forth in FSC's filings with the SEC, there are no actions, proceedings or investigations pending, or to the knowledge of the executive officers of FSC, threatened or contemplated, against or relating to FSC or any of its consolidated subsidiaries, or any of their respective properties, which would materially and adversely affect the financial condition (present or prospective), businesses, properties or operations of FSC and its consolidated subsidiaries, or the ability of FSC to consummate the Merger contemplated hereby.

         5.1.8 REGULATORY APPROVALS. FSC shall (i) use its best efforts in good faith to obtain all necessary regulatory approvals, including preparing and filing all required regulatory applications as soon as reasonably practicable after the date hereof, and to take or cause to be taken all other action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date, and cooperate fully with Bancorp and the Banks to that end, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals, and permissions of regulatory authorities referred to in Article VII. FSC knows of no reasons why the transactions contemplated by this Agreement should not be approved by the regulatory authorities.

         5.1.9 FSC COMMON STOCK. All of the outstanding FSC Common Stock is duly authorized and validly issued, fully paid and nonassessable. The FSC Common Stock to be issued and delivered pursuant to the Merger, when issued as contemplated hereby, shall be duly authorized, validly issued, fully paid and nonassessable.

         5.1.10 REGISTRATION OF SHARES. FSC will use its best efforts to cause a Registration Statement on Form S-4 or other appropriate form to be filed and declared effective under the Securities Act of 1933, as amended (the "1933 ACT"), with respect to the FSC Common Stock which is to be issued in connection with the transactions contemplated by this Agreement, which Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the 1933 Act and the General Rules and Regulations of the SEC under said Act (the "1933 RULES"), and the FSC Common Stock to be issued by FSC in connection with the Merger shall be duly qualified or exempted, as the case may be, under applicable state Blue Sky securities laws, in those states in which Bancorp has informed FSC that its shareholders reside.

         5.1.11 NOTIFICATION OF ACTIONS. FSC covenants and agrees to immediately notify Bancorp and the Banks in the event of the breach of any of the covenants set forth in this Article V.

         5.1.12 FSC BOARD POSITION. FSC hereby agrees to nominate Dr. Michele Papen-Daniel to serve as a member of the Board of Directors of FSC at the next annual meeting of the shareholders of FSC (to be held in the Spring of 1998) and at the following two (2) annual shareholders' meetings (in 1999 and 2000). FSC also agrees to use its best efforts to cause Dr. Papen-Daniel to be so elected to the Board of Directors of FSC at the 1998, 1999, and 2000 annual shareholders' meetings.

         5.1.13 INDEMNIFICATION. FSC agrees that all rights to indemnification or exculpation now existing in favor of the directors and officers of Bancorp and the Banks as provided in their respective articles, bylaws, indemnification agreements or other written agreements in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect.
If FSC or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, FSC shall use its best efforts to cause the successor and assigns of FSC to assume the obligations set forth in this Section 5.1.13.

    FSC shall use its best efforts to cause the persons serving as officers and directors of Bancorp and the Banks immediately prior to the Effective Time to be covered for a period of two years after the Effective Time by the current policies of directors' and officers' liability insurance maintained by Bancorp with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such (provided that FSC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors); provided, however, that FSC shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed one hundred and fifty percent (150%) of the premiums paid as of the date hereof by Bancorp for such insurance.

    The provision of this Section 5.1.13 are intended to be for the benefit of, and shall be enforceable by, each of the present and former officers and directors of Bancorp and Bank and each such person's respective heirs and representatives.


                                      ARTICLE VI

                        PROXY STATEMENTS; SHAREHOLDER MEETINGS

    6.1 PROXY STATEMENT. FSC (with the assistance of Bancorp and the Banks) shall prepare the Registration Statement, as provided in Paragraph 5.1.10 above, which Registration Statement will include a Proxy Statement to be used with respect to providing the shareholders notice of the shareholder meetings for Bancorp and the Banks, respectively. Bancorp and the Banks each represents and warrants that the information each provides for use in the Proxy Statement will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 ACT") and the applicable rules and regulations promulgated by the SEC under such Act (the "1934 RULES"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that Bancorp and the Banks make no representation with respect to information furnished by FSC expressly for inclusion in the Proxy Statement. FSC represents and warrants that the Proxy Statement will comply in all material respects with the requirements of the 1934 Act and the applicable

1934 Rules, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that FSC makes no representation with respect to information furnished in writing by Bancorp and the Banks expressly for inclusion in the Proxy Statement.

    6.2 BANCORP AND BANK MEETINGS. This Agreement, the Bank Merger Agreement (to be executed by FNBDA and the FSC Sub), and the Plan of Merger (the latter duly executed by FSC and Bancorp) shall be submitted for approval, ratification and confirmation by the shareholders of Bancorp and the Banks at meetings thereof to be called in accordance with the applicable provisions of law and held as promptly as practicable after the execution of this Agreement and of the Plan of Merger, and in no event later than the expiration of forty-five days without the filing of any post-effective amendment to the Registration Statement to be filed by FSC pursuant to Paragraph 5.1.10, following the effectiveness of said Registration Statement. Bancorp and FNBDA will mail the Proxy Statement prepared by FSC as part of the Registration Statement to their respective shareholders for purposes of the meetings of their respective shareholders. Bancorp owns all of the issued and outstanding shares of common voting stock of FNBC and 96.42% of the issued and outstanding shares of FNBDA Common Stock and covenants and agrees to approve this Agreement and the Bank Merger Agreement on behalf of the Banks.

                                     ARTICLE VII

                                CONDITIONS OF CLOSING

    7.1  CONDITIONS OF CLOSING.

         7.1.1 CONDITIONS OF CLOSING FOR ALL PARTIES. The consummation of the transactions contemplated by this Agreement is conditioned upon the following:

              (a) REGULATORY APPROVAL. All consents, approvals and permissions and the satisfaction of all of the requirements prescribed by law, including but not limited to, the consents, approvals and permissions of all applicable regulatory authorities, which are necessary to the carrying out of the Bank Merger and the Merger as described in this Agreement, shall have been procured; provided, however, the approvals referred to in this subparagraph 7.1.1(a) shall not have imposed any significant conditions which FSC on the one hand, or Bancorp and the Banks, on the other, (upon whichever party such significant condition is imposed) reasonably deem to be materially disadvantageous or burdensome.

              (b) REGISTRATION STATEMENT, ETC. The FSC Common Stock to be issued by FSC hereunder shall be the subject of the Registration Statement and to qualification or exemption under state securities laws as appropriate. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

              (c) NO INJUNCTION, ETC. There shall not have been instituted any litigation, regulatory proceeding or other matter which challenges the legality or effectiveness of the transactions contemplated hereby or seeks an order, decree or injunction enjoining or prohibiting the consummation of the Bank Merger or the Merger.

         7.1.2 CONDITIONS OF CLOSING FOR FSC. The obligation of FSC to consummate the transactions contemplated by this Agreement is conditioned upon the following:

              (a) SHAREHOLDER APPROVAL. The shareholders of the each of the Banks shall have approved this Agreement, the Bank Merger Agreement and the Bank Merger contemplated hereby and thereby and a majority of the shareholders of Bancorp (unless a higher percentage of the outstanding shares of Bancorp must approve the transaction under the Articles of Incorporation or Bylaws of Bancorp) shall have approved and confirmed this Agreement, the Plan of Merger and the Merger contemplated hereby and thereby, and the number of shareholders of Bancorp properly exercising dissenters' rights shall not be of a level which, in the opinion of the independent accountants of FSC, would prevent the transaction from qualifying for pooling of interest accounting treatment.

              (b) BANCORP AND BANK RESOLUTIONS; CORPORATE DOCUMENTS. Bancorp and the Banks shall each have delivered to FSC certified copies of resolutions duly adopted by the Board of Directors of Bancorp and the Banks approving this Agreement, the Bank Merger Agreement, the Plan of Merger, the Bank Merger and the Merger, all as contemplated hereby, and directing the submission thereof to a vote of the shareholders of Bancorp and the Banks, and certified copies of resolutions duly adopted by the shareholders of each of Bancorp and the Banks (owning the outstanding shares as required by subparagraph (a) above) approving this Agreement, the Bank Merger Agreement, the Bank Merger, the Plan of Merger and the Merger, all as contemplated hereby. Bancorp and the Banks shall deliver to FSC (i) copies certified by the New Mexico Secretary of State's Office of Bancorp's Articles of Incorporation; (ii) copies certified by the OCC of each of the Bank's

Articles of Association; (iii) copies certified by the respective Corporate Secretaries of Bancorp's and the Banks' respective Bylaws; and (iv) certificates of good standing as to Bancorp and the Banks dated as of the Closing Date, issued by the appropriate governmental agencies.

              (c) BANCORP AND BANK REPRESENTATIONS AND WARRANTIES. Unless waived in writing by FSC, the representations and warranties of Bancorp and the Banks contained in this Agreement shall be correct on and as of the Effective Time with the same effect as though made on and as of such date. Except as otherwise contemplated by this Agreement, Bancorp and the Banks shall have performed in all material respects all of their obligations and agreements hereunder theretofore to be performed by it. FSC shall have received at the Closing a certificate to the foregoing effect dated the Effective Time and executed on behalf of Bancorp and the Banks by one of their respective duly authorized executive officers.

              (d) COMFORT LETTERS. FSC shall have received letters from Arthur Andersen LLP, dated (1) the effective date of the Registration Statement and (2) shortly prior to the Effective Time, in form and substance satisfactory to FSC, with respect to Bancorp's and the Banks' financial condition, which letters shall be based upon customary specified procedures undertaken by such firm. The "comfort letters" contemplated hereby shall include, but not be limited to, those matters identified in Schedule 7.1.2(d) attached hereto.

              (e) OPINION OF BANCORP COUNSEL. Unless waived in writing by FSC, FSC shall have received at the Closing from Gerrish and McCreary, P.C., counsel to

Bancorp and the Banks, a written opinion, dated the Effective Time, substantially in the form of Schedule 7.1.2(e) hereto.

              (f) AFFILIATES LETTER. In the event FSC elects to account for the Mergers as "pooling of interest" transactions, unless waived in writing by FSC, FSC shall have received a letter from each person who, in the opinion of Bancorp and its counsel (who shall be entitled to rely on written certificates of such persons), is an "affiliate" (as that term is defined in Rule 405 promulgated by the SEC under the 1933 Act) of Bancorp or FNBDA in the form attached hereto as Schedule 7.1.2(f). Such "affiliates" letter shall include covenants with respect to the continued ownership of the FSC Stock to be received pursuant to the Merger and Bank Merger.

              (g)  CONDITION OF THE BANKS.
                   (i) FSC shall have completed its audit and review of the assets, books, records and operations of Bancorp and the Banks by FSC's officers, accountants and legal counsel and shall have discovered no facts or circumstances that it, in good faith, believes materially and adversely alters the financial condition or operations of Bancorp or the Banks from the financial condition or operations of Bancorp or the Banks as FSC believes them to be on the date of this Agreement based on information provided to or reviewed by FSC on or prior to the date of this Agreement, including, but not limited to, FSC's determination as to the adequacy in all material respects of the methodology for determining the allowance for loan and lease losses of each of the Banks as determined by the grading of the Banks' respective loans and leases by FSC and FSC's determination as to the accuracy in all material respects of the net earnings after taxes and the Statement of

Condition for the years ended 1995, 1996 and 1997 as reported in the Financial Statements delivered to FSC pursuant to paragraph 4.1.6; and

                   (ii) As of the Closing Date, the net worth of Bancorp, calculated in accordance with generally accepted accounting principles, and after accrual or payment of the expenses incurred by Bancorp with respect to the Merger, including, but not limited to, auditor's and attorney's fees, but excluding (a) employee termination costs incurred in connection with the Merger or the Arthur Andersen study, which costs shall in any case be mutually agreed upon by and between FSC and Bancorp, (b) any FAS 115 adjustment from Bancorp's Consolidated Balance Sheet as of September 30, 1997, and (c) any increase up to $75,000 over the marketing fee utilized by FSC when calculating the minimum net worth requirement, which calculation has been shared with Bancorp, will exceed $47,150,000; provided, however, that in the event that FSC shall have determined, as a result of its due diligence review, any items which constitute in the aggregate a potential loss exposure in excess of $500,000, the parties agree to make an appropriate adjustment to the Bancorp Conversion Ratio and Bank Conversion Ratio subject to approvals of the parties respective Boards of Directors and, if required by law, the parties respective shareholders. The parties further agree that any change
in the FASB adjustment as set forth on Bancorp's    Consolidated Balance
Sheet dated as of September 30, 1997 shall not affect the net worth requirement.

              In the event FSC determines, and each of the Banks agree, that certain loans or assets should be written down or charged off or that additions to the provision for loan losses should be made, as contemplated by subparagraphs (iii) and (iv) of this Section 7.1.2(g), each Bank, as applicable, agrees to take such actions as are appropriate under the circumstances and the net worth requirement set forth in this paragraph as a condition to Closing shall be determined after the taking of such actions.

              Any charge-offs or additions to the allowance for loan loss at or prior to the Closing made at the request, in writing, of FSC for the convenience of FSC, and not required by said subparagraphs (ii) and (iii) of this 7.1.2(g), which charge-offs or additions Bancorp and the Banks agree to make, shall not reduce net worth for purposes of satisfaction of the net worth condition set forth in this paragraph.

              With respect to the credit review to be conducted by FSC hereunder, FSC covenants and agrees that the update credit review of the Banks by FSC shall be conducted approximately fifteen (15) business days prior to the Closing Date. In conducting the update credit review, FSC agrees that it shall apply the same credit review procedures and credit standards it used in the initial credit review and that in its update review it will only seek a change of a grade on a Bank loan (or lease) from the initial review if there has been a demonstrable adverse change in the credit, or the borrower or guarantor (or collateral supporting the credit) has suffered a material adverse event.

              (h) EMPLOYMENT AGREEMENTS. FSC and each of Ben Haines and John Papen shall have executed and delivered an Employment Agreement with terms and conditions acceptable to both FSC on the one hand and each of Ben Haines and John Papen on the other, which terms and conditions shall be generally in conformance with those terms and conditions set forth in that certain memorandum dated August 29, 1997 concerning such Employment Agreements attached hereto as Schedule 7.1.2(h).

              (i) CONDITION OF PROPERTIES. FSC shall have determined, based on the Phase I and Phase II Environmental Reports, as provided in Section 3.7 above, that there are no liabilities (existing, threatened or outright) associated with the real properties owned by Bancorp or the Banks which are unacceptable. Such determination shall be made by FSC within forty-five (45) days of receipt of such Phase I and Phase II Environmental Reports delivered to FSC under Section 3.7, above.

              (j) TAX MATTERS. FSC shall have received (unless otherwise dispensed with by them) an opinion from FSC counsel to the effect (i) that the Bank Merger will constitute a nontaxable reorganization in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that the Merger will constitute a nontaxable reorganization in accordance with Section 368(a)(1)(A) of the Code, and (ii) that any other matters agreed to by the parties will be favorably treated for tax purposes. As of the date hereof, neither Bancorp nor the Banks is aware of any reason why each of the Bank Merger and the Merger should not constitute a nontaxable reorganization in accordance with such Code sections.

              (k) POOLING OF INTERESTS. In the event FSC elects to account for the Mergers as "pooling of interest" transactions, FSC shall have received an opinion from Deloitte & Touche to the effect that the Bank Merger and the Merger each qualifies and will be given pooling of interest accounting treatment.

         7.1.3 CONDITIONS OF CLOSING FOR BANCORP AND THE BANKS. The obligation of Bancorp and the Banks, respectively, to consummate the transactions contemplated by this Agreement is conditioned upon the following:

              (a) SHAREHOLDER APPROVAL. Under the Delaware General Corporation Law, FSC shareholder approval is not required for the Merger. FSC, as the sole shareholder of FSC Sub, shall approve the Bank Merger agreement and the Bank Merger. The shareholders of Bancorp shall have approved this Agreement and the Merger and the shareholders of the Banks shall have approved this Agreement, the Bank Merger Agreement and the Bank Merger.

              (b) FSC RESOLUTIONS; CORPORATE DOCUMENTS. FSC shall have delivered to Bancorp a certified copy of resolutions duly adopted by the Board of Directors of FSC approving this Agreement, the Bank Merger Agreement, the Plan of Merger, the Bank Merger and the Merger, all as contemplated hereby. FSC shall deliver to Bancorp (i) a copy certified by the Delaware Secretary of State's Office of FSC's Certificate of Incorporation; (ii) a copy of FSC's Bylaws certified by the Corporate
Secretary: and (iii) a certificate of good standing dated as of the Closing Date, issued by the Delaware Secretary of State's office.

              (c) FSC REPRESENTATIONS AND WARRANTIES. Unless waived in writing by Bancorp and the Banks, the representations and warranties of FSC contained in this Agreement shall be correct on and as of the Effective Time with the same effect as though made on and as of such date, except for changes which are not, in the aggregate, material and adverse to the financial condition, businesses, properties or operations of FSC and its consolidated subsidiaries, and, except as otherwise contemplated by this Agreement, FSC shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it. Bancorp and the Banks shall have received at the Closing a certificate to the foregoing effect dated the Effective Time and executed on behalf of FSC by one of its duly authorized executive officers.

              (d) OPINION OF FSC COUNSEL. Unless waived in writing by Bancorp and the Banks, Bancorp and the Banks shall have received at the Closing from Ray, Quinney & Nebeker, counsel to FSC, a written opinion, dated the Effective Time, substantially in the form of Schedule 7.1.3(d) hereto.

              (e) TAX MATTERS. FSC shall have received an opinion of Ray, Quinney and Nebeker, at no cost to Bancorp or the Banks, which opinion shall be satisfactory in form and substance to FSC and Bancorp, to the effect that the Merger and Bank Merger when consummated in accordance with the terms hereof will constitute reorganizations within the meaning of Section 368 of the Internal Revenue Code, and that the exchange of Bancorp Common Stock and FNBDA Common Stock to the extent exchanged for FSC Common Stock will not give rise to gain or loss to the shareholders of Bancorp or FNBDA with respect to such exchange.

              (f) UPDATED FAIRNESS OPINION. The fairness opinion dated as of the date hereof prepared by Southard Financial and delivered to the Boards of Directors of Bancorp and the Banks shall have been updated just prior to the Closing Date to contain Southard Financial's opinion that the Merger and Bank Merger are fair to the respective shareholders of Bancorp and FNBDA; provided however, that such update shall be limited to considering whether there has been a material adverse change in FSC's fundamentals since the date hereof up to and including the Closing Date.

                                     ARTICLE VIII

                                CLOSING OF THE MERGER

    8.1 CLOSING. Unless this Agreement is earlier terminated in accordance with Article IX, FSC Sub shall be merged with and into FNBDA, with FNBDA being the surviving entity, and immediately thereafter Bancorp shall be merged with and into FSC, with FSC being the surviving corporation, all as contemplated by this Agreement, the Plan of Merger and the Bank Merger Agreement, at a closing (the "CLOSING") to be held at the offices of First Security Bank of New Mexico, N.A., Third & Tijeras NW, Albuquerque, New Mexico, at 9:00 A.M., local time, on a date (the "CLOSING DATE") mutually agreed upon by the parties as soon as practicable after satisfaction of the conditions precedent set forth in Article VII and the expiration of the required waiting period following approval of FSC's application to the OCC relating to the Bank Merger, and FSC's application to the Federal Reserve Board relating to the Merger, but in no event later than thirty (30) days after the expiration of such periods. The parties hereto shall use their best efforts to consummate the Merger and Bank Merger on or before January 31, 1998.

    8.2  FILING OF ARTICLES OF MERGER AND PLAN OF MERGER.

         8.2.1 BANK MERGER. FNBDA and FSC Sub shall execute articles of merger in substantially the form attached to the Bank Merger Agreement and shall cause such articles of merger to be filed with the OCC and the New Mexico Secretary of State's office or the Division, if applicable, on the Closing Date or as soon thereafter as practicable. The Bank Merger shall take effect on such dates as the OCC under rules and regulations governing such office deems the Bank Merger effective.

         8.2.2 MERGER. Following receipt of approval of the Plan of Merger from the shareholders of Bancorp, the respective secretaries or assistant secretaries of FSC and Bancorp shall provide such certifications to Certificate of Merger or Articles of Merger (or Plan of Merger) as are required by the Delaware General Corporation Law and, as soon as practicable following the consummation and effectiveness of the Bank Merger, Bancorp and FSC shall cause the Certificate of Merger or Articles of Merger (or Plan of Merger) as so certified to be filed with the Delaware Secretary of State and with the county clerk of the appropriate Delaware county. FSC and Bancorp shall also execute articles of merger in substantially the form attached to the Plan of Merger and, as soon as practicable following the consummation and effectiveness of the Bank Merger, shall cause such articles of merger, together with a copy of the Certificate of Merger or Articles of Merger (Plan of Merger) certified by the Secretary of State of the State of Delaware, to be filed with the New Mexico Secretary of State's office. The time when the Merger shall become effective is herein called the "EFFECTIVE TIME." In no event shall FSC and Bancorp consummate the Merger unless and until the Bank Merger shall have first been consummated. Further, once the Bank Merger has been consummated, FSC and Bancorp shall in all events consummate the Merger, and any failure to consummate the Merger shall constitute a condition subsequent to the Bank Merger entitling the Banks to rescind and unbind the Bank Merger.

                                      ARTICLE IX

                                     TERMINATION

    9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

              (a) by mutual consent of the Board of Directors of FSC and the Boards of Directors of Bancorp and the Banks; or

              (b) by the Board of Directors of FSC or the Boards of Directors of Bancorp and the Banks at any time after the expiration of nine
(9) months from the date hereof, if the Merger and the Bank Merger shall not theretofore have been consummated by the failure to satisfy the conditions to Closing not within the control of the electing party; or

              (c) by Bancorp and the Banks, upon written notice to FSC at any time if any representation or warranty of FSC contained in this Agreement was materially incorrect when made or becomes materially incorrect on or prior to the Closing Date, or if FSC fails to comply with any of its covenants contained in this Agreement, and the same is not cured within thirty (30) days after notice of such inaccuracy or noncompliance; or

              (d) by FSC upon written notice to Bancorp and the Banks at any time if any representation or warranty of Bancorp and the Banks contained in this Agreement was materially incorrect when made or becomes materially incorrect on or prior to the Closing Date, or if Bancorp and the Banks fail to comply with any of its covenants contained in this Agreement, and the same is not cured within thirty (30) days after notice of such inaccuracy or noncompliance; or

              (e) by FSC or by Bancorp upon written notice to the other party at any time if a majority of Bancorp's shareholders (or such higher level mandated by the Articles of Incorporation or Bylaws of Bancorp) does not approve the Merger contemplated hereby, or if such Merger is disapproved by any governmental authority whose approval is necessary.

    9.2 EFFECT OF TERMINATION. In the event of termination and abandonment hereof pursuant to the provisions of Section 9.1, this Agreement shall become void and have no force or effect, except that provisions of this Agreement relating to confidentiality or payment of expenses and this Section shall survive the termination. Such termination shall not relieve any party of liability for any default prior to such termination.

                                ARTICLE X
                           ADDITIONAL COVENANTS

    10.1 COSTS. Each of the parties to this Agreement shall pay its own charges and costs incurred or to be incurred in connection with the execution and performance of this Agreement. In the event of a willful breach of a material agreement or covenant contained herein by either Bancorp and the Banks, on the one hand, or FSC on the other, which breach either directly or indirectly results or would result in a failure to consummate the Bank Merger and the Merger, and which breach cannot be cured or is not cured within thirty (30) days after written notice of such breach is given to the party committing such breach, the party causing such breach shall be liable to the other party for any and all damages caused by such breach; provided, however, that either party may elect to forego the recovery of damages and pursue its right to the specific performance or enforcement of the terms and provisions of this Agreement.

    10.2 INSTRUMENTS OF TRANSFER, ETC. Each of the parties hereto shall cooperate with the other parties in every way in carrying out the transactions contemplated herein, in delivering instruments to perfect the conveyances, assignments and transfers contemplated herein, and in delivering all documents and instruments reasonably deemed necessary or useful by counsel for any party hereto.

    10.3 NOTICES. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery, by confirmed air courier, by facsimile transmission ("FAX"), with a copy to follow by first class mail, or by certified first class mail, return receipt requested, postage prepaid, to the party or parties addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the second business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed as aforesaid. If given by fax, such notice shall be deemed to be given upon the date it is actually received by the addressee.

         (a)  IF TO FSC, TO:

              First Security Corporation
              79 South Main Street
              Salt Lake City, Utah  84111
              Attn:  Brad D. Hardy, Esq.
                       Executive Vice-President & General Counsel
              Fax Number:  (801) 359-6928

              WITH A COPY TO:
              ---------------

              Sylvia I. Iannucci, Esq.
              Ray, Quinney & Nebeker
              79 South Main Street, Suite 400
              Salt Lake City, Utah  84111
              Fax Number:  (801) 532-7543

         (b)  IF TO BANCORP AND THE BANKS, TO:

              Rio Grande Bancorp
              500 South Main Street
              Las Cruces, New Mexico  88005
              Fax Number:  (505) 526-7319
              Attn:  Dr. Michele Papen-Daniel
                     President

              First National Bank of Dona Ana County
              500 South Main Street
              Las Cruces, New Mexico  88005
              Fax Number:  (505) 526-7319
              Attn:  Ben H. Haines, Jr.
                     President and Chief Executive Officer

              First National Bank of Chaves County
              1901 North Main Street
              Roswell, New Mexico  88201
              Fax Number: (505) 624-1909
              Attn:  Larry Stoerner
                     President and Chief Executive Officer

              WITH A COPY TO:
              ---------------

              Jeffrey C. Gerrish, Esq.
              Gerrish & McCreary, P.C.
              700 Colonial Road, Suite 200
              Memphis, TN  38117
              Fax Number:  (901) 684-2339

    Each party hereto shall notify promptly the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions specified in Article VII hereof. Between the date of this Agreement and the Effective Time, each party hereto will advise the other of the satisfaction of such conditions as they occur.

    10.4 AMENDMENTS. Prior to the Effective Time, any provision of this Agreement, may be amended or modified at any time, either before or after its approval by the shareholders of either party to this Agreement, by an agreement in writing between the parties hereto approved by their respective Boards of Directors (or Executive Committee in the case of FSC) and executed in the same manner as this Agreement; provided, however, that any amendment to Sections 1.3 or 2.3 which establish the Bank Conversion Ratio and the Bancorp Conversion Ratio, respectively, must be effected prior to approval by the shareholders of FNBDA and Bancorp, as applicable.

    10.5 ENTIRE AGREEMENT. This Agreement and all exhibits and schedules hereto and other documents incorporated or referred to herein, contain the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed in writing. No modification, waiver or discharge of any provision of or breach of this Agreement shall (i) be effective unless it is executed in writing by the party effecting such modification, waiver or discharge, or (ii) affect the right of either party hereto thereafter to enforce any other provision or to exercise any right or remedy in the event of a breach by a party hereto, whether or not similar.

    10.6 ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties.

    10.7 COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

    10.8 EXCLUSIVE MERGER AGREEMENT. Bancorp, the Board of Directors of Bancorp, and the shareholders of Bancorp executing this Agreement below, covenant and agree that, between the date hereof and the date of the meeting of the shareholders of Bancorp described in Article VI hereof, they will not, either directly or indirectly, solicit or attempt to procure offers relating to the merger or acquisition of Bancorp or the Banks with or by any entity not a party to this Agreement, or negotiate or enter into any agreements relating to the merger or acquisition of Bancorp or the Banks with or by any such third party, and such persons further agree to use his or her best efforts to obtain the approval of the Merger by shareholders of Bancorp.
 Notwithstanding the foregoing, neither Bancorp nor the Banks nor any of their respective officers or directors shall be required by this Section 10.8 to take or refrain from taking any action if to do so would, in the opinion of Bancorp's legal counsel, violate the duties imposed by law on the Bancorp directors or officers to the Bancorp shareholders.

    10.9 PUBLIC STATEMENTS. No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties respecting such release or statement, which consent will not be unreasonably withheld. The consent provided for in this Section shall not be required if the delay necessary to obtain such consent would preclude the timely issuance of a press release or public statement as required by law. The provisions of this Section 10.9 shall not be construed as prohibiting the filing of copies of this Agreement or descriptions of this Agreement with regulatory agencies as to which regulatory approvals are contemplated by this Agreement.

    10.10 CONFIDENTIALITY. Each party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other parties. Each party shall maintain as strictly confidential all information it learns from the others and shall upon expiration or termination of this Agreement, return promptly to the other parties all documentation (and copies thereof) provided by them or made available by third parties. Each party may disclose such information to its respective affiliates, counsel, accountants, tax advisors and consultants. This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available.

    10.11     NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
None of the representations, warranties and agreements in this Agreements or in any instrument delivered pursuant to this Agreement shall survive the Effective time, except for the Agreements contained in Sections 1.3, 2.3, 5.1.12, 5.1.13, 10.9 and 10.10 and the agreements of the Affiliates contained in the letters referred to in Section 7.1.2(f).




                     [THIS SPACE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                        FIRST SECURITY CORPORATION

                        By /s/ L. Scott Nelson
                           ------------------------------------------------
                              L. Scott Nelson
                              Executive Vice President



                        RIO GRANDE BANCSHARES, INC.



                        By /s/ Michele Papen-Daniel
                           ------------------------------------------------
                              Michele Papen-Daniel
                              President



                        FIRST NATIONAL BANK OF DONA ANA COUNTY



                        By /s/ Ben H. Haines
                           ------------------------------------------------
                              Ben H. Haines, Jr.
                              President & Chief Executive Officer



                        FIRST NATIONAL BANK OF CHAVES COUNTY



                        By /s/ Larry Stoerner
                           ------------------------------------------------
                              Larry Stoerner
                              President & Chief Executive Officer

                                   APPENDIX B
                         BANCORP FINANCIAL STATEMENTS

RIO GRANDE BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


                                                 September 30,     December 31,
                                                     1997              1996
                                                 -------------     ------------
                                                  (Unaudited)
ASSETS:
Cash and due from banks                            31,808,603        31,891,680

Federal funds sold                                 22,200,000        14,050,000
                                                  -----------       -----------
   Cash and cash equivalents                       54,008,603        45,941,680


Investment securities:

   Available-for-sale                              89,165,906        99,036,512

   Held-to-maturity                                14,632,853        15,992,873

Federal Reserve and Federal Home Loan Bank          1,759,400         1,719,700
stock, at cost

Loans, net                                        233,755,691       222,340,448

Land, buildings and equipment, net                  8,156,840         8,716,228

Other assets                                       14,737,549        13,440,231
                                                  -----------       -----------
   Total assets                                   416,216,842       407,187,672
                                                  -----------       -----------
                                                  -----------       -----------

LIABILITIES:
Deposits                                          347,670,777       345,098,338

Borrowed funds                                     16,464,482        12,406,788

Other liabilities                                   2,877,084         3,583,448
                                                  -----------       -----------
   Total liabilities                              367,012,343       361,088,574


Minority interest subsidiaries                      1,512,868         1,461,704
                                                  -----------       -----------

STOCKHOLDERS' EQUITY:
Common stock                                        1,137,480         1,137,480

Additional paid-in-capital                          9,375,903         9,375,903

Net unrealized losses on investment securities

                                                     (126,035)         (107,605)

Retained earnings                                  37,784,573        34,397,384
                                                  -----------       -----------
                                                   48,171,921        44,803,162

Less treasury stock                                   480,290           165,768
                                                  -----------       -----------
   Total stockholders' equity                      47,691,631        44,637,394

      Total liabilities and stockholders' equity
                                                  -----------       -----------

                                                  416,216,842       407,187,672
                                                  -----------       -----------
                                                  -----------       -----------


The accompanying notes to condensed consolidated financial statements are an integral part of these unaudited statements.

RIO GRANDE BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

(Unaudited)

                                                     1997              1996
                                                  -----------       -----------
INTEREST INCOME:
Interest and fees on loans and leases              16,595,555        15,668,062

Investment securities                               5,224,008         5,222,388

Federal funds sold                                    415,747           505,786
                                                  -----------       -----------
   Total interest income                           22,235,310        21,396,236
                                                  -----------       -----------

INTEREST EXPENSE:

Deposits                                            7,603,097         6,978,356

Federal funds purchased                                54,875            42,504

Borrowed funds                                        649,966           443,359
                                                  -----------       -----------
   Total interest expense                           8,307,938          7,464,219
                                                  -----------       -----------

Net interest income                                13,927,372        13,932,017


Provision for loan losses                             202,497           211,621
                                                  -----------       -----------

Net interest income after provision for loan       13,724,875        13,720,396

losses

NON-INTEREST INCOME                                 2,700,042         2,622,292


NON-INTEREST EXPENSE                               12,211,315        11,740,198
                                                  -----------       -----------

Income before income tax expense and
   Minority interest of subsidiary                  4,213,602         4,602,490


Income tax expense                                    936,542         1,288,301

Minority interest in earnings of consolidated         101,992           110,504
subsidiary

                                                  -----------       -----------
   Net income                                       3,175,068         3,203,685
                                                  -----------       -----------
                                                  -----------       -----------


The accompanying notes to condensed consolidated financial statements are an integral part of these unaudited statements.

RIO GRANDE BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

(Unaudited)
                                                      1997             1996
                                                  -----------       -----------
Cash flows from operating activities:

  Net income                                         3,175,068        3,203,685
                                                   -----------       -----------
Adjustments to reconcile net income to net
cash provided by operating activities -
   Depreciation and amortization                       754,282          618,078

   Net discount accretion and premium
   amortization on investment securities               128,347          290,774

   Provision for loan losses                           158,621          158,621

   Gains on sales of mortgage loans                     18,553           16,750

   Change in operating assets and liabilities:

     Other assets                                   (1,443,321)         804,827
     Other liabilities                                (706,364)      (1,182,733)

        Minority interest in subsidiary, net
   of minority interest  share in dividends
   and
        change in unrealized losses on                  51,164           77,489
   investments
                                                   -----------       -----------
     Total adjustments                              (1,038,718)         783,806
                                                   -----------       -----------
     Net cash provided by operating activities       2,136,350        3,987,491
                                                   -----------       -----------

Cash flows from investing activities:

  Proceeds from maturities of investment
  securities held-to-maturity                        2,625,830        2,286,044

  Purchase of investment securities
  held-to-maturity                                  (1,247,467)      30,181,607

  Proceeds from sales and maturities of
  investment securities available-for-sale          32,541,681      (34,907,576)

  Purchase of investment securities available-     (22,450,229)     (10,800,587)
  for-sale

  Purchase of Federal Reserve and Federal Home
  Loan Bank stock                                      (39,700)      (1,354,886)

  Loans funded, net of repayments                  (11,620,259)      (6,973,922)

  Purchases of land, buildings and equipment          (194,894)          -
                                                   -----------       -----------
   Net cash used in investing activities              (385,038)     (21,569,320)
                                                   -----------       -----------

Cash flows from financing activities:

  Net increase in deposits                           2,572,439        2,800,095

  Net decrease in borrowed funds                     4,057,694       (2,750,905)

  Purchase of treasury stock                          (314,522)          -
                                                   -----------       -----------
   Net cash provided by financing activities         6,315,611           49,190
                                                   -----------       -----------
   Net decrease in cash and cash equivalents         8,066,923      (17,532,639)

Cash and cash equivalents at beginning of year      45,941,680       41,108,975
                                                   -----------       -----------
Cash and cash equivalents at end of year            54,008,603       23,576,336
                                                   -----------       -----------
                                                   -----------       -----------

RIO GRANDE BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
(Unaudited)



Supplemental Cash Flow Information:
Cash paid for:

  Interest                                          10,152,688        9,048,734
                                                   -----------       ----------
                                                   -----------       ----------

  Income taxes                                       1,005,500        1,031,500
                                                   -----------       ----------
                                                   -----------       ----------
Loans transferred to other real estate owned            27,842           85,067
                                                   -----------       ----------
                                                   -----------       ----------
Change in gross unrealized losses on securities
available-for-sale
                                                   -----------       ----------
                                                   -----------       ----------


The accompanying notes to condensed consolidated financial statements are an integral part of these unaudited statements.

                          Rio Grande Bancshares, Inc.
              Notes to Condensed Consolidated Financial Statements
                              September 30, 1997
                                 (Unaudited)


Note A -- PRINCIPLES OF CONSOLIDATION

Rio Grande Bancshares, Inc. (Rio Grande) was organized as a New Mexico corporation on June 12, 1981, to serve as a bank holding company. Rio Grande currently owns 96.330% of First National Bank of Dona Ana County (FNB of DAC) and 100% of First National Bank of Chaves County (FNB of CC), together hereafter referred to as "Banks," and with Rio Grande hereafter referred to as the "Company."

Note B -- BASIS OF PRESENTATION

In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the full year.

Note C -- INCOME PER SHARE

Net Income per common share is based upon the weighted average number of common and common equivalent shares outstanding, 112,161 and 12,935 for September 30, 1997 and 1996, respectively.

Note D -- SIGNIFICANT EVENTS AND DEVELOPMENTS

On October 18, 1997, the Company entered into an agreement and plan of reorganization (the "Agreement") with First Security Corporation ("First Security") of Salt Lake City, Utah. Under the terms of the Agreement, shareholders of the Company will receive 2,900,000 shares of First Security common stock in exchange for the Company's stock and the common stock hold by minority interest of FNB of DAC.

The agreement is subject to the approval of the shareholders of the Company as well as approval of certain regulatory agencies. Management anticipates all necessary approvals will be obtained during the first quarter of 1998 with the transaction being consummated soon thereafter.

                          RIO GRANDE BANCSHARES, INC
                               AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                        TOGETHER WITH AUDITORS' REPORT

                       DECEMBER 31, 1996, 1995 AND 1994



TABLE OF CONTENTS
                                                                           Page
                                                                           ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . .     1

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Statements of Income . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Statements of Changes in Stockholders' Equity  . . . . . . . . . . . . .     4
Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . .     5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . .     7


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Rio Grande Bancshares, Inc.
Las Cruces, New Mexico:

We have audited the accompanying consolidated balance sheets of Rio Grande Bancshares, Inc., (a New Mexico corporation) and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rio Grande Bancshares, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

As explained in Notes 1 and 2, the Company adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994.


                                        ARTHUR ANDERSEN LLP



Albuquerque, New Mexico
  February 28, 1997 (except with respect
  to the matters discussed in Note 16, as to which the date is October 20, 1997)

Rio Grande Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 1996 and 1995


                                                                                   1996           1995
                                                                               ------------   ------------
ASSETS:
Cash and due from banks                                                          31,891,680     25,108,975
Federal funds sold                                                               14,050,000     16,000,000
                                                                               ------------   ------------
 Cash and cash equivalents                                                       45,941,680     41,108,975
Investment securities (Note 2):
 Available-for-sale                                                              99,036,512     91,531,986
 Held-to-maturity                                                                15,992,873     19,029,690
Federal Reserve and Federal Home Loan Bank stock, at cost                         1,719,700      1,700,100
Loans, net (Note 3)                                                             205,574,450    193,992,329
Financing leases (Note 4)                                                        16,765,998     14,163,279
Land, buildings and equipment, net (Note 5)                                       8,716,228      7,724,100
Other real estate owned, net                                                        386,042        448,703
Accrued interest receivable                                                       3,756,099      3,436,427
Cash value of life insurance (Note 9)                                             6,947,012             --
Other assets                                                                      1,056,006      1,533,104
Intangible assets, net of accumulated amortization of $686,994 and
 $636,428 at December 31, 1996 and 1995, respectively                             1,032,692      1,083,258
Income taxes receivable (Note 7)                                                    262,380        256,430
Deferred tax assets, net (Notes 2 and 7)                                                 --        135,355
                                                                               ------------   ------------
   Total Assets                                                                 407,187,672    376,143,736
                                                                               ------------   ------------
                                                                               ------------   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits (Note 6):
 Demand                                                                          95,830,036     82,433,641
 Money market checking and investment                                            42,644,718     45,369,900
 NOW accounts                                                                    54,163,884     51,545,015
 Savings                                                                         56,801,997     55,059,450
 Time - $100,000 and over                                                        31,462,048     23,530,097
 Other time                                                                      64,195,655     59,332,952
                                                                               ------------   ------------
   Total Deposits                                                               345,098,338    317,271,055
Federal funds purchased                                                                  --      1,100,000
Borrowed funds (Note 8)                                                          12,406,788     11,985,027
Accrued interest payable                                                            886,548        806,648
Dividends payable                                                                 1,129,350        903,480
Deferred tax liability, net (Notes 2 and 7)                                          43,565             --
Other liabilities                                                                 1,523,985      1,145,965
                                                                               ------------   ------------
   Total Liabilities                                                            361,088,574    333,212,175
                                                                               ------------   ------------
Commitments and contingent liabilities (Notes 10 and 12)
Minority interest in consolidated subsidiary                                      1,461,704      1,393,077
                                                                               ------------   ------------
Stockholders' Equity (Note 13):
 Common stock, $10 par value; 200,000 shares authorized,
  113,748 shares issued and 112,935 shares outstanding                            1,137,480      1,137,480
 Additional paid-in capital                                                       9,375,903      9,375,903
 Net unrealized losses on investment securities, net of tax effect (Note 2)        (107,605)      (164,163)
 Retained earnings                                                               34,397,384     31,355,032
                                                                               ------------   ------------
                                                                                 44,803,162     41,704,252
 Less cost of treasury stock (813 shares)                                           165,768        165,768
                                                                               ------------   ------------
   Total Stockholders' Equity                                                    44,637,394     41,538,484
                                                                               ------------   ------------
   Total Liabilities and Stockholders' Equity                                   407,187,672    376,143,736
                                                                               ------------   ------------
                                                                               ------------   ------------


The Notes to Consolidated Financial Statements are an integral part of these balance sheets.

Rio Grande Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
Years Ended December 31, 1996, 1995 and 1994



                                                          1996           1995           1994
                                                      -----------    -----------    -----------
Interest income:
 Interest and fees on loans and leases                 21,136,365     20,472,462     18,759,860
 Investment securities:
  U.S. Treasury, Government and Agency securities       5,819,025      6,216,102      6,579,475
  State and municipal securities                          994,120      1,068,101      1,132,267
  Other securities                                        147,870        103,239         77,013
 Federal funds sold                                       580,635        411,358        131,244
                                                      -----------    -----------    -----------
   Total interest income                               28,678,015     28,271,262     26,679,859
                                                      -----------    -----------    -----------
Interest expense:
 Deposits                                               9,364,633      9,283,218      7,207,055
 Federal funds purchased                                   48,974        193,751        166,276
 Borrowed funds                                           657,350        535,512        234,909
                                                      -----------    -----------    -----------
   Total interest expense                              10,070,957     10,012,481      7,608,240
                                                      -----------    -----------    -----------
Net interest income                                    18,607,058     18,258,781     19,071,619
Provision for loan losses (Note 3)                      (128,378)             --         54,000
                                                      -----------    -----------    -----------
Net interest income after provision for loan losses    18,735,436     18,258,781     19,017,619
                                                      -----------    -----------    -----------

Other income:
 Service fees on deposits                               1,682,018      1,663,192      1,713,787
 Other service charges, fees and commissions              662,395        641,564        587,229
 Trust department income                                  632,343        588,681        530,494
 Gains on sale of other real estate owned,
  net of losses and write-downs                           123,347        201,834        159,640
 Net loss on sales of investment securities                    --       (106,256)        (6,865)
 Gains on sales of loans                                  377,277         20,803             --
  (Losses) gains on sales of land, buildings and
   equipment                                              (11,487)        11,348         (8,894)
 Other                                                    184,159        172,273         68,901
                                                      -----------    -----------    -----------
   Total other income                                   3,650,052      3,193,439      3,044,292
                                                      -----------    -----------    -----------
Other expenses:
 Salaries                                               8,477,453      8,043,541      7,810,141
 Pension and other employee benefits (Note 9)           1,615,532      1,560,338      1,549,771
 Equipment                                              1,305,635      1,185,880      1,170,098
 Occupancy, net                                           733,128        622,361        626,576
 Other                                                  4,280,200      3,558,448      3,976,121
                                                      -----------    -----------    -----------
   Total other expenses                                16,411,948     14,970,568     15,132,707
                                                      -----------    -----------    -----------

Income before income tax expense and minority
 interest of subsidiary                                 5,973,540      6,481,652      6,929,204
Income tax expense (Note 7)                             1,659,250      1,952,639      2,070,919
                                                      -----------    -----------    -----------
Income before minority interest of subsidiary           4,314,290      4,529,013      4,858,285
Minority interest in earnings of subsidiary               142,588        154,549        176,343
                                                      -----------    -----------    -----------
Net income                                              4,171,702      4,374,464      4,681,942
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Weighted average common shares outstanding                112,935        112,935        107,630
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Earnings per share of common stock, after
 cumulative preferred dividends                             36.94          38.73          41.45
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------



The Notes to Consolidated Financial Statements are an integral part of these statements.

Rio Grande Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
Years Ended December 31, 1996, 1995 and 1994



                                      Common                                Unrealized
                                       Stock      Preferred    Additional   Losses on
                                      $10 par   Stock, $55.10   Paid in     Investment      Retained     Treasury
                                       value      par value     Capital     Securities      Earnings      Stock        Total
                                   -----------   ------------  ----------  ------------   ------------  ----------  -----------
December 31, 1993                    1,074,110      2,204,000   7,386,085             -     24,100,116    (194,268)  34,570,043
Net income                                   -              -           -             -      4,681,942           -    4,681,942
Common stock dividends, $6.00
   per share                                 -              -           -             -       (677,610)          -     (677,610)
Preferred stock dividends, 12%               -              -           -             -       (220,400)          -     (220,400)
Net sale of treasury stock                   -              -           -             -              -      28,500       28,500
Conversion of preferred stock to
  Common stock and purchase of
  Fractional common shares              63,370     (2,204,000)  1,989,818             -              -           -     (150,812)
Effect of change in accounting
  for investment securities at
  January 1, 1994, net of tax
  effect of $39,822                          -              -           -       (63,184)             -           -      (63,184)
Net change in unrealized losses
  on investment securities, net of
  tax effect of $2,035,531                   -              -           -    (3,229,674)             -           -   (3,229,674)
                                   -----------   ------------  ----------  ------------   ------------  ----------  -----------

December 31, 1994                    1,137,480              -   9,375,903    (3,292,858)    27,884,048    (165,768)  34,938,805
Net income                                   -              -           -             -      4,374,464           -    4,374,464
Common stock dividends, $8.00
  Per share                                  -              -           -             -       (903,480)          -     (903,480)
Net change in unrealized losses
  on investment securities, net of
  tax effect of $1,972,046                   -              -           -     3,128,695              -           -    3,128,695
                                   -----------   ------------  ----------  ------------   ------------  ----------  -----------

December 31, 1995                    1,137,480              -   9,375,903      (164,163)    31,355,032    (165,768)  41,538,484
Net income                                   -              -           -             -      4,171,702           -    4,171,702
Common stock dividends, $10.00
  per share                                  -              -           -             -     (1,129,350)          -   (1,129,350)
Net change in unrealized losses
  on  investment securities, net of
  tax effect of $35,643                      -              -           -        56,558              -           -       56,558
                                   -----------   ------------  ----------  ------------   ------------  ----------  -----------

December 31, 1996                    1,137,480              -   9,375,903      (107,605)    34,397,384    (165,768)  44,637,394
                                   -----------   ------------  ----------  ------------   ------------  ----------  -----------
                                   -----------   ------------  ----------  ------------   ------------  ----------  -----------


The Notes to Consolidated Financial Statements are an integral part of these statements.

                                                            4

Rio Grande Bancshares, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 1996, 1995 and 1994

                                                                                1996              1995              1994
                                                                            -----------       -----------       -----------
Cash flows from operating activities:
 Net income                                                                   4,171,702         4,374,464         4,681,942

Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization                                                 958,996           753,756           700,451
  Net discount accretion and premium amortization on
   investment securities                                                        360,832           285,993           513,088
  Provision for loan losses                                                    (128,378)                -            54,000
  Deferred income tax expense                                                   142,432           217,198           159,097
  Gains on sale of other real estate owned, net of losses & write-
   downs                                                                       (123,347)         (201,834)         (159,640)
  Net loss on sales of investment securities                                          -           106,256             6,865
  Gains on sales of mortgage loans                                             (377,277)          (20,803)          (17,662)
  Losses (gains) on sale of land, buildings and equipment                        11,487           (11,348)            8,894
  Net policy expense on cash value life insurance                                26,910                 -                 -
  Change in operating assets and liabilities:
   Accrued interest receivable                                                 (319,672)         (293,563)         (166,897)
   Other assets                                                                 154,939           (71,601)          841,863
   Income taxes receivable                                                       (5,950)          (66,554)         (189,876)
   Accrued interest payable                                                      79,900           297,270           (12,497)
   Income taxes payable                                                               -                 -          (130,301)
   Other liabilities                                                            378,020            28,732            18,710
   Minority interest in subsidiary, net of minority interest share in
    dividends and change in unrealized losses on investments                     67,289            78,194           113,657
                                                                            -----------        ----------        ----------
     Total adjustments                                                        1,226,181         1,101,696         1,739,752
                                                                            -----------        ----------        ----------
     Net cash provided by operating activities                                5,397,883         5,476,160         6,421,694
                                                                            -----------        ----------        ----------
Cash flows from investing activities:
 Proceeds from maturities of investment securities held-to-maturity           3,155,958         2,882,136         2,548,453
 Purchase of investment securities held-to-maturity                                   -                 -        (4,700,956)
 Proceeds from sales of investment securities available-for-sale                      -        15,190,209                 -
 Proceeds from maturities of and paydowns on investment securities
  available-for-sale                                                         38,232,089        26,847,289        19,236,977
 Purchase of investment securities available-for-sale                       (46,122,204)      (11,996,725)      (13,805,820)
 Purchase of Federal Reserve and Federal Home Loan Bank stock                   (19,600)          (19,100)          (55,200)
 Loans funded, net of repayments                                            (11,128,612)      (16,473,786)        3,643,803
 Financing leases funded, net of repayments                                  (2,851,099)       (2,768,425)       (4,929,677)
 Purchases of land, buildings and equipment                                  (1,379,387)       (1,122,355)       (1,409,140)
 Proceeds from sale of land, buildings and equipment                              4,960            24,431             5,738
 Proceeds from sale of other real estate owned                                  271,075           422,089           378,395
 Purchase of cash value of life insurance                                    (6,973,922)                -                 -
                                                                            -----------        ----------        ----------
 Net cash (used) provided by investing activities                           (26,810,742)       12,985,763           912,573
                                                                            -----------        ----------        ----------


CONTINUED

Rio Grande Bancshares, Inc. and Subsidiaries
Consolidated Statements of Cash Flows, Continued
Years Ended December 31, 1996, 1995 and 1994

                                                                                       1996            1995            1994
                                                                                    ----------      ----------
Cash flows from financing activities:
 Net increase (decrease) in time deposits                                           12,794,654      12,222,491     (12,588,462)
 Net increase (decrease) in deposits other than time                                15,032,629      (5,684,184)    (11,028,814)
 Net (decrease) increase in Federal funds purchased                                 (1,100,000)    (10,900,000)     10,750,000
 Net decrease in Treasury, tax and loan                                             (1,264,636)       (470,815)       (214,241)
 Proceeds from Federal Home Loan Bank borrowings                                     5,002,450       8,028,906       4,800,000
 Repayment of other borrowed funds                                                  (1,476,850)       (273,893)       (180,087)
 Repayment of Federal Home Loan Bank borrowings                                     (2,184,490)     (4,800,000)              -
 Proceeds from capital lease borrowings                                                411,009               -               -
 Repayment of capital lease borrowings                                                 (65,722)              -               -
 Dividends paid                                                                       (903,480)       (677,610)       (672,149)
 Purchase of preferred stock                                                                 -               -        (150,812)
 Sale of treasury stock                                                                      -               -          28,500
                                                                                    ----------      ----------      ----------
  Net cash provided (used) by financing activities                                  26,245,564      (2,555,105)     (9,256,065)
                                                                                    ----------      ----------      ----------
Net decrease in cash and cash equivalents                                            4,832,705      15,906,818      (1,921,798)
Cash and cash equivalents at beginning of year                                      41,108,975      25,202,157      27,123,955
                                                                                    ----------      ----------      ----------
Cash and cash equivalents at end of year                                            45,941,680      41,108,975      25,202,157
                                                                                    ----------      ----------      ----------
                                                                                    ----------      ----------      ----------
Supplemental Cash Flow Information:

Cash paid for:
 Interest                                                                            9,991,057       9,715,211       7,620,737
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------
 Income taxes, net of refunds                                                        1,454,000       1,804,000       2,232,000
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------
Loans made to facilitate the sale of other real estate owned                                 -           8,000         293,627
                                                                                    ----------      ----------       ----------
                                                                                    ----------      ----------       ---------
Loans transferred to other real estate owned                                            85,067               -               -
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------
Transfer of prepayment for equipment from other assets to land, building
 and equipment                                                                         537,618               -               -
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------
Change in gross unrealized losses and transfer discount of available-
 for-sale investment securities                                                         92,201       5,100,741       5,558,106
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------
Change in tax effect of unrealized losses on available-for-sale securities              35,643       1,972,046       2,148,765
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------

Change in minority interest in unrealized losses on investment securities
 of subsidiary                                                                           1,338         111,426         116,483
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------

Transfer of securities from held-to-maturity to available-for-sale                           -       3,595,000               -
                                                                                    ----------      ----------       ---------
                                                                                    ----------      ----------       ---------


The Notes to Consolidated Financial Statements are an integral part of these statements.



Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FORMATION AND PURPOSE OF THE COMPANY

Rio Grande Bancshares, Inc. (Rio Grande) was organized as a New Mexico corporation on June 12, 1981, to serve as a bank holding company. Rio Grande currently owns 96.330% (96.325% and 96.317% at December 31, 1995 and 1994,
respectively) of First National Bank of Dona Ana County (FNB of DAC) and 100% of First National Bank of Chaves County (FNB of CC), together hereafter referred to as "Banks," and with Rio Grande hereafter referred to as the "Company." FNB of DAC operates from its main office in Las Cruces, New Mexico and its eight branches within Dona Ana County. FNB of CC operates in Roswell, New Mexico. Both Banks' primary source of revenue is providing loans to customers, who are predominately small and middle-market business and middle-income individuals.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the Company include the accounts of Rio Grande and the Banks, after elimination of intercompany transactions.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The principal areas requiring use of estimates and judgments by management are the allowance for loan losses, real estate owned valuations, and estimates for the fair value of financial instruments. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are defined as cash on hand, in banks and Federal funds sold. The Banks are required to maintain reserve balances with the Federal Reserve Bank under the Federal Reserve Act and Regulation D.
Required balances were approximately $4,357,000 and $3,653,000 as of December 31, 1996 and 1995, respectively.

INVESTMENT SECURITIES

The Company adopted the provisions of Statement of Financial Accounting Standard (FAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of January 1, 1994. Investment securities are classified and accounted for as follows: Those securities which management has the ability and intent to hold until maturity, are classified as "held-to-maturity," and reported at amortized cost. Those securities which management may sell, are classified as "available-for-sale," and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of taxes. Realized gains and losses on sales of investment securities available-for-sale are recognized as determined by the specific identification basis upon disposition. The Company does not have trading securities.

Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements

LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are stated at the amount of unpaid principal balances reduced by unearned discount, allowance for loan losses and net deferred loan fees. Unearned discount on installment loans is recognized as income over the terms of the loans using a method that approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Accrual of interest on a loan is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance for loan losses is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations of the allowance take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. The allowance is based on management's estimates and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings during the period they become known. In addition, certain regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowances for loan losses. Such agencies may require the Banks to recognize changes to the allowances based on their judgment about information available to them at the time of their examination.

The Banks adopted FAS No. 114, "Accounting by Creditors for Impairment of a Loan," and FAS No. 118, "Accounting by Creditors for Impairment of a Loan -Income Recognition and Disclosures," as of January 1, 1995. These statements require that certain impaired loans be measured based on the present value of future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance. The Banks had previously measured the allowance for loan losses using methods similar to those prescribed in FAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required even though certain loans were identified as impaired (see Note 3).

LOAN ORIGINATION FEES, COMMITMENT FEES, AND RELATED COSTS

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, on a loan-by-loan basis. Commitment fees and costs relating to commitments, the likelihood of exercise of which is remote, are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized portion of the fee is immediately recognized as income.

OTHER REAL ESTATE OWNED

The Banks records other real estate owned at fair value upon acquisition. After foreclosure, other real estate owned is carried at the lower of the carrying amount or estimated fair value, which is determined by an
independent appraisal, less estimated selling costs.    Sales of other real
estate owned, when loans to facilitate the sale have been made, are accounted for using the full accrual, deposit, installment or cost recovery methods to recognize income. Gains and losses on the sale of other real estate owned are recorded as other income or other expense.

Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements

DEPRECIATION AND AMORTIZATION

Buildings and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets, which range from 3 to 39 years. Leasehold improvements are stated at cost, less accumulated amortization computed over the estimated useful life or the lease term, whichever is shorter. Repairs and maintenance that do not extend the useful life of buildings and equipment are expensed.

AMORTIZATION OF INTANGIBLES

Intangibles are being amortized using the straight-line method over their estimated useful lives. Goodwill for the purchase of FNB of DAC in 1981 is being amortized over a 40 year period and the FDIC premium for the purchase of FNB of CC in 1985 is being amortized over 25 years.

The Company periodically assesses the performance, growth, market and competitive outlook of the Banks to determine if there has been any permanent impairment in the related goodwill. As a result of this assessment, management has determined that the recorded value of these assets is not impaired.

INCOME TAXES

The Company files consolidated income tax returns and accounts for intercompany income taxes in accordance with a tax-sharing agreement. The calculation of taxes payable is based on each entity's respective share of consolidated taxable income. The income taxes of the Banks determined to be currently payable are remitted to Rio Grande.

Deferred income taxes result from changes in deferred tax liabilities and assets. Deferred tax liabilities and assets are recognized for the estimated future tax effects attributable to temporary differences between the bases of assets and liabilities for tax and financial statement purposes. The differences relate principally to depreciation of buildings and equipment, provision for loan losses, unrealized gains or losses on investment securities available-for-sale and write-downs of other real estate owned.

CONVERSION OF PREFERRED STOCK

During 1994, Rio Grande effected an exchange of its preferred stock for common stock. The Company exchanged .17006 shares of its $10.00 par value common stock for each share of its $55.10 par value cumulative preferred stock. The Company paid cash at the rate of $324 per share of common stock, the book value of the stock at June 30,1 994, for fractional shares and stockholders that chose not to exchange their preferred stock.

EARNINGS PER SHARE OF COMMON STOCK

Earnings per share of common stock are calculated on the weighted average number of common shares outstanding. 1994 earnings per share were determined based on net income, after cumulative preferred stock dividends.

TRUST DEPARTMENT ASSETS

Assets held by the FNB of DAC in fiduciary or agency capacities for its customers are not included in the accompanying consolidated financial statements, as such assets are not owned by FNB of DAC.

Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements


RECLASSIFICATIONS

Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the 1996 presentation.

NOTE 2.  INVESTMENT SECURITIES

The amortized cost and estimated market values of investments in debt securities are as follows:


                                                                       Gross           Gross       Estimated
                                                       Amortized     Unrealized      Unrealized      Market
December 31, 1996                                        Cost           Gains          Losses        Value
-----------------------------------------------------------------   ------------   -------------  ------------
FNB of DAC
Available-for-sale:
U.S. Treasury Securities                              27,268,151         60,568         15,722     27,312,997
U.S. Government and Agency Securities                 59,338,391         63,478        255,942     59,145,927
State and Municipal Securities                         6,786,378              -         17,404      6,768,974
                                                     -----------      ---------      ---------    -----------
      Total   AFS                                     93,392,920        124,046        289,068     93,227,898
                                                     -----------      ---------      ---------    -----------
Held-to-maturity:
U.S. Government and Agency Securities                  3,444,972        226,832              -      3,671,804
State and Municipal Securities                        11,841,198        347,424         13,127     12,175,495
Other Investments                                          1,000              -              -          1,000
                                                     -----------      ---------      ---------    -----------
      Total   HTM                                    15,287,170        574,256         13,127     15,848,299
                                                     -----------      ---------      ---------    -----------
FNB of CC
Available-for-sale:
U.S. Treasury Securities                                 199,871              -             59        199,812
U.S. Government and Agency Securities                  5,597,299         39,307         27,804      5,608,802
                                                     -----------      ---------      ---------    -----------
      Total   AFS                                      5,797,170         39,307         27,863      5,808,614
                                                     -----------      ---------      ---------    -----------
Held-to-maturity:
U.S. Government and Agency Securities                    472,093          8,272              -        480,365
State and Municipal Securities                           233,610          7,151              -        240,761
                                                     -----------      ---------      ---------    -----------
      Total   HTM                                        705,703         15,423              -        721,126
                                                     -----------      ---------      ---------    -----------
      Total Investment Securities                    115,182,963        753,032        330,058    115,605,937
                                                     -----------      ---------      ---------    -----------
                                                     -----------      ---------      ---------    -----------
December 31, 1995
-----------------------
FNB of DAC
Available-for-sale:
U.S. Treasury Securities                              24,175,487         46,732         57,844     24,164,375
U.S. Government and Agency Securities                 59,421,592        179,754        327,166     59,274,180
State and Municipal Securities                         3,592,385              -         65,685      3,526,700
                                                     -----------      ---------      ---------    -----------
      Total   AFS                                     87,189,464        226,486        450,695     86,965,255
                                                     -----------      ---------      ---------    -----------
Held-to-maturity:
U.S. Government and Agency Securities                  4,094,793        267,053              -      4,361,846
State and Municipal Securities                        13,759,224        578,314         11,061     14,326,477
Other Investment Securities                                1,000              -              -          1,000
                                                     -----------      ---------      ---------    -----------
      Total   HTM                                     17,855,017        845,367         11,061     18,689,323
                                                     -----------      ---------      ---------    -----------
FNB of CC
Available-for-sale:
U.S. Treasury Securities                                 998,690            360            300        998,750
U.S. Government and Agency Securities                  3,556,801         31,048         19,868      3,567,981
                                                     -----------      ---------      ---------    -----------
      Total   AFS                                      4,555,491         31,408         20,168      4,566,731
                                                     -----------      ---------      ---------    -----------
Held-to-maturity:
U.S. Government and Agency Securities                    937,100         28,150              -        965,250
State and Municipal Securities                           237,573          6,439              -        244,012
                                                     -----------      ---------      ---------    -----------
      Total   HTM                                      1,174,673         34,589              -      1,209,262
                                                     -----------      ---------      ---------    -----------
      Total Investment Securities                    110,774,645      1,137,850        481,924    111,430,571
                                                     -----------      ---------      ---------    -----------
                                                     -----------      ---------      ---------    -----------

                                                        10

Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements

The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturity, are shown below on a consolidated basis. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

                                                                      Estimated
                                                      Amortized         Market
                                                         Cost           Value
                                                     -----------    -----------
Available-for-sale:
   Due in one year or less                            16,515,543     16,522,483
   Due from one to five years                         11,936,817     11,963,094
   Due from five to ten years                          4,394,404      4,373,666
   Due after ten years                                 1,407,637      1,422,540
                                                     -----------    -----------
   Subtotal                                           34,254,401     34,281,783
   Securities with no contractual maturity            64,935,689     64,754,729
                                                     -----------    -----------
   Total available-for-sale                           99,190,090     99,036,512
                                                     -----------    -----------
Held-to-maturity:
   Due in one year or less                             1,500,000      1,516,319
   Due from one to five years                          5,992,753      6,160,620
   Due from five to ten years                          4,071,814      4,187,257
   Due after ten years                                   511,241        553,060
                                                     -----------    -----------
   Subtotal                                           12,075,808     12,417,256
   Securities with no contractual maturity             3,917,065      4,152,169
                                                     -----------    -----------
   Total held to maturity                             15,992,873     16,569,425
                                                     -----------    -----------
   Total Securities                                  115,182,963    115,605,937
                                                     -----------    -----------
                                                     -----------    -----------

Gains and losses on sales of available-for-sale securities on a consolidated basis during the year ended December 31, 1995 were $1,949 and $108,205, respectively and $33,133 and $39,998 during the year ended December 31, 1994,
respectively.   No securities were sold during the year ended December 31,
1996.

In November 1995, the Financial Accounting Standards Board (FASB) released a special report, "A Guide to Implementation of Statement No. 115 on Accounting
for Certain Investments in Debt and Equity Securities" (the Guide).   The
Guide permitted a one-time reassessment (allowed during the period from November 1995 to December 31, 1995) of the appropriateness of the classifications of all investments in debt and equity securities without causing questions about the Banks' intent or ability to hold securities classified as held-to-maturity to their maturity. The reclassifications of the securities were accounted for at fair value. As permitted by the Guide, during 1995, FNB of DAC transferred securities from held-to-maturity to available-for-sale at amortized cost totaling $3,595,000.

During the year ended December 31, 1994, FNB of CC transferred U.S. Agency Securities with amortized cost of $897,420 from available-for-sale to held-to-maturity. The net transfer discount and the related net deferred tax asset and net unrealized loss on investment securities recorded in stockholders' equity are amortized, as an adjustment to income, using the level-yield method.

As a result of adoption of FAS No. 115 on January 1, 1994, the Company, net of minority interest, recorded unrealized losses of $103,006, deferred tax assets of $39,822 and a decrease to stockholders' equity of $63,184.

Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements

The balance in the net transfer discount, net deferred tax asset and net unrealized loss on investment securities recorded to stockholders' equity account are as follows at December 31:


                                                          1996           1995           1994
                                                       ----------    ------------  ------------
Net transfer discount                                    (27,907)       (62,900)      (102,580)
Net deferred tax asset                                    10,789         24,318         39,657
                                                       ----------    ------------  ------------
Net unrealized loss on investment  securities
   recorded to stockholders' equity                      (17,118)       (38,582)       (62,923)
                                                       ----------    ------------  ------------
                                                       ----------    ------------  ------------

Investment securities with a market value of approximately $55,198,000 and $62,862,000 at December 31, 1996 and 1995, respectively, were pledged to secure public and trust deposits and for other purposes required by law.

NOTE 3.  LOANS

Major components of loans are as follows:


December 31, 1996                                     FNB of DAC      FNB of CC       Total
                                                     ------------    ----------    -----------
Commercial                                            73,193,085      6,144,519     79,337,604
Mortgage                                              38,540,026              -     38,540,026
Installment and other                                 73,989,507     20,250,569     94,240,076
                                                     ------------    ----------    -----------
Subtotal                                             185,722,618     26,395,088    212,117,706
Less:  Unearned discount                               2,398,054      1,267,759      3,665,813
          Allowance for loan losses                    2,298,955        510,297      2,809,252
          Deferred loan fees, net                         68,191              -         68,191
                                                     ------------    ----------    -----------
                                                     180,957,418     24,617,032    205,574,450
                                                     ------------    ----------    -----------
                                                     ------------    ----------    -----------
Non-accrual loans included in net loans:
   Commercial                                          1,115,478         30,449      1,145,927
   Installment and other                                  48,230         48,902         97,132
                                                     ------------    ----------    -----------
   Total                                               1,163,708         79,351      1,243,059
                                                     ------------    ----------    -----------
                                                     ------------    ----------    -----------
Past due loans:
   Commercial:
      30-89 days                                         566,066         59,830        625,896
      90 days or more                                    600,131         18,883        619,014
  Mortgage:
      30-89 days                                         131,218              -        131,218
      90 days or more                                    117,806              -        117,806
  Installment and other:
      30-89 days                                       1,675,311        756,390      2,431,701
      90 days or more                                    297,531        172,954        470,485
                                                     ------------    ----------    -----------
      Total                                            3,388,063      1,008,057      4,396,120
                                                     ------------    ----------    -----------
                                                     ------------    ----------    -----------

                                                 12

Rio Grande Bancshares, Inc. And Subsidiaries
Notes To Consolidated Financial Statements


December 31, 1995                                     FNB of DAC      FNB of CC       Total
                                                     ------------    ----------    -----------
Commercial                                            64,602,012      5,164,451     69,766,463
Mortgage                                              30,043,360              -     30,043,360
Installment and other                                 83,206,666     19,193,862    102,400,528
                                                     ------------    ----------    -----------
Subtotal                                             177,852,038     24,358,313    202,210,351
Less:  Unearned discount                               3,857,002      1,350,656      5,207,658
          Allowance for loan losses                    2,416,412        533,439      2,949,851
          Deferred loan fees, net                         60,513              -         60,513
                                                     ------------    ----------    -----------
Total                                                171,518,111     22,474,218    193,992,329
                                                     ------------    ----------    -----------
                                                     ------------    ----------    -----------
Non-accrual loans included in net loans:
   Commercial                                            765,166        124,957        890,123
   Mortgage                                               50,936              -         50,936
   Installment and other                                  75,404         37,493        112,897
                                                     ------------    ----------    -----------
Total                                                    891,506        162,450      1,053,956
                                                     ------------    ----------    -----------
                                                     ------------    ----------    -----------
Past due loans:
   Commercial:
      30-89 days                                         714,148          6,520        720,668
      90 days or more                                    134,283          5,468        139,751
   Mortgage:
      30-89 days                                         779,445              -        779,445
   Installment and other:
      30-89 days                                       2,915,800        579,730      3,495,530
      90 days or more                                    217,863         79,156        297,019
                                                     ------------    ----------    -----------
Total                                                  4,761,539        670,874      5,432,413
                                                     ------------    ----------    -----------
                                                     ------------    ----------    -----------

As of and for the year ended December 31, the recorded investment, average recorded investment and the valuation allowances on impaired loans are as follows:


December 31, 1996                                       FNB of DAC      FNB of CC       Total
                                                       ------------    ----------    -----------
Balance of impaired loans with valuation allowances       14,879              -         14,879
Balance of impaired loans without valuation allowances   971,251         79,351      1,050,602
Average recorded investment in impaired loans            945,000         98,000      1,043,000
Valuation allowances included in loan allowance           13,000              -         13,000

December 31, 1995
Balance of impaired loans with valuation allowances       18,479        117,185        135,664
Balance of impaired loans without valuation allowances   919,221         45,265        964,486
Average recorded investment in impaired loans            820,000        167,000        987,000
Valuation allowances included in loan allowance           15,000         22,000         37,000



Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. No interest income on impaired loans was recorded for the years ended December 31, 1996, 1995 or 1994. If interest on non-accrual loans had been accrued, interest income would have increased by approximately $162,000, $151,000 and $199,000 for 1996, 1995 and 1994, respectively.

Mortgage loans held-for-sale at December 31, 1995 totaled $1,237,021, and are recorded at the lower of cost or market in the accompanying balance sheet. No loans were held for sale at December 31, 1996.

Changes in the allowance for loan losses follows:

                                                     FNB of DAC     FNB of CC         Total
                                                    ------------   ------------   ------------
Balance, December 31, 1993                             2,568,995        818,920      3,387,915
   Recoveries                                            354,705        165,320        520,025
   Charge-offs                                          (343,905)      (358,384)      (702,289)
   Provision for loan losses                                   -         54,000         54,000
                                                    ------------   ------------   ------------
Balance, December 31, 1994                             2,579,795        679,856      3,259,651
   Recoveries                                            293,434         52,708        346,142
   Charge-offs                                          (456,817)      (199,125)      (655,942)
                                                    ------------   ------------   ------------
Balance, December 31, 1995                             2,416,412        533,439      2,949,851
   Recoveries                                            549,031         86,781        635,812
   Charge-offs                                          (440,110)      (207,923)      (648,033)
   Provision for loan losses                            (226,378)        98,000       (128,378)
                                                    ------------   ------------   ------------
Balance, December 31, 1996                             2,298,955        510,297      2,809,252
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

At December 31, 1996, estimated maturities for gross loans are:

                                                     FNB of DAC     FNB of CC         Total
                                                    ------------   ------------   ------------
Less than one year:
   Fixed rate                                         29,080,863      1,844,667     30,925,530
   Variable rate                                      34,328,625      2,152,105     36,480,730
One to five years:
   Fixed rate                                         62,508,215     19,175,086     81,683,301
Greater than five years:
   Fixed rate                                         58,641,207      3,143,879     61,785,086
                                                    ------------   ------------   ------------
Subtotal                                             184,558,910     26,315,737    210,874,647
Plus non-accrual loans                                   937,700         79,351      1,017,051
Plus cost recovery loans                                 226,008              -        226,008
                                                    ------------   ------------   ------------
Total                                                185,722,618     26,395,088    212,117,706
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

Mortgage loans serviced for others by FNB of DAC are not included in the accompanying consolidated balance sheets. At December 31, 1996 and 1995 FNB of DAC serviced loans for others with unpaid principal balances of approximately $36,046,000 and $38,120,000, respectively.

NOTE 4.  FINANCING LEASES

The Banks finance equipment for certain entities under lease-purchase agreements. Minimum future lease payments to be received are as follows:

December 31, 1996                                    FNB of DAC      FNB of CC        Total
                                                    ------------   ------------   ------------
Total minimum lease payments to be received           18,449,264        462,569     18,911,833
Less unearned income                                   2,112,036         33,799      2,145,835
                                                    ------------   ------------   ------------
Net investment in financing leases                    16,337,228        428,770     16,765,998
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

                                     14

December 31, 1995                                    FNB of DAC     FNB of CC         Total
                                                    ------------   ------------   ------------
Total minimum lease payments to be received           16,004,464        267,959     16,272,423
Less unearned income                                   2,089,565         19,579      2,109,144
                                                    ------------   ------------   ------------
Net investment in financing leases                    13,914,899        248,380     14,163,279
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


The following is a schedule by year of minimum future lease payments at December 31, 1996:

                                                     FNB of DAC     FNB of CC         Total
                                                    ------------   ------------   ------------
Years ending December 31,
     1997                                              6,535,172        290,456      6,825,628
     1998                                              4,828,575        104,129      4,932,704
     1999                                              3,143,803         50,244      3,194,047
     2000                                              1,899,795         17,740      1,917,535
     2001 and thereafter                               2,041,919              -      2,041,919
                                                    ------------   ------------   ------------
          Total                                       18,449,264        462,569     18,911,833
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


NOTE 5.  LAND, BUILDINGS AND EQUIPMENT

Major classifications of land, buildings and equipment are summarized as follows:


December 31, 1996                                    FNB of DAC     FNB of CC        Bancorp        Total
                                                    ------------   ------------   ------------   ------------
Land                                                   1,130,386              -        332,000      1,462,386
Buildings                                              8,664,718              -      1,069,661      9,734,379
Equipment and vehicles                                 4,419,970        306,174        749,997      5,476,141
Leasehold improvements                                   390,711        169,804         11,959        572,474
Furniture and fixtures                                 1,184,844        127,288         31,721      1,343,853
                                                    ------------   ------------   ------------   ------------
Subtotal                                              15,790,629        603,266      2,195,338     18,589,233
Accumulated depreciation and
   amortization                                        8,834,605        420,085        618,315      9,873,005
                                                    ------------   ------------   ------------   ------------
Total                                                  6,956,024        183,181      1,577,023      8,716,228
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------
December 31, 1995
Land                                                   1,130,386              -        302,000      1,432,386
Buildings                                              8,198,169              -      1,069,661      9,267,830
Equipment and vehicles                                 3,825,218        280,509        277,690      4,383,417
Leasehold improvements                                   390,711        169,804         11,959        572,474
Furniture and fixtures                                 1,085,668        124,403         28,491      1,238,562
                                                    ------------   ------------   ------------   ------------
Subtotal                                              14,630,152        574,716      1,689,801     16,894,669
Accumulated depreciation and
   amortization                                        8,301,950        385,586        483,033      9,170,569
                                                    ------------   ------------   ------------   ------------
Total                                                  6,328,202        189,130      1,206,768      7,724,100
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------

Depreciation expense amounted to $908,430 in 1996, $703,190 in 1995 and $649,885 in 1994.

NOTE 6.  DEPOSITS

At December 31, 1996, scheduled maturities of time deposits are as follows:



                                                     FNB of DAC     FNB of CC        Total
                                                    ------------   ------------   ------------
   1997                                               71,295,984     13,494,573     84,790,557
   1998                                                6,144,105      2,636,172      8,780,277
   1999                                                1,217,694        795,599      2,013,293
   2000                                                    6,863         66,105         72,968
   2001 and thereafter                                         -            608            608
                                                    ------------   ------------   ------------
        Total                                         78,664,646     16,993,057     95,657,703
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


NOTE 7.  INCOME TAXES

Income tax expense is equal to income taxes currently payable or refundable plus deferred tax expense or benefit. Deferred tax expense results from changes in deferred tax assets and liabilities. Deferred tax liabilities or assets at the end of each period are determined using the current marginal income tax rate in effect. Accordingly, income tax expense increases or decreases in the same period a change in tax rates is enacted. Income tax expense or benefit shown in the consolidated statements of income is composed as follows:


December 31, 1996                                    FNB of DAC      FNB of CC       Bancorp         Total
                                                    ------------   ------------   ------------   ------------
Current expense:
   Federal                                             1,131,309        131,069         81,124      1,343,502
   State                                                 130,629         25,136         17,551        173,316
                                                    ------------   ------------   ------------   ------------
Total Current Expense                                  1,261,938        156,205         98,675      1,516,818
                                                    ------------   ------------   ------------   ------------
Deferred expense
   Federal                                                94,952         14,449          9,346        118,747
   State                                                  18,366          3,230          2,089         23,685
                                                    ------------   ------------   ------------   ------------
Total Deferred Expense                                   113,318         17,679         11,435        142,432
                                                    ------------   ------------   ------------   ------------
     Total                                             1,375,256        173,884        110,110      1,659,250
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------
December 31, 1995
Current expense:
   Federal                                             1,413,165         57,514         42,051      1,512,730
   State                                                 213,286          2,299          7,127        222,712
                                                    ------------   ------------   ------------   ------------
Total Current Expense                                  1,626,451         59,813         49,178      1,735,442
                                                    ------------   ------------   ------------   ------------
Deferred expense
   Federal                                                92,556         69,646         30,575        192,777
   State                                                   8,710         13,218          2,492         24,420
                                                    ------------   ------------   ------------   ------------
Subtotal                                                 101,266         82,864         33,067        217,197
                                                    ------------   ------------   ------------   ------------
Total Deferred Expense                                 1,727,717        142,677         82,245      1,952,639
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------
December 31, 1994
Current expense:
   Federal                                             1,600,236         53,234         22,109      1,675,579
   State                                                 233,860        (1,731)          4,114        236,243
                                                    ------------   ------------   ------------   ------------
Total Current Expense                                  1,834,096         51,503         26,223      1,911,822
                                                    ------------   ------------   ------------   ------------
Deferred expense
   Federal                                               119,821         24,667          8,809        153,297
   State                                                 (1,985)          5,802          1,983          5,800
                                                    ------------   ------------   ------------   ------------
Total Deferred Expense                                   117,836         30,469         10,792        159,097
                                                    ------------   ------------   ------------   ------------
     Total                                             1,951,932         81,972         37,015      2,070,919
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------

In addition to the income tax expense which has been reported in the accompanying consolidated statements of income, the Banks recorded directly to stockholders' equity, the deferred tax effect of $22,881, $1,906,619 and $1,993,298 for FNB of DAC; and $13,607, $135,495 and $155,468 for FNB of CC
for the three years ended December 31, 1996, respectively, to reflect the tax effect of changes in the carrying amount of investments securities available-for-sale.

Consolidated income tax expense for the years ended December 31, is different from the amount computed by applying the statutory federal income tax rate of 34% to income before income tax expense due to the following:


                                                              1996           1995           1994
                                                          ------------   ------------   ------------
Expected tax expense                                         2,031,004      2,203,762      2,355,929
Increase (decrease) in taxes resulting from:
   Tax-exempt interest                                        (638,862)      (629,698)      (543,155)
   Non-deductible amortization of intangibles,
     municipal premiums and net life insurance expense          27,761         19,190         21,028
State income taxes, net of federal deduction                   126,625        163,107        159,748
Disallowed interest to carry municipal securities               58,587         58,514         38,700
Other                                                           54,135        137,764         38,669
                                                          ------------   ------------   ------------
    Total                                                    1,659,250      1,952,639      2,070,919
                                                          ------------   ------------   ------------
                                                          ------------   ------------   ------------

The Company has the following deferred tax assets and liabilities:


December 31, 1996                                    FNB of DAC     FNB of CC       Bancorp          Total
                                                    ------------   ------------   ------------   ------------
Deferred tax assets                                      604,696        102,110          5,384        712,190
Deferred tax liabilities                                (591,757)       (14,231)      (149,767)      (755,755)
                                                    ------------   ------------   ------------   ------------
    Net                                                   12,939         87,879       (144,383)       (43,565)
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------
December 31, 1995
Deferred tax assets                                      728,838        137,707              -        866,545
Deferred tax liabilities                                (579,700)       (18,542)      (132,948)      (731,190)
                                                    ------------   ------------   ------------   ------------
    Net                                                  149,138        119,165       (132,948)       135,355
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------


Valuation allowances with respect to the deferred tax assets have not been recorded because management believes that the deferred tax assets are fully realizable through expected future taxable income. The deferred tax assets or liabilities are attributable to temporary differences such as the excess of the provision for loan losses over the allowable income tax deduction, the accretion of discount on investment securities, the use of accelerated depreciation for tax purposes, write-downs on other real estate owned, carryover of excess contributions to the Company's self-funded health benefit trust and unrealized losses on investment securities available-for-sale.

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8.  BORROWED FUNDS

Borrowed funds, consist of the following at December 31:

                                                            1996        1995
                                                       -----------   -----------
Rio Grande:
   Capital lease payable, imputed interest 5.02%,
    payable in equal monthly installments of $12,273,
    due June 30, 2000, for the acquisition of, and
    secured by, computer equipment                         345,287         -

   Note payable to a bank, paid in full in 1996              -           476,850
   Note payable to a bank, paid in full in 1996              -         1,000,000
FNB of DAC
   Treasury, tax and loan payable at a floating rate
    as determined by the Federal Reserve Bank, payable
    on demand                                             1,214,635    2,479,271

   Federal Home Loan Bank borrowings ranging from
    6.02% to 6.78%, payable on demand, collateralized
    by mortgage loans                                    10,846,866    8,028,906
                                                       -----------   -----------
                                                         12,406,788   11,985,027
                                                       -----------   -----------
                                                       -----------   -----------


The following is a schedule, year by year, of the future lease payments required under capital lease payable:


Years ending December 31,
     1997                                               147,276
     1998                                               147,276
     1999                                                73,638
                                                     -----------
     Subtotal                                           368,190
     Less interest portion                               22,903
                                                     -----------
     Total                                              345,287
                                                     -----------
                                                     -----------


NOTE 9.  EMPLOYEE BENEFIT PLANS

Rio Grande has a qualified profit sharing plan that covers substantially all full-time employees of the Company. Contributions of $263,047, $464,082 and $514,970 were made for 1996, 1995 and 1994, respectively, by the Company.

During 1995, Rio Grande adopted an employee retirement plan (Plan) for employees of the Company effective January 1, 1995 with contributions beginning September 1, 1995. The Plan is qualified under Section 401(k) of the Internal Revenue Code. The Company has received a favorable determination from the Internal Revenue Service as to the tax exempt treatment of the plan. Under the Plan, employees may set aside up to 10% of their salary before tax. The Company matches employee contributions 100% up to 3%, and 50% for the next 4%. For the years ended December 31, 1996 and 1995, the Company's matching contributions were $301,437 and $102,574, respectively.

Rio Grande also has a qualified Voluntary Employee Beneficiary Association
(VEBA) plan for substantially all full-time employees of the Company. Contributions by the Company to the VEBA for the years ended December 31, 1996, 1995 and 1994 were $241,652, $219,742 and $250,044, respectively.

During 1996, the Company adopted a non-qualified defined benefit retirement plan and an incentive plan for

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

certain key executive officers and members of the board of directors. To establish the plans, the Company purchased single premium life insurance policies having a total face value of $17,962,000 on the lives of the participants. A death benefit for each executive has also been provided by a dollar amount as specified in each individual agreement. Benefits under the retirement benefit plan are accrued as defined in each individual agreement based on age. Benefits are accrued under the incentive plan based on the Company's return on assets for each fiscal year, as specified in the plan document. Net cash value life insurance on the accompanying consolidated balance sheet is the initial premium, decreased by the policy load fees and mortality costs and increased by policy earnings. The Company recorded the following asset, liability, income and expense under the plans in the accompanying 1996 consolidated balance sheets and statements of income as follows:


                                                      FNB of DAC      FNB of CC     Rio Grande        Total
                                                     -----------      ---------     ----------     ----------
Net cash value life insurance                          6,353,152        531,418         62,442      6,947,012
Current accrued benefits                                 133,643          4,064         10,743        148,450
Policy earnings                                          122,576          9,892          1,180        133,648
Policy load fee and mortality cost                       144,424         13,631          2,503        160,558



NOTE 10.  COMMITMENTS AND CONTINGENT LIABILITIES

On January 23, 1997, FNB of DAC entered into a settlement agreement with the United States Department of Justice (the "Department") arising out of the Department's allegations that FNB of DAC had violated the Federal Fair Housing and Equal Credit Opportunity Acts by engaging in practices that discriminated on the basis of national origin in its mobile home mortgage lending business. FNB of DAC adamantly denies the allegations. However, to avoid costs of protracted litigation and to enable management to refocus its attention on the normal business of banking, FNB of DAC agreed to a settlement which commits them, among other things, to continue the types of lending programs, promotional activities and training that are designed to increase the level of banking services available to Hispanics. In addition to compensating identified aggrieved individuals $485,000 (which has been accrued in the accompanying December 31, 1996 consolidated financial statements as other liabilities), the Bank has agreed to (i) develop and implement uniform underwriting guidelines including utilization of a second review committee (ii) provide a written customer assistance program and conduct outreach programs to the Hispanic community including home buyers educational seminars (iii) provide training to officers, directors and certain employees and (iv) establish a $750,000 fund for below-market mortgage loans to qualified applicants. FNB of DAC views the efforts in (i) through (iii) above as continuations of its existing lending programs.

In the normal course of business, the Company becomes a party to various lawsuits. When actions are deemed probable of settlement, estimated provisions for losses are provided in the consolidated financial statements. With regard to a certain action in process at December 31, 1996, discovery is ongoing and as such, neither management nor their legal counsel are able to determine the impact, if any, of the resolution of such action on the Company's financial position or results of operations. Management intends to vigorously defend actions in process at December 31, 1996.

Further, in the normal course of conducting business, the Banks are subject to examination by various government agencies. Such examinations may result in changes to estimates made by management in these consolidated financial statements and other matters impacting the Banks.

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Equipment rental expense amounted to $170,677 for the year ended December 31, 1996, $319,429 for the year ended December 31, 1995 and $375,418 for the year ended December 31, 1994. The following is a schedule, by year, of the future minimum equipment rental payments required under operating leases expiring during 1999 that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1996:

Years ending December 31,
   1997                                                   61,972
   1998                                                   55,560
   1999                                                   54,888
                                                       ---------
   Total                                                 172,420
                                                       ---------
                                                       ---------


NOTE 11.  RELATED PARTY TRANSACTIONS

At December 31, 1996, 1995 and 1994, certain officers and directors and companies in which they have 10 percent or more beneficial ownership, were indebted to the Banks in the aggregate for approximately $1.10 million, $1.23 million and $1.72 million, respectively, with underwriting and repayment terms consistent with the Banks' terms with non-related customers.


NOTE 12.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Banks are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amount of these instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Banks use the same credit policies in making commitments as they do for on-balance-sheet instruments. In general, the Banks require collateral or other security to support financial instruments with credit risk.

Following are the total commitments of the Banks, stated at the contract or notional amount at December 31:

                                                                         1996                        1995
                                                      ---------------------------------------     -----------
                                                      FNB of DAC      FNB of CC       Total          Total
                                                      ------------  -------------  -----------    -----------
Financial instruments whose contract
Amounts represent credit risk:
   Commitments to extend credit                       17,934,089        981,185     18,915,274     17,737,576
   Standby letters of credit                           3,037,463         41,835      3,079,298      2,244,146



Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Banks evaluate each customer's credit worthiness on a case-by-case basis.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

involved in extending loan facilities to customers. Since many of the commitments to extend credit are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. These commitments are usually unsecured.


NOTE 13.  REGULATORY REQUIREMENTS

Rio Grande and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Rio Grande and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Rio Grande and the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that Rio Grande and the Banks meet all capital adequacy requirements to which they are subject.

As of December 31, 1996, the most recent notifications from the Office of the Comptroller of the Currency categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Rio Grande and the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed Rio Grande and the Banks' category. Actual capital amounts and ratios are presented for Rio Grande and each bank in the following table:

                                                                                                              Amount Needed
                                                                               Minimum Required           To Be Well Capitalized
                                                                                 For Capital              Under Prompt Corrective
                                                       Actual                 Adequacy Purposes               Action Provisions
                                               ---------------------         ---------------------       ------------------------
December 31, 1996                              Amount          Ratio         Amount          Ratio         Amount          Ratio
                                              -------         ------       --------       --------       --------       ---------
Consolidated:
Total Capital (to Risk-Weighted Assets)       47,943            20%         19,343             8%         24,179            10%
Tier I Capital (to Risk-Weighted Assets)      45,134            19%          9,672             4%         14,507             6%
Tier I Capital (to Average Assets)            45,134            12%         15,545             4%         19,431             5%

FNB of DAC:
Total Capital (to Risk-Weighted Assets)       42,189            21%         15,818             8%         19,772            10%
Tier I Capital (to Risk-Weighted Assets)      39,890            20%          7,909             4%         11,863             6%
Tier I Capital (to Average Assets)            39,890            11%         14,376             4%         17,970             5%

FNB of CC:

Total Capital (to Risk-Weighted Assets)        3,054            12%          2,004             8%          2,504            10%
Tier I Capital (to Risk-Weighted Assets)       2,739            11%          1,002             4%          1,503             6%

                                       21


RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Tier I Capital (to Average Assets)             2,739             8%          1,410             4%          1,763             5%


RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                               Amount Needed
                                                                               Minimum Required           To Be Well Capitalized
                                                                                 For Capital              Under Prompt Corrective
                                                       Actual                 Adequacy Purposes               Action Provisions
                                               ---------------------         ---------------------       ------------------------
December 31, 1996                              Amount          Ratio         Amount          Ratio         Amount          Ratio
                                              -------         ------       --------       --------       --------       ---------
Consolidated:
Total Capital (to Risk-Weighted Assets)        43,109            18%         18,673             8%         23,341            10%
Tier I Capital (to Risk-Weighted Assets)       40,413            17%          9,336             4%         14,005             6%
Tier I Capital (to Average Assets)             40,413            11%         14,767             4%         18,458             5%

FNB of DAC:
Total Capital (to Risk-Weighted Assets)        40,445            19%         16,904             8%         21,130            10%
Tier I Capital (to Risk-Weighted Assets)       38,029            18%          8,452             4%         12,678             6%
Tier I Capital (to Average Assets)             38,029            11%         13,558             4%         16,948             5%

FNB of CC:
Total Capital (to Risk-Weighted Assets)         2.664            12%          1,769             8%          2,211            10%
Tier I Capital (to Risk-Weighted Assets)        2.384            11%            884             4%          1,326             6%
Tier I Capital (to Average Assets)              2.384             8%          1,209             4%          1,511             5%



Rio Grande is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval in accordance with the Federal Reserve Act. The Banks, as national banks, are also subject to dividend restrictions set forth by the Comptroller of the Currency. As of and for the years ended December 31, 1996, 1995 and 1994, management believes that Rio Grande and the Banks were in full compliance with such dividend requirements.

NOTE 14.  CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY.

The assets of the Company, as a parent company, consist primarily of the investments in its subsidiary banks and the parent company's cash and due from banks. The primary sources of the parent company's cash revenues are dividends from its subsidiary banks. Following are condensed financial statements of the parent company for December 31:


CONDENSED STATEMENTS OF CONDITION

As of December 31,                                       1996           1995
                                                   ------------    ------------
Assets:
     Cash and due from banks                           2,538,882      2,895,088
     Land, buildings and equipment, net                1,577,023      1,206,768
     Intangible assets, net                            1,032,692      1,083,258
     Other assets                                        101,508         63,315
     Investment in Subsidiaries                       41,099,023     38,906,528
                                                   ------------    ------------
          Total Assets                                46,349,128     44,154,956
                                                   ------------    ------------
                                                   ------------    ------------

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CONDENSED STATEMENTS OF CONDITION, Continued

As of December 31,                                          1996           1995

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Liabilities:
     Borrowed funds                                      345,287      1,476,850
     Other liabilities                                 1,366,447      1,139,622
          Total Liabilities                            1,711,734      2,616,472
   Stockholders' Equity                               44,637,394     41,538,484
                                                     -----------    -----------
          Total Liabilities and Stockholders' Equity  46,349,128     44,154,956
                                                     -----------    -----------
                                                     -----------    -----------

CONDENSED STATEMENTS OF INCOME AND EXPENSE


  For the Years Ended December 31,                       1996           1995           1994
                                                    ------------    ----------    ------------
  Interest and fee income                                61,161         42,816         17,993
  Interest expense                                      (93,014)      (152,898)      (140,349)
  Non interest income                                 1,488,047      1,508,688      1,481,414
  Amortization                                          (50,566)       (50,566)       (50,566)
  Other non interest expense                         (1,184,454)    (1,264,539)    (1,275,147)
  Income tax expense                                   (110,110)       (82,245)       (37,015)
  Undistributed income of subsidiaries                4,060,637      4,373,208      4,685,612
                                                    ------------    ----------    ------------
  Net income                                          4,171,702      4,373,464      4,681,942
                                                    ------------    ----------    ------------
                                                    ------------    ----------    ------------

CONDENSED STATEMENTS OF CASH FLOWS


For the Years Ended December 31,                             1996           1995           1994
                                                         ------------    -----------    -----------
Cash flows from operating activities:
Net income                                                  4,171,702      4,374,464      4,681,942
                                                         ------------    -----------    -----------
  Adjustments to reconcile net income to net cash
    provided by operating activities-
          Depreciation and amortization                       186,792        113,795        105,151
          Loss on sale of land, buildings and equipment             -             42            452
          Change in other assets and liabilities:
            Other assets                                       24,250         43,121       (79,950)
            Other liabilities                                 226,824        265,441        262,712
                                                         ------------    -----------    -----------
        Total adjustments                                     437,866        422,399        288,365
                                                         ------------    -----------    -----------
        Net cash provided by operating activities           4,609,568      4,796,863      4,970,307
                                                         ------------    -----------    -----------
  Cash flows from investing activities:
   Net change in investment in subsidiary                  (2,135,937)    (2,449,564)    (3,263,264)
   Purchases of land, buildings, and equipment               (506,482)       (35,623)       (59,830)
   Purchase of life insurance investment                      (62,442)             -              -
                                                         ------------    -----------    -----------
        Net cash used by investing activities              (2,704,861)    (2,485,187)    (3,323,094)
                                                         ------------    -----------    -----------
  Cash flows from financing activities:
   Repayment of other borrowed funds                       (1,131,563)      (261,393)      (167,587)
   Dividends paid                                          (1,129,350)      (903,480)      (898,010)
   Purchase of preferred stock                                      -              -       (150,812)
   Sale of treasury stock                                           -              -         28,500
                                                         ------------    -----------    -----------
        Net cash used by financing activities              (2,260,913)    (1,164,873)    (1,187,909)
                                                         ------------    -----------    -----------
  Net decrease in cash and cash equivalents                  (356,206)     1,146,803        459,304
  Cash and cash equivalents beginning of year               2,895,088      1,748,285      1,288,981
                                                         ------------    -----------    -----------
  Cash and cash equivalents end of year                     2,538,882      2,895,088      1,748,285
                                                         ------------    -----------    -----------
                                                         ------------    -----------    -----------

                                        25


RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED STATEMENTS OF CASH FLOWS, Continued

For the Years Ended December 31,                         1996           1995           1994
Supplemental cash flow information:
  Cash paid for:
          Interest                                        93,014        152,898        140,349
                                                    ------------  -------------  -------------
                                                    ------------  -------------  -------------
          Income taxes                                 1,454,000      1,804,000      2,232,000
                                                    ------------  -------------  -------------
                                                    ------------  -------------  -------------

  Change in gross unrealized losses on
   available-for-sale investment securities
   of subsidiaries                                        56,558      3,128,695     (3,292,858)
                                                    ------------  -------------  -------------
                                                    ------------  -------------  -------------


NOTE 15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair values of assets and liabilities presented below are subject to the following limitations:

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, FNB of DAC has a substantial trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include mortgage loan servicing rights, deferred tax assets or liabilities, land, buildings and equipment, and financing lease assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses on investment securities can have a significant effect on fair value estimates and have not been considered in any of the estimates.

CASH AND CASH EQUIVALENTS, ACCRUED INTEREST RECEIVABLE AND PAYABLE: The carrying values of these financial instruments approximate fair values since they are either payable on demand and do not present credit concerns, or have relatively short-term maturities.


                                                                             Consolidated
December 31, 1996                 FNB of DAC      FNB of CC     Rio Grande      Total
                                  ----------      ---------     ----------   ------------

Cash and Cash Equivalents         43,950,000      3,126,000      2,539,000     45,942,000
Accrued Interest Receivable        3,559,000        198,000              -      3,757,000
Accrued Interest Payable             763,000        123,000              -        886,000

December 31, 1995
Cash and Cash Equivalents         39,632,000      2,903,000      2,895,000     41,109,000
Accrued Interest Receivable        3,262,000        175,000              -      3,437,000
Accrued Interest Payable             697,000        110,000              -        807,000


RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INVESTMENT SECURITIES: The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not involve credit concerns. The fair value of long-term investments with straight maturity terms is estimated based on bid prices published in financial newspapers, obtained from pricing services or quoted from securities dealers. If the fair value of a security is not readily available through market sources, fair values are estimated based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued. Collateralized mortgage obligations (CMOs) and mortgage-backed securities are priced based on the yield over their current projected life provided by securities dealers. Estimated fair value of investment securities follows:

December 31, 1996        FNB of DAC      FNB of CC          Total
                      -------------    -----------    -----------
Available-for-sale       93,228,000      5,809,000     99,037,000
Held-to-maturity         15,848,000        721,000     16,569,000

December 31, 1995
Available-for-sale       86,965,000      4,567,000     91,532,000
Held-to-maturity         18,689,000      1,209,000     19,898,000

LOANS: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, installment, credit cards and other loans. Categories are further segmented by rates, maturities and payment terms. The fair value of loans, except residential mortgage and credit card loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans. For residential mortgage loans that are warehoused for possible sale in the secondary market, recent historical discount factors were used to estimate market value. Credit card loans, other floating rate loans and loans maturing in 90 days or less are valued at book value which approximates market value. Each loan category was adjusted for estimated uncollectible loans based on historical charge-off and recovery information for each loan type. Credit risk estimates are included in the fair value calculations for each loan type. Estimated fair value of loans follows as of December 31:

December 31, 1996         FNB of DAC      FNB of CC         Total
                        -------------   ------------   ------------
Commercial                 72,294,000      6,094,000     78,388,000
Mortgage                   38,788,000              -     38,788,000
Installment and other      73,062,000     19,016,000     92,078,000
                        -------------   ------------   ------------
    Total                 184,144,000     25,110,000    209,254,000
                        -------------   ------------   ------------
                        -------------   ------------   ------------

December 31, 1995
Commercial                 60,104,000      9,520,000     69,624,000
Mortgage                   31,053,000              -     31,053,000
Installment and other      83,832,000     13,102,000     96,934,000
                        -------------   ------------   ------------
    Total                 174,989,000     22,622,000    197,611,000
                        -------------   ------------   ------------
                        -------------   ------------   ------------

FINANCING LEASES: The estimated fair value of financing leases at December 31, 1996 and 1995 is $16,326,000 and $14,293,000 for FNB of DAC and at
December 31, 1996 is $430,000 for FNB of CC. FNB of CC was not financing equipment at December 31, 1995.

DEPOSITS: The fair value of deposits with no stated maturity, such as demand, money market checking and investment (money market), NOW accounts
(NOW) and savings are valued using current market rates of short term borrowings as of December 31. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar

RIO GRANDE BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


remaining maturities. Estimated fair value of deposits as of December 31, as follows:

December 31, 1996              FNB of DAC      FNB of CC       Total
                             ------------   ------------   ------------
Demand                         87,402,000      4,730,000     92,132,000
Money market and NOW           87,462,000      6,623,000     94,085,000
Savings                        51,633,000      2,586,000     54,219,000
Time                           78,757,000     18,506,000     97,263,000
                             ------------   ------------   ------------
Total                         305,254,000     32,445,000    337,699,000
                             ------------   ------------   ------------
                             ------------   ------------   ------------

December 31, 1995
Demand                         75,751,000      4,291,000     80,042,000
Money market and NOW           87,610,000      5,992,000     93,602,000
Savings                        52,706,000      2,693,000     55,399,000
Time                           65,868,000     14,471,000     80,339,000
                             ------------   ------------   ------------
Total                         281,935,000     27,447,000    309,382,000
                             ------------   ------------   ------------
                             ------------   ------------   ------------


BORROWED FUNDS: The fair value of debt obligations of the Company approximate carrying value based on their floating rates and short-term maturities.

                                  FNB of DAC     Rio Grande       Total
                                  ----------     ----------     ----------
December 31, 1996                 12,062,000        345,000     12,407,000
December 31, 1995                 10,508,000      1,477,000     11,985,000

OFF BALANCE SHEET FINANCIAL INSTRUMENTS: The estimated fair value of such instruments, which do not have carrying values, are estimated using the fees currently charged to enter into similar agreements and are not material to the fair value of financial instruments included in the consolidated balance sheets.

NOTE 16.  SUBSEQUENT EVENTS

The legal action in process at December 31, 1996, as discussed in Note 10, was settled on October 20, 1997. The total settlement amount was $1,855,000. The Company was required to make payments totaling $255,000, with the remaining $1,600,000 covered by insurance. The Company accrued for their portion of the settlement during the first three quarters of 1997.

On October 18, 1997, Rio Grande and FNB of DAC Boards entered into an agreement and plan of reorganization with First Security Corporation of Salt Lake City, Utah. Under the terms of this agreement, stockholders of Rio Grande and FNB of DAC will receive approximately 2,900,000 shares of First Security Corporation common stock in exchange for the their stock.

The agreement is subject to the approval of the stockholders of Rio Grande and FNB of DAC as well as approval of certain regulatory agencies. Management anticipates all necessary approvals will be obtained during the first quarter of 1998 with the transaction being consummated soon thereafter.

In making this decision, the Boards of Rio Grande and FNB of DAC considered many factors, after which they unanimously concluded that the merger with First Security Corporation was in the best interests of the stockholders of both Rio Grande and of FNB of DAC and unanimously recommend that all stockholders vote to approve the proposed merger agreement.

                                   APPENDIX C

                          FNBDA FINANCIAL STATEMENTS

FIRST NATIONAL BANK OF DONA ANA COUNTY
CONDENSED STATEMENTS OF CONDITION
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


                                                   September 30,   December 31,
                                                        1997           1996
                                                   -------------- -------------
                                                     (Unaudited)
ASSETS:
Cash and due from banks                              30,479,914     29,899,936
Federal funds sold                                   22,200,000     14,050,000
                                                  -------------   ------------
 Cash and cash equivalents                           52,679,914     43,949,936

Investment securities:
 Available-for-sale                                  82,740,476     93,227,898
 Held-to-maturity                                    13,913,537     15,287,170
Time deposits and Federal Reserve and
 Federal Home Loan Bank stock, at cost                3,191,900      3,152,200
Loans, net                                          207,570,437    197,294,646
Land, buildings and equipment, net                    6,562,384      6,956,024
Other assets                                         12,526,051     11,445,862
                                                  -------------   ------------
 Total assets                                       379,184,699    371,313,736
                                                  -------------   ------------
                                                  -------------   ------------

LIABILITIES:
Deposits                                            316,366,719    316,158,617
Borrowed funds                                       17,993,268     13,161,501
Other liabilities                                     2,514,078      2,165,186
                                                  -------------   ------------
 Total liabilities                                  336,874,065    331,485,304
                                                  -------------   ------------
STOCKHOLDERS' EQUITY:
Common stock                                          1,000,000      1,000,000
Surplus                                               9,000,000      9,000,000
Net unrealized losses on investment securities
    securities                                         (131,242)      (101,224)
Retained earnings                                    32,441,876     29,929,676
                                                  -------------   ------------
 Total stockholders' equity                          42,310,634     39,828,432
                                                  -------------   ------------
 Total liabilities and stockholders' equity         379,184,699    371,313,736
                                                  -------------   ------------
                                                  -------------   ------------

The accompanying notes to condensed financial statements are an integral part of these unaudited statements.

FIRST NATIONAL BANK OF DONA ANA COUNTY
CONDENSED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
 (Unaudited)

                                                        1997           1996
                                                   -------------   ------------
INTEREST INCOME:

Interest and fees on loans and leases                14,581,242     13,692,127
Investment securities                                 4,932,012      5,045,645
Federal funds sold                                      417,146        507,907
                                                   -------------   ------------
 Total interest income                               19,930,400     19,245,679
                                                   -------------   ------------
INTEREST EXPENSE:

Deposits                                              6,652,637      6,142,169
Federal funds purchased                                  93,144         56,167
Borrowed funds                                          638,581        371,355
                                                   -------------   ------------
 Total interest expense                               7,384,362      6,569,691
                                                   -------------   ------------
Net interest income                                  12,546,038     12,675,988
Provision for loan losses                               187,497        158,621
                                                   -------------   ------------
Net interest income after provision for loan losses  12,358,541     12,517,367

NON-INTEREST INCOME                                   2,459,218      2,371,553

NON-INTEREST EXPENSE                                 11,269,201     10,842,412
                                                   -------------   ------------
Income before income tax expense                      3,548,558      4,046,508
Income tax expense                                      698,822      1,035,480
                                                   -------------   ------------
 Net income                                           2,849,736      3,011,028
                                                   -------------   ------------
                                                   -------------   ------------

The accompanying notes to condensed financial statements are an integral part of these unaudited statements.

FIRST NATIONAL BANK OF DONA ANA COUNTY
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
 (Unaudited)

                                                        1997           1996
                                                   -------------   ------------
Cash flows from operating activities:

    Net income                                        2,849,736      3,011,028
Adjustments to reconcile net income to net cash provided by operating activities -

  Depreciation and amortization                         562,129        536,220
  Net discount accretion and premium
  amortization on investment securities                 128,054        285,774
  Provision for loan losses                             187,497        158,621
  Gain on sale of mortgage loans                         18,553         16,750
  Change in operating assets and liabilities:

    Other assets                                     (1,198,861)       797,440
    Other liabilities                                   348,892       (351,419)
                                                   -------------   ------------
    Total adjustments                                    46,264      1,443,386
                                                   -------------   ------------
    Net cash provided by operating activities         2,896,000      4,454,414
                                                   -------------   ------------
Cash flows from investing activities:

 Proceeds from maturities of investment
    securities held-to-maturity                      3,123,744       2,784,097
 Purchase of investment securities held-to-
    Maturity                                        (1,747,467)       (500,000)
 Proceeds from sales and maturities of
    Investment securities available-for-sale        31,187,002      29,079,904
 Purchase of investment securities available-for-
    Sale                                           (20,451,298)    (34,260,857)
 Purchase of Federal Reserve and Federal Home
    Loan Bank stock                                    (39,700)     (7,679,644)
 Loans funded, net of repayments                   (10,509,683)     (1,257,464)
 Purchases of land, buildings and equipment           (168,489)     (6,375,000)
                                                   -------------   ------------
 Net cash provided (used) by investing activities    1,394,109     (18,208,964)
                                                   -------------   ------------
Cash flows from financing activities:

 Net increase in deposits                              208,102         696,364
 Net increase (decrease) in borrowed funds           4,831,767      (3,499,055)
 Dividends paid                                       (600,000)       (600,000)
                                                   -------------   ------------
Net cash provided (used) by financing activities     4,439,869      (3,402,691)
                                                   -------------   ------------
    Net increase (decrease) in cash and cash
    equivalents                                      8,729,978     (17,157,241)
Cash and cash equivalents at beginning of year      43,949,936      39,632,346
                                                   -------------   ------------
Cash and cash equivalents at end of year            52,679,914      22,475,105
                                                   -------------   ------------
                                                   -------------   ------------

FIRST NATIONAL BANK OF DONA ANA COUNTY
CONDENSED STATEMENTS OF CASH FLOWS, (Continued)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
 (Unaudited)

                                                        1997           1996
                                                   -------------   ------------
Supplemental Cash Flow Information:

Cash paid for:

 Interest                                             7,283,353      7,909,230
                                                   -------------   ------------
                                                   -------------   ------------
 Income taxes                                           698,567        851,235
                                                   -------------   ------------
                                                   -------------   ------------
Loans transferred to other real estate owned             27,842         85,067
                                                   -------------   ------------
                                                   -------------   ------------
Change in gross unrealized losses on available-
for-sale investment securities                          378,980       (379,170)
                                                   -------------   ------------
                                                   -------------   ------------

The accompanying notes to condensed financial statements are an integral part of these unaudited statements.

First National Bank of Dona Ana County
Notes to Condensed Financial Statements
September 30, 1997
(Unaudited)

Note A -- BASIS OF PRESENTATION

In the opinion of management, all adjustments (considering only of normal recurring accruals) considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the full year.

Note B -- INCOME PER SHARE

Net income per common share is based upon the weighted average number of common and common equivalent shares outstanding, 100,000 at September 30, 1997 and 1996.

Note C -- SIGNIFICANT EVENTS AND DEVELOPMENTS

On October 18, 1997, the Company entered into an agreement and plan of reorganization (the "Agreement") with First Security Corporation ("First Security") of Salt Lake City, Utah. Under the terms of the Agreement, shareholders of the Company will receive 2,900,000 shares of First Security common stock in exchange for the Company's stock.

The agreement is subject to the approval of the shareholders of the Company as well as approval of certain regulatory agencies. Management anticipates all necessary approvals will be obtained during the first quarter of 1998 with the transaction being consummated soon thereafter.

                    FIRST NATIONAL BANK OF DONA ANA COUNTY

                             FINANCIAL STATEMENTS

                        TOGETHER WITH AUDITORS' REPORT

                       DECEMBER 31, 1996, 1995 AND 1994

TABLE OF CONTENTS                                           Page


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS................... 1

FINANCIAL STATEMENTS

  Statements of Condition.................................. 2
  Statements of Income..................................... 3
  Statements of Changes in Stockholders' Equity............ 4
  Statements of Cash Flows................................. 5

NOTES TO FINANCIAL STATEMENTS.............................. 7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors of
First National Bank of Dona Ana County
Las Cruces, New Mexico:

We have audited the accompanying statements of condition of First National Bank of Dona Ana County (Bank) as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Dona Ana County as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

As explained in Notes 1 and 2, the Bank adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994.


                                        ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
  February 28, 1997 (except with respect
  to the matters discussed in Note 15, as to which the date is October 20, 1997)

FIRST NATIONAL BANK OF DONA ANA COUNTY
STATEMENTS OF CONDITION
DECEMBER 31, 1996 AND 1995


ASSETS:                                                     1996           1995
                                                       --------------  -------------
Cash and due from banks                                    29,899,936     23,632,346
Federal funds sold                                         14,050,000     16,000,000
                                                       --------------  -------------
 Cash and cash equivalents                                 43,949,936     39,632,346
Investment securities (Note 2):
 Available-for-sale                                        93,227,898     86,965,255
 Held-to-maturity                                          15,287,170     17,855,017
Time deposits                                               1,500,000      1,500,000
Federal Reserve and Federal Home Loan Bank stock,
at cost                                                     1,652,200      1,632,600
Loans, net (Note 3)                                       180,957,418    171,518,111
Financing leases (Note 4)                                  16,337,228     13,914,899
Land, buildings and equipment, net (Note 5)                 6,956,024      6,328,202
Other real estate owned, net                                  386,042        448,703
Accrued interest receivable                                 3,560,407      3,262,517
Cash value of life insurance (Note 9)                       6,353,152              -
Other assets                                                  858,171      1,372,025
Income taxes receivable (Note 7)                              275,151        242,354
Deferred tax assets, net (Notes 2 and 7)                       12,939        149,138
                                                       --------------  -------------
   Total Assets                                           371,313,736    344,821,167
                                                       --------------  -------------
                                                       --------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits (Note 6):
 Demand                                                    91,720,508     79,668,860
 Money market checking and investment                      39,912,764     42,160,991
 NOW accounts                                              51,754,058     49,617,544
 Savings                                                   54,106,640     52,610,369
 Time - $100,000 and over                                  24,547,895     16,982,985
 Other time                                                54,116,752     51,115,861
                                                       --------------  -------------
   Total Deposits                                         316,158,617    292,156,610
Federal funds purchased                                     1,100,000      2,525,000
Borrowed funds (Note 8)                                    12,061,501     10,508,177
Accrued interest payable                                      765,431        698,600
Other liabilities                                           1,399,755      1,025,899
                                                       --------------  -------------
   Total Liabilities                                      331,485,304    306,914,286
                                                       --------------  -------------

Commitments and contingent liabilities
 (Notes 10 and 12)
Stockholders' equity (Note 13):
 Common stock, $10 par value; 100,000 shares
  authorized, issued and outstanding.                       1,000,000      1,000,000
 Surplus                                                    9,000,000      9,000,000
 Unrealized losses on investment securities,
  net of tax effect (Note 2)                                 (101,224)      (137,530)
 Retained earnings                                         29,929,656     28,044,411
                                                       --------------  -------------
   Total Stockholders' Equity                              39,828,432     37,906,881
                                                       --------------  -------------
   Total Liabilities and Stockholders' Equity             371,313,736    344,821,167
                                                       --------------  -------------
                                                       --------------  -------------


The Notes to Financial Statements are an integral part of these statements.

FIRST NATIONAL BANK OF DONA ANA COUNTY
STATEMENTS OF CONDITION
DECEMBER 31, 1996 AND 1995


                                                           1996           1995           1994
                                                           ----------     ----------     ----------
Interest income:
 Interest and fees on loans and leases                     18,440,605     18,191,554     16,717,925
 Investment securities:
  U.S. Treasury, Government and Agency securities           5,510,020      5,815,951      6,126,384
  State and municipal securities                              981,112      1,054,569      1,087,850
  Other securities                                            228,463        160,381         72,963
 Federal funds sold                                           582,783        436,513        145,404
                                                           ----------     ----------     ----------
   Total interest income                                   25,742,983     25,658,968     24,150,526
                                                           ----------     ----------     ----------

Interest expense:
 Deposits                                                   8,228,365      8,250,281      6,350,532
 Federal funds purchased                                       85,976        239,271        199,345
 Borrowed funds                                               564,336        357,459         80,399
                                                           ----------     ----------     ----------
   Total interest expense                                   8,878,677      8,847,011      6,630,276
                                                           ----------     ----------     ----------

Net interest income                                        16,864,306     16,811,957     17,520,250
Provision for loan losses (Note 3)                          (226,378)              -              -
                                                           ----------     ----------     ----------
Net interest income after provision for loan losses        17,090,684     16,811,957     17,520,250
                                                           ----------     ----------     ----------

Other income:
 Service fees on deposits                                   1,471,423      1,475,063      1,503,573
 Other service charges, fees and commissions                  572,369        526,369        501,421
 Trust department income                                      632,343        588,681        530,494
 Gains on sale of other real estate owned, net of
  losses and write-downs                                      123,347        201,834        159,640
 Net loss on sales of investment securities                         -      (105,953)        (6,343)
 Gains on sales of loans                                      377,277         20,803              -
 (Losses) gains on sales of land, buildings and equipment     (11,687)        10,441         (8,442)
 Other                                                        172,143        164,154         81,084
                                                           ----------     ----------     ----------
   Total other income                                       3,337,215      2,881,392      2,761,427
                                                           ----------     ----------     ----------

Other expenses:
 Salaries                                                   7,200,629      6,730,693      6,562,475
 Pension and other employee benefits (Note 9)               1,378,552      1,315,568      1,303,178
 Equipment                                                    875,860        636,985        586,703
 Occupancy, net                                               656,827        566,224        577,888
 Other                                                      5,055,530      4,425,355      4,595,362
                                                           ----------     ----------     ----------
   Total other expenses                                    15,167,398     13,674,825     13,625,606
                                                           ----------     ----------     ----------

Income before income tax expense                            5,260,501      6,018,524      6,656,071
Income tax expense (Note 7)
                                                            1,375,256      1,727,717      1,951,932

Net income
                                                            3,885,245      4,290,807      4,704,139
                                                           ----------     ----------     ----------
                                                           ----------     ----------     ----------

Weighted Average common shares outstanding
                                                              100,000        100,000        100,000
                                                           ----------     ----------     ----------
                                                           ----------     ----------     ----------

Earnings per share of common stock
                                                                38.85          42.91          47.04
                                                           ----------     ----------     ----------
                                                           ----------     ----------     ----------


The Notes to Financial Statements are an integral part of these statements.

FIRST NATIONAL BANK OF DONA ANA COUNTY
STATEMENTS OF CONDITION
DECEMBER 31, 1996 AND 1995


                                                                                     Unrealized
                                                    Common Stock                     Losses on
                                                   100,000 shares                    Investment     Retained
                                                    $10 par value      Surplus       Securities     Earnings         Total
                                                   ---------------     ---------     ----------     ----------     ----------
December 31, 1993                                       1,000,000      9,000,000              -     22,549,465     32,549,465
Net income                                                      -              -              -      4,704,139      4,704,139
Common stock dividends, $15.00 per share                        -              -              -    (1,500,000)     (1,500,000)
Effect of change in accounting for
   investment securities at January 1, 1994,
   net of tax effect of $74,579                                 -              -       (118,331)            -        (118,331)
Net change in unrealized losses, net of tax
   effect of $1,918,719                                         -              -     (3,044,341)            -      (3,044,341)
                                                   ---------------     ---------     ----------     ----------     ----------

December 31, 1994                                        1,000,000     9,000,000     (3,162,672)    25,753,604     32,590,932
Net income                                                      -              -              -      4,290,807      4,290,807
Common stock dividends, $20.00 per share                        -              -              -     (2,000,000)    (2,000,000)
Net change in unrealized losses, net of tax
   effect of $1,906,619                                         -              -      3,025,142              -      3,025,142
                                                   ---------------     ---------     ----------     ----------     ----------

December 31, 1995                                       1,000,000      9,000,000      (137,530)     28,044,411     37,906,881
Net income                                                      -              -              -      3,885,245      3,885,245
Common stock dividends, $20.00 per share                        -              -              -     (2,000,000)    (2,000,000)
Net change in unrealized losses,  net of tax
   effect of $22,881                                            -              -         36,306              -         36,306
                                                   ---------------     ---------     ----------     ----------     ----------

December 31, 1996                                       1,000,000      9,000,000      (101,224)     29,929,656     39,828,432
                                                   ---------------     ---------     ----------     ----------     ----------
                                                   ---------------     ---------     ----------     ----------     ----------


The Notes to Financial Statements are an integral part of these statements.

FIRST NATIONAL BANK OF DONA ANA COUNTY
STATEMENTS OF CONDITION
DECEMBER 31, 1996 AND 1995


                                                         1996            1995           1994
                                                      -----------    -----------    -----------
Cash flows from operating activities:
 Net income                                             3,885,245      4,290,807      4,704,139
                                                      -----------    -----------    -----------
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization                            728,809        598,230        552,970
 Net discount accretion and premium amortization on
  investment securities                                   356,796        319,478        512,682
 Provision for loan losses                               (226,378)             -              -
 Deferred income tax expense                              113,318        101,266        117,836
 Losses (gains) on sale of land, buildings and
 equipment                                                 11,687        (10,441)         8,442
 Net losses on sales of investment securities                   -        105,953          6,343
 Gains on sale of other real estate owned, net of
  losses & write downs                                   (123,347)      (201,834)      (159,640)
 Gains on sales of mortgage loans                        (377,277)       (20,803)       (17,662)
 Net policy expense on cash value life insurance           21,848              -              -
 Change in operating assets and liabilities:
  Accrued interest receivable                            (297,890)      (298,323)      (164,780)
  Other assets                                            (23,764)       (54,428)       826,447
  Income taxes receivable                                 (32,797)      (119,864)      (122,490)
  Accrued interest payable                                 66,831        253,535        (20,730)
  Income taxes payable                                          -              -       (144,716)
  Other liabilities                                       373,856         53,361         16,694
                                                      -----------    -----------    -----------
  Total adjustments                                       591,692        726,130      1,411,396
                                                      -----------    -----------    -----------
  Net cash provided by operating activities             4,476,937      5,016,937      6,115,535
                                                      -----------    -----------    -----------

Cash flows from investing activities:
 Proceeds from maturities of investment securities
 held-to-maturity                                       2,651,995      2,878,437      2,045,000
 Purchase of investment securities held-to-maturity             -              -     (4,300,000)
 Proceeds from sales and maturities of investment
  securities available-for-sale                        36,537,785     38,829,288     17,558,542
 Purchase of investment securities
  available-for-sale                                  (43,182,185)   (11,996,725)   (12,013,359)
 Purchase of Federal Reserve and Federal Home
  Loan Bank stock                                         (19,600)       (19,100)       (55,200)
 Purchase of certificate of deposit                             -     (1,500,000)             -
 Loans funded, net of prepayments                     (11,343,048)   (15,477,953)    (2,803,186)
 Purchases of land, buildings and equipment              (835,660)      (989,275)    (1,325,156)
 Proceeds from sale of land, buildings and equipment        4,960         23,707          5,738
 Proceeds from sale of other real estate owned            271,075        424,016        364,895
 Purchase of cash value of life insurance              (6,375,000)             -              -
                                                      -----------    -----------    -----------
 Net cash (used) provided by investing activities     (22,289,678)    12,172,395       (522,726)
                                                      -----------    -----------    -----------

Cash flows from financing activities:
 Net increase (decrease) in time deposits              10,565,801     10,692,739    (10,994,457)
 Net increase (decrease) in deposits other and time    13,436,206     (3,438,901)   (10,166,743)

   CONTINUED
                                                          1996           1995           1994
                                                      -----------    -----------    -----------

                                                  5


FIRST NATIONAL BANK OF DONA ANA COUNTY
STATEMENTS OF CONDITION
DECEMBER 31, 1996 AND 1995

Cash flows from financing activities, continued:
 Net (decrease) increase in Federal funds purchased    (1,425,000)    (9,475,000)    10,050,000
 Net increase in Treasury, tax and loan payable        (1,264,636)      (470,815)      (214,241)
 Proceeds from Federal Home Loan Bank borrowings        5,002,450      8,028,906      4,800,000
 Repayment of Federal Home Loan Bank borrowings        (2,184,490)    (4,800,000)             -
 Repayment of other borrowed funds                              -        (12,500)       (12,500)
 Dividends paid                                        (2,000,000)    (2,000,000)    (1,500,000)
 Net cash provided (used) by financing activities      22,130,331     (1,475,571)    (8,037,941)
                                                      -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents    4,317,590     15,713,761     (2,445,132)
Cash and cash equivalents at beginning of year         39,632,346     23,918,585     26,363,717
                                                      -----------    -----------    -----------
Cash and cash equivalents at end of year               43,949,936     39,632,346     23,918,585
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Supplemental Cash Flow Information:
Loans transferred to (from) other real estate
 owned, net of loans made to facilitate the sale
 of other real estate owned                               537,618         8,000        (293,627)
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Cash paid for:
 Interest                                               8,811,846      8,593,476      6,651,006
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

 Income taxes, net of refunds                           1,331,000      1,706,000      2,109,565
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Change in unrealized loss on investment securities       (59,187)    (4,931,761)      5,155,970
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Change in tax effect of unrealized losses on
 investment securities                                    22,881      3,025,142      (1,993,298)
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Transfer of securities from held-to-maturity to
 available-for-sale                                            -      3,595,000               -
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


The Notes to Financial Statements are an integral part of these statements.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

First National Bank of Dona Ana County (the Bank or FNB of DAC) operates from its main office in Las Cruces, New Mexico and its eight branches within Dona Ana County. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market business and middle-income individuals. FNB of DAC is a majority owned subsidiary of Rio Grande Bancshares, Inc. (Rio Grande), a New Mexico Corporation. Rio Grande also owns 100% of First National Bank of Chaves County, together with FNB of DAC, hereafter referred to as the Company.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The principal areas requiring use of estimates and judgments by management are the allowance for loan losses, real estate owned valuations, and estimates for the fair value of financial instruments. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are defined as cash on hand, in banks and Federal funds sold. The Bank is required to maintain a reserve balance with the Federal Reserve Bank under the Federal Reserve Act and Regulation D.
Required balances were approximately $4,357,000 and $3,642,000 as of December 31, 1996 and 1995, respectively.

INVESTMENT SECURITIES

The Bank adopted the provisions of Statement of Financial Accounting Standard
(FAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994. Investment securities are classified and accounted for as follows: Those securities which management has the ability and intent to hold until maturity, are classified as "held-to-maturity," and reported at amortized cost. Those securities which management may sell, are classified as "available-for-sale," and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of taxes. Realized gains and losses on sales of investment securities available-for-sale are recognized as determined by the specific identification basis upon disposition. The Bank does not have a trading portfolio.

LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are stated at the amount of unpaid principal balances reduced by unearned discount, allowance for loan losses and net deferred loan fees. Unearned discount on installment loans is recognized as income over the terms of the loans using a method that approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Accrual of interest on a loan is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance for loan losses is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations of the allowance take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. The allowance is based on management's estimates and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings during the period they become known. In addition, certain regulatory agencies, as an integral part of their examination process, periodically review the Bank' allowances for loan losses. Such agencies may require the Bank to recognize changes to the allowances based on their judgment about information available to them at the time of their examination.

The Bank adopted FAS No. 114, "Accounting by Creditors for Impairment of a Loan," and FAS No. 118, "Accounting by Creditors for Impairment of a Loan -Income Recognition and Disclosures," as of January 1, 1995. These statements require that certain impaired loans be measured based on the present value of future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance. The Bank had previously measured the allowance for loan losses using methods similar to those prescribed in FAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required even though certain loans were identified as impaired (see Note 3).

LOAN ORIGINATION FEES, COMMITMENT FEES, AND RELATED COSTS

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, on a loan-by-loan basis. Commitment fees and costs relating to commitments, the likelihood of exercise of which is remote, are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized portion of the fee is immediately recognized as income.

OTHER REAL ESTATE OWNED

The Bank records other real estate owned at fair value upon acquisition. After foreclosure, other real estate owned is carried at the lower of the carrying amount or estimated fair value, which is determined by an independent appraisal, less estimated selling costs. Sales of other real estate owned, when loans to facilitate the sale have been made, are accounted for using the full accrual, deposit, installment or cost recovery methods to recognize income. Gains and losses on the sale of other real estate owned are recorded as other income or other expense.

DEPRECIATION AND AMORTIZATION

Buildings and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets, which range from 3 to 39 years. Leasehold improvements are stated at cost, less accumulated amortization computed over the estimated useful life or the lease term whichever is shorter. Repairs and maintenance that do not extend the useful life of buildings and equipment are expensed.

INCOME TAXES

The Bank files consolidated income tax returns with Rio Grande and accounts for intercompany income taxes in accordance with a tax-sharing agreement.
The calculation of taxes payable is based on the Bank's share of consolidated taxable income. Income taxes of the Bank determined to be currently payable are remitted to Rio Grande.

Deferred income taxes result from changes in deferred tax liabilities and assets. Deferred tax liabilities and assets are recognized for the estimated future tax effects attributable to temporary differences between the bases of assets and liabilities for tax and financial statement purposes. The differences relate principally to depreciation of buildings and equipment, provision for loan losses, unrealized gains or losses on investment securities available-for-sale and write-downs of other real estate owned.

EARNINGS PER SHARE OF COMMON STOCK

Earnings per share of common stock are calculated on the weighted average number of common shares outstanding.

TRUST DEPARTMENT ASSETS

Assets held by the Bank in fiduciary or agency capacities for its customers are not included in the accompanying financial statements, as such assets are not owned by FNB of DAC.

RECLASSIFICATIONS

Certain amounts in the 1995 and 1994 financial statements have been reclassified to conform with the 1996 presentation.

NOTE 2.  INVESTMENT SECURITIES

The amortized cost and estimated market values of investments in debt securities are as follows:


                                                                        Gross        Gross        Estimated
                                                     Amortized       Unrealized    Unrealized       Market
      December 31, 1996                                 Cost            Gains        Losses         Value
      -----------------                             -----------      ---------     ----------    ------------
Available-for-sale
 US Treasury Securities                              27,268,151         60,568         15,722     27,312,997
 US Government & Agency Securities                   59,338,391         63,478        255,942     59,145,927
 State and Municipal Securities                       6,786,378              -         17,404      6,768,974
                                                    -----------      ---------     ----------    ------------
  Subtotal available-for-sale                        93,392,920        124,046        289,068     93,227,898
                                                    -----------      ---------     ----------    ------------
Held-to-maturity
  US Government & Agency Securities                   3,444,972        226,832              -      3,671,804
  State and Municipal Securities                     11,841,198        347,424         13,127     12,175,495
  Other Investment Securities                             1,000              -              -          1,000
                                                    -----------      ---------     ----------    ------------
  Subtotal held to maturity                          15,287,170        574,256         13,127     15,848,299
                                                    -----------      ---------     ----------    ------------
  Total securities                                  108,680,090        698,302        302,195    109,076,197
                                                    -----------      ---------     ----------    ------------
                                                    -----------      ---------     ----------    ------------

                                      9

                                                                        Gross        Gross        Estimated
                                                     Amortized       Unrealized    Unrealized       Market
      December 31, 1996                                 Cost            Gains        Losses         Value
      -----------------                             -----------      ---------     ----------    -----------
Available-for-sale
 US Treasury Securities                              24,175,487         46,732         57,844     24,164,375
  US Government & Agency Securities                  59,421,592        179,754        327,166     59,274,180
  State and Municipal Securities                      3,592,385              -         65,685      3,526,700
                                                    -----------      ---------     ----------    -----------
                                                     87,189,464        226,486        450,695     86,965,255
                                                    -----------      ---------     ----------    -----------
Held-to-maturity
  US Government & Agency Securities                   4,094,793        267,053              -      4,361,846
  State and Municipal Securities                     13,759,224        578,314         11,061     14,326,477
  Other Investment Securities                             1,000              -              -          1,000
                                                    -----------      ---------     ----------    -----------
                                                     17,855,017        845,367         11,061     18,689,323
                                                    -----------      ---------     ----------    -----------
                                                    105,044,481      1,071,853        461,756    105,654,578
                                                    -----------      ---------     ----------    -----------
                                                    -----------      ---------     ----------    -----------

The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

                                                                    Estimated
                                                     Amortized        Market
                                                        Cost          Value
                                                    -----------    -----------
Available-for-sale
   Due in one year or less                           16,315,671     16,322,671
   Due from one to five years                        11,936,817     11,963,094
   Due from five to ten years                         4,394,404      4,373,666
   Due after ten years                                1,407,637      1,422,540
                                                    -----------    -----------
                                                     34,054,529     34,081,971
Securities with no contractual maturity              59,338,391     59,145,927
                                                    -----------    -----------
                                                     93,392,920     93,227,898
                                                    -----------    -----------
Held-to-maturity
   Due in one year or less                            1,500,000      1,516,319
   Due from one to five years                         5,992,753      6,160,620
   Due from five to ten years                         3,838,204      3,946,495
   Due after ten years                                  511,242        553,060
                                                    -----------    -----------
                                                     11,842,199     12,176,494
Securities with no contractual maturity               3,444,971      3,671,805
                                                    -----------    -----------
                                                     15,287,170     15,848,299
                                                    -----------    -----------
                                                    108,680,090    109,076,197
                                                    -----------    -----------
                                                    -----------    -----------

Gains and losses on sales of available-for-sale securities during the year ended December 31, 1995 were $25,904 and $112,267, respectively and $2,200 and $8,543 during the year ended December 31, 1994, respectively. No securities were sold during the year ended December 31, 1996.

In November 1995, the Financial Accounting Standards Board (FASB) released a special report, "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities" (the Guide). The Guide permitted a one-time reassessment (allowed during the period from November 1995 to
                                     11

December 31, 1995) of the appropriateness of the classifications of all investments in debt and equity securities without causing questions about the Bank's intent or ability to hold securities classified as held-to-maturity to their maturity. The reclassifications of the securities were accounted for at fair value. As permitted by the Guide, during 1995, FNB of DAC transferred securities from held-to-maturity to available-for-sale at amortized cost totaling $3,595,000.

As a result of adoption of FAS No. 115 on January 1, 1994, the Bank recorded unrealized losses of $192,910, deferred tax assets of $74,579 and a decrease to stockholders' equity of $118,331.

Investment securities with a market value of approximately $54,055,000 and $61,937,000 at December 31, 1996 and 1995, respectively, were pledged to secure public and trust deposits and for other purposes required by law.

NOTE 3.  LOANS

Major components of loans are as follows at December 31:

                                                                1996           1995
                                                            -----------    -----------
Commercial                                                   73,193,085     64,602,012
Mortgage                                                     38,540,026     30,043,360
Installment and other                                        73,989,507     83,206,666
                                                            -----------    -----------
Subtotal                                                    185,722,618    177,852,038
Less:  Unearned discount                                      2,398,054      3,857,002
          Allowance for loan losses                           2,298,955      2,416,412
          Deferred loan fees, net                                68,191         60,513
                                                            -----------    -----------
Total                                                       180,957,418    171,518,111
                                                            -----------    -----------
                                                            -----------    -----------
Non-accrual loans included in net loans:
   Commercial                                                 1,115,478        765,166
   Mortgage                                                           -         50,936
   Installment and other                                         48,230         75,404
                                                            -----------    -----------
Total                                                         1,163,708        891,506
                                                            -----------    -----------
                                                            -----------    -----------
Past due loans:
   Commercial:
      30-89 days                                                566,066        714,148
      90 days or more                                           600,131        134,283
   Mortgage:
      30-89 days                                                131,218        779,445
      90 days or more                                           117,806              -
   Installment and other:
      30-89 days                                              1,675,311      2,915,800
      90 days or more                                           297,531        217,863
                                                            -----------    -----------
Total                                                         3,388,063      4,761,539
                                                            -----------    -----------
                                                            -----------    -----------

As of and for the year ended December 31, the recorded investment, average recorded investment and the valuation allowances on impaired loans are as follows:

                                                                1996           1995
                                                            -----------    -----------
Balance of impaired loans with valuation allowances              14,879         18,479
Balance of impaired loans without valuation allowances          971,251        919,221
Average recorded investment in impaired loans                   945,000        820,000
Valuation allowances included in loan allowance                  13,000         15,000

Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. No interest income on impaired loans was recorded for the years ended December 31, 1996, 1995 or 1994. If interest on non-accrual loans had been accrued, interest income would have increased by approximately $162,000, $151,000 and $199,000 for 1996, 1995 and 1994, respectively.

Mortgage loans held-for-sale, included in loans in the accompanying statements of condition at December 31, 1995 totaled $1,237,021 and are recorded at the lower of cost or market. No loans were held for sale at December 31, 1996.

Changes in the allowance for loan losses follows:

Balance, December 31, 1993                                    2,568,995
   Recoveries                                                   354,705
   Charge-offs                                                 (343,905)
                                                            -----------
Balance, December 31, 1994                                    2,579,795
   Recoveries                                                   293,434
   Charge-offs                                                 (456,817)
                                                            -----------
Balance, December 31, 1995                                    2,416,412
   Recoveries                                                   549,031
   Charge-offs                                                 (440,110)
   Provision for loan losses                                   (226,378)
                                                            -----------
Balance, December 31, 1996                                    2,298,955
                                                            -----------
                                                            -----------

At December 31, 1996, estimated maturities for gross loans are:

Less than one year:
   Fixed rate                                                29,080,863
   Variable rate                                             34,328,625
One to five years:
   Fixed rate                                                62,508,215
Greater than five years:
   Fixed rate                                                58,641,207
                                                            -----------
Subtotal                                                    184,558,910
Plus non-accrual loans                                          937,700
Plus cost recovery loans                                        226,008
                                                            -----------
Total                                                       185,722,618
                                                            -----------
                                                            -----------

Mortgage loans serviced for others by FNB of DAC are not included in the accompanying statements of condition. At December 31, 1996 and 1995 FNB of DAC serviced loans for others with unpaid principal balances of approximately $36,046,000 and $38,120,000, respectively.

NOTE 4.  FINANCING LEASES

The Bank finances equipment for certain entities under lease-purchase agreements which have been included in loans in the accompanying statements of condition. Minimum future lease payments to be received are as follows at December 31:

                                                                1996           1995
                                                            -----------    -----------
Total minimum lease payments to be received                  18,449,264     16,004,464
Less unearned income                                          2,112,036      2,089,565
                                                            -----------    -----------
Net investment in financing leases                           16,337,228     13,914,899
                                                            -----------    -----------
                                                            -----------    -----------


The following is a schedule by year of minimum future lease payments at December 31, 1996:

Years ending December 31,
1997                                                          6,535,172
1998                                                          4,828,575
1999                                                          3,143,803
2000                                                          1,899,795
2001 and thereafter                                           2,041,919
                                                            -----------
Total                                                        18,449,264
                                                            -----------
                                                            -----------


NOTE 5.  LAND, BUILDINGS AND EQUIPMENT

Major classifications of land, buildings and equipment are summarized as follows as of December 31:

                                                                1996           1995
                                                            -----------    -----------
Land                                                          1,130,386      1,130,386
Buildings                                                     8,664,718      8,198,169
Equipment and vehicles                                        4,419,970      3,825,218
Leasehold improvements                                          390,711        390,711
Furniture and fixtures                                        1,184,844      1,085,668
                                                            -----------    -----------
Subtotal                                                     15,790,629     14,630,152
Accumulated depreciation and
   amortization                                               8,834,605      8,301,950
                                                            -----------    -----------
Total                                                         6,956,024      6,328,202
                                                            -----------    -----------
                                                            -----------    -----------

Depreciation expense amounted to $728,809 in 1996, $598,230 in 1995 and $552,970 in 1994.

First National Bank of Dona Ana County
Notes to Financial Statements



NOTE 6.  DEPOSITS

At December 31, 1996, scheduled maturities of time deposits are as follows:


              1997                         71,295,984
              1998                          6,144,105
              1999                          1,217,694
              2000                              6,863
                                       --------------
              Total                        78,664,646
                                       --------------
                                       --------------

NOTE 7.  INCOME TAXES

Income tax expense is equal to income taxes currently payable or refundable plus deferred tax expense or benefit. Deferred tax expense results from changes in deferred tax assets and liabilities. Deferred tax liabilities or assets at the end of each period are determined using the current marginal income tax rate in effect. Accordingly, income tax expense increases or
decreases in the same period a change in tax rates is enacted.   Income tax
expense or benefit shown in the statements of income is composed as follows:

                                                         1996           1995           1994
                                                      -----------    -----------    -----------
Current expense:
   Federal                                              1,131,309      1,413,165      1,600,236
   State                                                  130,629        213,286        233,860
                                                      -----------    -----------    -----------
      Total current expense                             1,261,938      1,626,451      1,834,096
                                                      -----------    -----------    -----------
Deferred expense
   Federal                                                 94,952         92,556        119,821
   State                                                   18,366          8,710        (1,985)
                                                      -----------    -----------    -----------
      Total deferred expense                              113,318        101,266        117,836
                                                      -----------    -----------    -----------
Total                                                   1,375,256      1,727,717      1,951,932
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

In addition to the income tax expense which has been reported in the accompanying statements of income, the Bank recorded directly to stockholders' equity, the deferred tax effect of $22,881, $1,906,619 and $1,993,298 for the years ended December 31, 1996, 1995 and 1994, respectively, to reflect the tax effect of changes in the carrying amount of investments securities available-for-sale.

Income tax expense is different from the amount computed by applying the statutory federal income tax rate of 34% to income before income tax expense due to the following:

                                                           1996          1995           1994
                                                     ------------    -----------    -----------
Expected tax expense                                    1,788,570      2,046,298      2,263,064
Increase (decrease) in taxes resulting from:
   Tax-exempt interest                                   (623,851)      (540,063)      (616,353)
   Non-deductible municipal premiums
     and net life insurance expense                         8,847          3,835          1,965
   State income taxes, net of federal deduction            95,437        155,827        170,858
   Disallowed interest to carry municipal securities       57,588         38,061         57,510
   Other                                                   48,665         23,759         74,888
                                                      -----------     ----------     ----------
   Total                                                1,375,256      1,727,717      1,951,932
                                                      -----------     ----------     ----------
                                                      -----------     ----------     ----------

First National Bank of Dona Ana County
Notes to Financial Statements



The Bank has the following deferred tax assets and liabilities as of December 31:


                                                         1996           1995
                                                      ----------     ----------
Deferred tax assets                                      604,696        728,838
Deferred tax liabilities                                (591,757)      (579,700)
                                                      ----------     ----------
Total                                                     12,939        149,138
                                                      ----------     ----------
                                                      ----------     ----------

Valuation allowances with respect to the deferred tax assets have not been recorded because management believes that the deferred tax assets are fully realizable through expected future taxable income. The deferred tax assets or liabilities are attributable to temporary differences such as the excess of the provision for loan losses over the allowable income tax deduction, the accretion of discount on investment securities, the use of accelerated depreciation for tax purposes, write-downs on other real estate owned and unrealized losses on investment securities available-for-sale.

NOTE 8.  BORROWED FUNDS

Borrowed funds, consist of the following at December 31:

                                                       1996           1995
                                                     -----------    -----------
Treasury, tax and loan payable at a floating rate
   as determined by the Federal Reserve Bank,
   payable on demand                                   1,214,635      2,479,271

Federal Home Loan Bank borrowings ranging from
   6.02% to 6.78%, payable on demand, collateralized
   by mortgage loans                                  10,846,866      8,028,906
                                                     -----------    -----------
Total                                                 12,061,501     10,508,177
                                                     -----------    -----------
                                                     -----------    -----------

NOTE 9.  EMPLOYEE BENEFIT PLANS

Rio Grande has a qualified profit sharing plan that covers substantially all full-time employees of the Company. Contributions made to the plan by the Company totaled $263,047, $464,082 and $514,970 for 1996, 1995 and 1994,
respectively.

During 1995, Rio Grande adopted an employee retirement plan (Plan) for employees of the Company effective January 1, 1995 with contributions beginning September 1, 1995. The Plan is qualified under Section 401(k) of the Internal Revenue Code. The Company has received a favorable determination from the Internal Revenue Service as to the tax exempt treatment of the plan. Under the Plan, employees may set aside up to 10% of their salary before tax. The Company matches employee contributions 100% up to 3%, and 50% for the next 4%. For the years ended December 31, 1996 and 1995, the Company's matching contributions were $301,437 and $102,574, respectively.

Rio Grande also has a qualified Voluntary Employee Beneficiary Association
(VEBA) plan for substantially all full-time employees of the Company. Contributions by the Company to the VEBA for the years ended

First National Bank of Dona Ana County
Notes to Financial Statements



December 31, 1996, 1995 and 1994 were $241,652, $219,742 and $250,044, respectively.

During 1996, the Company adopted a non-qualified defined benefit retirement plan and an incentive plan for certain key executive officers and members of the board of directors. To establish the plans, the Company purchased single premium life insurance policies having a total face value of $17,962,000 on the lives of the participants. A death benefit for each executive has also been provided by a dollar amount as specified in each individual agreement. Benefits under the retirement benefit plan are accrued as defined in each individual agreement based on age. Benefits are accrued under the incentive plan based on the Company's return on assets for each fiscal year, as
specified in the plan document.   Net cash value life insurance recorded on
the Company's books totaled the initial premium, decreased by the policy load fees and mortality costs and increased by policy earnings.

The Company recorded the following asset, liability, income and expense under the plans in the accompanying 1996 statements of condition and statements of income as follows:

Net cash value life insurance                           6,353,152
Current accrued benefits                                  133,643
Policy earnings                                           122,576
Policy load fee and mortality cost                        144,424


NOTE 10.  COMMITMENTS AND CONTINGENT LIABILITIES

On January 23, 1997, FNB of DAC entered into a settlement agreement with the United States Department of Justice (the "Department") arising out of the Department's allegations that FNB of DAC had violated the Federal Fair Housing and Equal Credit Opportunity Acts by engaging in practices that discriminated on the basis of national origin in its mobile home mortgage lending business. FNB of DAC adamantly denies the allegations. However, to avoid costs of protracted litigation and to enable management to refocus its attention on the normal business of banking, FNB of DAC agreed to a settlement which commits them, among other things, to continue the types of lending programs, promotional activities and training that are designed to increase the level of banking services available to Hispanics. In addition to compensating identified aggrieved individuals $485,000 (which has been accrued in the accompanying December 31, 1996 financial statements as other liabilities), the Bank has agreed to (i) develop and implement uniform underwriting guidelines including utilization of a second review committee
(ii) provide a written customer assistance program and conduct outreach programs to the Hispanic community including home buyers educational seminars
(iii) provide training to officers, directors and certain employees and (iv) establish a $750,000 fund for below-market mortgage loans to qualified applicants. FNB of DAC views the efforts in (i) through (iii) above as continuations of its existing lending programs.

In the normal course of business, the Bank becomes a party to various lawsuits. When actions are deemed probable of settlement, estimated provisions for losses are provided in the financial statements. With regard to a certain action in process at December 31, 1996, discovery is ongoing and as such, neither management nor their legal counsel are able to determine the impact, if any, of the resolution of such action on the Bank's financial position or results of operations. Management intends to vigorously defend actions in process at December 31, 1996.

Further, in the normal course of conducting business, the Bank is subject to examination by various government agencies. Such examinations may result in changes to estimates made by management in these

First National Bank of Dona Ana County
Notes to Financial Statements



financial statements and other matters impacting the Bank.

Equipment rental expense amounted to $33,087 for the year ended December 31, 1996, $32,678 for the year ended December 31, 1995 and $36,954 for the year ended December 31, 1994. The Bank does not have any future obligations for such equipment rental as of December 31, 1996.

First National Bank of Dona Ana County
Notes to Financial Statements



NOTE 11.  RELATED PARTY TRANSACTIONS

At December 31, 1996, 1995 and 1994, certain officers and directors and companies in which they have 10 percent or more beneficial ownership, were indebted to the Bank in the aggregate for approximately $1.10 million, $1.23 million and $1.72 million, respectively, with underwriting and repayment terms consistent with the Bank's terms with non-related customers.

NOTE 12.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statements of condition. The contract or notional amount of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as they do for on-balance-sheet instruments. In general, the Bank requires collateral or other security to support financial instruments with credit risk.

Following are the total commitments of the Bank, stated at the contract or notional amount at December 31:

                                                  1996           1995
                                               ------------   ------------
Financial instruments whose contract
 amounts represent credit risk:
   Commitments to extend credit                  17,934,089     17,120,476
   Standby letters of credit                      3,037,463      2,188,146


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Since many of the commitments to extend credit are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. These commitments are usually unsecured.

NOTE 13.  REGULATORY REQUIREMENTS

Rio Grande and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Rio Grande and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

First National Bank of Dona Ana County
Notes to Financial Statements



The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Rio Grande and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that Rio Grande and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1996 and 1995, the most recent notifications from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Rio Grande and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed Rio Grande and the Bank's category. Actual capital amounts and ratios are presented for Rio Grande and the Bank in the following table:

                                                                                               Amount Needed
                                                                       Minimum Required   To Be Well Capitalized
                                                                          For Capital     Under Prompt Corrective
                                                      Actual          Adequacy   Purposes   Action   Provisions
                                               ------------------    --------------------  ----------------------
           December 31, 1996                    Amount     Ratio      Amount      Ratio     Amount      Ratio
                                               --------    ------     -------     ------    -------     ------
Consolidated:
Total Capital (to Risk-Weighted Assets)          47,943      20%       19,343        8%      24,179       10%
Tier I Capital (to Risk-Weighted Assets)         45,134      19%        9,672        4%      14,507        6%
Tier I Capital (to Average Assets)               45,134      12%       15,545        4%      19,431        5%

FNB of DAC:
Total Capital (to Risk-Weighted Assets)          42,189      21%       15,818        8%      19,772       10%
Tier I Capital (to Risk-Weighted Assets)         39,890      20%        7,909        4%      11,863        6%
Tier I Capital (to Average Assets)               39,890      11%       14,376        4%      17,970        5%

           December 31, 1995
Consolidated:
Total Capital (to Risk-Weighted Assets)          43,109      18%       18,573        8%      23,341       10%
Tier I Capital (to Risk-Weighted Assets)         40,413      17%        9,336        4%      14,005        6%
Tier I Capital (to Average Assets)               40,413      11%       14,767        4%      18,458        5%

FNB of DAC:
Total Capital (to Risk-Weighted Assets)          40,445      19%       16,904        8%      21,130       10%
Tier I Capital (to Risk-Weighted Assets)         38,029      18%        8,452        4%      12,678        6%
Tier I Capital (to Average Assets)               38,029      11%       13,558        4%      16,948        5%

Rio Grande is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval in accordance with the Federal Reserve Act. The Bank, as a national Bank, is also subject to dividend restrictions set forth by the Comptroller of the Currency. As of and for the years ended December 31, 1996, 1995 and 1994, management believes that Rio Grande and the Bank were in full compliance with such dividend requirements.

First National Bank of Dona Ana County
Notes to Financial Statements



NOTE 14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair values of assets and liabilities presented below are subject to the following limitations:

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, FNB of DAC has a substantial trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include mortgage loan servicing rights, deferred tax assets or liabilities, land, buildings and equipment, and financing lease assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses on investment securities can have a significant effect on fair value estimates and have not been considered in any of the estimates.

CASH AND CASH EQUIVALENTS, ACCRUED INTEREST RECEIVABLE AND PAYABLE: The carrying values of these financial instruments approximate fair values since they are either payable on demand and do not present credit concerns, or have relatively short-term maturities.

December 31,                                 1996           1995
                                        --------------  -------------
Cash and Cash Equivalents                   43,950,000     39,632,000
Accrued Interest Receivable                  3,559,000      3,262,000
Accrued Interest Payable                       763,000        697,000


INVESTMENT SECURITIES: The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not involve credit concerns. The fair value of long-term investments with straight maturity terms is estimated based on bid prices published in financial newspapers, obtained from pricing services or quoted from securities dealers. If the fair value of a security is not readily available through market sources, fair values are estimated based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued. Collateralized mortgage obligations (CMOs) and mortgage-backed securities are priced based on the yield over their current projected life provided by securities dealers.
Estimated fair value of investment securities follows:

December 31,                                1996           1995
                                        --------------  -------------
Available-for-sale                          93,228,000     86,965,000
Held-to-maturity                            15,848,000     18,689,000

First National Bank of Dona Ana County
Notes to Financial Statements



LOANS: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, installment, credit cards and other loans. Categories are further segmented by rates, maturities and payment terms. The fair value of loans, except residential mortgage and credit card loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans. For residential mortgage loans that are warehoused for possible sale in the secondary market, recent historical discount factors were used to estimate market value. Credit card loans, other floating rate loans and loans maturing in 90 days or less are valued at book value which approximates market value. Each loan category was adjusted for estimated uncollectible loans based on historical charge-off and recovery information for each loan type. Credit risk estimates are included in the fair value calculations for each loan type. Estimated fair value of loans follows as of December 31:

December 31,                                 1996            1995
                                         --------------  -------------
Commercial                                   72,294,000     60,104,000
Mortgage                                     38,788,000     31,053,000
Installment and other                        73,062,000     83,832,000
                                         --------------  -------------
Total                                       184,144,000    174,989,000
                                         --------------  -------------
                                         --------------  -------------

FINANCING LEASES: The estimated fair value of financing leases at December 31, 1996 and 1995 is $16,326,000.

DEPOSITS: The fair value of deposits with no stated maturity, such as demand, money market checking and investment (money market), NOW accounts
(NOW) and savings are valued using current market rates of short term borrowings as of December 31. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. Estimated fair value of deposits as of December 31, as follows:

December 31,                                  1996           1995
                                         --------------  -------------
Demand                                       87,402,000     75,751,000
Money market and NOW                         87,462,000     87,610,000
Savings                                      51,633,000     52,706,000
Time                                         78,757,000     65,868,000
                                         --------------  -------------
Total                                       305,254,000    281,935,000
                                         --------------  -------------
                                         --------------  -------------

BORROWED FUNDS: The fair value of debt obligations of the Bank approximate carrying value based on their floating rates and short-term maturities.

December 31, 1996                           12,062,000
December 31, 1995                           10,508,000

OFF BALANCE SHEET FINANCIAL INSTRUMENTS: The estimated fair value of such instruments, which do not have carrying values, are estimated using the fees currently charged to enter into similar agreements and are not material to the fair value of financial instruments included in the accompanying statements of condition.

First National Bank of Dona Ana County
Notes to Financial Statements



NOTE 15.  SUBSEQUENT EVENTS

The legal action in process at December 31, 1996, as discussed in Note 10, was settled on October 20, 1997. The total settlement amount was $1,855,000. The Bank was required to make payments totaling $255,000, with the remaining $1,600,000 covered by insurance. The Bank accrued for their portion of the settlement during the first three quarters of 1997.

On October 18, 1997, Rio Grande and FNB of DAC Boards entered into an agreement and plan of reorganization with First Security Corporation of Salt Lake City, Utah. Under the terms of this agreement, stockholders of Rio Grande and FNB of DAC will receive approximately 2,900,000 shares of First Security Corporation common stock in exchange for the their stock.

The agreement is subject to the approval of the stockholders of Rio Grande and FNB of DAC as well as approval of certain regulatory agencies. Management anticipates all necessary approvals will be obtained during the first quarter of 1998 with the transaction being consummated soon thereafter.

In making this decision, the Boards of Rio Grande and FNB of DAC considered many factors, after which they unanimously concluded that the merger with First Security Corporation was in the best interests of the stockholders if both Rio Grande and of FNB of DAC and unanimously recommend that all stockholders vote to approve the proposed merger agreement.

                                   APPENDIX D

                     FAIRNESS OPINION OF SOUTHARD FINANCIAL

                                             October 17, 1997

Board of Directors
Rio Grande Bancshares, Inc.
Las Cruces, New Mexico

          RE: FAIRNESS OPINION RELATIVE TO PENDING AGREEMENT OF RIO GRANDE BANCSHARES, INC., LAS CRUCES, NEW MEXICO, TO MERGE WITH AND INTO FIRST SECURITY CORPORATION, SALT LAKE CITY, UTAH.

Directors:

The Board of Directors of Rio Grande Bancshares, Inc. ("RGB" or the "Company") retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of the acquisition of RGB by First Security Corporation ("FSCO"). Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest in either RGB or FSCO. This opinion is issued based upon financial data as of September 30, 1997. This opinion is being issued prior to the execution of a "Definitive Agreement" for the merger. The analysis presented in this opinion reflects our understanding of the terms of the merger that will be in the Definitive Agreement.

APPROACH TO ASSIGNMENT

The approach to this assignment was to consider the following factors:

  / / A review of the financial performance and position of RGB and the value of its common stock;

  / / A review of the financial performance and position of FSCO and the value of its common stock;

  / /         A review of recent Bank merger transactions;

  / / A review of the current and historical market prices of bank holding companies in New Mexico and surrounding states;

  / / A review of the investment characteristics of the common stock of RGB and FSCO;

  / /         A review of the terms of merger agreement between FSCO and RGB;

  / / An evaluation of the impact of the merger on the expected return to the current shareholders of RGB; and,

  / / An evaluation of other factors as was considered necessary to render this opinion.

It is Southard Financial's understanding that the merger and resulting exchange of the stock of FSCO for the outstanding common stock of RGB constitutes a non-taxable exchange for federal income tax purposes.

DUE DILIGENCE REVIEW PROCESS

In performing this assignment, Southard Financial reviewed the documents specifically outlined in Exhibit 1 pertaining to RGB and in Exhibit 2 pertaining to FSCO.

REVIEW OF RIO GRANDE BANCSHARES, INC.

Southard Financial visited with the management of RGB, the parent company of First National Bank of Dona Ana County, and FNBCC in Las Cruces, New Mexico. Discussions included questions regarding the current and historical financial position and performance of RGB, its outlook for the future, and other pertinent factors.

REVIEW OF FIRST SECURITY CORPORATION

Southard Financial visited with the management of First Security Corporation in Salt Lake City, Utah. Discussions included questions regarding the current and historical financial position and performance of FSCO, its outlook for the future, and other pertinent factors. Southard Financial also reviewed publicly available information relative to FSCO and its stock.

MERGER DOCUMENTATION

Southard Financial reviewed the proposed merger terms with the management of RGB and with legal counsel for RGB. As indicated above, the Definitive Agreement had not been executed when this opinion was prepared. The analysis in this opinion reflects the proposed merger terms as outlined below. (See
Exhibit 3, Terms of the Agreement and Plan of Reorganization.)

Southard Financial did not independently verify the information reviewed, but relied on such information as complete and accurate in all material respects. Southard Financial did not make any independent evaluation of the assets of FSCO or RGB, but reviewed data supplied by the management of both institutions.

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed merger. The review process included considerations regarding RGB, FSCO, and the proposed merger. The major considerations are as follows:

RIO GRANDE BANCSHARES, INC.

  / /          Historical earnings;
  / /          Historical dividend payments;
  / /          Outlook for future performance, earnings, and dividends;
  / /          Economic conditions and outlook in RGB's market;
  / /          The competitive environment in RGB's market;
  / /          Comparisons with peer banks;
  / /          Potential risks in the loan and securities portfolios;
  / /          Recent minority stock transactions in RGB's common stock; and,
  / /          Other such factors as were deemed appropriate in rendering this opinion.

FIRST SECURITY CORPORATION

  / /          Historical earnings;
  / /          Historical dividend payments;
  / /          Outlook for future performance, earnings, and dividends;
  / /          Economic conditions and outlook in FSCO's market;
  / /          The competitive environment in FSCO's market;
  / /          Comparisons with peer banks;
  / /          Recent minority stock transactions in FSCO's common stock; and,
  / /          Other such factors as were deemed appropriate in rendering this opinion.

COMMON FACTORS

  / /          Historical and current bank merger pricing; and,
  / /          Current market prices for minority blocks of common stocks of regional bank holding companies in New Mexico and surrounding states.

THE PROPOSED MERGER

  / /          The terms of the Agreement and Plan of Reorganization;
  / /          The specific pricing of the merger;
  / /          Adequacy of the consideration to be paid to the shareholders of
               RGB;
  / /          The assumption that the merger will be treated as a tax-free exchange;
  / /          The impact on FSCO's capital and liquidity positions;
  / /          The historical dividend payments of FSCO and the likely impact on the dividend income of the current shareholders of RGB
               (equivalency of cash dividends);
  / /          Pro-forma combined income statements for FSCO post merger and the expected returns to RGB shareholders (equivalency of earnings yield);
  / /          The market for minority blocks of FSCO common stock; and,
  / /          Other such factors as deemed appropriate.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgment and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of RGB and FSCO. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned greater significance than any other. (More details on the analyses prepared by Southard Financial are contained in Exhibits 3-6.)

DIVIDEND YIELD ANALYSIS

In evaluating the impact of the proposed merger on the shareholders of RGB, Southard Financial reviewed the dividend paying histories of RGB and FSCO. Based upon this review, it is reasonable to expect that the shareholders of RGB, in total, will receive dividends significantly above the level currently paid by RGB, after the merger is completed (defined as post merger dividends per share times the exchange ratio). This is predicated on the assumption that FSCO will continue per share dividends at or above current levels. (see
Exhibit 4)

EARNINGS YIELD ANALYSIS

In evaluating the impact of the proposed merger on the shareholders of RGB, Southard Financial determined that, based upon an assumed proposed exchange ratio, the shareholders of RGB would have seen an increase in earnings per share (defined as post merger combined earnings per share times the assumed exchange ratio), had the merger been consummated prior to either January 1, 1996 or January 1, 1997 (see Exhibit 4).

BOOK VALUE ANALYSIS

In evaluating the impact of the proposed merger on the shareholders of RGB, Southard Financial determined that the shareholders of RGB would have experienced a negative impact on the book value of their investment had the merger been consummated. (see Exhibit 4)

ANALYSIS OF ALTERNATIVES

In evaluating the fairness of the proposed merger to the shareholders of RGB, Southard Financial reviewed with RGB management the negotiation process and other alternatives considered by RGB. Negotiations took place with FSCO over about a 60-day period before a definitive agreement was reached.

ANALYSIS OF MARKET TRANSACTIONS

Based upon the merger terms and the recent market price of FSCO common stock, RGB shareholders will receive about 191.3% of estimated December 31, 1997 book value, 21.6 times estimated 1997 earnings adjusted for non-recurring expenses, and 23.0% of assets. Based upon the review conducted by Southard Financial, and given the financial characteristics of RGB, the pricing for RGB in the merger is within the range of multiples seen in recent bank acquisitions (see Exhibits 5 and 5A).

FUNDAMENTAL ANALYSIS

Southard Financial reviewed the financial characteristics of RGB and FSCO with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard Financial compared RGB and FSCO to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council (FFIEC). Southard Financial found that the post-merger combined entity will have capital ratios and profitability ratios near those of the public peer group.

LIQUIDITY

Unlike RGB stock, FSCO shares are actively traded in the NASDAQ market, and there are currently over 25 market makers for FSCO stock. Further, except in the case of officers, directors, and certain large shareholders of RGB, FSCO shares received will be freely tradeable with no restrictions.

SUMMARY OF ANALYSES

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, but are based upon the best information available as of the date of this opinion. Southard Financial did not appraise any individual assets or liabilities of RGB or FSCO.

Throughout the due diligence process, all information provided by RGB, FSCO, and third party sources, was relied upon by Southard Financial without independent verification.

Based upon the analyses discussed above, and other analyses performed by Southard Financial, the impact of the merger on the shareholders of RGB is expected to be favorable.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the offer for the acquisition of Rio Grande Bancshares, Inc. by First Security Corporation pursuant to the Agreement and Plan of Reorganization are fair, from a financial viewpoint, to the shareholders of Rio Grande Bancshares, Inc..

Thank you for this opportunity to be of service to the shareholders of Rio Grande Bancshares, Inc.

                                             Sincerely yours,

                                             SOUTHARD FINANCIAL



                                             By:/s/Douglas K. Southard
                                                -------------------------------

                                             Douglas K. Southard, DBA, CFA, ASA

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

               The Certificate of Incorporation of First Security Corporation provides for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than permitted or allowed by Section 145). The registrant also insures its officers and directors to the full extent permitted by Section 145.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

               (a) EXHIBITS. The Registration Statement includes the following Exhibits:


EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Reorganization dated as of October 18, 1997, by and among First Security Corporation ("FSC"),
                 Rio Grande Bancshares, Inc. ("Bancorp"), First National Bank of ??? County and First National Bank of Dona Ana County ("FNBDA"). (Included as Appendix A to the Prospectus / Proxy Statement.

2.2              Amendment No. 1 to the Agreement and Plan of Reorganization.

3(1). Certificate of Incorporation, as amended (Exhibit 3.1 to FSCO's Registration Statement on Form S-4, Reg #33-30045, filed July 24, 1990, incorporated by reference).

3(2). Bylaws of FSC, as amended Jan. 29, 1996 (Exhibit 3.2 to FSCO's Annual Report on Form 10-K for the year ended Dec. 31, 1995, incorporated by reference).

4(1). No instruments defining the rights of holders of long-term debt of FSC and its subsidiaries have been included as exhibits because the total amount of indebtedness authorized under any such instrument does not exceed 10% of the total assets of FSC and its subsidiaries on a consolidated basis.

4(2). Rights Agreement between FSC and First Security Bank NA, dated Aug. 28, 1990, which includes: Exhibit A, the form of Rights Certificate and the form of Election of Exercise; Exhibit B, the form of Certificate of Designation of FSC's Junior Series B Preferred Stock, no par value per share; and Exhibit C, the Summary of Rights (Exhibit 4 to FSC's Report on Form 8-K, dated Aug. 28, 1990, filed Sept. 1, 1990, incorporated by reference).

4(3). Amendment Agreement between FSC and First Security Bank NA, dated Sept. 26, 1990, amending the Rights Agreement between the same parties dated Aug. 28, 1990, (Exhibit 1 to FSC's Amendment #1 on Form 8-A, dated Oct. 10, 1990, filed Oct. 16, 1990, amending FSC's Report on Form 8-K, dated Aug. 28, 1990, filed Sept. 1, 1990, incorporated by reference).

5. Opinion of Ray, Quinney & Nebeker as to the legality of the shares being registered.

8.               Opinion of Ray, Quinney & Nebeker re:  Tax Matters.

10(1). Amended and Restated FSC Comprehensive Management Incentive Plan (Exhibit 10.1 to FSC's Annual Report on Form 10-K for the year ended Dec. 31, 1994, incorporated by reference).

10(2). Employment Agreement between FSC and Spencer F. Eccles, dated Oct. 16, 1996 (Exhibit 10.3 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(3). Employment Agreement between FSC and Morgan J. Evans, dated Oct. 16, 1996 (Exhibit 10.4 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(4). Employment Agreement between FSC and Michael P. Caughlin, dated Oct. 16, 1996 (Exhibit 10.9 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(5). Employment Agreement between FSC and Brad D. Hardy, dated Oct. 16, 1996 (Exhibit 10.8 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(6). Employment Agreement between FSC and Mark D. Howell, dated Oct. 16, 1996 (Exhibit 10.10 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(7). Employment Agreement between FSC and J. Patrick McMurray, dated Oct. 16, 1996 (Exhibit 10.6 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(8). Employment Agreement between FSC and L. Scott Nelson, dated Oct. 16, 1996 (Exhibit 10.5 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(9). Employment Agreement between FSC and Scott C. Ulbrich, dated Oct. 16, 1996 (Exhibit 10.7 to FSC's Registration Statement on Form S-4, Reg #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(10). The form of FSC's Deferred Compensation Plan Deferral Election -- 01/01/95 -- 12/31/95 (Exhibit 10.10 to FSC's
                 Annual Report on Form 10-K for the year ended Dec. 31, 1994, incorporated by reference).

13(1). FSC's Annual Report on Form 10-K for the year ended December 31, 1996, hereby incorporated by reference [File No. 1-6906].

21. FSC's Subsidiaries (included in FSC's Annual 10-K Report for the year ended December 31, 1996 [File No. 1-6906], and incorporated by reference).

23(1).           Consent of Deloitte & Touche LLP.

23(2).           Consent of Arthur Andersen, LLP.

23(3).           Consent of Ray, Quinney & Nebeker (filed as part of
                 Exhibit 5 and Exhibit 8(1)).

23(4)            Consent of Gerrish & McCreary, P.C.

23(5)            Consent of Southard Financial.

24. Power of Attorney (included in signature pages of original filing of Registration Statement).

99.              Form of Related Proxy Materials for Shareholders' Meetings.

ITEM 22.       UNDERTAKINGS.

               FSC hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of FSC's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               FSC hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               THE UNDERTAKING AS TO INDEMNIFICATION OF OFFICERS AND DIRECTORS REQUIRED TO BE DISCLOSED BY ITEM 512(i) OF REGULATION S-K IS FOUND IN "COMPARATIVE RIGHTS OF SHAREHOLDERS--DIRECTORS--DIRECTOR LIABILITY" IN THE PROSPECTUS / PROXY STATEMENT.

               FSC hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               FSC hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the registration statement through the date of responding to the request.

               FSC hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the registration statement when it became effective.

               FSC hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
                        of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 5th day of December, 1997.


                                       FIRST SECURITY CORPORATION



                                       By: /s/ Morgan J. Evans
                                          ---------------------------------
                                          Morgan J. Evans
                                          President and Chief Operating Officer


                              POWER OF ATTORNEY

               Each person whose signature appears below hereby constitutes and appoints A. Robert Thorup, Esq. and Brad D. Hardy, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

Signature                       Title                          Date
---------                       -----                          -----

/s/ S.F. Eccles                 Chairman and Chief             December 5, 1997
--------------------            Executive Officer, Director
Spencer F. Eccles


/s/ Morgan J. Evans             President and Chief            December 5, 1997
--------------------            Operating Officer, Director
Morgan J. Evans


/s/ Scott C. Ulbrich            Executive Vice President and   December 5, 1997
--------------------            Chief Financial Officer
Scott C. Ulbrich                (Principal Financial and
                                Accounting Officer)

/s/ James C. Beardall           Director                       December 5, 1997
--------------------
James C. Beardall


                                     RS-9

/s/ Rodney H. Brady             Director                       December 5, 1997
--------------------
Rodney H. Brady

/s/ James E. Bruce              Director                       December 5, 1997
--------------------
James E. Bruce

/s/ Thomas D. Dee II            Director                       December 5, 1997
--------------------
Thomas D. Dee II

/s/ David P. Gardner            Director                       December 5, 1997
--------------------
Dr. David P. Gardner

/s/ Robert H. Garff             Director                       December 5, 1997
--------------------
Robert H. Garff

/s/ Jay Dee Harris              Director                       December 5, 1997
--------------------
Jay Dee Harris

/s/ Robert T. Heiner            Director                       December 5, 1997
--------------------
Robert T. Heiner

/s/ Karen H. Huntsman           Director                       December 5, 1997
--------------------
Karen H. Huntsman

/s/ G. Frank Joklik             Director                       December 5, 1997
--------------------
G. Frank Joklik

/s/ B.Z. Kastler                Director                       December 5, 1997
--------------------
B. Z. Kastler

/s/ Joseph G. Maloof            Director                       December 5, 1997
--------------------
Joseph G. Maloof

/s/ Scott S. Parker             Director                       December 5, 1997
--------------------
Scott S. Parker

/s/ James L. Sorenson           Director                       December 5, 1997
--------------------
James L. Sorenson

/s/ Harold J. Steele            Director                       December 5, 1997
--------------------
Harold J. Steele

/s/ James R. Wilson             Director                       December 5, 1997
--------------------
James R. Wilson

                                  EXHIBIT INDEX

Exhibit                                                                                    Sequential
 Number   Description of Exhibit                                                            Page No.
2.1       Agreement and Plan of Reorganization, dated as of October 18, 1997, by            Appendix A to
          and among First Security Corporation ("FSC"), First Security Sub              Prospectus/ Proxy
          ("FSB"), Rio Grande Bancshares, Inc. ("FNBDA"), and First National Bank               Statement
          of Dona Ana County ("FNBDA").

2.2       Amendment No. 1 to Merger Agreement                                               Appendix A to
                                                                                       Prospectus / Proxy
                                                                                                Statement

3(1)      Certificate of Incorporation, as amended (Exhibit 3.1 FSC's                                 ***
          Registration Statement on Form S-4, Reg #33-30045, filed July 24, 1990, incorporated by reference).

3(2)      Bylaws of FSC, as amended Jan. 29, 1996 (Exhibit 3.2 to FSC's Annual                        ***
          Report on Form 10-K for the year ended Dec. 31, 1995, incorporated by reference).

4(1)      No instruments defining the rights of holders of long-term debt of FSC                      ***
          and its subsidiaries have been included as exhibits because the total amount of indebtedness authorized under any such instrument does not exceed 10% of the total assets of FSC and its subsidiaries on a consolidated basis.

4(2)      Rights Agreement between FSC and First Security Bank, NA, dated Aug. 28,                    ***
          1990, which includes:  Exhibit A, the form of Rights Certificate and the form of Election of Exercise; Exhibit B, the form of Certificate of
          Designation of FSC's Junior Series B Preferred Stock, no par value per share; and Exhibit C, the Summary of Rights (Exhibit 4 to FSC's Report
          on Form 8-K, dated Aug. 28, 1990, filed Sept. 1, 1990, incorporated by reference).

4(3)      Amendment Agreement between FSC and First Security Bank, NA, dated Sept.                    ***
          26, 1990, amending the Rights Agreement between the same parties dated
          Aug. 28, 1990, (Exhibit 1 to FSC's Amendment #1 on Form 8-A, dated Oct.
          10, 1990, filed Oct. 16, 1990, amending FSC's Report on Form 8-K, dated
          Aug. 28, 1990, filed Sept. 1, 1990, incorporated by reference).

5         Opinion of Ray, Quinney & Nebeker as to the legality of the shares being                    ---
          registered.

8         Opinion of Ray, Quinney & Nebeker re:  Tax Matters.                                         ---

10(1)     Amended and Restated FSC Comprehensive Management Incentive Plan                            ***
          (Exhibit 10.1 to FSC's Annual Report on Form 10-K for the year ended
          Dec. 31, 1994, incorporated by reference).***

10(2)     Employment Agreement between FSC and Spencer F. Eccles, dated Oct. 16,                      ***
          1996 (Exhibit 10.3 to FSC's Registration Statement on Form S-4, Reg
          #333-21759, filed Feb. 13, 1997, incorporated by reference).


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10(3).    Employment Agreement between FSC and Morgan J. Evans, dated Oct. 16,                        ***
          1996 (Exhibit 10.4 to FSC's Registration Statement on Form S-4, Reg
          #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(4).    Employment Agreement between FSC and Michael P. Caughlin, dated Oct. 16,                    ***
          1996 (Exhibit 10.9 to FSC's Registration Statement on Form S-4, Reg
          #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(5).    Employment Agreement between FSC and Brad D. Hardy, dated Oct. 16, 1996                     ***
          (Exhibit 10.8 to FSC's Registration Statement on Form S-4, Reg #333-
          21759, filed Feb. 13, 1997, incorporated by reference).

10(6).    Employment Agreement between FSC and Mark D. Howell, dated Oct. 16, 1996                    ***
          (Exhibit 10.10 to FSC's Registration Statement on Form S-4, Reg #333-
          21759, filed Feb. 13, 1997, incorporated by reference).

10(7).    Employment Agreement between FSC and J. Patrick McMurray, dated Oct. 16,                    ***
          1996 (Exhibit 10.6 to FSC's Registration Statement on Form S-4, Reg
          #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(8).    Employment Agreement between FSC and L. Scott Nelson, dated Oct. 16,                        ***
          1996 (Exhibit 10.5 to FSC's Registration Statement on Form S-4, Reg
          #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(9).    Employment Agreement between FSC and Scott C. Ulbrich, dated Oct. 16,                       ***
          1996 (Exhibit 10.7 to FSC's Registration Statement on Form S-4, Reg
          #333-21759, filed Feb. 13, 1997, incorporated by reference).

10(10)    The form of FSC's Deferred Compensation Plan Deferral Election --                           ***
          01/01/95 - 12/31/95 (Exhibit 10.10 to FSC's Annual Report on Form 10-K
          for the year ended Dec. 31, 1994, incorporated by reference).

13(1).    FSC's Annual Report on Form 10-K for year ended December 31, 1996                           ***
          (incorporated by reference) [File No. 1-6906].

21.       FSC's Subsidiaries (included in FSC's Annual Report on Form 10-K for the                    ***
          year ended December 31, 1996  [File No. 1-6906], and incorporated by reference therefrom).

23(1).    Consent of Deloitte & Touche LLP.                                                           ---

23(2)     Consent of Arthur Andersen LLP.                                                             ---

23(3)     Consent of Ray, Quinney & Nebeker (filed as part of Exhibit 5 and                           ***
          Exhibit 8(1)).

23(4)     Consent of Gerrish & McCreary.                                                              ---


                                     RS-13

23(5)        Consent of Southard Financial.

24           Power of Attorney (included in signature pages of original filing of                     ***
             Registration Statement).

99           Form of Notice and Proxy Designation and Instruction Card for                            ---
             Shareholders Meetings.


-----------------
***Incorporated by reference.



                                    RS-14